UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Chord Energy Corporation

(Name of Registrant as Specified in Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1001 Fannin Street, Suite 1500

Houston, Texas 77002

April 9, 2024

PROPOSED ARRANGEMENT – YOUR VOTE IS VERY IMPORTANT

Dear Stockholders,

I am pleased to inform you that Chord Energy Corporation, a Delaware corporation (“Chord”), Spark Acquisition ULC, an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada and a wholly owned subsidiary of Chord (“Canadian Sub”), and Enerplus Corporation, a corporation existing under the laws of the Province of Alberta, Canada (“Enerplus”), have agreed to a strategic business combination transaction whereby Chord (through Canadian Sub) will acquire all of the issued and outstanding Enerplus common shares (each, an “Enerplus common share”) pursuant to a plan of arrangement (as defined below) (the “arrangement”) with Enerplus becoming a wholly-owned subsidiary of Chord. Upon completion of the arrangement, Enerplus shareholders will receive 0.10125 of a share of Chord common stock, par value $0.01 per share (“Chord common stock”), and $1.84 in cash, in exchange for each Enerplus common share held (other than Enerplus common shares held by dissenting Enerplus shareholders), subject to adjustment if applicable, pursuant to the terms of an arrangement agreement entered into by Chord, Canadian Sub and Enerplus on February 21, 2024 (as may be amended from time to time, the “arrangement agreement”).

The arrangement will be implemented by way of a Canadian plan of arrangement (the “plan of arrangement”) in accordance with the Business Corporations Act (Alberta) and is subject to the approval by the Court of King’s Bench of Alberta (the “Court”), Chord stockholders and Enerplus shareholders and regulatory approvals in Canada and the U.S. and certain other customary conditions precedent. Upon completion of the arrangement, it is expected that Chord stockholders will own approximately 67% and Enerplus shareholders will own approximately 33% of the combined company on a fully diluted basis.

We are sending you the accompanying proxy statement to cordially invite you to attend a special meeting of the stockholders of Chord (the “special meeting”), which will be held entirely online at the following website: www.virtualshareholdermeeting.com/CHRD2024SM, at 9:00 AM, Central Time, on May 14, 2024, or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with the arrangement:

(a)	Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of shares of Chord common stock to Enerplus shareholders in connection with the arrangement (the “stock issuance proposal”);

(b)

Proposal No. 2 – The Charter Amendment Proposal – to approve the amendment to the Amended and Restated Certificate of Incorporation of Chord, as amended (the “Charter Amendment”), to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares (the “charter amendment proposal”); and

(b)

Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

After careful consideration, the Chord board of directors has unanimously determined that it is advisable and in the best interests of Chord and its stockholders to consummate the arrangement with Enerplus as contemplated by the arrangement agreement and adopt the Charter Amendment, conditioned upon the closing of the arrangement (the “Closing”). The Chord board of directors unanimously recommends that you vote “FOR” each of the proposals described above.

The accompanying proxy statement provides you with information about the arrangement, the Charter Amendment and the special meeting. Chord encourages you to read the proxy statement carefully and in its entirety, including the arrangement agreement and the Charter Amendment, which are attached thereto as Annex A and Annex B, respectively. Before deciding how to vote, you should consider the risk factors discussed in the “Risk Factors” section of the proxy statement. You may also obtain more information about Chord and Enerplus from the documents each of them has filed with the Securities and Exchange Commission (the “SEC”) as described under the “Where You Can Find More Information” section of the proxy statement.

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

The arrangement cannot be completed unless the stock issuance proposal is approved. Approval of the stock issuance proposal and the adjournment proposal requires the affirmative vote of a majority of the voting power of shares of Chord common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. Approval of the charter amendment proposal is not a condition to consummating the arrangement, however, adoption of the Charter Amendment is conditioned upon the Closing. Approval of the charter amendment proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Chord common stock entitled to vote. An abstention from voting at the special meeting will have the same effect as a vote “AGAINST” the stock issuance proposal, the charter amendment proposal and the adjournment proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. The failure of a Chord stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal and the adjournment proposal and will have the same effect as a vote “AGAINST” the charter amendment proposal. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the stock issuance proposal and the adjournment proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on any proposal for which they do not receive instructions from their customers (this is referred to in this context as a “broker non-vote”). Therefore, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the stock issuance proposal and the adjournment proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the stock issuance proposal and the adjournment proposal. Because the charter amendment proposal is considered a “routine” proposal, brokers, banks, and other nominees have discretionary authority to vote on the charter amendment proposal. Accordingly, we do not expect broker non-votes in connection with the charter amendment proposal.

Whether or not you plan to attend the special meeting in person (online), you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described above. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.

I strongly support the proposed arrangement of Chord with Enerplus and the Charter Amendment and join with our board of directors in unanimously recommending that you vote “FOR” each of the proposals described in this proxy statement.

Thank you for your continued support of Chord.

By Order of the Board of Directors, Daniel E. Brown Chief Executive Officer April 9, 2024

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ARRANGEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE ARRANGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THE ARRANGEMENT AGREEMENT, INCLUDING THE ARRANGEMENT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated April 9, 2024 and, together with the enclosed form of proxy card, is first being mailed or otherwise distributed to stockholders of Chord on or about April 10, 2024.

1001 Fannin Street, Suite 1500

Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May 14, 2024

A special meeting (“special meeting”) of stockholders of Chord Energy Corporation, a Delaware corporation (“Chord”), will be held entirely online at the following website: www.virtualshareholdermeeting.com/CHRD2024SM, at 9:00 AM, Central Time, on May 14, 2024, or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with a strategic business combination transaction (the “arrangement”) pursuant to an arrangement agreement entered into by Chord, Spark Acquisition ULC, an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada and a wholly owned subsidiary of Chord (“Canadian Sub”), and Enerplus Corporation, a corporation existing under the laws of the Province of Alberta, Canada (“Enerplus”), on February 21, 2024 (as may be amended from time to time, the “arrangement agreement”), whereby Chord (through Canadian Sub) will acquire all of the issued and outstanding Enerplus common shares with Enerplus becoming a wholly-owned subsidiary of Chord:

•

Proposal No. 1 – The Stock Issuance Proposal – to consider and vote on the proposal to approve the issuance of shares of Chord common stock to Enerplus shareholders in connection with the arrangement (the “stock issuance proposal”);

•

Proposal No. 2 – The Charter Amendment Proposal – to consider and vote on the proposal to approve the amendment to the Amended and Restated Certificate of Incorporation of Chord, as amended (the “Charter Amendment”), to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares (the “charter amendment proposal”); and

•

Proposal No. 3 – The Adjournment Proposal – to consider and vote on the proposal, to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

The Chord board of directors unanimously recommends that you vote “FOR” each of the proposals described above.

The accompanying proxy statement provides you with information about the arrangement agreement, the plan of arrangement, the arrangement, the Charter Amendment and the special meeting. Chord encourages you to read the proxy statement carefully and in its entirety, including the arrangement agreement and the Charter Amendment, which are attached as Annex A and Annex B, respectively.

Record Date: April 8, 2024. Only stockholders of record as of the record date are entitled to receive notice of and to vote in person (online) or by proxy at the special meeting and any adjournment or postponement of the special meeting.

The proxy statement is dated April 9, 2024, and is first being mailed to our stockholders on or about April 10, 2024.

All stockholders are cordially invited to attend the special meeting in person (online) or by proxy. It is important that your shares be represented at the special meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Chord reduce postage and proxy tabulation costs.

Your vote is important. The arrangement cannot be completed unless the stock issuance proposal is approved. Approval of the stock issuance proposal and adjournment proposal requires the affirmative vote of a majority of the voting power of shares of Chord common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. Approval of the charter amendment proposal is not a condition to consummating the arrangement, however, adoption of the Charter Amendment is conditioned upon the Closing. Approval of the charter amendment proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Chord common stock entitled to vote. Whether or not you plan to attend the special meeting in person (online) or by proxy, please vote as soon as possible to ensure that your shares are represented and voted at the special meeting.

By Order of the Board of Directors,

Shannon B. Kinney
Corporate Secretary
April 9, 2024

IMPORTANT VOTING INSTRUCTIONS

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON (ONLINE), CHORD URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) VIA THE INTERNET OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.

Chord urges you to read the proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes carefully and in their entirety.

If you are a Chord stockholder and have any questions concerning the arrangement or the proxy statement, would like additional copies of the proxy statement, need to obtain proxy cards or need help voting, please contact Chord’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Banks, Brokerage Firms and Stockholders, please call toll free: (855) 973-0090

Email: chrd@allianceadvisors.com

To receive timely delivery of requested documents, you should make your request to Alliance Advisors, LLC no later than ten days in advance of the special meeting. You will not be charged for any of the documents that you will request.

For additional information about documents incorporated by reference into the accompanying proxy statement, please see the “Where You Can Find More Information” section of this proxy statement.

i

ii

CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Chord,” “we,” “us” or “our” refer to Chord Energy Corporation, a Delaware corporation. References to “$” refer to the lawful currency of the United States of America; and “C$,” to the lawful currency of Canada.

In this proxy statement, unless otherwise stated or the context otherwise requires:

•	“ABCA” means the Business Corporations Act (Alberta);

•

“acquisition proposal” has the meaning set forth under the “The Arrangement Agreement and the Plan of Arrangement—Non-Solicitation of Alternative Transactions and Change in Recommendation” section of this proxy statement;

•

“additional dividend” means an additional dividend (other than regular quarterly dividends not exceeding $0.065 per Enerplus common share or stock dividends or dividends payable in other securities to Enerplus) that may be declared by Enerplus to the Enerplus shareholders in an amount (if there is any such positive amount) equal to, on a per share basis, (a) the product of (i) the aggregate amount of cash dividends declared by Chord per share of Chord common stock with a record date after the record date of the Chord 2024 first quarter dividends but prior to the effective time multiplied by (ii) the share exchange ratio of 0.10125, minus (b) the aggregate amount of cash dividends declared by Enerplus per Enerplus common share with a record date after the record date of the Enerplus 2024 first quarter dividend but prior to the effective time;

•

“adjournment proposal” means the proposal to Chord stockholders to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal;

•

“adverse recommendation change” with respect to each of Chord and Enerplus, has the meaning set forth under the “The Arrangement Agreement and the Plan of Arrangement—Non-Solicitation of Alternative Transactions and Change in Recommendation” section of this proxy statement;

•

“arrangement” means the arrangement of Enerplus under Section 193 of the ABCA on the terms and subject to the conditions set out in the plan of arrangement, subject to any amendments or variations thereto made in accordance with the terms of the arrangement agreement and the plan of arrangement, and the other transactions contemplated by the arrangement agreement and the plan of arrangement;

•	“arrangement agreement” means that certain arrangement agreement, dated February 21, 2024, among Chord, Canadian Sub and Enerplus, a copy of which is attached to this proxy statement as Annex A;

•	“arrangement resolution” means the special resolution of Enerplus shareholders approving the arrangement;

•	“Canadian Sub” means Spark Acquisition ULC, an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada and a wholly owned subsidiary of Chord;

•

“cash consideration” means $1.84 in cash to be paid to Enerplus shareholders, in exchange for each Enerplus common share, as consideration pursuant to the arrangement, subject to adjustment pursuant to the arrangement agreement, as applicable;

•

“Charter Amendment” means the amendment to the Chord Certificate of Incorporation to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares, a copy of which is attached to this proxy statement as Annex B;

•	“charter amendment proposal” means the proposal to Chord stockholders to approve the Charter Amendment;

•	“Chord” or the “Company” means Chord Energy Corporation, a Delaware corporation;

•	“Chord Bylaws” means the Fourth Amended and Restated Bylaws of Chord, dated February 24, 2023, as the same may have been amended, supplemented or modified from time to time;

•

“Chord Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Chord, dated November 19, 2020, as amended by the Certificate of First Amendment, dated July 1, 2022, as the same may have been amended, supplemented or modified from time to time;

•	“Chord common stock” means common stock of Chord, par value of $0.01 per share;

•	“Chord stockholders” means holders of Chord common stock;

•	“Citi” means Citigroup Global Markets Inc., as financial advisor to Chord in connection with the arrangement;

•	“Closing” means the closing of the arrangement;

•	“combined company” means Chord after the consummation of the arrangement;

•	“consideration” means, collectively, the cash consideration and the stock consideration;

•	“Court” means the Court of King’s Bench of Alberta;

•	“DGCL” means Delaware General Corporation Law;

•	“effective date” means the date upon which the arrangement becomes effective, as provided in the plan of arrangement;

•	“effective time” means the time on the effective date that the arrangement becomes effective, as provided in the plan of arrangement;

•	“Enerplus” means Enerplus Corporation, a corporation existing under the laws of the ABCA;

•	“Enerplus common shares” means the common shares in the capital of Enerplus;

•	“Enerplus shareholders” means the holders of Enerplus common shares;

•	“Exchange Act” means Securities Exchange Act of 1934, as amended;

•

“exchange ratio” means, for each Enerplus common share (other than Enerplus common shares held by dissenting Enerplus shareholders), 0.10125 of a share of Chord common stock and $1.84 in cash, subject to adjustment pursuant to the arrangement agreement, if applicable;

•	“final order” means the final order of the Court approving the arrangement;

•

“governmental entity” means any supranational, national, provincial, tribal authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi-governmental, self-regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority;

•

“intervening event” has the meaning set forth under the “The Arrangement Agreement and the Plan of Arrangement—Non-Solicitation of Alternative Transactions and Change in Recommendation” section of this proxy statement;

•	“interim order” means the interim order of the Court with respect to the arrangement;

•	“material adverse effect” has the meaning set forth under the “The Arrangement Agreement and the Plan of Arrangement – Representations and Warranties” section of this proxy statement;

•	“Nasdaq” means the Nasdaq Global Select Market;

•	“NYSE” means The New York Stock Exchange;

•

“plan of arrangement” means that certain plan of arrangement implementing the arrangement, the form of which is attached as Exhibit B to the arrangement agreement, and any amendments or variations thereto made in accordance with the arrangement agreement and the plan of arrangement;

•	“record date” means the close of business on April 8, 2024;

•	“Regulatory Approvals” means, collectively, approvals under the HSR Act and the Investment Canada Act;

•	“SEC” means the United States Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•

“special meeting” means the special meeting of Chord stockholders organized for the purpose of considering and voting on the stock issuance proposal, the charter amendment proposal and, if necessary, the adjournment proposal, including any adjournment or postponement thereof;

•	“stock consideration” means the 0.10125 of a share of Chord common stock to be issued to Enerplus shareholders, in accordance with the exchange ratio, as consideration pursuant to the arrangement;

•	“stock issuance proposal” means the proposal to Chord stockholders to approve the issuance of shares of Chord common stock to Enerplus shareholders in connection with the arrangement;

•

“superior proposal” has the meaning set forth under the “The Arrangement Agreement and the Plan of Arrangement—Non-Solicitation of Alternative Transactions and Change in Recommendation” section of this proxy statement;

•

“termination date” means February 21, 2025 (which date, if any of the Regulatory Approvals have not been obtained and all other conditions to the Closing have been satisfied or waived on such date, will be automatically extended to August 21, 2025);

•	“TSX” means the Toronto Stock Exchange; and

•	“U.S. GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference into this proxy statement, include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this proxy statement, including those that address activities, events, or developments that Chord expects, believes, or anticipates will or may occur in the future, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the arrangement, the expected timetable for completing the arrangement, the results, effects, benefits and synergies of the arrangement, integration and transition plans, synergies, opportunities, and anticipated future performance and any other statements regarding Chord’s future expectations, beliefs, plans, objectives, financial conditions, assumptions, or future events or performance that are not historical facts. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “should,” “could,” “would,” “may,” “might,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “future,” “assume,” “forecast,” “focus,” “target,” “continue,” or the negative of such terms or other variations thereof and the words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

Chord cautions investors that any forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside of Chord’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this proxy statement. Investors are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include the following:

•	the arrangement agreement may be terminated in accordance with its terms and the arrangement may not be completed;

•	Chord stockholders may not approve the stock issuance proposal;

•	Enerplus shareholders may not approve the arrangement resolution;

•	the parties may not be able to satisfy the conditions to the completion of the arrangement in a timely manner or at all;

•	the arrangement may not be accretive, and may be dilutive, to Chord’s earnings per share, which may negatively affect the market price of Chord common stock;

•	Chord and Enerplus may incur significant transaction and other costs in connection with the arrangement in excess of those anticipated by Chord or Enerplus;

•	the combined company may fail to realize anticipated synergies or other benefits expected from the arrangement in the timeframe expected or at all;

•

the unaudited pro forma condensed combined financial statements and other financial forecasts contained in this proxy statement may not be necessarily predictive of the combined company’s actual results of operations or financial condition following Closing;

•	the ultimate timing, outcome, and results of integrating the operations of Chord and Enerplus;

•

the arrangement and the announcement, pendency and/or completion thereof could have an adverse effect on the business, financial results and operations or employee or business relationships of Chord and Enerplus;

•	the risk related to disruption of management time from ongoing business operations due to the arrangement;

•	the arrangement may disrupt current plans and operations that may harm Chord’s or Enerplus’ respective businesses;

•	the effects of the business combination of Chord and Enerplus, including the combined company’s future financial condition, results of operations, strategy, and plans;

•	changes in capital markets and the ability of the combined company to finance operations in the manner expected;

•	Regulatory Approvals of the transaction;

•	any litigation relating to the arrangement;

•

risks to Chord’s and Enerplus’ operating results and business generally, including the volatility of oil and natural gas prices and the uncertainty of estimates of oil and natural gas reserves, and the other risks, contingencies and uncertainties applicable to Chord and Enerplus disclosed in Chord’s and Enerplus’ filings with the SEC incorporated herein by reference;

•	Enerplus may have liabilities that are not known to Chord;

•	the uncertainty of the value of the stock consideration due to the fixed exchange ratio and potential fluctuation in the market price of Chord common stock;

•	the arrangement agreement contains restrictions on Chord’s ability to pursue alternative transactions during the pendency of the arrangement without Enerplus consent;

•

if the arrangement is terminated under certain circumstances Chord may be obligated to pay a termination fee to Enerplus, the cost of which could require Chord to draw on its credit facilities or use cash on hand that would have otherwise been available for operations, distributions or other general corporate purposes; and

•

failure to complete the arrangement could have a negative impact on the price of Chord common stock and have a material adverse effect on Chord’s results of operations, cash flows and financial position.

The foregoing list of factors is not exhaustive. For further discussion of these and other risks, contingencies, and uncertainties applicable to Chord, please see “Risk Factors” in this proxy statement as well as Chord’s other filings with the SEC incorporated herein by reference. Please see “Where You Can Find More Information” for more information about the SEC filings incorporated by reference into this proxy statement.

All subsequent written or oral forward-looking statements attributable to Chord or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained in this section. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Chord does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the arrangement and other matters being considered at the special meeting. The following questions and answers do not include all the information that is important to our stockholders with respect to the arrangement. We urge our stockholders to carefully read this entire proxy statement, including its annexes and other documents incorporated by reference into this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

Chord has agreed to acquire Enerplus pursuant to the terms and conditions of the arrangement agreement and the plan of arrangement that are described in this proxy statement. If completed, the arrangement will result in Canadian Sub, a wholly-owned subsidiary of Chord, acquiring all of the issued and outstanding Enerplus common shares in exchange for newly issued shares of Chord common stock and cash pursuant to the plan of arrangement. As a result, Enerplus will become a wholly-owned subsidiary of Chord. Chord common stock representing approximately 49% of Chord’s outstanding common stock will be issued to Enerplus shareholders in the arrangement. Immediately after the completion of the arrangement, it is expected that Chord’s former stockholders will own approximately 67% and Enerplus shareholders will own approximately 33% of the combined company on a fully diluted basis. A portion of the consideration to Enerplus shareholders will be paid in cash; based on the number of outstanding Enerplus common shares as of March 15, 2024, the aggregate cash consideration to be paid to Enerplus shareholders is estimated to be approximately $376 million. A copy of the arrangement agreement is attached to this proxy statement as Annex A.

You are receiving this proxy statement because you have been identified as a holder of Chord common stock on the record date. This proxy statement is being used to solicit proxies on behalf of the Chord board of directors for the special meeting to obtain the required approval of Chord stockholders. This proxy statement contains important information about the arrangement and related transactions, the Charter Amendment and the special meeting, and you should read it carefully.

In order to complete the arrangement, Chord stockholders must approve the issuance of Chord common stock, Enerplus shareholders must approve the arrangement, Enerplus must obtain a final order from the Court approving the arrangement and all other conditions to the arrangement, including receipt of certain Regulatory Approvals, must be satisfied or waived. Enerplus will hold a separate shareholder meeting to obtain the required approval of its shareholders.

Q:	What will I receive under the arrangement?

A:

Chord stockholders will not receive any consideration in the arrangement. Chord stockholders will continue to own their existing shares of Chord common stock after the arrangement. Immediately after the completion of the arrangement, it is expected that Chord stockholders will own approximately 67% and Enerplus shareholders will own approximately 33% of the combined company on a fully diluted basis.

Q:	When and where is the special meeting?

A:	The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CHRD2024SM, on May 14, 2024 at 9:00 AM, Central Time.

Q:	How do I attend the special meeting?

A:

Chord stockholders will only be able to attend the Chord special meeting virtually via live audio webcast, which can be accessed by visiting www.virtualshareholdermeeting.com/CHRD2024SM. A Chord stockholder may participate, vote and examine Chord’s stockholder list at the Chord special meeting by visiting www.virtualshareholdermeeting.com/CHRD2024SM and using the control number found on such stockholder’s proxy card or in the instructions that accompanied your proxy materials. For additional information on attending the special meeting, please see “Special Meeting.”

Q:	What will the Chord stockholders be asked to vote on at the special meeting?

A:	At the special meeting, Chord stockholders will be asked to consider and vote on the following proposals:

1.	Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of shares of Chord common stock to Enerplus shareholders in connection with the arrangement;

2.	Proposal No. 2 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares; and

3.

Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

Q: What will the Enerplus shareholders be asked to vote on?

A:

Enerplus shareholders will not be asked to vote on any of the proposals to be considered and voted upon at the special meeting. Rather, pursuant to the arrangement agreement, Enerplus shareholders will be asked to vote on the arrangement resolution at the Enerplus shareholder meeting.

The Enerplus shareholder meeting is expected to be held on May 24, 2024. Among other things, the Closing is conditional on the approval of the arrangement resolution by the affirmative vote of at least two-thirds of the votes cast on the arrangement resolution by Enerplus shareholders present in person (online) or represented by proxy and entitled to vote at the Enerplus shareholder meeting.

Q:	Who is eligible to vote at the special meeting?

A:	Holders of Chord common stock as of the record date are eligible to vote at the special meeting.

Q:	How many votes do Chord stockholders have?

A:	Holders of Chord common stock are entitled to cast one vote on each proposal properly brought before the special meeting for each share of Chord common stock that such holder owned at the record date.

Q:	What constitutes a quorum for the special meeting?

A:

The holders of a majority of the shares of Chord common stock issued and outstanding and entitled to vote at the special meeting must be present in person (online) or represented by proxy in order to constitute a quorum for all matters to come before the special meeting. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the share issuance proposal and the adjournment proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on any proposal for which they do not receive instructions from their customers (this is referred to in this context as a “broker non-vote”). Therefore, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the stock issuance proposal and the adjournment proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the stock issuance proposal and the adjournment proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal, but will not be voted with respect to the other proposal. Because the charter amendment proposal is considered a “routine” proposal, brokers, banks and other nominees have discretionary authority to vote on the charter amendment proposal. Accordingly, we do not expect broker non-votes in connection with the charter amendment proposal.

If a quorum is not present at the special meeting, Chord’s chair of the board of directors, or the person presiding as chairman of the special meeting, may adjourn the special meeting to continue to solicit proxies. Regardless of whether a quorum is present at the special meeting, Chord’s chair of the board or the person presiding as chairman of the special meeting may adjourn the special meeting to a later date, without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Chord will provide notice of the adjourned special meeting to each Chord stockholder of record entitled to vote at that special meeting scheduled to a later date.

Q:	What vote by the Chord stockholders is required to approve the stock issuance proposal?

A:

Pursuant to the Nasdaq Listing Rule 5635(a) and the Chord Bylaws, approval of the stock issuance proposal will require the affirmative vote of a majority of the voting power of shares of Chord common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting.

Q:	What vote by the Chord stockholders is required to approve the charter amendment proposal?

A:

Pursuant to the Chord Certificate of Incorporation, approval of the charter amendment proposal will require the affirmative vote of a majority of the voting power of shares of Chord common stock entitled to vote thereon at the special meeting.

Q:	Why is my vote important?

A:

In order to complete the arrangement, Chord stockholders must approve the stock issuance proposal. Approval of the charter amendment proposal is not a condition to consummating the arrangement, however, adoption of the Charter Amendment is conditioned upon the Closing. An abstention from voting at the special meeting will have the same effect as a vote “AGAINST” the stock issuance proposal and the charter amendment proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. The failure of a Chord stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal and will have the same effect as a vote “AGAINST” the charter amendment proposal. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the stock issuance proposal and the adjournment proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on the stock issuance proposal and the adjournment proposal with a broker non-vote. Therefore, if you fail to provide your banks, broker or other nominee with any instructions regarding how to vote your shares with respect to the stock issuance proposal and the adjournment proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the stock issuance proposal and the adjournment proposal. Because the charter amendment proposal is considered a “routine” proposal, brokers, banks, and other nominees have discretionary authority to vote on the charter amendment proposal. Accordingly, we do not expect broker non-votes in connection with the charter amendment proposal.

Q:	Why am I being asked to consider and vote on the stock issuance proposal?

A:

As Chord common stock is listed for trading on the Nasdaq, issuances of shares of Chord common stock are subject to the Nasdaq Listing Rules. Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of stock or assets of another company that would result in (i) the issuance, or potential issuance, of shares of common stock (including upon the conversion or exercise of securities into common stock) (a) having voting power equal to or in excess of 20% of the voting power of the common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock or (b) in excess of 20% of the number of shares of common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock. The number of shares of Chord common stock to be issued to Enerplus shareholders as consideration for the arrangement will exceed 20% of the number of shares of Chord common stock outstanding before the issuance. Therefore, under Nasdaq Listing Rule 5635(a), stockholder approval of the stock issuance proposal is required.

Q:	Why am I being asked to consider and vote on the charter amendment proposal?

A:

Given that the stock consideration would result in the issuance of a significant number of shares of Chord common stock, the Chord board of directors believes that the increased number of authorized shares of Chord common stock contemplated by the charter amendment proposal is important to the combined company in order for additional shares to be available for issuance from time to time if needed for such corporate purposes as may be determined by the Chord board of directors, without further action or authorization by Chord stockholders (except as required by applicable law or Nasdaq rules). The additional 120,000,000 shares of common stock authorized would be a part of the existing class of Chord common stock and, if issued, would have the same rights and privileges as the shares of Chord common stock presently issued and outstanding.

Q:	Will the newly issued shares of Chord common stock be traded on an exchange?

A:

It is a condition to the completion of the arrangement that the shares of Chord common stock to be issued to Enerplus shareholders in exchange for their Enerplus common shares pursuant to the arrangement be approved for listing on the Nasdaq, subject to official notice of issuance. Accordingly, Chord has agreed to use reasonable best efforts to obtain approval of the listing of the stock consideration for trading on the Nasdaq. Chord will provide the required notice to the Nasdaq of the listing of the shares of Chord common stock to be issued in connection with the arrangement prior to the Closing.

Q:	What are Chord’s reasons for proposing the arrangement and entering into the arrangement agreement?

A:

The Chord board of directors concluded that the arrangement provides significant potential benefits to Chord, including, among other things, a material increase in Chord’s scale and meaningful increase in Chord’s total inventory, strong free cash flow and attractive reinvestment rates and increased financial strength and flexibility, that outweigh the uncertainties, risks and potentially negative factors relevant to the arrangement. For a more detailed discussion of the reasoning of the Chord board of directors, see “The Arrangement—Chord’s Reasons for the Arrangement” and “The Arrangement—Recommendations of the Chord Board of Directors” sections of this proxy statement.

Q:	What is an arrangement?

A:

An arrangement is a statutory procedure under Canadian corporate law that allows companies to carry out transactions upon receiving shareholder and court approval that then becomes binding on all other shareholders by operation of law. The arrangement that is being proposed by Enerplus, a corporation existing under the ABCA, will allow Canadian Sub, a wholly-owned subsidiary of Chord, to acquire all of the outstanding Enerplus common shares pursuant to a plan of arrangement under the ABCA in exchange for applicable stock consideration and cash consideration.

Q:	How does the Chord board of directors recommend that I vote?

A:	The Chord board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the special meeting.

Q:	What do I need to do now?

A:

After you have carefully read and considered the information contained in or incorporated by reference into this proxy statement, please submit your proxy in accordance with the instructions set forth on the applicable enclosed proxy card, or complete, sign, date, and return the applicable enclosed proxy card in the self-addressed, stamped envelope provided as soon as possible so that your shares will be represented and voted at the special meeting. For additional information on voting procedures, please see “The Special Meeting.”

Q:	How do I vote?

A:

You may vote by any of the four methods listed below. If your Chord common stock is held in “street name” by your bank, broker or other nominee, please see “How do I vote if my Chord common stock is held in “street name” by my bank, broker or other nominee?” below.

 Internet. You may vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Chord stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 13, 2024.

 Telephone. You may vote by telephone by following the instructions that accompanied your proxy materials. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Chord stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 13, 2024.

 Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Chord board of directors. If mailed, your completed and signed proxy card must be received by May 13, 2024.

 Meeting. You may attend and vote electronically at the special meeting.

The Chord board of directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most Chord stockholders to attend and vote at the special meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the special meeting if you later decide to attend in person (online).

Q:	How do I vote if my Chord common stock is held in street name by my bank, broker or other nominee?

A:

If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.

Q:	Who will count the votes?

A:	The votes at the special meeting will be tabulated and certified by the inspector of elections appointed by the Chord board of directors.

Q:	What should I do if I receive more than one set of materials?

A:

You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Chord common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.

Q:	What happens if I sell my shares of Chord common stock before the special meeting?

A:

The record date for Chord stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Chord common stock after the record date, but before the date of the special meeting, you will retain your right to vote at the special meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sold your shares after the record date you are encouraged to still vote the shares you owned on the record date.

Q:	Do any of the officers or directors of Chord have interests in the arrangement that may differ from or be in addition to my interests as a Chord stockholder?

A:

In considering the recommendation of the Chord board of directors that Chord stockholders vote to approve the stock issuance proposal, the charter amendment proposal and the adjournment proposal, Chord stockholders should be aware that, aside from their interests as Chord stockholders, Chord’s directors and executive officers have interests in the arrangement that may be different from, or in addition to, the interests of Chord stockholders generally. These interests are described in more detail in the section entitled “The Arrangement — Interests of Chord Directors and Executive Officers in the Arrangement.” The Chord board of directors was aware of and considered these potential interests, among other matters, in evaluating and negotiating the arrangement agreement and the arrangement, in approving the arrangement and in recommending the approval of the stock issuance proposal, the charter amendment proposal and the adjournment proposal. See “The Arrangement — Background of the Arrangement,” “The Arrangement — Recommendation of the Chord Board of Directors” and “The Arrangement — Chord’s Reasons for the Arrangement.”

Q:	May I vote at the special meeting?

A:

Yes. If you are a Chord stockholder of record on the record date, you may attend the special meeting and vote your shares electronically, in lieu of submitting your proxy by internet, by telephone, or by completing, signing, dating, and returning the enclosed proxy card. Please note that attendance alone at the special meeting will not cause the voting of your shares; you must affirmatively vote the proxy card or meeting ballot provided.

If you are a beneficial owner of shares of Chord common stock, you are also invited to attend the special meeting. However, because you are not the Chord stockholder of record, you may not vote your shares in person (online) at the special meeting unless you request and obtain a “legal proxy” issued in your own name from your bank, broker or other nominee.

If you appoint a non-management proxy holder, please make sure he or she is aware and ensure he or she will attend and submit a vote on your behalf at the special meeting, with the proper authority from you, for your vote to count.

Q:	How can I change or revoke my vote?

A:

You may revoke your proxy before the voting polls are closed at the special meeting by (i) voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on May 13, 2024, (ii) voting in person (online) at the special meeting, (iii) delivering to Chord’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy, or (iv) giving notice to the inspector of elections at the special meeting.

If your Chord common stock is held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Q:	Am I entitled to appraisal rights?

A:	No. Under the DGCL, holders of shares of Chord common stock are not entitled to appraisal rights in connection with the arrangement or any of the matters to be acted on at the special meeting.

Q:	I own warrants to acquire shares of Chord common stock. Can I vote at the special meeting? What will happened to my warrants in the arrangement?

A:

No. No holders of any series of our warrants (whether legacy Oasis Petroleum Inc. or legacy Whiting Petroleum Corporation warrants) will have any right to vote at the special meeting on account of such warrant until, and only to the extent, such holders become holders of record of shares of Chord common stock issued upon settlement of the warrants by the record date. The arrangement will not impact the terms of any of our outstanding warrants.

Q:	What is the size of the cash consideration?

A:	Based on the number of outstanding Enerplus common shares as of March 15, 2024, the aggregate cash consideration to be paid to Enerplus shareholders would be equal to approximately $376 million.

Q:	Is completion of the arrangement subject to any conditions?

A:

Yes. Chord and Enerplus cannot complete the arrangement unless a number of conditions are satisfied or waived, including receipt of the required approvals from Chord stockholders, Enerplus shareholders and the Court, in addition to the Regulatory Approvals. See “The Arrangement Agreement and the Plan of Arrangement—Conditions to Completion of the Arrangement” section of this proxy statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of the arrangement.

Q:	What happens if the arrangement is terminated?

A:

If the arrangement is terminated, Enerplus will not be combined with Chord, and Chord and Enerplus will continue to operate as separate entities as they did before. The arrangement agreement contains certain termination rights for both Chord and Enerplus, including, among others, (i) mutual consent by Chord and Enerplus, (ii) by either Chord or Enerplus if (A) the arrangement shall not have been consummated on or prior to the termination date, or (B) a final non-appealable governmental order has been issued prohibiting the arrangement, (iii) by either Chord or Enerplus if either the Enerplus shareholder approval of the arrangement resolution or Chord stockholder approval of the stock issuance proposal shall not have been obtained, (iv) by a party if the other party breaches any of its representations, warranties or covenants in the arrangement agreement in a manner that would cause the corresponding condition to not be satisfied, subject to certain conditions, (v) by a party if the other party’s board of directors changes its recommendation with respect to the arrangement, (vi) by a party if there is a willful and material breach by the other party of the applicable restrictions with respect to soliciting competing business combination transactions and (vii) by a party in order for such party to enter into a definitive agreement with respect to a superior proposal (provided that such party has not materially breached the applicable non-solicitation restrictions).

The arrangement agreement further provides that, upon termination of the arrangement agreement under certain circumstances, Enerplus will be required to pay to Chord a termination fee of $127 million in connection with such termination, or Chord will be required to pay to Enerplus a termination fee of $240 million in connection with such termination. See “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement” section of this proxy statement for a more complete summary of the termination provisions under the arrangement agreement.

Q:	When does Chord expect the arrangement to become effective?

A:

The arrangement is currently expected to close by mid-year 2024. The Closing is conditional on Enerplus shareholders approving the arrangement resolution, the approval of Chord stockholders of the stock issuance proposal, and the satisfaction of other closing conditions. See “The Arrangement Agreement and the Plan of Arrangement—Conditions to Completion of the Arrangement” section of this proxy statement.

Q:	What will happen if the arrangement is completed?

A:

If the arrangement is completed, Canadian Sub will acquire all of the issued and outstanding Enerplus common shares and Enerplus will become a wholly-owned subsidiary of Chord. Chord intends to have the Enerplus common shares delisted from the TSX and the NYSE as promptly as possible following completion of the arrangement. In addition, it is expected that Chord will, subject to applicable law, apply to have Enerplus cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and thus will terminate Enerplus’ reporting obligations in Canada and the United States following completion of the arrangement.

In addition, Chord will become a reporting issuer in each of the provinces and territories of Canada by virtue of the completion of the arrangement. Subject to certain exceptions, Chord will be generally exempt from Canadian statutory financial and other continuous and timely reporting requirements, including the requirement for insiders of Chord to file reports with respect to trades of Chord securities, provided Chord complies with the requirements of applicable U.S. securities laws and U.S. market requirements in respect of all financial and other continuous and timely reporting matters, and Chord files with the relevant Canadian securities regulatory authorities copies of its documents filed with the SEC under the Exchange Act.

Q:	Who will be the directors and executive officers of the combined company following the arrangement?

A:

The arrangement agreement provides that at the effective time, the Chord board of directors will consist of up to eleven members, of whom (i) seven directors will be designated by Chord, which designees will consist of

Daniel E. Brown, Chord’s President and Chief Executive Officer, and the following six independent directors: Susan M. Cunningham, Douglas E. Brooks, Samantha F. Holroyd, Kevin S. McCarthy, Anne Taylor and Marguerite N. Woung-Chapman, and (ii) up to four directors will be designated by Enerplus, which designees will consist of Hilary Foulkes, Chair of the Enerplus board of directors, Ian C. Dundas, Enerplus’ President and Chief Executive Officer, and the following two independent directors: Ward Polzin and Jeffrey Sheets. Susan M. Cunningham will continue as the chair of the Chord board of directors. See “The Arrangement—Board of Directors Following the Arrangement” section of this proxy statement.

Chord anticipates that Mr. Brown will serve as Director, President and Chief Executive Officer of the combined company. The remainder of Chord’s leadership team will include Michael Lou, Chord’s Executive Vice President, Chief Strategy Officer and Chief Commercial Officer, Richard Robuck, Chord’s Executive Vice President and Chief Financial Officer, Darrin Henke, Chord’s Executive Vice President and Chief Operating Officer and Shannon Kinney, Chord’s Executive Vice President, Chief Administrative Officer and General Counsel, who will continue to serve in the respective capacities in the combined company.

Mr. Dundas, effective as of immediately following the effective time, will serve as an advisor to the Chief Executive Officer of Chord pursuant to a letter agreement between Chord and Mr. Dundas, dated February 21, 2024 (the “Letter Agreement”). It is expected that Mr. Dundas will serve in such role for twelve months following the effective time (such period, the “Term”). In his role as an advisor to the Chief Executive Officer, Mr. Dundas will be eligible to receive an annual base salary of $500,000, less applicable withholdings and deductions. During the Term, Mr. Dundas will also serve as a member of the Chord board of directors. Mr. Dundas will not receive any additional compensation for his service as a member of the Chord board of directors. As soon as reasonably practicable following the effective time, Mr. Dundas will receive a one-time restricted stock unit award (the “Dundas RSU Award”), pursuant to the equity compensation plan of Chord, with a grant date fair market value of $2,000,000. The Dundas RSU Award will fully vest on the last day of the Term, subject to Mr. Dundas’s continued employment through such date. For the duration of the Term, Mr. Dundas is required to maintain a minimum ownership of 25,000 shares of Chord common stock (in addition to the shares subject to the Dundas RSU Award). Under the Letter Agreement, Mr. Dundas may participate in outside business activities during the Term, so long as (i) after giving effect to the arrangement, such business activities are not in competition with Chord, Enerplus or any of their respective subsidiaries within the state of North Dakota during the Term, and (ii) Mr. Dundas does not disclose any confidential, competitively valuable, non-public or proprietary information to any person or entity, and does not use any such information except for the benefit of Chord and its subsidiaries. For additional information, see “The Arrangement—Management Following the Arrangement” section of this proxy statement.

Q:	Are there any risks I should consider in connection with the arrangement?

A:

Yes. There are a number of risk factors relating to Chord’s business and operations, the arrangement and the combined company’s business and operations, all of which should be carefully considered. See the “Risk Factors” section of this proxy statement.

Q:	Is this Chord’s annual meeting? Will I be voting on the election of directors at the special meeting?

A:

No. This is not Chord’s annual meeting and you will not be asked to elect directors at the special meeting. The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CHRD2024SM, at 9:00 AM, Central Time, on May 14, 2024, unless adjourned or postponed to a later date. If you are a Chord stockholder of record as of the record date, you will receive a proxy card for the special meeting.

Q:	Who is paying for this proxy solicitation?

A:

Chord pays the costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies. For these proxy solicitation services, we will pay Alliance Advisors, LLC an estimated fee of approximately $28,000, plus reasonable out-of-pocket expenses and fees for any additional services. Chord may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Chord common stock that those companies or persons hold of record, and Chord will reimburse the forwarding expenses.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

In addition to mailing these proxy materials, certain directors, officers or employees of Chord may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

Q:	Who can help answer my questions?

A:

The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes and other documents incorporated by reference into this proxy statement. If you would like additional copies of this proxy statement, without charge, or if you have questions about the arrangement, including the procedures for voting your shares, you should contact:

Investor Relations

Chord Energy Corporation

1001 Fannin Street, Suite 1500

Houston, Texas 77002

(281) 404-9500

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Banks, Brokerage Firms and Stockholders, please call toll free: (855) 973-0090

Email: chrd@allianceadvisors.com

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the arrangement, the arrangement agreement or other matters discussed in this proxy statement. You may also obtain additional information about Chord from the documents we file with the SEC, or by following the instructions in the “Where You Can Find More Information” section of this proxy statement.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand each of the proposals to be submitted for a vote at the special meeting, you should carefully read this proxy statement, including its annexes, other documents incorporated by reference into this proxy statement and the other documents referred to by Chord and Enerplus. See also the “Where You Can Find More Information” section of this proxy statement.

The Parties to the Arrangement

Chord

Chord, an independent exploration and production company headquartered in Houston, Texas, is engaged in the acquisition, exploration, development and production of crude oil, natural gas liquids and natural gas with quality and sustainable long-lived assets in the Williston Basin.

Chord common stock currently trades on the Nasdaq under the symbol “CHRD.” Chord’s principal executive offices are located at 1001 Fannin Street, Suite 1500, Houston, Texas 77002. Its telephone number is (281) 404-9500 and its website address is www.chordenergy.com. Information contained on its website is not incorporated by reference into this proxy statement.

Canadian Sub

Canadian Sub is an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada incorporated under the ABCA on February 19, 2024 and wholly-owned subsidiary of Chord formed for the purpose of effecting the arrangement.

Enerplus

Enerplus is a corporation existing under the ABCA. Enerplus is an independent North American oil and gas exploration and production company focused on creating long-term value for its shareholders through a disciplined, returns-based capital allocation strategy and a commitment to safe, responsible operations.

Enerplus common shares are traded on the NYSE and the TSX under the symbol “ERF.” Enerplus’ co-head offices are located at The Dome Tower, Suite 3000, 333 – 7th Avenue S.W., Calgary, Alberta, Canada T2P 2Z1 and US Bank Tower, Suite 2200, 950 – 17th Street, Denver, Colorado 80202-2805. Its telephone number is (403) 298-2200 and (720) 279-5500, respectively, and its website address is www.enerplus.com. Information contained on its website is not incorporated by reference into this proxy statement.

Special Meeting of Chord Stockholders

The Special Meeting

The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CHRD2024SM, on May 14, 2024, at 9:00 AM Central Time, or such other date, time and place to which the special meeting may be adjourned or postponed. Chord stockholders are being asked to consider and vote on the following proposals in connection with the arrangement:

1.	Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of shares of Chord common stock to Enerplus shareholders in connection with the arrangement; and

2.	Proposal No. 2 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares; and

3.

Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

Record Date for the Special Meeting

You can vote at the special meeting all of the shares of Chord common stock you held of record as of the close of business on April 8, 2024, which is the record date for the special meeting. As of the record date, there were shares of Chord common stock outstanding.

Recommendations of the Chord Board of Directors

The Chord board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the special meeting. In connection with this recommendation, the Chord board of directors has determined that it is advisable and in the best interests of Chord and its stockholders to issue the Chord common stock in connection with the arrangement and adopt the Charter Amendment, conditioned upon the Closing. See “The Arrangement—Chord’s Reasons for the Arrangement” and “The Arrangement—Recommendations of the Chord Board of Directors” sections of this proxy statement for more information about the factors considered by the Chord board of directors.

Required Vote

Each share of Chord common stock is entitled to one vote at the special meeting. The holders of a majority of the shares of Chord common stock issued and outstanding and entitled to vote at the special meeting must be present in person (online) or represented by proxy in order to constitute a quorum for all matters to come before the special meeting. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the stock issuance proposal and the adjournment proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on the stock issuance proposal and the adjournment proposal with a broker non-vote. Therefore, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the stock issuance proposal and the adjournment proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the stock issuance proposal and the adjournment proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the special meeting and will be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal, but will not be voted with respect to the other proposal. Because the charter amendment proposal is considered a “routine” proposal, brokers, banks, and other nominees have discretionary authority to vote on the charter amendment proposal. Accordingly, we do not expect broker non-votes in connection with the charter amendment proposal.

Approval of the stock issuance proposal and the adjournment proposal presented at the special meeting will require the affirmative vote of a majority of the voting power of shares of Chord common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. Approval of the charter amendment proposal presented at the special meeting will require the affirmative vote of a majority of the voting power of shares of Chord common stock entitled to vote thereon. An abstention from voting at the special meeting will have the same effect as a vote “AGAINST” the stock issuance proposal, the charter amendment proposal and the adjournment proposal, respectively. The failure of a Chord stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal and the adjournment proposal and will have the same effect as a vote “AGAINST” the charter amendment proposal. A broker non-vote will not be voted on the stock issuance proposal or the adjournment proposal.

Security Ownership of Certain Beneficial Owners and Management

As of the close of business on April 8, 2024, the current directors and executive officers of Chord were deemed to beneficially own 289,230 shares of Chord common stock, constituting, in the aggregate, less than one percent of the shares of Chord common stock outstanding on that date. Beneficial ownership is determined in accordance with SEC rules as described under “The Special Meeting—Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

The Arrangement

The arrangement agreement provides that, at the effective time, Canadian Sub will acquire all of the issued and outstanding Enerplus common shares with Enerplus continuing as a wholly-owned subsidiary of Chord. The arrangement will be implemented under the ABCA and requires, among others, approval of (a) at least two-thirds of the votes cast by Enerplus shareholders who vote in person (online) or by proxy at the Enerplus shareholder meeting and (b) the Court. After giving effect to the arrangement, Canadian Sub will own all of the outstanding Enerplus common shares.

A copy of the arrangement agreement and the plan of arrangement are attached as Annex A to this proxy statement. You are urged to read the arrangement agreement and the plan of arrangement in their entirety because they are the legal documents that govern the arrangement. For more information on the arrangement, the arrangement agreement and the plan of arrangement, see “The Arrangement Agreement and the Plan of Arrangement” section of this proxy statement.

Consideration Received Pursuant to the Arrangement

If the arrangement is completed, Canadian Sub will acquire all of the Enerplus common shares, and each Enerplus shareholder (other than Enerplus common shares held by dissenting Enerplus shareholders) will receive (i) 0.10125 of a share of Chord common stock, and (ii) $1.84 in cash, in exchange for each Enerplus common share they hold, subject to adjustment as set forth in the arrangement agreement, if applicable. Upon completion of the arrangement, it is expected that Chord stockholders will own approximately 67%, and Enerplus shareholders will own approximately 33% of the combined company on a fully diluted basis. Based on the number of Enerplus common shares as of March 15, 2024, the aggregate cash consideration is estimated to be approximately $376 million.

Non-Solicitation of Alternative Transactions and Change in Recommendation

Chord and Enerplus each have agreed that, except as contemplated by the arrangement agreement, neither they nor any of their respective subsidiaries will (and Chord and Enerplus will, and will cause each of their respective subsidiaries to, use reasonable best efforts to cause its and their respective representatives not to):

•

directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Chord or Enerplus or any of their respective subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal, except as expressly permitted in the arrangement agreement;

•

participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Chord or Enerplus or any of their subsidiaries or afford access to the properties, books or records of Chord or Enerplus or any of their respective subsidiaries with respect to, relating to, or in furtherance of, an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal, unless (i) notice is provided to the other party, (ii) its board of directors determines such proposal could reasonably lead to a superior proposal and (iii) its board of directors determines in good faith that failure to participate in such discussions would be reasonably likely to be inconsistent with its fiduciary duties;

•

accept an acquisition proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (i) constituting or related to, or that would reasonably be expected to lead to, any acquisition proposal (other than an acceptable confidentiality agreement permitted pursuant to the arrangement agreement) or (ii) requiring or which would reasonably be expected to cause Chord or Enerplus to abandon, terminate or fail to consummate the arrangement; or

•

(i) withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), the approval or recommendation or declaration of advisability, as applicable, by its board of directors or any such committee thereof of the arrangement agreement, the arrangement, the stock issuance proposal or the arrangement resolution of Enerplus, as applicable, (ii) endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve any other acquisition proposal, (iii) fail to include the board of directors recommendation in its proxy statement or circular, as applicable, (iv) (x) as to Chord, in response to an acquisition proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Chord common stock (other than by Enerplus or an affiliate of Enerplus), fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Chord stockholders on or prior to the earlier of (1) three (3) business days prior to the date of the special meeting or (2) ten (10) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, or (y) as to Enerplus, in response to an acquisition proposal that is structured as a takeover bid, fail to recommend, in a directors’ circular prepared by Enerplus, against acceptance of such takeover bid on or prior to the earlier of (1) three (3) business days prior to the date of the Enerplus shareholder meeting or (2) fifteen (15) days after the formal commencement of such takeover bid, (v) if an acquisition proposal has been publicly announced or disclosed (other than pursuant to the foregoing clause (iv)), fail to publicly reaffirm its board of directors recommendation on or prior to the earlier of five (5) business days following the written request of the other party or three (3) business days prior to the date of its meeting or (vii) make any other public statement that is inconsistent in any material respect with its board of directors recommendation.

Prior to receipt of the approval of its stockholders or shareholders, as applicable, in response to a bona fide written acquisition proposal that did not result from a breach of the arrangement agreement, and that its board of directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, is a superior proposal and the failure to make an adverse recommendation change or terminate the arrangement agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, Chord or Enerplus board of directors, as applicable, may make an adverse recommendation change or terminate the arrangement agreement pursuant to its terms; provided, however, that it will not be entitled to exercise its right to make an adverse recommendation change in response to a superior proposal (x) until four (4) business days after it provides written notice to the other party advising the other party that it has received an acquisition proposal that its board of directors has determined in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes a superior proposal, including a copy of such superior proposal specifying the material terms and conditions thereof and any applicable transaction and financing documents, and identifying the person or group making such superior proposal, (y) if during such four (4) business day period, the other party proposes any alternative transaction (including any modifications to the terms of the arrangement agreement), unless its board of directors determines in good faith (after consultation with its financial advisor(s) and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal) that such previous superior proposal remains a superior proposal, and (z) unless its board of directors, after consultation with outside legal counsel, determines that the failure to make an adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing, other than in connection with a superior proposal, at any time prior to receipt of the approval of its stockholders or shareholders, as applicable, in response to an intervening event that is not related to any acquisition proposal, each of the Chord and Enerplus board of directors may make an adverse recommendation change if it:

•

determines in good faith, after consultation with its outside legal counsel and any other advisor it chooses to consult, that the failure to make such adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; and

•

provides written notice to the other party advising the other party that it is contemplating making an adverse recommendation change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) it may not make an adverse recommendation change until the fourth business day after receipt by the other party of the notice of change and (y) during such four (4) business day period, at the request of the other party, it will negotiate in good faith with respect to any changes or modifications to the arrangement agreement which would allow it not to make such adverse recommendation change in response thereto.

Conditions to Completion of the Arrangement

The respective obligations of Chord and Enerplus to consummate the arrangement are subject to the satisfaction of the following conditions at or prior to the effective time, any or all of which may be waived jointly by Chord and Enerplus, to the extent permitted by applicable law:

•	the arrangement resolution having obtained the required approval of Enerplus shareholders at the Enerplus shareholder meeting;

•	the stock issuance proposal having obtained the required approval of Chord stockholders at the special meeting;

•

the interim order and the final order each having been obtained on terms consistent with the arrangement agreement and otherwise reasonably satisfactory to Chord and Enerplus and having not been set aside or modified in a manner reasonably unacceptable to Enerplus and Chord on appeal or otherwise;

•	the shares of Chord common stock to be issued as consideration for the arrangement having been authorized for listing on the Nasdaq, subject to official notice of issuance;

•

no law or order (whether temporary, preliminary or permanent) having been enacted, entered, promulgated, adopted, issued or enforced by any governmental entity that is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the arrangement; and

•	all required Regulatory Approvals having been obtained.

The obligations of Chord and Canadian Sub to effect the arrangement are further subject to satisfaction of the following conditions at or prior to the effective time, any or all of which may be waived jointly by Chord and Canadian Sub, in whole or in part, to the extent permitted by applicable law:

•

the accuracy of the representations and warranties of Enerplus set forth in the arrangement agreement, subject to the materiality standards set forth in the arrangement agreement, as of February 21, 2024 and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•

Enerplus having performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the Closing;

•	there having not occurred since the date of the arrangement agreement an Enerplus material adverse effect; and

•	Enerplus having delivered to Chord an officer’s certificate certifying as to the matters specified in the foregoing conditions.

The obligation of Enerplus to effect the arrangement will be further subject to satisfaction of the following additional conditions at or prior to the effective time, any or all of which may be waived by Enerplus, in whole or in part, to the extent permitted by applicable law:

•

the accuracy of the representations and warranties of Chord set forth in the arrangement agreement, subject to the materiality standards set forth in the arrangement agreement, as of February 21, 2024 and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•

Chord having performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the Closing;

•	there having not occurred since the date of the arrangement agreement a Chord material adverse effect; and

•	Chord having delivered to Enerplus an officer’s certificate certifying as to the matters specified in the foregoing conditions.

As further discussed under the section entitled “Risk Factors” Chord cannot be certain when, or if, the conditions to the arrangement will be satisfied or waived, or that the arrangement will be completed.

Termination of the Arrangement Agreement

The arrangement agreement may be terminated prior to the effective time, whether before or after receipt of the approval of Enerplus shareholders or Chord stockholders, as applicable, (i) by mutual written agreement of Chord and Enerplus or (ii) by either Chord or Enerplus if:

•	the effective date has not occurred on or prior to February 21, 2025; provided, however, that if as of February 21, 2025 one or more of the conditions to Closing set forth in the arrangement agreement relating to the obtaining of Regulatory Approvals has not been satisfied, but at such time all other conditions to Closing have been satisfied (or are capable of being satisfied) or waived, then such date will automatically be extended to August 21, 2025; provided further, however, that the right to terminate the arrangement agreement will not be available to any party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under the arrangement agreement had been the cause of, or resulted in, the failure of the effective time to occur by the termination date;

•	any governmental entity has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the arrangement;

•	the requisite approval of the stock issuance proposal has not been received at the special meeting;

•	the requisite Enerplus shareholder approval relating to the arrangement has not been obtained at a meeting of Enerplus shareholders;

•

prior to the effective time, the other party’s covenants, representations or warranties contained in the arrangement agreement will have been breached or any of such other party’s representations and warranties will have become untrue, such that certain of the conditions precedent to completing the arrangement (as described therein) would not be satisfied, and such breach (i) is incapable of being cured prior to the termination date (including as such date may have been extended in accordance with the arrangement agreement), or (ii) will not have been cured by the earlier of (x) 30 days following receipt by such party of written notice of such breach describing in reasonable detail such breach and (y) two (2) business days prior to the termination date;

•

at any time prior to the receipt of the requisite Enerplus shareholder vote or approval of the stock issuance proposal by the Chord stockholders, as applicable, the Enerplus or Chord board of directors, as applicable, or any committee thereof, will have made an adverse recommendation change;

•

at any time prior to the receipt of the requisite Enerplus shareholder vote or approval of the stock issuance proposal by the Chord stockholders, there is a willful and material breach of the other party’s non-solicitation obligation other than in the case where (i) such breach is a result of an isolated action by a person that is a representative of such party (other than a director or officer of such party) who was not acting at the direction of such party, (ii) the breaching party promptly remedies such breach and (iii) the consummation of the arrangement is not materially impeded, interfered with or prevented as a result of such breach; or

•

at any time prior to the receipt of the requisite Enerplus shareholder vote or approval of the stock issuance proposal by the Chord stockholders, in order for such party to enter into a definitive agreement with respect to a superior proposal, provided, that, it (i) has not materially breached any of its non-solicitations obligations under the arrangement agreement, and (ii) has concurrently with such termination executed a definitive agreement relating to the superior proposal and paid to the non-breaching party the termination fee required under the arrangement agreement.

Termination Fees

Enerplus will be required to pay a termination fee of $127 million to Chord in the event that the arrangement agreement is terminated by:

•	Chord due to a change in recommendation or willful and material non-solicit breach by Enerplus;

•

Chord or Enerplus due to a failure to obtain the requisite approval of Enerplus shareholders at a time when Chord otherwise had the right to terminate the arrangement agreement due to an Enerplus adverse recommendation change;

•	Enerplus due to an Enerplus superior proposal;

•

Chord or Enerplus if the effective date has not occurred on or prior to the termination date and at the time of such termination, (i) the requisite Enerplus shareholder approval will not have been obtained and (ii) Chord would have been otherwise permitted to terminate the arrangement agreement due to an Enerplus adverse recommendation change, and in each case of clauses (i) and (ii) an Enerplus acquisition proposal has been publicly proposed or otherwise publicly communicated to Enerplus shareholders or the Enerplus board of directors and remains outstanding at the time of the Enerplus shareholder meeting; or

•

(i) prior to the meeting of Enerplus shareholders relating to the arrangement, an Enerplus acquisition proposal is publicly proposed or otherwise publicly communicated to Enerplus shareholders or the Enerplus board of directors and remains outstanding three (3) business days prior to the time of such meeting and (ii) the arrangement agreement is terminated by Chord or Enerplus as a result of the occurrence of the termination date or due to a failure to receive the requisite Enerplus shareholder approval or by Chord due to an Enerplus terminable breach, and concurrently with or within 12 months after any such termination described in clause (ii), Enerplus or any subsidiary of Enerplus enters into a definitive agreement with respect to, or otherwise consummates, an acquisition proposal (substituting 50% for the 20% threshold set forth in the definition of “acquisition proposal”).

Chord will be required to pay a termination fee of $240 million to Enerplus in the event that the arrangement agreement is terminated by:

•	Enerplus due to a change in recommendation or non-solicit breach by Chord;

•

Enerplus or Chord due to a failure to obtain the requisite approval of Chord stockholders at a time when Enerplus otherwise had the right to terminate the arrangement agreement due to a Chord adverse recommendation change;

•	Chord due to a Chord superior proposal;

•

Enerplus or Chord if the effective date has not occurred on or prior to the termination date and at the time of such termination, (i) the requisite Chord stockholder approval will not have been obtained and (ii) Enerplus would have been otherwise permitted to terminate the arrangement agreement due to a Chord adverse recommendation change, and in each case of clauses (i) and (ii) a Chord acquisition proposal has been publicly proposed or otherwise publicly communicated to Chord stockholders or the Chord board of directors and remains outstanding at the time of the special meeting; or

•

(i) prior to the special meeting, a Chord acquisition proposal is publicly proposed or otherwise publicly communicated to Chord stockholders or the Chord board of directors and remains outstanding three (3) business days prior to the time of such meeting and (ii) the arrangement agreement is terminated by Enerplus or Chord as a result of the occurrence of the termination date or due to a failure to receive the requisite Chord stockholder approval or by Enerplus due to a Chord terminable breach and concurrently with or within 12 months after any such termination described in clause (ii), Chord or any subsidiary of Chord enters into a definitive agreement with respect to, or otherwise consummates, an acquisition proposal (substituting 50% for the 20% threshold set forth in the definition of “acquisition proposal”).

Chord’s Reasons for the Arrangement

In evaluating the arrangement, including the issuance of Chord common stock to Enerplus shareholders in connection with the arrangement, the Chord board of directors consulted with Chord’s senior management, outside legal counsel and independent financial advisor. In recommending that Chord stockholders vote in favor of each of the proposals, the Chord board of directors also considered a number of factors that it believed supported its determination. For a more detailed discussion of the reasoning of the Chord board of directors, see

“The Arrangement—Chord’s Reasons for the Arrangement” and “The Arrangement—Recommendations of the Chord Board of Directors” sections of this proxy statement.

Recommendation of the Chord Board of Directors

After careful consideration, the Chord board of directors has determined that it is advisable and in the best interests of Chord and its stockholders to consummate the arrangement as contemplated by the arrangement agreement and adopt the Charter Amendment, conditioned upon the Closing. Accordingly, the Chord board of directors unanimously recommends that Chord stockholders vote:

•	“FOR” the stock issuance proposal;

•	“FOR” the charter amendment proposal; and

•	“FOR” the adjournment proposal.

Opinion of Financial Advisor to Chord

Chord has engaged Citi as Chord’s financial advisor in connection with the arrangement. In connection with this engagement, Citi delivered a written opinion, dated February 21, 2024, to the Chord board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to Chord of the consideration to be paid by Chord pursuant to the arrangement agreement. The full text of Citi’s written opinion, dated February 21, 2024, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Chord board of directors (in its capacity as such) in connection with its evaluation of the consideration from a financial point of view to Chord and did not address any other terms, aspects or implications of the arrangement. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Chord to effect or enter into the arrangement, the relative merits of the arrangement as compared to any alternative business strategies that might exist for Chord or the effect of any other transaction that Chord might engage in or consider. Citi’s opinion was not intended to be and did not constitute a recommendation as to how the Chord board of directors, and is not intended to be and does not constitute a recommendation as to how any securityholder, should vote or act on any matters relating to the proposed arrangement or otherwise. For additional information, see “The Arrangement—Opinion of Financial Advisor to Chord” section of this proxy statement.

Board of Directors Following the Arrangement

Chord has agreed with Enerplus that it will take all actions necessary to ensure that, as of the effective time, the Chord board of directors will consist of up to eleven members, of whom: (i) seven directors will be designated by Chord, which designees will consist of Daniel E. Brown, Chord’s President and Chief Executive Officer, and the following six independent directors: Susan M. Cunningham, Douglas E. Brooks, Samantha F. Holroyd, Kevin S. McCarthy, Anne Taylor and Marguerite N. Woung-Chapman, and (ii) up to four directors will be designated by Enerplus, which designees will consist of Hilary Foulkes, Chair of the Enerplus board of directors, Ian C. Dundas, Enerplus’ President and Chief Executive Officer, and the following two independent directors: Ward Polzin and Jeffrey Sheets. Susan M. Cunningham will continue as the chair of the Chord board of directors.

Mr. Dundas, effective as of immediately following the effective time, will serve as an advisor to the Chief Executive Officer of Chord pursuant to the Letter Agreement. It is expected that Mr. Dundas will serve in such role for the Term. In his role as an advisor to the Chief Executive Officer, Mr. Dundas will be eligible to receive an annual base salary of $500,000, less applicable withholdings and deductions. During the Term, Mr. Dundas will also serve as a member of the Chord board of directors. Mr. Dundas will not receive any additional compensation for his service as a member of the Chord board of directors. As soon as reasonably practicable following the effective time, Mr. Dundas will receive the Dundas RSU Award, pursuant to the equity compensation plan of Chord, with a grant date fair market value of $2,000,000. The Dundas RSU Award will fully vest on the last day of the Term, subject to Mr. Dundas’s continued employment through such date. For the duration of the Term, Mr. Dundas is required to maintain a minimum ownership of 25,000 shares of Chord common stock (in addition to the shares subject to the Dundas RSU Award). Under the Letter Agreement, Mr. Dundas may participate in outside business activities during the Term, so long as (i) after giving effect to the arrangement, such business activities are not in competition with Chord, Enerplus or any of their respective subsidiaries within the state of North Dakota during the Term, and (ii) Mr. Dundas does not disclose any confidential, competitively valuable, non-public or proprietary information to any person or entity, and does not use any such information except for the benefit of Chord and its subsidiaries. For additional information, see “The Arrangement—Management Following the Arrangement” section of this proxy statement.

Management Following the Arrangement

Chord anticipates that Mr. Brown will serve as Director, President and Chief Executive Officer of the combined company. The remainder of Chord’s leadership team will include Michael Lou, Executive Vice President, Chief Strategy Officer and Chief Commercial Officer, Richard Robuck, Chord’s Executive Vice President and Chief Financial Officer, Darrin Henke, Chord’s Executive Vice President and Chief Operating Officer and Shannon Kinney, Chord’s Executive Vice President, Chief Administrative Officer and General Counsel, who will continue to serve in the respective capacities in the combined company.

Interests of Chord Directors and Executive Officers in the Arrangement

In considering the recommendation of the Chord board of directors that you vote “FOR” each of the proposals, you should be aware that certain of Chord’s directors and executive officers have interests in the arrangement that may be different from, or in addition to, those of Chord stockholders generally. The Chord board of directors was aware of and considered these interests when it approved the arrangement agreement and the transactions contemplated thereby and recommended that Chord stockholders vote “FOR” each of the proposals. Such interests include that certain current directors and executive officers of Chord are expected to continue as directors and executive officers of Chord following the consummation of the arrangement.

Accounting Treatment

Chord and Enerplus prepare their respective financial statements in accordance with U.S. GAAP. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, Chord will be treated as the acquirer for accounting purposes and will account for the arrangement as an acquisition of a business, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any.

Court Approvals

The arrangement requires approval by the Court under Section 193 of the ABCA. Enerplus must first obtain the interim order which will, among other things, authorize and direct Enerplus to call, hold and conduct the Enerplus shareholder meeting and submit the arrangement to Enerplus shareholders for approval. Enerplus has scheduled an interim order hearing for April 23, 2024. Under the arrangement agreement, Enerplus is required to seek the final order as soon as reasonably practicable, but in any event not later than five business days following the later of the approval of the arrangement resolution by Enerplus shareholders at the Enerplus shareholder meeting and the approval of the stock issuance proposal, subject to the availability of the Court.

Regulatory Approvals

Antitrust Clearance

The completion of the arrangement is subject to antitrust review in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder, the transaction cannot be completed until the parties to the arrangement agreement have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated.

On March 6, 2024, Chord and Enerplus each filed a premerger notification and report form under the HSR Act. The waiting period with respect to the notification and report forms filed under the HSR Act expired at 11:59 p.m., Eastern Time, on April 5, 2024.

At any time before or after consummation of the transaction, the FTC or the DOJ, or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the transaction or seeking the divestiture of substantial assets of Chord or Enerplus or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

Investment Canada Act Approval

Under the Investment Canada Act (Canada) (“Investment Canada Act”), certain transactions involving the “acquisition of control” of a Canadian business by a non-Canadian are subject to review and cannot be implemented unless the responsible minister or ministers under the Investment Canada Act is satisfied or deemed to be satisfied that the transaction is likely to be of “net benefit” to Canada (a “reviewable transaction”). The transactions contemplated by the arrangement agreement constitute a reviewable transaction under the Investment Canada Act. Pursuant to the arrangement agreement, Chord submitted its application for review with the Foreign Investment Review and Economic Security Branch of Innovation, Science and Economic Development Canada on March 6, 2024. As of the date of this proxy statement, the review of the transactions contemplated by the arrangement agreement under the Investment Canada Act is ongoing, and the Investment Canada Act approval required pursuant to the arrangement agreement has not been obtained.

Canadian Antitrust Approval

Part IX of the Competition Act (Canada) (“Competition Act”) requires that parties to certain prescribed classes of transactions provide notifications to the Commissioner of Competition (the “commissioner”) where the applicable thresholds set out in Sections 109 and 110 of the Competition Act are exceeded and no exemption applies (“notifiable transactions”). Subject to certain limited exceptions, a notifiable transaction cannot be completed until the parties to the transaction have each submitted the information prescribed pursuant to Subsection 114(1) of the Competition Act (a “notification”) to the commissioner and the applicable waiting period has expired or has been terminated or waived by the commissioner. The parties have jointly determined that none of the transactions contemplated by the arrangement agreement constitute a notifiable transaction, and as such no obligation to file notifications arises pursuant to Part IX of the Competition Act.

No Appraisal Rights

Under the DGCL, holders of shares of Chord common stock are not entitled to appraisal rights in connection with the arrangement or any of the matters to be acted on at the special meeting.

Who Can Answer Your Questions About Voting Your Shares

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Chord’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Banks, Brokerage Firms and Stockholders, please call toll free: (855) 973-0090

Email: chrd@allianceadvisors.com

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 21, 2024, Chord entered into an arrangement agreement with Enerplus, pursuant to which, among other things, the Company has agreed to acquire Enerplus in a stock-and-cash transaction, subject to satisfaction of certain closing conditions. The transaction will be effected by way of a Canadian plan of arrangement under the ABCA. Under the terms of the arrangement agreement, Enerplus shareholders (other than dissenting Enerplus shareholders), will receive 0.10125 shares of Chord common stock and $1.84 in cash, in exchange for each Enerplus common share held at the Closing. The Closing is subject to certain conditions, including, among others, (i) the approval of the arrangement by at least two-thirds of the votes cast by Enerplus shareholders at the Enerplus shareholder meeting, (ii) the approval of the stock issuance proposal by a majority of the votes cast by Chord stockholders at the Chord special meeting, (iii) the approval of the arrangement by the Court on terms consistent with the arrangement agreement and otherwise reasonably satisfactory to the parties, (iv) the authorization for listing of Chord common stock issuable pursuant to the arrangement agreement on the Nasdaq, (v) the absence of any law or order prohibiting the consummation of the arrangement and (vi) the receipt of all requisite regulatory clearances or approvals. These closing conditions may not be fulfilled in a timely manner or at all, and, accordingly, the arrangement may not be completed.

Chord and Enerplus prepare their respective financial statements in accordance with U.S. GAAP. In accordance with FASB ASC 805, Business Combinations, Chord will be treated as the acquirer for accounting purposes and will account for the arrangement as an acquisition of a business.

The unaudited pro forma condensed combined balance sheet at December 31, 2023 was prepared as if the arrangement had occurred on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 was prepared as if the arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company and Enerplus.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include, but are not limited to, the timing of close of the arrangement, the preliminary purchase price allocation and Chord’s stock price at Closing. Management believes that the assumptions used to prepare the unaudited pro forma condensed combined financial statements and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the arrangement. The following unaudited pro forma condensed combined statement of operations does not purport to represent what the Company’s results of operations would have been if the arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet does not purport to represent what the Company’s financial position would have been if the arrangement had occurred on December 31, 2023. The unaudited pro forma condensed combined financial statements should be read together with the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024, and Enerplus’ audited historical consolidated financial statements and related notes filed with SEDAR+ on February 21, 2024 and included in its Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

Chord Energy Corporation

Pro Forma Condensed Combined Balance Sheet (Unaudited)

As of December 31, 2023

(In thousands)

	As Reported	Enerplus As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Chord
ASSETS
Current assets
Cash and cash equivalents	$317,998	$66,731	$(540,329	) (a)	$—
			155,600	(b)
Accounts receivable, net	943,114	268,433	1,074	(c)	1,212,621
Inventory	72,565	4,442	—		77,007
Prepaid expenses	42,450	15,175	(8,784	) (c)	48,841
Derivative instruments	37,369	3,161	—		40,530
Other current assets	11,055	25,342	—		36,397

Total current assets	1,424,551	383,284	(392,439)		1,415,396
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,320,243	7,758,278	(3,457,364	) (a)	10,621,157
			—	(c)
Other property and equipment	49,051	102,131	(92,585	) (a)	58,597
Less: accumulated depreciation, depletion and amortization	(1,054,616)	(6,339,181)	6,339,181	(a)	(1,054,616)

Total property, plant and equipment, net	5,314,678	1,521,228	2,789,232		9,625,138

Derivative instruments	22,526	—	—		22,526
Investment in unconsolidated affiliate	100,172	—	—		100,172
Long-term inventory	22,936	5,257	—		28,193
Operating right-of-use assets	21,343	24,996	—		46,339
Deferred tax assets	—	133,023	(133,023	) (d)	—
Goodwill	—	—	793,586	(a)	793,586
Other assets	19,944	688	—		20,632

Total assets	$6,926,150	$2,068,476	$3,057,356		$12,051,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$34,453	$27,724	$—		$62,177
Revenues and production taxes payable	604,704	210,152	—		814,856
Accrued liabilities	493,381	147,794	18,334	(a)	717,114
			40,000	(e)
			13,105	(f)
			4,500	(g)
Current portion of long-term debt	—	80,600	—		80,600
Accrued interest payable	2,157	—	—		2,157
Derivative instruments	14,209	—	—		14,209
Advances from joint interest partners	2,381	—	—		2,381
Current operating lease liabilities	13,258	12,087	—		25,345
Other current liabilities	916	—	—		916

Total current liabilities	1,165,459	478,357	75,939		1,719,755

Long-term debt	395,902	105,429	(70,629	) (a)	586,302
			155,600	(b)
Deferred tax liabilities	95,322	117,556	820,261	(d)	1,033,139
Asset retirement obligations	155,040	125,452	(32,434	) (a)	248,058
Derivative instruments	717	—	—		717
Operating lease liabilities	18,667	14,333	—		33,000
Other liabilities	18,419	—	—		18,419

Total liabilities	1,849,526	841,127	948,737		3,639,390

Commitments and contingencies
Stockholders’ equity
Common stock	456	2,692,053	(2,691,846	) (a)	663
Treasury stock	(493,289)	—	—		(493,289)
Additional paid-in capital	3,608,819	44,499	3,348,867	(a)	7,002,185
Retained earnings	1,960,638	(1,207,862)	1,207,862	(a)	1,903,033
			(40,000	) (e)
			(13,105	) (f)
			(4,500	) (g)
Accumulated other comprehensive loss	—	(301,341)	301,341	(a)	—

Total stockholders’ equity	5,076,624	1,227,349	2,108,619		8,412,592

Total liabilities and stockholders’ equity	$6,926,150	$2,068,476	$3,057,356		$12,051,982

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Chord Energy Corporation

Pro Forma Condensed Combined Statement of Operations (Unaudited)

Year Ended December 31, 2023

(In thousands, except per share data)

	As Reported	Enerplus As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Chord
Revenues
Oil, NGL and gas revenues	$3,132,411	$1,663,016	$—		$4,795,427
Purchased oil and gas sales	764,230	—	—		764,230

Total revenues	3,896,641	1,663,016	—		5,559,657
Operating expenses
Lease operating expenses	658,938	272,747	—		931,685
Gathering, processing and transportation expenses	180,219	262,506	—		442,725
Purchased oil and gas expenses	761,325	—	—		761,325
Production taxes	260,002	135,131	—		395,133
Depreciation, depletion and amortization	598,562	377,495	274,631	(a)	1,250,688
General and administrative expenses	126,319	65,664	23,342	(b)	272,930
			40,000	(c)
			13,105	(d)
			4,500	(e)
Exploration and impairment	35,330	—	—		35,330

Total operating expenses	2,620,695	1,113,543	355,578		4,089,816
Gain (loss) on sale of assets, net	(2,764)	—	—		(2,764)

Operating income	1,273,182	549,473	(355,578)		1,467,077
Other income (expense)
Net gain on derivative instruments	63,182	31,317	—		94,499
Net gain from investment in unconsolidated affiliate	21,330	—	—		21,330
Interest expense, net of capitalized interest	(28,630)	(15,120)	(2,039	) (f)	(45,789)
Other income	9,964	1,760	—		11,724

Total other income (expense), net	65,846	17,957	(2,039)		81,764

Income from continuing operations	1,339,028	567,430	(357,617)		1,548,841
Income tax (expense)	(315,249)	(111,354)	85,828	(g)	(340,775)

Net income from continuing operations	$1,023,779	$456,076	$(271,789)		$1,208,066

Earnings from continuing operations per share:
Basic	$24.59				$19.43	(h)
Diluted	$23.51				$18.85	(h)
Weighted average shares outstanding:
Basic	41,490	—	—		62,170	(h)
Diluted	43,398	—	—		64,078	(h)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, otherwise known as Management’s Adjustments. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

On February 21, 2024, the Company entered into the arrangement agreement with Enerplus, pursuant to which, among other things, the Company has agreed to acquire Enerplus in a stock-and-cash transaction, subject to satisfaction of certain closing conditions. The transaction will be effected by way of a plan of arrangement under the ABCA. Under the terms of the arrangement agreement, Enerplus shareholders (other than dissenting Enerplus shareholders) will receive 0.10125 shares of Chord common stock and $1.84 in cash in exchange for each Enerplus common share held at the Closing. The arrangement will be accounted for using the acquisition method of accounting using the accounting guidance in FASB ASC 805, Business Combinations, with Chord treated as the accounting acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the closing date of the arrangement. Differences between preliminary estimates and the final allocation of the consideration to be paid may have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet at December 31, 2023 was prepared as if the arrangement had occurred on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 was prepared as if the arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company and Enerplus.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the transactions described above. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2.	Arrangement Reclassification Adjustments

Certain reclassifications have been made in the historical presentation of Enerplus’ financial statements to conform to the Company’s historical presentation.

Balance Sheet

		As of December 31, 2023 (In thousands)
Enerplus Caption	Chord Caption	Enerplus Historical	Reclassification Adjustments	Ref.	Enerplus As Adjusted
Current Assets
Cash and cash equivalents	Cash and cash equivalents	$66,731	$—		$66,731
Accounts receivable, net of allowance for doubtful accounts	Accounts receivable, net	268,433	—		268,433
	Inventory	—	4,442	(i)	4,442
	Prepaid expenses	—	15,175	(i)	15,175
Derivative financial assets	Derivative instruments (current asset)	3,161	—		3,161
Other current assets	Other current assets	44,959	(19,617)	(i)	25,342

Total current assets		383,284	—		383,284

Property and equipment:
Crude oil and natural gas properties (full cost method)	Oil and gas properties (successful efforts method)	1,511,682	6,246,596	(ii)	7,758,278
Other capital assets	Other property and equipment	9,546	92,585	(iii)	102,131

Total property and equipment		1,521,228	6,339,181		7,860,409
	Less: accumulated depreciation, depletion and amortization	—	(6,339,181)	(ii) (iii)	(6,339,181)

Total property and equipment, net		1,521,228	—		1,521,228
	Derivative instruments	—	—		—
	Investment in unconsolidated affiliate	—	—		—
	Long-term inventory	—	5,257	(iv)	5,257
Right-of-use assets	Operating right-of-use assets	24,996	—		24,996
Deferred income tax asset	Deferred tax assets	133,023	—		133,023
Other long-term assets	Other assets	5,945	(5,257)	(iv)	688

Total assets		$2,068,476	$—		$2,068,476

Current liabilities
Accounts payable	Accounts payable	$385,670	$(357,946)	(v)	$27,724
	Revenues and production taxes payable	—	210,152	(v)	210,152
	Accrued liabilities	—	147,794	(v)	147,794
	Accrued interest payable	—	—		—
Derivative financial liabilities	Derivative instruments (current liability)	—	—		—
	Advances from joint interest partners	—	—		—
Current portion of lease liabilities	Current operating lease liabilities	12,087	—		12,087
Current portion of long-term debt	Other current liabilities	80,600	—		80,600

Total current liabilities		478,357	—		478,357

Long-term debt	Long-term debt	105,429	—		105,429
Deferred income tax liability	Deferred tax liabilities	117,556	—		117,556
Asset retirement obligation	Asset retirement obligations	125,452	—		125,452
	Derivative instruments (long-term liability)	—	—		—
Lease liabilities	Operating lease liabilities	14,333	—		14,333
	Other liabilities	—	—		—

Total liabilities		841,127	—		841,127

Equity
Share capital	Common stock	2,692,053	—		2,692,053
	Treasury stock	—	—		—
Paid-in capital	Additional paid-in capital	44,499	—		44,499
Accumulated deficit	Retained earnings	(1,207,862)	—		(1,207,862)
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(301,341)	—		(301,341)

Total equity		1,227,349	—		1,227,349

Total liabilities and equity		$2,068,476	$—		$2,068,476

(i)

Represents the reclassification of balances contained in “Other current assets” on Enerplus’ historical balance sheet into “Inventory” and “Prepaid expenses” to conform to the Company’s balance sheet presentation.

(ii)

Represents the reclassification of balances contained in “Crude oil and natural gas properties (full cost method)” on Enerplus’ historical balance sheet into “Less: accumulated depreciation, depletion and amortization” to conform to the Company’s balance sheet presentation.

(iii)

Represents the reclassification of balances contained in “Other capital assets” on Enerplus’ historical balance sheet into “Less: accumulated depreciation, depletion and amortization” to conform to the Company’s balance sheet presentation.

(iv)

Represents the reclassification of balances contained in “Other long-term assets” on Enerplus’ historical balance sheet into “Long-term inventory” to conform to the Company’s balance sheet presentation.

(v)

Represents the reclassification of balances contained in “Accounts payable” on Enerplus’ historical balance sheet into “Revenues and production taxes payable” and “Accrued liabilities” to conform to the Company’s balance sheet presentation.

Statement of Operations

		Year Ended December 31, 2023 (In thousands)
Enerplus Caption	Chord Caption	Enerplus Historical	Reclassification Adjustments	Ref.	Enerplus As Adjusted
Revenues
Crude oil and natural gas sales	Oil, NGL and gas revenues	$1,663,016	$—		$1,663,016
	Purchased oil and gas sales	—	—		—
Commodity derivative instruments gain/(loss)	Other services revenues	31,317	(31,317)	(i)	—

	Total operating revenues	1,694,333	(31,317)		1,663,016

Expenses
Operating	Lease operating expenses	389,677	(116,930)	(ii)	272,747
Transportation	Gathering, processing and transportation expenses	145,576	116,930	(ii)	262,506
	Purchased oil and gas expenses	—	—		—
Production taxes	Production taxes	135,131	—		135,131
General and administrative	General and administrative expenses	65,664	—		65,664
Depletion, depreciation, accretion, and impairment	Depreciation, depletion and amortization	377,495	—		377,495
Interest		17,597	(17,597)	(iii)	—
Foreign exchange (gain)/loss		60	(60)	(iv)	—
Transaction costs and other expense/(income)		(4,297)	4,297	(v)	—
	Exploration and impairment	—	—		—

	Total operating expenses	1,126,903	(13,360)		1,113,543

	Gain on sale of assets, net	—	—		—

	Operating income	567,430	(17,957)		549,473

	Net gain (loss) on derivative instruments	—	31,317	(i)	31,317
	Net gain from investment in unconsolidated affiliate	—	—		—
	Interest expense, net of capitalized interest	—	(15,120)	(iii) (v)	(15,120)
	Other income (expense)	—	1,760	(iv) (v)	1,760

	Total other income (expense), net	—	17,957		17,957

Income/(Loss) Before Taxes	Income from continuing operations	567,430	—		567,430
Income tax expense (benefit)
Current income tax expense/(recovery)	Income tax (expense) benefit	27,183	84,171	(vi) (vii)	(111,354)
Deferred income tax expense/(recovery)		84,171	(84,171)	(vi)	—

	Total income tax expense (benefit)	111,354	—		(111,354)

Net Income/(Loss)	Net income attributable to Chord	$456,076	$—		$456,076

(i)

Represents the reclassification of balances contained in “Commodity derivative instruments gain/(loss)” on Enerplus’ historical income statement into “Net gain (loss) on derivative instruments” to conform to the Company’s income statement presentation.

(ii)

Represents the reclassification of balances contained in “Operating” on Enerplus’ historical income statement into “Gathering, processing and transportation expenses” to conform to the Company’s income statement presentation.

(iii)

Represents the reclassification of balances contained in “Interest” on Enerplus’ historical income statement into “Interest expense, net of capitalized interest” to conform to the Company’s income statement presentation.

(iv)

Represents the reclassification of balances contained in “Foreign exchange (gain)/loss” on Enerplus’ historical income statement into “Other income (expense)” to conform to the Company’s income statement presentation.

(v)

Represents the reclassification of balances contained in “Transaction costs and other expense/(income)” on Enerplus’ historical income statement into “Interest expense, net of capitalized interest” and “Other income (expense)” to conform to the Company’s income statement presentation.

(vi)

Represents the reclassification of balances contained in “Deferred income tax expense/(recovery)” on Enerplus’ historical income statement into “Income tax (expense) benefit” to conform to the Company’s income statement presentation.

(vii)

Represents the presentation of balances contained in “Current income tax expense/(recovery)” and “Deferred income tax expense/(recovery)” on Enerplus’ historical income statement as a negative value within “Income tax (expense) benefit” to conform to the Company’s income statement presentation.

3.	Arrangement Preliminary Acquisition Accounting and Pro Forma Adjustments and Assumptions

Balance Sheet

The unaudited pro forma condensed combined balance sheet at December 31, 2023 reflects the following adjustments:

(a)

As the accounting acquirer, Chord will account for the arrangement using the acquisition method of accounting for business combinations in accordance with ASC 805. Chord’s allocation of the preliminary estimated purchase price with respect to the arrangement is based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2023, using currently available information. Because the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined company may be materially different from the pro forma amounts included herein. Chord expects to finalize the purchase price allocation as soon as reasonably practical after completing the arrangement, which will not extend beyond the one-year measurement period provided under ASC 805.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limiting to, the following:

•

Changes in the estimated fair value of the Chord common stock consideration issued to Enerplus shareholders, based on the Chord common stock closing price and the number of Enerplus common shares outstanding and the number of validly exercised dissent rights by the Enerplus shareholders;

•

Changes in the estimated fair value of Enerplus’ identifiable assets acquired and liabilities assumed as of the closing date of the arrangement, which could result from changes in oil and natural gas commodity prices, reserve estimates, discount rates and other factors;

•	The tax basis of Enerplus’ assets and liabilities as of the closing date of the arrangement; and

•	The factors described in the section entitled “Risk Factors” beginning on page 43.

The tables below represent the preliminary value of the consideration and its allocation to the net assets acquired (in thousands, except exchange ratio and per share amounts).

	Enerplus Shares Outstanding(1)	Exchange Ratio		Chord Converted Shares	Per Share Price(2)	Purchase Price Consideration
Legacy Enerplus common shares issued and outstanding	204,246	x 0.10125	=	20,680	$164.10	$3,393,573
Plus: Cash consideration per eligible share of legacy Enerplus common shares issued and outstanding	204,246				1.84	375,813
Plus: Cash consideration to settle legacy Enerplus awards						92,775
Plus: Cash consideration to payoff legacy Enerplus debt contemporaneously with close						65,741
Plus: Cash consideration to pay a retention bonus to legacy Enerplus employees						6,000

Preliminary arrangement consideration						$3,933,902

(1)	The Enerplus shares outstanding consist of Enerplus common shares issued and outstanding as of March 1, 2024.
(2)

The per share price applied to Enerplus common shares issued and outstanding reflects the closing price per share of Chord common stock as of March 14, 2024. The per share price attributable to the cash consideration is the cash consideration per share amount as stipulated in the arrangement agreement.

Preliminary Purchase Price Allocation
Assets Acquired
Cash and cash equivalents	$66,731
Accounts receivable, net	269,507
Inventory	4,442
Prepaid expenses	6,391
Derivative instruments (current asset)	3,161
Other current assets	25,342
Oil and gas properties (successful efforts method)	4,300,914
Other property and equipment	9,546
Long-term inventory	5,257
Operating right-of-use assets	24,996
Other assets	688

Total assets acquired	4,716,975

Liabilities Assumed
Accounts payable	27,724
Revenues and production taxes payable	210,152
Accrued liabilities	166,128
Current portion of long-term debt	80,600
Current operating lease liabilities	12,087
Long-term debt	34,800
Deferred tax liabilities	937,817
Asset retirement obligations	93,018
Operating lease liabilities	14,333

Total liabilities assumed	1,576,659

Net Assets Acquired	$3,140,316
Goodwill Acquired	793,586

Purchase price consideration	$3,933,902

The final value of the consideration will be determined based on the actual number of Enerplus common shares issued and outstanding and the market price of Chord common stock at the Closing. A 20% change in the closing price of Chord common stock, as compared to the March 14, 2024 closing price of $164.10, would increase or decrease the consideration by approximately $678.7 million, assuming all other factors are held constant. Chord anticipates that a change in the closing price of Chord common stock will primarily impact the value of oil and gas properties and could result in the recognition of goodwill or a bargain purchase gain in the purchase price allocation as of the closing date of the arrangement.

(b)	Represents the incremental borrowings of $155.6 million used to finance the Closing using Chord’s existing revolving credit facility.

The amount of incremental borrowings reflected in the unaudited pro forma condensed combined financial statements represents the total cash necessary to effectuate the arrangement less the sum of (i) the historical cash balance at Chord as of December 31, 2023 and (ii) the historical cash balance at Enerplus as of December 31, 2023. Depending upon the actual cash balances at Chord and Enerplus on the closing date of the arrangement, the actual amount of cash that Chord borrows will differ from the amount presented in the unaudited pro forma condensed combined financial statements as of December 31, 2023.

(c)

Represents the adjustment to align Enerplus’ historical treatment of capital project prepayments with Chord’s accounting policy. The impact to Oil and gas properties (successful efforts method) is recorded through the preliminary fair value measurement of Enerplus’ oil and gas properties acquired by Chord in tickmark (a).

(d)

Represents the adjustment to deferred income taxes to record the acquisition of a net deferred tax liability. This is primarily the result of the purchase price allocated to the acquired oil and gas properties in excess of their acquired tax basis. Additionally, represents the elimination of Enerplus’ Canadian entities’ historical deferred tax asset. The deferred tax adjustment assumes a forecasted blended statutory rate of 24.0%. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the arrangement.

(e)

Represents the accrual of $40.0 million of estimated transaction costs expected to be incurred by Chord subsequent to December 31, 2023. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Chord’s financial position may differ significantly.

(f)

Represents the accrual of $13.1 million in estimated severance costs expected to be incurred by Chord subsequent to December 31, 2023 payable to certain Enerplus officers whom will be terminated pursuant to the arrangement.

(g)

Represents the accrual of $4.5 million of estimated employee bonuses payable to Chord employees. These bonuses are preliminary estimates; the final amounts and the resulting effect on Chord’s financial position may differ significantly.

Statement of Operations

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 reflects the following adjustments:

(a)

Represents the incremental depreciation, depletion and amortization expense related to the assets acquired in the arrangement, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the revision to the depletion rate reflecting the acquisition costs and the reserve volumes attributable to the acquired oil and gas properties and (ii) the difference in depletion methodology under the successful efforts method of accounting applied by Chord compared to the full cost method of accounting applied by Enerplus. The pro forma depletion rate attributable to the arrangement was $17.53 per barrel of oil equivalent. This adjustment also includes an increase in accretion expense attributable to asset retirement obligations of $2.0 million due to Chord’s higher credit-adjusted risk-free rate relative to Enerplus.

(b)

Represents the adjustment to expense certain historical costs originally capitalized by Enerplus under the full cost method of accounting to align with Chord’s accounting policy under the successful efforts method of accounting.

(c)

Represents $40.0 million of estimated transaction costs expected to be incurred by Chord subsequent to December 31, 2023. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Chord’s results of operations may differ significantly. These costs are nonrecurring and will not affect Chord’s statement of operations beyond 12 months after the Closing.

(d)

Represents $13.1 million in estimated severance costs expected to be incurred by Chord subsequent to December 31, 2023 payable to certain Enerplus officers whom will be terminated pursuant to the arrangement. These costs are nonrecurring and will not affect Chord’s statement of operations beyond 12 months after the Closing.

(e)

Represents $4.5 million of estimated employee bonuses payable to Chord employees. These bonuses are preliminary estimates; the final amounts and the remaining effect on Chord’s results of operations may differ significantly. These costs are nonrecurring and will not affect Chord’s statement of operations beyond 12 months after the Closing.

(f)

Represents the net increase to interest expense resulting from the (i) elimination of interest expense on Enerplus’ bank credit facilities, (ii) incremental interest expense for the amortization of the fair value adjustment to Enerplus’ senior notes assumed by Chord, (iii) reduction of interest expense to align with Chord’s capitalized interest accounting policy, and (iv) incremental interest expense for borrowings on Chord’s existing credit facility to finance the Closing, as follows:

Year Ended December 31, 2023 (In thousands)
Elimination of interest expense on Enerplus’ bank credit facilities	$10,078
Incremental interest expense for amortization of remeasurement of legacy Enerplus’ senior notes	(3,237)
Reduction of interest expense related to capitalized interest to align with Chord’s accounting policy	2,168
Incremental interest expense for borrowings on Chord’s revolving credit facility	(11,048)

Net transaction accounting adjustments to interest expense	$(2,039)

A 0.125% change in the variable interest rate of Chord’s revolving credit facility or a $10 million change in the amount financed would increase or decrease interest expense presented in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 by $0.2 million and $0.7 million, respectively.

(g)

Represents the estimated income tax impact of the pro forma adjustments from the arrangement at the estimated blended federal and state statutory rate of approximately 24.0% for the year ended December 31, 2023. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the arrangement.

(h)

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023. As the arrangement is being reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 as if it had occurred on January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the arrangement have been outstanding for the entire year.

Year Ended December 31, 2023
(In thousands, except per share data)
Pro forma net income	$1,208,066
Basic shares:
Chord shares outstanding (weighted average per statement of operations)	41,490
Chord shares issued in exchange for legacy Enerplus shares as part of consideration transferred	20,680

Pro forma weighted average common shares outstanding, basic	62,170

Diluted shares:
Pro forma weighted average shares outstanding, basic	62,170
Dilutive effect of shares convertible from Chord share based awards	944
Dilutive effect of shares convertible from Chord in-the-money warrants	964

Pro forma weighted average common shares outstanding, diluted	64,078

Earnings attributable to Chord per share, basic	$19.43
Earnings attributable to Chord per share, diluted	$18.85
Anti-dilutive weighted average common shares:
Potential common shares	3,709

4.	Supplemental Pro Forma Crude Oil, Natural Gas and Natural Gas Liquids Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped crude oil, natural gas and natural gas liquids (“NGLs”) reserves prepared as of December 31, 2023, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2023. The pro forma combined standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2023, as well as changes to the standardized measure for the year ended December 31, 2023, are also presented.

The pro forma combined reserve, production and standardized measure have been prepared in accordance with FASB ASC Topic 932 – Extractive Activities – Oil and Gas. Further, this pro forma combined reserves, production and standardized measure information gives effect to the arrangement as if it had been completed on January 1, 2023; however, the proved reserves and standardized measures presented below represent the respective estimates made as of December 31, 2023, by the Company and Enerplus while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to December 31, 2023, or subsequent to the completion of the arrangement. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined company. With respect to the disclosures below, the amounts were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves” reported in the Company’s Annual Report on Form 10-K and the “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Crude Oil and Natural Gas Reserves Quantities” reported in Enerplus’ Annual Report on Form 40-F for the year ended December 31, 2023; an explanation of the underlying methodology applied, as required by SEC regulations, can be found within the Annual Report on Form 10-K for the Company and the Annual Report on Form 40-F for Enerplus. See “Where You Can Find More Information” within this proxy statement.

	Crude Oil (MBbl)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Proved reserves
Net proved reserves at December 31, 2022	381,288	148,953	530,241
Revision of previous estimates	(38,073)	(14,905)	(52,978)
Extensions, discoveries and other additions	53,207	28,551	81,758
Sales of reserves in place	(3,999)	(952)	(4,951)
Purchase of reserves in place	12,375	—	12,375
Production	(36,427)	(18,532)	(54,959)

Net proved reserves at December 31, 2023	368,371	143,115	511,486

Proved developed reserves:
December 31, 2022	272,529	80,809	353,338
December 31, 2023	241,362	69,755	311,117
Proved undeveloped reserves:
December 31, 2022	108,759	68,144	176,903
December 31, 2023	127,009	73,360	200,369

	Natural Gas (MMcf)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Proved reserves
Net proved reserves at December 31, 2022	814,926	877,468	1,692,394
Revision of previous estimates	(33,308)	(168,462)	(201,770)
Extensions, discoveries and other additions	62,273	40,173	102,446
Sales of reserves in place	(3,067)	(1,079)	(4,146)
Purchase of reserves in place	20,060	—	20,060
Production	(82,953)	(82,775)	(165,728)

Net proved reserves at December 31, 2023	777,931	665,325	1,443,256

Proved developed reserves:
December 31, 2022	689,651	624,988	1,314,639
December 31, 2023	640,180	519,714	1,159,894
Proved undeveloped reserves:
December 31, 2022	125,275	252,480	377,755
December 31, 2023	137,751	145,611	283,362

	NGLs (MBbl)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Proved reserves
Net proved reserves at December 31, 2022	138,451	27,100	165,551
Revision of previous estimates	(5,270)	675	(4,595)
Extensions, discoveries and other additions	15,046	4,303	19,349
Sales of reserves in place	(53)	(119)	(172)
Purchase of reserves in place	3,052	—	3,052
Production	(13,047)	(4,170)	(17,217)

Net proved reserves at December 31, 2023	138,179	27,789	165,968

Proved developed reserves:
December 31, 2022	115,227	16,342	131,569
December 31, 2023	105,702	15,038	120,740
Proved undeveloped reserves:
December 31, 2022	23,224	10,758	33,982
December 31, 2023	32,477	12,751	45,228

	Total (MBoe)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Proved reserves
Net proved reserves at December 31, 2022	655,560	322,298	977,858
Revision of previous estimates	(48,894)	(42,307)	(91,201)
Extensions, discoveries and other additions	78,632	39,550	118,182
Sales of reserves in place	(4,563)	(1,251)	(5,814)
Purchase of reserves in place	18,770	—	18,770
Production	(63,300)	(36,498)	(99,798)

Net proved reserves at December 31, 2023	636,205	281,792	917,997

Proved developed reserves:
December 31, 2022	502,698	201,316	704,014
December 31, 2023	453,760	171,412	625,172
Proved undeveloped reserves:
December 31, 2022	152,862	120,982	273,844
December 31, 2023	182,445	110,380	292,825

The pro forma combined standardized measure of discounted future net cash flows relating to proved crude oil, natural gas and NGLs reserves as of December 31, 2023 are as follows:

	As of December 31, 2023 (In thousands)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Future cash inflows	$31,882,940	$10,888,013	$42,770,953
Future production costs	(13,815,882)	(3,824,062)	(17,639,944)
Future development costs	(3,055,823)	(1,803,944)	(4,859,767)
Future income tax expense	(2,573,017)	(1,078,714)	(3,651,731)

Future net cash flows	12,438,218	4,181,293	16,619,511
10% annual discount for estimating timing of cash flows	(5,447,578)	(1,308,753)	(6,756,331)

Standardized measure of discounted future net cash flows	$6,990,640	$2,872,540	$9,863,180

The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved crude oil, natural gas and NGLs reserves as of December 31, 2023 are as follows:

	Year Ended December 31, 2023 (In thousands)
	Chord Historical	Enerplus Historical	Pro Forma Combined
January 1, 2023	$11,494,475	$5,529,264	$17,023,739
Net changes in prices and production costs	(6,138,846)	(4,590,215)	(10,729,061)
Net changes in future development costs	(92,072)	(505,114)	(597,186)
Sales of crude oil and natural gas, net	(2,033,251)	(992,632)	(3,025,883)
Extensions	864,249	879,358	1,743,607
Purchases of reserves in place	373,913	—	373,913
Sales of reserves in place	(75,097)	(24,617)	(99,714)
Revisions of previous quantity estimates	(1,142,960)	648,098	(494,862)
Previously estimated development costs incurred	574,607	531,061	1,105,668
Accretion of discount	1,445,215	588,421	2,033,636
Net change in income taxes	1,419,851	808,916	2,228,767
Changes in timing and other	300,556	—	300,556

December 31, 2023	$6,990,640	$2,872,540	$9,863,180

RISK FACTORS

In deciding how to vote, Chord stockholders should carefully consider the following risk factors and all of the information contained in or incorporated by reference herein, including, but not limited to, the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” as well as Chord’ and Enerplus’ other filings with the SEC incorporated herein by reference. Please see “Where You Can Find More Information.”

Risk Factors Relating to the Arrangement

Chord stockholders and Enerplus shareholders, in each case as of immediately prior to the arrangement, will have significantly reduced ownership in the combined company.

Chord anticipates issuing 0.10125 shares of Chord common stock to Enerplus shareholders in exchange for each Enerplus common share (other than Enerplus common shares held by dissenting Enerplus shareholders), pursuant to the arrangement agreement. Following the completion of the arrangement, it is anticipated that persons who were shareholders of Chord and Enerplus immediately prior to the arrangement will own approximately 67% and 33% of the combined company, respectively, on a fully diluted basis. As a result, Chord’s current shareholders and Enerplus’ current shareholders will have less influence on the policies of the combined company than they currently have on Chord’s policies and Enerplus’ policies, respectively.

The exchange ratio will not be adjusted in the event of any change in either Chord’s or Enerplus’ share price.

Upon completion of the arrangement, each Enerplus common share (other than Enerplus common shares held by dissenting Enerplus shareholders) will be converted into the right to receive 0.10125 of a share of Chord common stock and $1.84 in cash. This exchange ratio was generally fixed in the arrangement agreement and will not be adjusted to reflect changes in the market price of either Enerplus common shares or Chord common stock before the arrangement is completed. Stock price changes may result from a variety of factors (many of which are beyond Chord’s and Enerplus’ control), including the following:

•	changes in Chord’s and Enerplus’ respective businesses, operations and prospects;

•

investor behavior and strategies, including market assessments of the likelihood that the arrangement will be completed, including related considerations regarding court approval and regulatory clearance or approval, if any, of the arrangement;

•	interest rates, general market and economic conditions and other factors generally affecting the price of Chord’s and Enerplus’ shares; and

•	foreign, federal, state, provincial and local legislation, governmental regulation and legal developments in the businesses in which Chord and Enerplus operate.

The price of Chord common stock at the completion of the arrangement will vary from its price on the date the arrangement agreement was executed, the date of this proxy statement, the date of the special meeting and the effective date. As a result, the market value represented by the exchange ratio will also vary. For example, based on the range of closing prices of Chord common stock during the period from February 20, 2024, the trading day before the date of the public announcement of the arrangement, through April 5, 2024, the latest practicable date before the date of this proxy statement, the exchange ratio represented a market value ranging from a low of $17.71 to a high of $20.55 for each Enerplus common share.

The arrangement is subject to a number of conditions which may delay the arrangement and could result in additional expenditures of money and resources or reduce the anticipated benefits, or result in termination of the arrangement agreement and Chord having to pay a termination fee.

Chord’s obligations and the obligations of Enerplus to consummate the arrangement are subject to the satisfaction (or waiver by all parties, to the extent permissible under applicable laws) of a number of conditions described in the arrangement agreement, including the approval by Chord stockholders of the stock issuance proposal, the approval and adoption of the arrangement resolution by the Enerplus shareholders, the approval of the arrangement by the Court of King’s Bench of Alberta on terms consistent with the arrangement agreement and otherwise reasonably satisfactory to the parties and receipt of certain regulatory clearances and approvals. Many of the conditions to completion of the arrangement are not within Chord’s control and Chord cannot predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the termination date, it is possible that the arrangement agreement may be terminated. The arrangement agreement provides that, upon termination of the arrangement agreement under certain circumstances, Chord or Enerplus would be required to pay the other party a termination fee of $240 million and $127 million, respectively. See “The Arrangement Agreement — Conditions to Completion of the Arrangement.”

Although the parties have agreed to use reasonable best efforts, subject to certain limitations, to complete the arrangement promptly, these and other conditions may fail to be satisfied. In addition, completion of the arrangement may take longer and could cost more than we expect. The requirements for obtaining the required Regulatory Approvals and clearances could delay the completion of the arrangement for a significant period of time or prevent them from occurring. Any delay in completing the arrangement may adversely affect the synergies and other benefits that Chord expects to achieve if the arrangement and the integration of businesses were to be completed within the expected timeframe.

If a governmental authority asserts objections to the arrangement, Chord may be unable to complete the arrangement or, in order to do so, Chord or Enerplus may be required to comply with material restrictions or satisfy material conditions.

Closing is subject to the condition that there is no order preventing the consummation of the arrangement and no law applicable to the arrangement that makes consummation of the arrangement illegal. Pursuant to the arrangement agreement, Chord and Enerplus have agreed to use reasonable best efforts, subject to certain limitations, to complete the arrangement promptly.

There can be no assurance as to the cost, scope or impact of the actions that may be required to address any governmental authority objections to the arrangement. If Chord or Enerplus takes such actions, it may be detrimental to them or to the combined company following the consummation of the arrangement. Furthermore, these actions may have the effect of delaying or preventing consummation of the arrangement or imposing additional costs on or limiting the revenue or cash available for distribution of the combined company following the consummation of the arrangement. There are also limitations in the arrangement agreement on the actions Chord is required to take in order to address any governmental authority objections to the arrangements; so, depending on the nature of the governmental authority objections to the arrangement, Chord may decline to agree to take such actions resulting in the failure of the arrangement to be completed.

Chord or Enerplus may waive one or more of the closing conditions without re-soliciting approval by Chord stockholders.

Chord or Enerplus may determine to waive, in whole or part, one or more of the conditions to closing prior to Chord or Enerplus, as the case may be, being obligated to consummate the arrangement. Chord expects to evaluate the materiality of any proposed waiver and its effect on Chord stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this proxy statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to closing or to re-solicit stockholder approval or amending or supplementing this proxy statement as a result of a waiver will be made by Chord at the time of such waiver based on the facts and circumstances as they exist at that time.

Uncertainties associated with the arrangement may cause a loss of management personnel and other key employees of Chord and Enerplus, which could adversely affect the future business and operations of the combined company following the arrangement.

Chord and Enerplus are dependent on the experience and industry knowledge of their respective officers and other key employees to execute their business plans. The combined company’s success after the arrangement will depend in part upon its ability to retain key management personnel and other key employees of both Chord and Enerplus. Current and prospective employees of Chord and Enerplus may experience uncertainty about their roles within the combined company following the arrangement or other concerns regarding the timing and completion of the arrangement or the operations of the combined company following the arrangement, any of which may have an adverse effect on the ability of Chord and Enerplus to retain or attract key management and other key personnel. If Chord is unable to retain personnel, including key management, who are critical to the future operations of Chord, Chord could face disruptions in its operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the arrangement. No assurance can be given that the combined company, following the arrangement, will be able to retain or attract key management personnel and other key employees to the same extent that Chord and Enerplus have previously been able to retain or attract their own employees.

The business relationships of Chord and Enerplus, as applicable, may be subject to disruption due to uncertainty associated with the arrangement, which could have a material adverse effect on the results of operations, cash flows and financial position of Chord pending and following the arrangement.

Parties with which Chord and Enerplus, as applicable, does business may experience uncertainty associated with the arrangement, including with respect to current or future business relationships with Chord following the arrangement. Chord and Enerplus’ business relationships may be subject to disruption as customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Chord or Enerplus, as applicable, following the arrangement. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of Chord, regardless of whether the arrangement is completed, as well as a material and adverse effect on Chord’s ability to realize the expected synergies and other benefits of the arrangement. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the arrangement or termination of the arrangement agreement.

The arrangement agreement subjects Chord to restrictions on its business activities prior to the Closing, limits its ability to pursue alternatives to the arrangement and may discourage other companies from making a favorable alternative transaction proposal.

The arrangement agreement subjects Chord to restrictions on its business activities prior to the Closing. The arrangement agreement obligates Chord to generally conduct its businesses in the ordinary course until the Closing and to, among other things, use its reasonable best efforts to (i) preserve substantially intact its present business organization, goodwill and assets, (ii) keep available the services of its current officers and employees and (iii) preserve its existing relationships with governmental entities and significant customers, suppliers, licensors, licensees, distributors, lessors and others having significant business dealings with Chord. These restrictions could prevent Chord from pursuing certain business opportunities that arise prior to the Closing and are outside the ordinary course of business. See “The Arrangement Agreement — Conduct of Business” for additional details.

Chord is subject to customary restrictions on its ability to solicit alternative acquisition proposals and to provide information to, or engage in discussions with, third parties regarding such proposals, except that Chord is permitted in limited circumstances prior to receiving approval from Chord stockholders of the issuance of new shares of Chord common stock in the arrangement to provide information to, and engage in discussions with, a party which has made an unsolicited acquisition proposal that the Chord board of directors has determined constitutes or would reasonably be expected to constitute a superior proposal. Furthermore, in limited circumstances prior to receiving stockholder approval, the Chord board of directors may effect a change of its recommendation in response to an applicable intervening event if the Chord board of directors determines in good faith that a failure to effect a change in recommendation would be reasonably likely to be inconsistent with the Chord board of director’s fiduciary duties.

Chord directors and executive officers have interests in the arrangement that may be different from, or in addition to, the interests of the Chord stockholders generally.

In considering the recommendation of the Chord board of directors that Chord stockholders vote in favor of each of the proposals, Chord stockholders should be aware of and take into account the fact that certain Chord directors and executive officers have interests in the arrangement that may be different from, or in addition to, the interests of Chord stockholders generally. See “The Arrangement — Interests of Chord Directors and Executive Officers in the Arrangement” for a more detailed description of these interests. The Chord board of directors was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, and overseeing the negotiation, of the arrangement, in approving the arrangement agreement and the arrangement, and in recommending that the Chord stockholders adopt the arrangement agreement and the charter amendment. Such interests include that certain current directors and executive officers of Chord are expected to continue as directors and executive officers of Chord following the consummation of the arrangement.

Chord does not currently control Enerplus and its subsidiaries.

Chord will not control Enerplus and its subsidiaries until completion of the arrangement and the business and results of operations of Enerplus may be adversely affected by events that are outside of Chord’s control during the intervening period. The performance of Enerplus may be influenced by, among other factors, economic downturns, changes in commodity prices, political instability in the countries in which Enerplus operates, changes in applicable laws, expropriation, increased environmental regulation, volatility in the financial markets, unfavorable regulatory decisions, litigation, rising costs, civic and labor unrest, disagreements with joint venture partners, delays in ongoing exploration and development projects and other factors beyond Chord’s control. As a result of any one or more of these factors, among others, the operations and financial performance of Enerplus may be negatively affected, which may adversely affect the future financial results of the combined company.

Failure to complete the arrangement could negatively impact Chord’s stock price and have a material adverse effect on its results of operations, cash flows and financial position.

If the arrangement is not completed for any reason, including as a result of failure to obtain all requisite Regulatory Approvals or if the Chord stockholders or Enerplus shareholders fail to approve the stock issuance proposal and the arrangement resolution, respectively, the ongoing businesses of Chord may be materially adversely affected and, without realizing any of the benefits of having completed the arrangement, Chord would be subject to a number of risks, including the following:

•	Chord may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	Chord and its subsidiaries may experience negative reactions from their customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners;

•	Chord will still be required to pay certain significant costs relating to the arrangement, such as legal, accounting, financial advisor and printing fees;

•	Chord may be required to pay a termination fee as required by the arrangement agreement;

•

the arrangement agreement places certain restrictions on the conduct of the Chord’s business prior to the completion of the arrangement agreement, which may delay or prevent Chord from undertaking business opportunities that, absent the arrangement agreement, may have been pursued;

•

matters relating to the arrangement (including integration planning) require substantial commitments of time and resources by Chord’s management, which may have resulted in the distraction of Chord’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

•	litigation related to any failure to complete the arrangement or related to any enforcement proceeding commenced against Chord to perform its obligations pursuant to the arrangement agreement.

If the arrangement is not completed, the risks described above may materialize and they may have a material adverse effect on Chord’s results of operations, cash flows, financial position and stock price.

Completion of the arrangement may trigger change in control or other provisions in certain agreements to which Chord or Enerplus is a party.

The completion of the arrangement may trigger change in control or other provisions in certain agreements to which Chord or Enerplus is a party. If Chord and Enerplus are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under such agreements, potentially terminating such agreements, or seeking monetary damages. Even if Chord and Enerplus are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate such agreements on terms less favorable to Chord or Enerplus.

Chord and Enerplus are expected to incur significant transaction costs in connection with the arrangement, which may be in excess of those anticipated by them.

Chord and Enerplus have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the arrangement, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Chord whether or not the arrangement is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. Chord will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Chord and Enerplus will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the arrangement and the integration of the two companies’ businesses. While Chord and Enerplus have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Chord even if the arrangement is not completed, could have an adverse effect on Chord’s financial condition and operating results.

Litigation relating to the arrangement could result in an injunction preventing the completion of the arrangement and/or substantial costs to Chord and Enerplus.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisitions, mergers or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Chord’s and Enerplus’ respective liquidity and financial condition.

Lawsuits that may be brought against Chord, Enerplus or their respective directors which could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the arrangement agreement already implemented and to otherwise enjoin the parties from consummating the arrangement. One of the conditions to the Closing is that no injunction by any court or other tribunal of competent jurisdiction has been entered and continues to be in effect and no law has been adopted or is effective, in either case that prohibits or makes illegal the Closing. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the arrangement, that injunction may delay or prevent the arrangement from being completed within the expected timeframe or at all, which may adversely affect Chord’s and Enerplus’ respective business, financial position, results of operations and cash flows.

There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the arrangement is completed may adversely affect Chord’s or Enerplus’ business, financial condition, results of operations and cash flows.

Enerplus may have liabilities that are not known to Chord.

Enerplus may have liabilities that Chord failed, or was unable, to discover in the course of performing its due diligence investigations. Other than publicly available information, all historical information relating to Enerplus has been provided in exclusive reliance on the information made available to us by Enerplus and its representatives. Through the completion of the arrangement, Enerplus continues to be obligated to file its current and annual reports with the SEC. Additionally, pursuant to the arrangement agreement, during the period from the date of the arrangement agreement until the earlier of the effective time and the termination thereof, Enerplus is required to notify us in writing of any material change in the business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise), or financial condition of it and its subsidiaries on a consolidated basis or any change in any representation or warranty it has provided in the arrangement agreement that may render any representation or warranty misleading or untrue in any material respect. Chord may learn additional information about the other party that materially adversely affects it, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. As a result of these factors, the combined company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the combined company reporting losses. Even if Chord’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the combined company’s financial condition and results of operations and could contribute to negative market perceptions about Chord common stock.

The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.

The combined company will account for the arrangement as an acquisition of a business in accordance with U.S. GAAP. Under the acquisition method of accounting, the assets and liabilities of Enerplus and its subsidiaries will be recorded, as of completion, at their respective fair values and added to those of Chord. The reported financial condition and results of operations of Chord for periods after completion of the arrangement will reflect Enerplus’ balances and results after completion of the arrangement, but will not be restated retroactively to reflect the historical financial position or results of operations of Enerplus and its subsidiaries for periods prior to the arrangement.

Under the acquisition method of accounting, the total purchase price will be allocated to Enerplus’ identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the completion date of the arrangement, with any excess purchase price over those fair values recorded as goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

Potential payments to Enerplus shareholders who exercise dissent rights could have an adverse effect on the combined company’s financial condition.

Enerplus shareholders have the right to exercise dissent rights and demand payment equal to the fair value of their Enerplus common shares. If dissent rights are properly exercised in respect of a significant number of Enerplus common shares, a substantial payment may be required to be made to such Enerplus shareholders, which could have an adverse effect on the combined company’s financial condition and cash flows. Such payment, however, shall be reduced by the portion of the additional dividend that an Enerplus shareholder has received (or is entitled to receive), if any.

Risk Factors Relating to the Combined Company Following the Arrangement

The combined company may be unable to integrate the businesses of Chord and Enerplus successfully or realize the anticipated benefits of the arrangement.

The arrangement involves the combination of two companies that currently operate as independent public companies. The combination of two independent businesses is complex, costly and time consuming, and each of Chord and Enerplus will be required to devote significant management attention and resources to integrating the business practices and operations of Enerplus into Chord. Potential difficulties that Chord and Enerplus may encounter as part of the integration process include the following:

•

the inability to successfully combine the business of Chord and Enerplus in a manner that permits the combined company to achieve, on a timely basis, or at all, the enhanced revenue opportunities and cost savings and other benefits anticipated to result from the arrangement;

•

complexities associated with managing the combined businesses, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•	the assumption of contractual obligations with less favorable or more restrictive terms; and

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the arrangement.

In addition, Chord and Enerplus have operated and, until the completion of the arrangement, will continue to operate, independently. It is possible that the integration process could result in:

•	diversion of the attention of each company’s management; and

•	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the arrangement, or could reduce each company’s earnings or otherwise adversely affect the business and financial results of the combined company following the arrangement.

Declaration, payment and amounts of dividends, if any, distributed to stockholders of the combined company will be uncertain.

Although Chord has paid cash dividends on Chord common stock in the past, Chord stockholders have no contractual or other legal right to dividends that have not been declared and Chord may determine not to declare dividends in the future or may reduce the amount of dividends in the future. The combined company board, therefore, may also determine not to declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of the combined company board and will depend on combined company’s results of operations, financial condition, cash requirements, future prospects and other considerations that the combined company board deems relevant, including, but not limited to:

•	the combined company may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position;

•

decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the combined company board, which could change its dividend practices at any time and for any reason;

•	the combined company’s desire to maintain or improve the credit ratings on its debt;

•	the amount of dividends that the combined company may distribute to its stockholders or shares that it may repurchase from its stockholders is subject to restrictions under Delaware law; and

•	the agreements governing the combined company’s indebtedness.

The trading price and volume of the combined company common stock may be volatile following the arrangement.

The trading price and volume of the combined company common stock may be volatile following completion of the arrangement. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the combined company common stock. As a result, you may suffer a loss on your investment. Many factors may impair the market for the combined company common stock and the ability of investors to sell shares at an attractive price, and could also cause the market price and demand for the combined company common stock to fluctuate substantially, which may negatively affect the price and liquidity of the combined company common stock. Many of these factors and conditions are beyond the control of the combined company or the combined company stockholders.

The market price of Chord common stock may decline if large amounts of Chord common stock are sold following the arrangement and may be affected by factors different from those that historically have affected or currently affect the market price of Chord common stock.

The market price of Chord common stock may fluctuate significantly following completion of the arrangement and holders of Chord common stock could lose some or all of the value of their investment. If the arrangement is consummated, Chord will issue shares of Chord common stock to former Enerplus shareholders. The arrangement agreement contains no restrictions on the ability of former Enerplus shareholders to sell or otherwise dispose of such shares following completion of the arrangement. Former Enerplus shareholders may decide not to hold the shares of Chord common stock that they receive in the arrangement, and Chord’s historic stockholders may decide to reduce their investment in Chord as a result of the changes to Chord’s investment profile as a result of the arrangement. These sales of Chord common stock (or the perception that these sales may occur) could have the effect of depressing the market price for Chord common stock. In addition, Chord’s financial position after completion of the arrangement may differ from its financial position before the completion of the arrangement, and the results of Chord’s operations and cash flows after the completion of the arrangement may be affected by factors different from those currently affecting its financial position or results of operations and cash flows, all of which could adversely affect the market price of Chord common stock. Accordingly, the market price and performance of Chord common stock is likely to be different from the performance of Chord common stock prior to the arrangement. Furthermore, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, Chord common stock, regardless of our actual operating performance.

Enerplus’ public filings are subject to Canadian disclosure standards, which differ from SEC disclosure requirements.

Chord’s reserve estimates have been prepared in accordance with FASB ASC Topic 932 – Extractive Activities – Oil and Natural Gas under U.S. GAAP and subpart 1200 of Regulation S-K promulgated by the SEC (the “U.S. Standards”). Chord has not been involved in the preparation of Enerplus’ historical oil and natural gas reserves estimates. Enerplus’ historical oil and natural gas reserves estimates were prepared in accordance with the standards set forth in the COGE Handbook and the reserves definitions contained in NI 51-101 and the COGE Handbook, which differ from the requirements of United States securities laws, and certain reserves information are presented in accordance with U.S. Standards. In addition to being a reporting issuer in all provinces of Canada, Enerplus is a registrant with the SEC but is permitted to present disclosure of its reserves information in accordance with the standards set out in the COGE Handbook and the reserves definitions contained in NI 51-101 and the COGE Handbook.

Estimates of reserves made in accordance with NI 51-101 will differ from corresponding U.S. GAAP standardized measure prepared in accordance with U.S. Standards and those differences may be material. For example, the U.S. standards require United States oil and gas reporting companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and production due to others but permits the optional disclosure of probable and possible reserves in accordance with SEC’s definitions. However, NI 51-101 requires Canadian oil and gas reporting companies, in their filings with Canadian securities regulatory authorities, to disclose proved, probable and proved plus probable reserves. In addition, the COGE Handbook and NI 51-101 permit the presentation of reserves estimates on a “gross” basis, representing Enerplus’ working interest share before deduction of royalties, whereas the U.S. Standards require the presentation of net reserve estimates after the deduction of royalties and similar payments. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the COGE Handbook, and those applicable under the U.S. Standards. NI 51-101 requires that proved undeveloped reserves be reviewed annually for retention or reclassification if development has not proceeded as previously planned, while the U.S. Standards specify a five-year limit after initial booking for the development of proved undeveloped reserves. Finally, the SEC prohibits disclosure of oil and gas resources in SEC filings, including contingent resources, whereas Canadian securities regulatory authorities allow disclosure of oil and gas resources. Resources are different than, and should not be construed as, reserves. The foregoing is not an exhaustive summary of Canadian or U.S. reserves reporting requirements.

The unaudited pro forma condensed combined financial statements and the unaudited prospective financial and operating information prepared by Chord included in this proxy statement are based on a number of preliminary estimates and assumptions and the actual results of operations, cash flows and financial position of the combined company after the arrangement may differ materially.

The unaudited pro forma condensed combined financial statements and the unaudited prospective financial information and operating information in this proxy statement is presented for illustrative purposes only, has been prepared based on available information and certain assumptions and estimates that Chord believes are reasonable, and is not necessarily indicative of what Chord’s actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, the combined company’s actual results and financial position after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included in this proxy statement. The unaudited pro forma condensed combined financial statements have been prepared with Chord as the accounting acquirer under U.S. GAAP and reflect adjustments based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed.

The financial forecasts are based on various assumptions that may not be realized.

The financial estimates set forth in the forecasts included under the sections “The Arrangement — Certain Unaudited Prospective Financial and Operating Information” were based on assumptions of, and information available to, Chord management when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond Chord’s control and may not be realized. Many factors mentioned in this proxy statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from Chord’s estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

Chord’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and Chord does not undertake any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. The Forecasted Financial Information (as defined below) included in this proxy statement has been prepared by, and is the responsibility of, Chord management. Neither Chord’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), nor any other independent registered public accounting firm, including Enerplus’ independent registered public accounting firm, KPMG LLP (“KPMG”), have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, PricewaterhouseCoopers and KPMG do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. See “The Arrangement — Certain Unaudited Prospective Financial and Operating Information” for more information.

The synergies and other anticipated benefits attributable to the arrangement may vary from expectations.

The combined company may fail to realize the anticipated benefits and synergies expected from the arrangement, which could adversely affect the combined company’s business, financial condition and operating results. The success of the arrangement will depend, in significant part, on the combined company’s ability to successfully integrate the acquired business, grow the revenue of the combined company and realize the anticipated strategic benefits and synergies from the combination. Chord and Enerplus believe that the combination of the companies will provide operational and financial scale, increase free cash flow, and generate meaningful stockholder return. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the arrangement. This growth and the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the combined company is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the arrangement within the anticipated timing or at all, the combined company’s business, financial condition and operating results may be adversely affected.

The future results of the combined company following the arrangement will suffer if the combined company does not effectively manage its expanded operations.

Following the arrangement, the size of the business of the combined company will increase significantly. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the arrangement.

The arrangement may result in a loss of customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners and may result in the termination of existing contracts.

Following the arrangement, some of the customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners of Chord or Enerplus may terminate or scale back their current or prospective business relationships with the combined company. Some customers may not wish to source a larger percentage of their needs from a single company or may feel that the combined company is too closely allied with one of their competitors. In addition, Chord and Enerplus have contracts with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners that may require Chord or Enerplus to obtain consents from these other parties in connection with the arrangement, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners are adversely affected by the arrangement, or if the combined company, following the arrangement, loses the benefits of the contracts of Chord or Enerplus, the combined company’s business and financial performance could suffer.

The Chord Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by Chord stockholders, which could limit Chord stockholders’ ability to obtain a favorable judicial forum for disputes with Chord or its directors, officers or other employees.

The Chord Certificate of Incorporation provides that, unless Chord consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Chord, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of Chord to Chord or the Chord stockholders, (iii) any action asserting a claim against Chord arising pursuant to any provision of the DGCL, the Chord Certificate of Incorporation or the Chord Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Chord Certificate of Incorporation or the Chord Bylaws, (v) any action asserting a claim against Chord governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such actions or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).

Chord’s exclusive forum provision is not intended to apply to claims arising under the Securities Act or the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the forum selection provision with respect to such claims, and in any event, the Chord stockholders would not be deemed to have waived Chord’s compliance with federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Chord is deemed to have received notice of and consented to the foregoing forum selection provision. This provision may limit Chord stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with Chord or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Chord may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition, prospects or results of operations.

Other Risk Factors Relating to Chord and Enerplus

As a result of entering into the arrangement agreement, Chord’s and Enerplus’ businesses are and will be subject to the risks described above. In addition, Chord and Enerplus are, and following completion of the arrangement, Chord will be, subject to the risks described in Chord’s most recent Annual Report on Form 10-K as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Enerplus’ most recent Annual Report on Form 40-F as updated by subsequent Current Reports on Form 6-K, which are filed with the SEC and incorporated by reference into this proxy statement. See “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.

THE SPECIAL MEETING

General

This proxy statement is being provided to Chord stockholders as part of a solicitation of proxies by the Chord board of directors for use at the special meeting and at any adjournments or postponements of such special meeting. This proxy statement provides Chord stockholders with important information about the special meeting and should be read carefully in its entirety.

Date, Time and Place of the Special Meeting

The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CHRD2024SM, on May 14, 2024 at 9:00 AM, Central Time.

Purpose of the Special Meeting

At the special meeting, Chord is asking holders of shares of Chord common stock to vote on the following proposals:

(a)	Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of shares of Chord common stock to Enerplus shareholders in connection with the arrangement;

(b)	Proposal No. 2 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares; and

(c)

Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

Board Recommendation

After determining that it is advisable and in the best interests of Chord and Chord stockholders to consummate the arrangement as contemplated by the arrangement agreement and adopt the Charter Amendment, conditioned upon the Closing, the Chord board of directors unanimously authorized, approved, and declared advisable the issuance of shares of Chord common stock. Accordingly, the Chord board of directors unanimously recommends that Chord stockholders vote “FOR” each of the proposals to be considered and voted upon at the special meeting.

Chord stockholders can cast separate votes on each proposal.

There are certain risks associated with the arrangement. See the “Risk Factors” section of this proxy statement for more information regarding such risks. Chord stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the arrangement. In particular, Chord stockholders are directed to the arrangement agreement, which is attached as Annex A to this proxy statement.

Record Date; Outstanding Shares; Shares Entitled to Vote

The Chord board of directors has fixed the close of business on April 8, 2024 as the record date for determination of Chord stockholders entitled to notice of, and to vote at, the special meeting. Only Chord stockholders of record holding shares of Chord common stock as of the record date will receive notice of, and be entitled to vote at, the special meeting and any adjournments, postponements or continuations of the special meeting.

As of the record date for the special meeting, there were 41,563,092 shares of Chord common stock outstanding and held by approximately 280 Chord stockholders of record. Each Chord stockholder is entitled to one vote at the special meeting for each share of Chord common stock held by that stockholder at the record date. Chord common stock is the only security the holders of which are entitled to notice of, and to vote at, the special meeting.

If you own shares that are registered in the name of someone else, such as a bank, broker or other nominee, you need to direct that organization to vote those shares or vote the shares yourself at the special meeting.

Quorum

The holders of a majority of the shares of Chord common stock issued and outstanding and entitled to vote at the special meeting must be present in person (online) or represented by proxy in order to constitute a quorum for all matters to come before the special meeting. A quorum must be present in order for there to be a vote on each of the proposals to be considered at the special meeting. It is important that Chord stockholders vote promptly so that their shares are counted toward the quorum.

Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the stock issuance proposal and the adjournment proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on the stock issuance proposal and the adjournment proposal with a broker non-vote. Therefore, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the stock issuance proposal and the adjournment proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the stock issuance proposal and the adjournment proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal, but will not be voted with respect to the other proposal. Because the charter amendment proposal is considered a “routine” proposal, brokers, banks, and other nominees have discretionary authority to vote on the charter amendment proposal. Accordingly, we do not expect broker non-votes in connection with the charter amendment proposal.

Chord may adjourn the special meeting if a quorum is not present at the special meeting. Regardless of whether a quorum is present at the special meeting, Chord’s chair of the board or the person presiding as chairman of the special meeting may adjourn the special meeting to a later date, without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Chord will provide notice of the adjourned special meeting to each Chord stockholder of record entitled to vote at that special meeting scheduled to a later date.

Beneficial Ownership of Securities

To Chord’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Chord common stock as of April 8, 2024 by (i) each person who is known by Chord to own beneficially more than five percent of the outstanding shares of Chord common stock, (ii) each named executive officer of Chord, (iii) each director of Chord and (iv) all directors and executive officers as a group. It is expected that each Chord’s directors and executive officers will vote “FOR” each of the proposals.

Chord has determined beneficial ownership in accordance with the rules of the SEC. Information set forth in the tables below with respect to beneficial ownership of Chord common stock has been obtained from filings made by the named beneficial ownership with the SEC as of April 8, 2024 or, in the case of Chord’s current executive officers and directors, has been provided to us by such individuals. Except as indicated by the footnotes below, Chord believes, based on the information furnished to Chord, that the persons and entities named in the table below have sole voting and investment power with respect to all Chord common stock that he, she or it beneficially owns.

Unless otherwise noted, the mailing address of each person or entity named below is 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Name of Person or Identity of Group	Number of CHRD Shares	Percent of Class(1)	Number of CHRD Warrants	Percent of Class(2)
5% Stockholders:
BlackRock, Inc.(3)	5,376,624	12.94%	—	—
The Vanguard Group, Inc.(4)	4,343,891	10.45%	—	—
Fidelity Management & Research Company LLC(5)	3,646,278	8.77%	—	—
Wellington Management Group LLP(6)	2,511,603	6.04%	—	—
Directors and Named Executive Officers:
Douglas E. Brooks	24,110	*	3	*
Daniel E. Brown	150,079	*	—	—
Susan M. Cunningham	10,225	*	—	—
Samantha F. Holroyd	12,875	*	—	—
Paul J. Korus	11,573	*	—	—
Kevin S. McCarthy	15,702	*	—	—
Anne Taylor	8,485	*	—	—
Cynthia L. Walker	16,885	*	—	—
Marguerite N. Woung-Chapman	6,041	*	—	—
Darrin J. Henke	—	—	—	—
Shannon B. Kinney	—	—	—	—
Michael H. Lou	33,255	*	557	*
Richard N. Robuck	—	—	12	*
All directors and executive officers as a group (13 persons)	289,230	*	572	*

*	Less than 1%.
(1)	Based upon an aggregate of 41,563,092 shares outstanding as of April 8, 2024.
(2)	Based upon an aggregate of 492,957 warrants outstanding as of April 8, 2024.
(3)

According to a Schedule 13G/A, dated January 23, 2024, filed with the SEC by BlackRock, Inc., it has sole voting power over 5,294,137 shares and sole dispositive power over 5,376,624 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)

According to a Schedule 13G/A, dated February 13, 2024, filed with the SEC by Vanguard Group Inc, it has sole dispositive power over 4,268,361 of these shares, shared voting power over 36,090 of these shares and shared dispositive power over 75,530 of these shares. The address of Vanguard Group Inc is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

According to a Schedule 13G/A, dated February 9, 2024, filed with the SEC by FMR LLC, it has sole voting power over 3,643,318 shares and sole dispositive power over 3,646,278 shares. The address of FMR LLC is 245 Summer Street, Boston MA 02210.

(6)

According to a Schedule 13G/A, dated February 8, 2024, filed with the SEC by Wellington Management Group LLP, it has shared voting power over 2,190,844 of these shares and shared dispositive power over 2,511,603 of these shares. The address of Wellington Management Group LLC is 280 Congress Street, Boston MA 02210.

Required Vote

Assuming a quorum is present at the special meeting, approval of the stock issuance proposal and the adjournment proposal will each require the affirmative vote of a majority of the voting power of shares of Chord common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. Approval of the charter amendment proposal is not a condition to consummating the arrangement, however, adoption of the Charter Amendment is conditioned upon the Closing. Approval of the charter amendment proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Chord common stock entitled to vote. An abstention from voting at the special meeting will have the same effect as a vote “AGAINST” the stock issuance proposal, the charter amendment proposal and the adjournment proposal, respectively. The failure of a Chord stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal and the adjournment proposal and will have the same effect as a vote “AGAINST” the charter amendment proposal. A broker non-vote will not be voted on the stock issuance proposal or the adjournment proposal.

Voting by Proxy

This proxy statement is being sent to you on behalf of the Chord board of directors for the purpose of requesting that you allow your shares of Chord common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Chord common stock represented at the special meeting by properly executed proxy cards, voted over the telephone or voted over the internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:

•	“FOR” Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of shares of Chord common stock to Enerplus shareholders in connection with the arrangement;

•

“FOR” Proposal No. 2 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares; and

•

“FOR” Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

How to Vote

You may vote by any of the four methods listed below. If your Chord common stock is held in “street name” by your bank, broker or other nominee, please see “How do I vote if my Chord common stock is held in “street name” by my bank, broker or other nominee?” below.

 Internet. You may vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Chord stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) May 13, 2024.

 Telephone. You may vote by telephone by following the instructions on the instructions that accompanied your proxy materials. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Chord stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 13, 2024.

 Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 13, 2024.

 Meeting. You may attend and vote electronically at the special meeting.

The Chord board of directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most Chord stockholders to attend and vote at the special meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the special meeting if you later decide to attend in person (online).

If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.

Revoking Your Proxy

You may revoke your proxy before the voting polls are closed at the special meeting, by the following methods:

•	voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on May 13, 2024;

•	voting in person (online) at the special meeting;

•	delivering to our Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or

•	giving notice to the inspector of elections at the special meeting.

If your Chord common stock is held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed to a later date. Regardless of whether a quorum is present at the special meeting, Chord’s chair of the board or the person presiding as chairman of the special meeting may adjourn the special meeting to a later date, without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Chord will provide notice of the adjourned special meeting to each Chord stockholder of record entitled to vote at that special meeting scheduled to a later date. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Chord stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the rescheduled special meeting.

Householding

One copy of this proxy statement and notice will be sent to Chord stockholders that share an address, unless they have notified Chord that they want to continue receiving multiple packages. Each Chord stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at a household and helps to reduce Chord’s expenses. A copy will also be sent upon written or oral request to any Chord stockholder of a shared address to which a single copy was delivered. If two or more Chord stockholders with a shared address are currently receiving only one copy, then they may request to receive multiple packages in the future, or if a Chord stockholder is currently receiving multiple packages, then the Chord stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Chord Energy Corporation, 1001 Fannin Street, Suite 1500, Houston, Texas 77002 or by calling (281) 404-9500.

Solicitation of Proxies

Chord will bear all costs of solicitation related to the special meeting. In addition to sending and making available these materials, some of Chord’s directors, officers and other employees may solicit proxies by contacting Chord stockholders via the Internet, by mail, personal interview or telephone. None of Chord’s officers or employees will receive any extra compensation for soliciting Chord stockholders. Chord may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and Chord will reimburse the forwarding expenses. In addition, Chord has retained Alliance Advisors, LLC, to assist in the solicitation of proxies. For these proxy solicitation services, we will pay Alliance Advisors, LLC and estimated fee of approximately $28,000, plus reasonable out-of-pocket expenses and fees for any additional services.

Other Business

Chord does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their judgment.

Assistance in Completing the Proxy Card

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Chord’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Banks, Brokerage Firms and Stockholders, please call toll free: (855) 973-0090

Email: chrd@allianceadvisors.com

THE ARRANGEMENT

This section of the proxy statement describes the material aspects of the proposed arrangement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the arrangement agreement, a copy of which is attached to this proxy statement as Annex A, for a more complete understanding of the proposed arrangement. In addition, important business and financial information about each of Enerplus and Chord is included in, or incorporated by reference into, this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.

Structure of the Arrangement

On February 21, 2024, Chord and Canadian Sub entered into the arrangement agreement with Enerplus, pursuant to which, among other things, Canadian Sub will acquire all of the issued and outstanding Enerplus common shares in exchange for stock consideration and cash consideration, with Enerplus becoming a wholly-owned subsidiary of Chord. The arrangement will be implemented by way of a Canadian plan of arrangement pursuant to the ABCA and is subject to the approval by the Court, Chord stockholders and Enerplus shareholders and certain other customary conditions precedent. The parties intend to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof with respect to the issuance of the Chord common stock under the arrangement.

If the arrangement is completed, Enerplus shareholders (other than Enerplus common shares held by dissenting Enerplus shareholders) will receive (i) 0.10125 of a share of Chord common stock and (ii) $1.84 in cash, in exchange for each Enerplus common share they hold, subject to adjustment as set forth in the arrangement agreement, if applicable. Any shares in respect of which dissent rights have been properly exercised and not withdrawn, pursuant to Section 191 of the ABCA, will be deemed to be transferred and assigned to Canadian Sub, but will not be entitled to receive the stock consideration or cash consideration and will, instead, be subject to dissent rights under the ABCA, as modified by the plan of arrangement and the interim order of the Court. The payment made to an Enerplus shareholder validly exercising and not withdrawing dissent rights will be reduced by the portion of the additional dividend that the Enerplus shareholder has received (or is entitled to receive), if any. Chord stockholders will continue to own their existing shares, and the Chord common stock will not be affected by the arrangement. Upon completion of the arrangement, it is expected that Chord stockholders will own approximately 67%, and Enerplus shareholders will own approximately 33% of the combined company on a fully diluted basis.

Background of the Arrangement

In the ordinary course, the Chord board of directors, consistent with its fiduciary duties, and management continually evaluate Chord’s operations, performance, strategy, financial position and future business prospects and risks in light of current business and economic conditions with a focus on generating long-term value by leveraging assets to create efficiencies, increasing free cash flow and returning cash to stockholders. In connection with such evaluation, the Chord board of directors and the Chord management team also review and assess potential strategic alternatives available to Chord, including mergers and acquisition transactions. As part of such assessments, Chord has from time to time engaged Citi, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and/or other financial advisors to assist the Chord board of directors and management in connection with such assessments, Vinson & Elkins L.L.P. (“Vinson & Elkins”) and/or Wachtell Lipton Rosen & Katz (“Wachtell Lipton”) to serve as legal counsel in connection with potential transactions and other corporate matters and, with respect to matters of Canadian law, Goodmans LLP (“Goodmans”).

Chord and Enerplus are generally familiar with one another as each has long-standing positions in the E&P industry. Representatives of each of Chord and Enerplus have discussed a strategic transaction from time to time over the past two years. The terms of the arrangement are the result of arm’s-length negotiations between Chord and Enerplus. The following is a summary of the events leading up to the signing of the arrangement agreement and key meetings, negotiations, discussions and actions involving Chord, Enerplus and their respective representatives that preceded the public announcement of the arrangement.

On May 3, 2023, Mr. Daniel Brown, Chord President, Chief Executive Officer and board member, and Mr. Ian Dundas, Enerplus President, Chief Executive Officer and board member, held a telephone call during which they discussed the challenges facing the upstream oil and gas industry as well as the relative strategic merits of a combination of Chord and Enerplus.

On May 22, 2023, the Chord board of directors convened a meeting with certain members of the Chord management team and representatives of Citi in attendance to discuss, among other things, a potential strategic transaction with Enerplus, including potential benefits and drawbacks of pursuing such a transaction relative to other strategic alternatives (including maintaining the status quo). After discussion, the Chord board of directors authorized Mr. Brown to make a non-binding proposal to acquire Enerplus at a fixed exchange ratio of 0.1090 of a share of Chord common stock for each outstanding Enerplus common share, comprised of 80% stock and 20%

cash consideration equating to 0.0872 of a share of Chord common stock and cash consideration equal in value to 0.0218 of a share of Chord common stock per Enerplus common share, subject to the completion of due diligence and negotiation of definitive documentation (the “First Chord Proposal”). The First Chord Proposal implied a total value of $16.37 per Enerplus common share based on closing share prices on May 23, 2023 and would have resulted in Chord stockholders and Enerplus shareholders owning approximately 70% and 30% of the combined company, respectively. The First Chord Proposal implied a 10.4% premium to the closing price of Enerplus common shares on the NYSE on May 23, 2023. On May 23, 2023, the closing price of Chord common stock on the Nasdaq was $150.18 per share and the closing price of Enerplus common shares on the NYSE was $14.83 per share.

On May 23, 2023, Mr. Brown called Mr. Dundas to convey the First Chord Proposal and followed up via email to Mr. Dundas to confirm in writing the terms thereof.

On May 30, 2023, Mr. Brown and Mr. Dundas had a telephone call to discuss the First Chord Proposal. Mr. Dundas expressed to Mr. Brown that Enerplus was not interested in pursuing a combination at that time.

On June 6, 2023, Mr. Lynn Peterson, the Chair of the Chord board of directors at the time, called Ms. Hilary Foulkes, the Chair of the Enerplus board of directors, to follow up on the First Chord Proposal and Enerplus’ reaction thereto. Mr. Peterson advised Ms. Foulkes that Chord remained interested in pursuing a business combination between the parties and would remain available for future discussions.

Between early June 2023 and late November 2023, the Chord board of directors, with the assistance of Chord management and Chord’s external advisors, continued to evaluate strategic alternatives and business development opportunities, including a potential business combination with Enerplus.

On August 2, 2023, Chord issued its earnings release for the second quarter of 2023 announcing, among other things, that Chord had consummated $31.0 million in share repurchases during the second quarter of 2023 at a weighted average price of $147.59 per share of Chord common stock and that the Chord board of directors had declared a base-plus-variable cash dividend of $1.36 per share of Chord common stock with respect to the second quarter of 2023. On August 2, 2023, the closing price of Chord common stock on the Nasdaq was $154.17 per share and the closing price of Enerplus common shares on the NYSE was $16.40 per share.

On August 9, 2023, Enerplus issued its earnings release for the second quarter of 2023 announcing, among other things, that Enerplus had consummated $54.8 million in share repurchases during the second quarter of 2023 at a weighted average price of $14.45 per Enerplus common share. Additionally, the Enerplus board of directors had declared a cash dividend of $0.06 per Enerplus common share.

On November 1, 2023, Chord issued its earnings release for the third quarter of 2023 announcing, among other things, that Chord had consummated $112.3 million in share repurchases during the third quarter of 2023 at a weighted average price of $159.57 per share of Chord common stock and that the Chord board of directors had declared a base-plus-variable cash dividend of $2.50 per share of Chord common stock with respect to the third quarter of 2023. On November 1, 2023, the closing price of Chord common stock on the Nasdaq was $165.35 per share and the closing price of Enerplus common shares on the NYSE was $16.93 per share.

On November 2, 2023 Enerplus issued its earnings release for the third quarter of 2023 which announced, among other things, that Enerplus had consummated approximately $55.1 million in share repurchases during the third quarter of 2023 at a weighted average price of $16.85 per Enerplus common share. Additionally, the Enerplus board of directors had declared a cash dividend of $0.06 per Enerplus common share.

On November 17, 2023, the Chord board of directors convened a meeting attended by members of Chord management and representatives of Citi to discuss potential strategic alternatives and business development opportunities, including a potential transaction with Enerplus. After discussion and consideration of various alternatives the Chord board of directors had evaluated over the past several months, the Chord board of directors authorized and instructed Mr. Brown to initiate discussions with Mr. Dundas regarding a potential business combination between Chord and Enerplus and provide to Enerplus a non-binding proposal for an all-stock combination in which Enerplus shareholders would receive a fixed exchange ratio of 0.1155 of a share of Chord common stock for each outstanding Enerplus common share, subject to the completion of due diligence and negotiation of definitive documentation (the “Second Chord Proposal”).

On November 20, 2023, Mr. Brown had a telephone call with Mr. Dundas. Mr. Brown expressed that Chord remained interested in pursuing a potential business combination with Enerplus and shared Chord’s view of the potential benefits of such a combination. Following this call and on the same date, Chord sent Enerplus the Second Chord Proposal. The proposed all-stock exchange ratio in the Second Chord Proposal represented an implied a value of $18.78 per Enerplus common share based on closing share prices on November 17, 2023. The combination would have resulted in Chord stockholders and Enerplus shareholders owning approximately 64% and 36% of the pro forma company, respectively. The Second Chord Proposal implied a 15.5% premium to the closing price of Enerplus common shares on the NYSE on November 17, 2023. On November 17, 2023, the closing price of Chord common stock on the Nasdaq was $162.59 per share and the closing price of Enerplus common shares on the NYSE was $16.26 per share.

On November 30, 2023, Mr. Brown had a telephone call with Mr. Dundas, in which Mr. Dundas informed Mr. Brown that the Enerplus board of directors would be holding a meeting the following week to discuss, among other things, the Second Chord Proposal. Mr. Dundas informed Mr. Brown that Enerplus would reach out following the meeting.

On December 5, 2023, Mr. Dundas contacted Mr. Brown to advise him that Enerplus was continuing to evaluate the Second Chord Proposal and was interested in pursuing discussions in respect of a potential business combination with Chord, including proceeding to an exchange of information to facilitate reciprocal due diligence and evaluation of the merits of a business combination transaction between the parties. Mr. Brown and Mr. Dundas discussed certain preliminary matters regarding the terms of the Second Chord Proposal, including, among other things, the proposed consideration (including the amount and type), preliminary due diligence matters, process and expected timeline to reach a definitive agreement. Mr. Brown and Mr. Dundas agreed that, as an immediate next step, the parties should sign a non-disclosure agreement to further progress discussions and facilitate the exchange of non-public information, and Mr. Brown stated that Chord would provide a draft non-disclosure agreement to Enerplus for review.

On December 6, 2023, representatives of Chord sent representatives of Enerplus an initial draft of a mutual non-disclosure agreement.

On December 7, 2023, the Chord board of directors convened a meeting with certain members of the Chord management team to discuss, among other things, the status of the review and evaluation of a potential business combination with Enerplus. At the meeting, Mr. Brown updated the Chord board of directors on his subsequent conversations with Mr. Dundas regarding the Second Chord Proposal. After discussion, the Chord board of directors authorized management (together with Chord’s advisors) to continue its evaluation and negotiation of a business combination with Enerplus.

During the week of December 11, 2023, Mr. Brown had multiple telephone discussions with Mr. Dundas concerning the terms of the non-disclosure agreement and a proposed timeline for pursuing a potential transaction, including the proposed due diligence process. On December 12, 2023, Chord and Enerplus entered into a mutual non-disclosure agreement, which contained, among other things, mutual standstill obligations in favor of each party. On December 13, 2023, Mr. Brown and Mr. Dundas discussed via email next steps, timing and logistics, as well as the exchange of relevant due diligence materials via virtual data rooms.

On December 18, 2023, Mr. Brown and Mr. Dundas held a virtual meeting during which they discussed process, logistics and timing, including Chord’s anticipated timing for circulating an initial draft of an arrangement agreement and plan of arrangement. Also on December 18, 2023, Chord and Enerplus exchanged certain internally prepared estimates of future financial metrics.

On December 22, 2023, Chord delivered initial drafts of an arrangement agreement and plan of arrangement to representatives of Enerplus contemplating a transaction in which a wholly owned subsidiary of Chord would acquire Enerplus in an all-stock transaction. The draft arrangement agreement included, among other things, (i) limited representations and warranties and covenants of Chord relative to those applicable to Enerplus, (ii) mutual non-solicitation covenants with customary exceptions, (iii) provisions prohibiting each party from terminating the arrangement agreement in order to accept a “superior proposal” unless such party’s stockholders or shareholders, as applicable, had voted on and failed to approve the transaction (a “force the vote provision”), (iv) amounts payable by either party if its stockholders or shareholders, as applicable, voted on and failed to approve the transaction (“naked no-vote termination fees”) and (v) a six-month “outside date,” subject to a six-month extension exercisable by either party in certain circumstances.

On December 27, 2023, the Chord board of directors appointed Susan Cunningham to serve as the Chair of the Chord board of directors, effective January 1, 2024, in connection with the conclusion of Lynn A. Peterson’s service as Executive Chair of the Chord board of directors on December 31, 2023. Mr. Brown sent a message to Mr. Dundas informing him of the appointment.

From January 2, 2024 through February 7, 2024, representatives of Chord and Enerplus met with representatives of their respective advisors to conduct ongoing detailed operational, financial and commercial evaluations for the purpose of determining key transaction assumptions and the pro forma ownership of the combined entity. From January 2, 2024 through February 20, 2024, representatives of Chord and Enerplus held various meetings to discuss customary operational, financial and commercial due diligence matters.

On January 9, 2024, the Chord board of directors convened a meeting with certain members of the Chord management team and representatives of Citi, Vinson & Elkins, Wachtell Lipton, Goodmans and Chord’s independent tax advisor in attendance to discuss, among other things, the status of the review and evaluation of a potential business combination with Enerplus. At the meeting, Chord management provided an update on the status of due diligence and negotiations with Enerplus, and developments since the last meeting. After discussion, the Chord board of directors authorized management (together with Chord’s advisors) to continue its evaluation and negotiation of a business combination with Enerplus.

On January 13, 2024, Mr. Brown and Mr. Dundas held a telephone call during which they discussed the anticipated timing for negotiating the arrangement agreement and the due diligence process.

On January 19, 2024, Mr. Brown and Mr. Dundas held a meeting, during which Mr. Dundas informed Mr. Brown that Enerplus was continuing its due diligence review of Chord in anticipation of an update to be provided to the Enerplus board of directors at its upcoming February 1, 2024 board meeting, and asked that Chord reaffirm the terms of the Second Chord Proposal in advance of that meeting. Also on January 19, 2024, Enerplus delivered revised drafts of the arrangement agreement and plan of arrangement to Chord. Among the revisions in the updated draft were (i) expanding the Chord representations and warranties and covenants to be generally reciprocal with those of Enerplus, (ii) removal of the mutual force the vote provisions and the proposed “naked no-vote” termination fees, and (iii) extension of the termination date.

On January 24, 2024, Mr. Brown and Mr. Dundas held a telephone call during which they discussed the potential timing of the announcement of the arrangement and upcoming Chord board of directors and Enerplus board of directors meetings.

On January 25, 2024, the Chord board of directors convened a meeting with certain members of the Chord management team and representatives of Citi, Vinson & Elkins, Wachtell Lipton, Goodmans and Chord’s independent tax advisor in attendance to discuss, among other things, the status of the review and evaluation of a potential business combination with Enerplus. At the meeting, members of Chord management provided an update on the status of due diligence and negotiations with Enerplus, including the draft arrangement agreement, and developments since the last meeting. After discussion, the Chord board of directors authorized Chord management (together with Chord’s advisors) to continue its evaluation and negotiation of a business combination with Enerplus.

On January 26, 2024, Mr. Brown and Mr. Dundas exchanged messages discussing the timing of Enerplus’ response to the Second Chord Proposal and corresponding revised drafts of the arrangement agreement and plan of arrangement.

On January 27, 2024, certain members of the Chord board of directors met with certain members of the Chord management team and Chord’s independent tax advisor to discuss potential tax implications and strategy related to the arrangement.

On January 28, 2024, the Chord board of directors convened a meeting to discuss the status of the potential transaction with Enerplus and related negotiations. After discussion, the Chord board of directors authorized Mr. Brown to deliver to Enerplus a revised non-binding proposal pursuant to which Enerplus shareholders would receive a fixed exchange ratio of 0.1090 of a share of Chord common stock for each outstanding Enerplus common share, comprised of 80% stock and 20% cash consideration equating to 0.0872 of a share of Chord common stock and cash consideration of $3.37, which was equal in value to 0.0218 of a share of Chord common stock per Enerplus common share (the “Third Chord Proposal”). The Third Chord Proposal implied a value of $16.87 per Enerplus common share based on closing share prices on January 26, 2024 and would have resulted in Chord stockholders and Enerplus shareholders owning approximately 70% and 30% of the combined company, respectively. The Third Chord Proposal implied a 15.5% premium to the closing price of Enerplus common shares on the NYSE on January 26, 2024. On January 26, 2024, the closing price of Chord common stock on the Nasdaq was $154.74 per share and the closing price of Enerplus common shares on the NYSE was $14.60 per share.

On January 29, 2024, Chord delivered the Third Chord Proposal to Enerplus, together with revised drafts of the arrangement agreement and plan of arrangement, and a draft investor presentation describing the transaction and related benefits. Mr. Brown and Mr. Dundas discussed the Third Chord Proposal, due diligence efforts to date (including open due diligence items) and the timing for finalizing definitive documentation. Mr. Brown indicated Chord had flexibility on revising the mix of stock and cash consideration to be provided to Enerplus shareholders in the arrangement.

On February 1, 2024, Mr. Brown and Mr. Dundas held a telephone call during which they discussed the Third Chord Proposal and Enerplus’ reaction, including the cash component of the proposed consideration. Mr. Dundas indicated to Mr. Brown that Enerplus was also discussing a potential strategic transaction with other counterparties and requested that Chord submit a revised proposal by February 10, 2024 to enable the Enerplus board of directors to make a final decision regarding the different proposals it was evaluating.

On February 2, 2024, Ms. Cunningham and Ms. Foulkes had a breakfast meeting in Calgary, Alberta during which they discussed, among other things, a potential transaction between Chord and Enerplus.

On February 7, 2024, certain members of the Chord and Enerplus management teams held a virtual meeting to discuss general and administrative due diligence matters, including provisions regarding employees to be included in the arrangement agreement. Representatives of Enerplus delivered to representatives of Chord revised drafts of the arrangement agreement and plan of arrangement.

On the morning of February 8, 2024, a third-party media source publicly reported that Enerplus had been approached with an acquisition proposal from Devon Energy Corporation, following which there was an increase in the trading price of Enerplus’ shares. Also on February 8, 2024, Mr. Brown and Mr. Dundas held a telephone call during which they discussed the post-transaction governance structure, timing and employee matters.

On February 9, 2024, the Chord board of directors convened a meeting with certain members of the Chord management team and representatives of Citi in attendance to discuss, among other things, the status of the review and evaluation of a potential business combination with Enerplus. At the meeting, Mr. Brown and other members of Chord management provided an update on the status of due diligence and negotiations with Enerplus, including his February 8, 2024 discussion with Mr. Dundas. After discussion, the Chord board of directors authorized Mr. Brown to make a revised non-binding proposal to acquire Enerplus in a cash-and-stock acquisition in which Enerplus shareholders would receive a fixed exchange ratio of 0.1110 of a share of Chord common stock for each outstanding Enerplus common share, comprised of 90% stock and 10% cash consideration equating to 0.0999 of a share of Chord common stock and cash consideration of $1.73, which was in value to 0.0111 of a share of Chord common stock per Enerplus common share (the “Fourth Chord Proposal”).

On February 10, 2024, representatives of Chord sent representatives of Enerplus the Fourth Chord Proposal, along with a revised draft investor presentation. The proposed consideration in the Fourth Chord Proposal implied a value of $17.32 per Enerplus common share based on closing share prices on February 9, 2024 and would have resulted in Chord stockholders and Enerplus shareholders owning approximately 67% and 33% of the pro forma company, respectively. In addition, Chord provided Enerplus with an overview of key considerations reflected in the Fourth Chord Proposal in the form of an issues list, which was prepared by Chord’s outside legal advisors and discussed with the Chord management team. Mr. Brown and Mr. Dundas had a telephone call to discuss the Fourth Chord Proposal, including valuation, composition of cash and equity consideration, and overall timing. The Fourth Chord Proposal implied an 11.4% premium to the closing price of Enerplus common shares on the NYSE on February 9, 2024. On February 9, 2024, the closing price of Chord common stock on the Nasdaq was $156.02 per share and the closing price of Enerplus common shares on the NYSE was $15.55 per share.

On February 14, 2024, Mr. Brown and Mr. Dundas had a telephone call to discuss the Fourth Chord Proposal, during which Mr. Dundas requested an increase in the proposed exchange ratio to 0.1125 of a share of Chord common stock for each outstanding Enerplus common share (inclusive of the implied exchange ratio by the cash portion of the proposal). Mr. Brown and Mr. Dundas also continued their discussions of continuing Enerplus employees, post-closing compensation, allocation of workstreams, expected synergies and return of capital strategy to be included in any deal announcement, the proportionality of the Chord dividend for Enerplus shareholders, and certain post-closing governance matters, including the number of board members of the combined company to be designated by Enerplus.

Additionally, on February 14, 2024, the Chord board of directors held its regularly scheduled meeting, at which certain members of the Chord management team were present, during which they discussed certain open points regarding post-closing governance, including the post-closing board composition and Mr. Dundas’s position with the combined company. Following discussion of Enerplus’ position regarding the Fourth Chord Proposal, the Chord board of directors determined to revise Chord’s non-binding proposal to acquire Enerplus to provide terms pursuant to which Enerplus shareholders would receive a fixed exchange ratio of 0.1125 of a share of Chord common stock for each outstanding Enerplus common share, comprised of 90% stock and 10% cash consideration equating to 0.10125 of a share of Chord common stock and cash consideration of $1.84, which was equal in value to 0.01125 of a share of Chord common stock per Enerplus common share (the “Fifth Chord Proposal”). The Fifth Chord Proposal also provided that, in connection with the Closing, Enerplus would be entitled to declare an additional dividend in an amount intended to equalize dividends declared to Enerplus shareholders with dividends declared to Chord stockholders during the period between execution of the arrangement agreement and the closing date, other than the dividends paid in March 2024 to the companies’ respective shareholders with respect to the fourth quarter of 2023.

Also on February 14, 2024, Mr. Brown and Mr. Dundas had a subsequent telephone call during which Mr. Brown informed Mr. Dundas that, subject to final approvals, the Chord board of directors had agreed to the matters raised during their previous telephone call, including Enerplus’ right to designate three independent board members and one non-independent board member to the pro forma board of directors which, relative to Chord’s right to designate six independent board members and one non-independent board member, would result in Enerplus and Chord each having the right to designate a number of independent board members approximately proportionate to their respective shareholders’ pro forma ownership of the combined company.

On February 15, 2024, Ms. Cunningham and Ms. Foulkes, held two telephone calls during which they discussed a potential transaction between Chord and Enerplus and certain post-closing governance matters, including the composition of the board of directors of the combined company. Thereafter, the Chord board of directors reconvened and discussed the conversation between Ms. Cunningham and Ms. Foulkes.

On February 16, 2024, representatives of Chord shared a revised draft of the arrangement agreement with representatives of Enerplus and conveyed the terms of the Fifth Chord Proposal. The Fifth Chord Proposal implied a value of $18.42 per Enerplus common share based on closing share prices on February 16, 2024. Among other things, the revised draft also proposed that the combined company would have seven directors designated by Chord and four designated by Enerplus. The Fifth Chord Proposal implied a 12.9% premium, and an 11.1% dividend-adjusted premium, to the closing price of Enerplus common shares on the NYSE on February 16, 2024 and would have resulted in Chord stockholders and Enerplus shareholders owning approximately 67% and 33% of the pro forma company, respectively. On February 16, 2024, the closing price of Chord common stock on the Nasdaq was $163.71 per share and the closing price of Enerplus common shares on the NYSE was $16.32 per share.

On February 17, 2024, Blake, Cassels & Graydon LLP (“Blakes”) and Latham & Watkins LLP (“Latham”), Enerplus’ legal counsel, shared revised drafts of the arrangement agreement and plan of arrangement with Vinson & Elkins, Wachtell Lipton and Goodmans.

On February 19, 2024, Mr. Brown and Mr. Dundas held discussions regarding certain arrangement agreement terms relating to post-closing governance, including the composition of the combined company board, and employee compensation matters. Vinson & Elkins shared a revised draft of the arrangement agreement reflecting these conversations with Blakes and Latham.

Early in the morning on February 20, 2024, Blakes and Latham shared a revised draft of the arrangement agreement with Vinson & Elkins, Wachtell Lipton and Goodmans. Later on February 20, 2024, the Chord board of directors convened a meeting in which certain members of the Chord management team and representatives of Citi, Vinson & Elkins, Wachtell Lipton and Goodmans were present. At the meeting, Citi reviewed its preliminary financial analysis of the proposed consideration payable by Chord in the arrangement with the Chord board of directors and Vinson & Elkins, Wachtell Lipton and Goodmans presented on the terms of the arrangement agreement and the plan of arrangement and answered questions from the Chord board of directors with respect thereto. Prior to this meeting, Citi provided to the Chord board of directors certain information regarding Citi’s material investment banking relationships with Chord and Enerplus during the approximate prior two-year period. A further discussion then ensued regarding, among other things, the terms of the arrangement agreement and the plan of arrangement, including the exchange ratio, cash consideration, implied post-closing ownership and governance of the combined company, the internal and external transaction rollout plan, and pro forma and other financial matters.

Also on February 20, 2024, Mr. Brown and Mr. Dundas had a telephone call during which they discussed the treatment of director, officer and other employee compensation, and post-closing governance matters. Later that night and into February 21, 2024, Vinson & Elkins, Wachtell Lipton, Goodmans, Blakes and Latham worked to finalize the arrangement agreement and the plan of arrangement and all ancillary documentation, and including defining the cash component of the consideration to be paid in the arrangement as $1.84 per Enerplus common share.

On February 21, 2024, the Chord board of directors convened a meeting in which certain members of the Chord management team and representatives of Citi, Vinson & Elkins, Wachtell Lipton and Goodmans were present to review the final transaction terms. At the meeting, Citi reviewed its financial analysis of the consideration provided for in the arrangement with the Chord board of directors and rendered an oral opinion, confirmed by delivery of a written opinion dated February 21, 2024, to the Chord board of directors to the effect, that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the consideration to be paid by Chord pursuant to the arrangement agreement was fair, from a financial point of view, to Chord. Representatives of Vinson & Elkins, Wachtell Lipton and Goodmans discussed with the Chord board of directors the final terms of the arrangement agreement, following which the Chord board of directors unanimously (i) determined that the arrangement agreement, the plan of arrangement and the transactions contemplated thereby are fair to, and in the best interests of, Chord and its stockholders, (ii) approved and declared advisable the arrangement agreement, the plan of arrangement and the transactions contemplated thereby, including the issuance of shares of Chord common stock in connection with the arrangement, and (iii) resolved to recommend that Chord stockholders approve such stock issuance.

Following the meeting on February 21, 2024, representatives of each of Vinson & Elkins, Wachtell Lipton, Goodmans, Blakes and Latham finalized the arrangement agreement, plan of arrangement and all ancillary documentation. Later that afternoon, Chord, Canadian Sub and Enerplus executed and delivered the arrangement agreement and related documents and Chord and Enerplus issued a joint news release publicly announcing the execution of the arrangement agreement and the proposed arrangement that would combine the businesses of Chord and Enerplus.

Also on February 21, 2024, Chord issued its earnings release for the fourth quarter of 2023 announcing, among other things, that Chord had consummated $82.8 million in share repurchases during the fourth quarter of 2023 at a weighted average price of $162.20 per share of Chord common stock and that the Chord board of directors had declared a base-plus-variable cash dividend of $3.25 per share of Chord common stock with respect to the fourth quarter of 2023. On the same date, Enerplus issued its earnings release for the fourth quarter of which announcing, among other things, that Enerplus had consummated $93.8 million in share repurchases during the fourth quarter of 2023 at a weighted average price of $16.09 per Enerplus common share. Additionally, the Enerplus board of directors declared a cash dividend of $0.065 per Enerplus common share. On February 21, 2024, the closing price of Chord common stock on the Nasdaq was $167.96 per share and the closing price of Enerplus common shares on the NYSE was $16.42 per share.

Chord’s Reasons for the Arrangement

In evaluating the arrangement agreement and the transactions contemplated thereby, the Chord board of directors consulted with Chord’s management and legal and financial advisors. The Chord board of directors considered a number of factors when evaluating the arrangement, many of which, support the Chord board of director’s determination that the transactions contemplated by the arrangement agreement are advisable and in the best interests of Chord and its stockholders. The Chord board of directors considered these factors as a whole and without assigning relative weight to each such factor, and overall considered the relevant factors to be favorable to, and supportive of, its determinations and recommendations. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:

•

the belief that the arrangement will materially increase Chord’s scale with a leasehold position of approximately 1.3 million net acres, 98% of which is in the Williston Basin, and fourth quarter 2023 net production of 287 MBoe/day, over 90% of which is from the Williston Basin, which increased scale is expected to drive efficiencies and improved investor relevance;

•

the belief that the addition of Enerplus’ inventory will meaningfully increase Chord’s total inventory that is capable of achieving breakeven at oil prices below $60/Bbl WTI by 60%, and that the combined company’s inventory could support approximately ten years of development at the current pace;

•	the belief that the arrangement is accretive to key financial metrics, including cash flow per share, free cash flow per share, net asset value and return of capital;

•

the belief that the arrangement will provide up to $150.0 million per year in administrative, capital and operating synergies, including administrative synergies of up to $40.0 million by the end of 2025, capital synergies of up to $55.0 million by the end of 2026 and operating synergies of up to $55.0 million by the end of 2026, resulting in enhanced free cash flow and uplift in equity value;

•	the belief that the combined company will generate free cash flow of $1.2 billion in 2024 (assuming $79/Bbl WTI and $2.50/Mcf Henry Hub);

•

the belief that the arrangement will provide strong free cash flow and attractive reinvestment rates that further enhance Chord’s current return of capital program, as the combined company is expected to distribute 75% of free cash flow in the second half of 2024;

•

the belief that the material increase in Chord’s market capitalization increases the potential upside in the total value of Chord’s equity, moves Chord into a new peer group, and provides greater trading liquidity to Chord stockholders;

•

the belief that the combined company will have an improved credit profile and lower cost of capital, positioning Chord for additional index inclusion, stronger credit ratings, and lower cost future financings, as compared to Chord on a standalone basis;

•

the belief that the combined company will have increased financial strength and flexibility, with an expected pro forma leverage ratio of approximately 0.2x net debt to annualized EBITDA at Closing (assuming $79/Bbl WTI and $2.50/Mcf Henry Hub);

•	the ability of Chord to continue to pay dividends pursuant to its previously announced return of capital plan during the pendency of the arrangement;

•

the belief that Chord will continue to be led by a strong, experienced management team, with the current Enerplus President and Chief Executive Officer joining the Chord board of directors as well as serving as an advisor to the Chief Executive Officer of Chord, which will add further valuable expertise and in-depth familiarity with Enerplus to the Chord board of directors and management team, enhancing the likelihood of realizing the integration and strategic benefits that Chord expects to derive from the arrangement;

•	the belief that the combined company will continue to progress key environmental, safety and governance initiatives, building on prior success realized by both Chord and Enerplus;

•

the terms of the arrangement agreement, including the structure of the transaction, the conditions to each party’s obligation to complete the arrangement, the ability of the Chord board of directors to engage with third parties regarding alternative proposals in certain circumstances, the ability of the Chord board of directors to change its recommendation with respect to the transactions contemplated by the arrangement agreement under certain circumstances and that the arrangement agreement provides that, in certain circumstances, Enerplus could be required to pay a termination fee of $127.0 million to Chord;

•	the belief that the restrictions imposed on Chord’s business and operations during the pendency of the arrangement are reasonable and not unduly burdensome;

•

that the exchange ratio to Enerplus shareholders is fixed and will not fluctuate in the event that the market price of Enerplus common shares increases relative to the market price of Chord common stock between the date of the arrangement agreement and the Closing;

•	the likelihood of consummation of the arrangement and the Chord board of directors’ evaluation of the likely timeframe necessary to close the arrangement;

•	that Chord stockholders will have the opportunity to vote on the stock issuance proposal, which is a condition precedent to the arrangement;

•

the Chord board of directors’ knowledge of, and discussions with, Chord senior management and its advisors regarding Chord’s and Enerplus’ business operations, financial condition, results of operations and prospects, taking into account Chord’s due diligence investigation of Enerplus;

•	the Chord senior management team’s recommendation in support of the arrangement; and

•

the opinion, dated February 21, 2024, of Citi to the Chord board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to Chord of the consideration to be paid by Chord pursuant to the arrangement agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, as more fully described in the section titled “The Arrangement — Opinion of Financial Advisor to Chord.”

The Chord board of directors also considered a variety of risks and other potentially negative factors associated with the arrangement agreement and the transactions contemplated thereby. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:

•

the possibility that the arrangement may not be completed or that completion may be unduly delayed for reasons beyond the control of Chord or Enerplus, including the failure to receive necessary Regulatory Approvals or Chord stockholder approval of the stock issuance proposal or Enerplus shareholder approval of the arrangement resolution;

•

that the exchange ratio in the arrangement agreement is fixed and, as a result, Chord stockholders cannot be certain at the time of the special meeting of the total market value of the consideration to be paid, and the possibility that Chord stockholders could be adversely affected in the event that the market price of Chord common stock increases relative to the market price of Enerplus common shares between the date of the arrangement agreement and the Closing;

•

that there are significant risks inherent in integrating the operations of Enerplus into Chord, including that expected synergies may not be realized, and that successful integration will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

•	that the arrangement agreement provides that, in certain circumstances, Chord could be required to pay a termination fee of $240.0 million to Enerplus;

•

the negative effect that the length of time from announcement of the arrangement until completion of the arrangement could have on the market price of Chord common stock, Chord’s operating results and Chord’s relationship with its employees, stockholders and industry contacts and others who do business with Chord;

•

that the restrictions on the conduct of Chord’s business prior to the consummation of the arrangement, although believed to be reasonable and not unduly burdensome, may delay or prevent Chord from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Chord pending the consummation of the arrangement;

•

that while the arrangement agreement only permits the Enerplus board of directors to change its recommendation in certain circumstances, the arrangement agreement permits Enerplus to terminate the arrangement agreement in certain circumstances in order to enter into a definitive agreement with respect to a superior proposal;

•	that the arrangement agreement restricts Chord’s ability to entertain alternative transactions unless certain conditions are satisfied;

•

the substantial costs to be incurred in connection with the arrangement, including cash consideration and stock consideration, integrating the businesses of Chord and Enerplus, and advisor and other transaction costs to be incurred in connection with the arrangement;

•	the possibility of losing key employees and skilled workers as a result of the expected consolidation of Chord’s and Enerplus’ personnel when the arrangement is completed;

•	the potential for litigation relating to the arrangement and the associated costs, burden and inconvenience involved in defending those proceedings;

•

the potential that Chord’s management team will need to expend a significant amount of its time and attention to implementing the arrangement, including making arrangements for the integration of Enerplus’ and Chord’s operations, assets and employees following the arrangement;

•

the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of Enerplus and its subsidiaries but that may not entitle Chord to terminate the arrangement agreement;

•

that Enerplus shareholders are entitled to dissent rights in accordance with the plan of arrangement, and that there is no condition in the arrangement allowing for termination of the arrangement agreement if Enerplus shareholders exercise such rights in respect of a significant number of Enerplus common shares, which will result in a higher than estimated cash outlay in relation to the arrangement; and

•	other risks of the type and nature described in the section titled “Risk Factors.”

After taking into account the factors set forth above, among others, the Chord board of directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the arrangement were outweighed by the potential benefits of the arrangement to Chord stockholders.

This foregoing discussion of the information and factors considered by the Chord board of directors as a whole in reaching its conclusion and recommendations includes the principal factors considered by the Chord board of directors with respect to the arrangement but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Chord board of directors in evaluating the arrangement agreement and the transactions contemplated thereby, and the complexity of these matters, the Chord board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Chord board of directors may have given different weight to different factors. The Chord board of directors did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the arrangement agreement and the issuance of Chord common stock pursuant to the arrangement agreement.

In considering the recommendation of the Chord board of directors to approve each of the proposals, Chord stockholders should be aware that Chord directors and executive officers may have interests in the arrangement that are different from, or in addition to, the interests of Chord stockholders generally, as further described in the section titled “The Arrangement—Interests of Chord Directors and Executive Officers in the Arrangement.”

It should be noted that this explanation of the reasoning of the Chord board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Chord Board of Directors

After careful consideration, the Chord board of directors has determined that it is advisable and in the best interests of Chord and its stockholders to consummate the arrangement as contemplated by the arrangement agreement and adopt the Charter Amendment, conditioned upon the Closing. Accordingly, the Chord board of directors unanimously recommends that Chord stockholders vote:

•	“FOR” the stock issuance proposal;

•	“FOR” the charter amendment proposal; and

•	“FOR” the adjournment proposal.

Opinion of Financial Advisor to Chord

Chord has engaged Citi as Chord’s financial advisor in connection with the proposed arrangement. In connection with Citi’s engagement, the Chord board of directors requested that Citi evaluate the fairness, from a financial point of view, to Chord of the consideration to be paid by Chord pursuant to the arrangement agreement. On February 21, 2024, at a meeting of the Chord board of directors held to evaluate the proposed arrangement, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated February 21, 2024, to the Chord board of directors to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the consideration to be paid by Chord pursuant to the arrangement agreement was fair, from a financial point of view, to Chord.

The full text of Citi’s written opinion, dated February 21, 2024, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Chord board of directors (in its capacity as such) in connection with its evaluation of the consideration from a financial point of view to Chord and did not address any other terms, aspects or implications of the arrangement. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Chord to effect or enter into the arrangement, the relative merits of the arrangement as compared to any alternative business strategies that might exist for Chord or the effect of any other transaction that Chord might engage in or consider. Citi’s opinion was not intended to be and did not constitute a recommendation as to how the Chord board of directors, and is not intended to be and does not constitute a recommendation as to how any securityholder, should vote or act on any matters relating to the proposed arrangement or otherwise.

In arriving at its opinion, Citi:

•	reviewed a draft, dated February 21, 2024, of the arrangement agreement;

•

held discussions with certain senior officers, directors and other representatives of Chord and certain senior officers and other representatives of Enerplus concerning the businesses, operations and prospects of Chord and Enerplus;

•

reviewed certain publicly available and other business and financial information relating to Chord and Enerplus provided to or discussed with Citi by the managements of Chord and Enerplus, including certain financial forecasts and other information and data relating to Chord and Enerplus, and future commodity price estimates and assumptions, prepared by the management of Chord;

•

reviewed certain information and data provided to or discussed with Citi by the management of Chord relating to the potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such management to result from the arrangement;

•

reviewed the financial terms of the arrangement as set forth in the arrangement agreement in relation to, among other things, current and historical market prices of Chord common stock and Enerplus common shares, the financial condition and certain historical and projected financial and operating data of Chord and Enerplus, and the capitalization of Chord and Enerplus;

•

reviewed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations Citi considered relevant in evaluating those of Chord and Enerplus;

•	reviewed, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the arrangement;

•

reviewed certain potential pro forma financial effects of the arrangement utilizing the financial forecasts and other information and data and the potential strategic implications and financial and operational benefits referred to above; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements and other representatives of Chord and Enerplus that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data, including future commodity price estimates and assumptions, that Citi was directed to utilize in its analyses, Citi was advised by the management of Chord and Citi assumed, with Chord’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Chord as to, and were a reasonable basis upon which to evaluate, the future financial performance of Chord and Enerplus, the potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such management to result from, and other potential pro forma financial effects of, the arrangement and the other matters covered thereby. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which they were based) provided to or otherwise reviewed by or discussed with Citi and Citi assumed, with Chord’s consent, that the financial results, including with respect to the potential strategic implications and financial and operational benefits anticipated to result from the arrangement, reflected in such financial forecasts and other information and data would be realized in the amounts and at the times projected.

Citi relied, at Chord’s direction, upon the assessments of the managements of Chord and Enerplus, as the case may be, as to, among other things, (i) the oil, natural gas and natural gas liquids reserves, reservoir characteristics, undeveloped well inventory, drilling and well development, gathering and transportation and other exploration, development and production activities, as applicable, of Chord and Enerplus, including related costs and expenditures and capital funding requirements, (ii) the potential impact on Chord and Enerplus of macroeconomic, geopolitical, market, competitive, seasonal and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil, natural gas and natural gas liquids industry, including with respect to the geographic regions and basins in which Chord and Enerplus operate, environmental regulations and commodity pricing and supply and demand for oil, natural gas and natural gas liquids, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (iii) existing and future agreements and other arrangements involving, and the ability to attract, retain and/or replace, key employees, customers, service providers, derivatives counterparties and other commercial relationships of Chord and Enerplus, and (iv) the ability of Chord to integrate the operations of Chord and Enerplus and to realize the potential strategic implications and financial and operational benefits as contemplated and as to tax matters relating to Chord and Enerplus both on a standalone and pro forma basis. Citi assumed, with Chord’s consent, that there would be no developments with respect to any such matters, any pre-closing restructurings or entity dissolutions involving Enerplus or adjustments to the consideration that would have an adverse effect on Chord, Enerplus or the arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion.

Citi did not make and, except for certain reserve reports relating to Chord and Enerplus, was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Chord, Enerplus or any other entity nor did Citi make any physical inspection of the properties or assets of Chord, Enerplus or any other entity. Citi expressed no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof and associated expenditures), of any properties of Chord, Enerplus or any other entity. Citi did not evaluate the solvency or fair value of Chord, Enerplus or any other entity under any state, federal, provincial or other laws relating to bankruptcy, insolvency or similar matters. Citi expressed no view or opinion as to any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent decrees or other orders, audits or investigations or the potential impact thereof on Chord, Enerplus or any other entity or the arrangement.

Citi assumed, with Chord’s consent, that the arrangement would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the arrangement or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on Chord, Enerplus or the arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Representatives of Chord advised Citi, and Citi also assumed, that the final terms of the arrangement agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi’s opinion, as set forth therein, related to the relative values of Chord and Enerplus (after taking into account the cash consideration). Citi did not express any view or opinion as to the actual value of Chord common stock when issued in connection with the arrangement or the prices at which Chord common stock, Enerplus common shares or any other securities of Chord or Enerplus may trade or otherwise be transferable at any time, including following the announcement or consummation of the arrangement. Citi also did not express any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the arrangement or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Chord, Enerplus or the arrangement (including the contemplated benefits thereof), and Citi relied, with Chord’s consent, upon the assessments of representatives of Chord as to such matters.

Citi’s opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, to Chord of the consideration (to the extent expressly specified herein), and did not address any terms, aspects or implications of the arrangement, including, without limitation, the form or structure of the arrangement, any regular or additional dividends contemplated by the arrangement agreement, adjustments to the consideration, pre-closing restructurings or entity dissolutions or any other terms, aspects or implications of any agreement, arrangement or understanding to be entered into in connection with or contemplated by the arrangement or otherwise. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Chord to effect or enter into the arrangement, the relative merits of the arrangement as compared to any alternative business strategies that might exist for Chord or the effect of any other transaction that Chord might engage in or consider. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the arrangement, or any class of such persons, relative to the consideration or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect its opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the Chord board of directors was aware, the industries in which Chord and Enerplus operate (including commodity prices related to such industries) and the securities of Chord and Enerplus have experienced and may continue to experience volatility and disruptions, and Citi expressed no view or opinion as to any potential effects of such volatility or disruptions on Chord, Enerplus or the arrangement (including the contemplated benefits thereof). The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Chord and Enerplus. No company, business or transaction reviewed is identical or directly comparable to Chord, Enerplus or the arrangement and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results of any particular analysis.

The estimates contained in Citi’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.

Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the arrangement. The type and amount of consideration payable in the arrangement were determined through negotiations between Chord and Enerplus and the decision to enter into the arrangement agreement was solely that of the Chord board of directors. Citi’s opinion was only one of many factors considered by the Chord board of directors in its evaluation of the arrangement and should not be viewed as determinative of the views of the Chord board of directors or Chord management with respect to the arrangement or the consideration.

Financial Analyses

The summary of the financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses reviewed with the Chord board of directors and performed by Citi in connection with Citi’s opinion, dated February 21, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. Approximate implied per share equity value reference ranges derived from the financial analyses described below were rounded to the nearest $0.05. For purposes of the financial analyses described below, (i) median adjusted EBITDA multiples and free cash flow yields observed in the selected public companies analyses excluded Chord and Enerplus, as applicable, (ii) the term “adjusted EBITDA” generally refers to earnings before interest, taxes, depreciation, depletion and amortization, adjusted for certain non-recurring and non-cash items and (iii) the term “Wall Street commodity pricing” refers to Wall Street consensus commodity pricing, and the term “NYMEX commodity pricing” refers to New York Mercantile Exchange strip commodity pricing, in each case as of February 13, 2024, and extrapolated commodity pricing per the management of Chord.

In calculating implied exchange ratio reference ranges as reflected in the financial analyses and certain additional information described below, other than the exchange ratio reference ranges implied by historical trading prices and Wall Street research analysts’ price targets for Chord common stock and Enerplus common shares, Citi divided the low-ends (or high-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for Enerplus from such analyses and additional information, adjusted to account for the cash consideration, by the high-ends (or low-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for Chord from such analyses and additional information in order to calculate the low-ends (or high-ends) of the implied exchange ratio reference ranges.

Selected Public Companies Analyses. Citi performed separate selected public companies analyses of Enerplus and Chord in which Citi reviewed certain financial and stock market information relating to Enerplus, Chord and the selected publicly traded companies listed below.

Enerplus. In its selected public companies analysis of Enerplus, Citi reviewed certain financial and stock market information relating to Enerplus and the following six selected companies that Citi considered generally relevant for purposes of analysis as publicly traded liquids-weighted oil and gas exploration and production companies with public market capitalizations of less than $10 billion (collectively, the “Enerplus selected companies”):

•	Chord Energy Corporation

•	Civitas Resources, Inc.

•	Magnolia Oil & Gas Corporation

•	Matador Resources Company

•	Permian Resources Corporation

•	SM Energy Company

Citi reviewed, among other information, (i) enterprise values, calculated as implied equity values based on closing stock prices on February 20, 2024 plus total debt, preferred equity and non-controlling interests (as applicable) and less cash, cash equivalents and investments in unconsolidated affiliates (as applicable), as a multiple of calendar year 2024 estimated adjusted EBITDA, and (ii) calendar year 2024 estimated free cash flow as a percentage of implied equity values based on closing stock prices on February 20, 2024 (“free cash flow yields”). Financial data of the Enerplus selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of Enerplus was based on publicly available Wall Street research analysts’ estimates, financial forecasts and other information and data, including future commodity price estimates and assumptions utilizing NYMEX commodity pricing, provided by the management of Chord, public filings and other publicly available information.

The overall low to high calendar year 2024 estimated adjusted EBITDA multiples and calendar year 2024 estimated free cash flow yields observed for the Enerplus selected companies were 3.1x to 4.8x (with a median of 4.2x) and 19.3% to 7.2% (with a median of 9.5%), respectively. Citi noted that the calendar year 2024 estimated adjusted EBITDA multiple and the calendar year 2024 estimated free cash flow yield observed for Enerplus were 3.7x and 9.5%, respectively, based on Wall Street research analysts’ estimates. Citi then applied a selected range of calendar year 2024 estimated adjusted EBITDA multiples derived from the Enerplus selected companies of 3.4x to 4.4x, and a selected range of calendar year 2024 estimated free cash flow yields derived from the Enerplus selected companies of 11.6% to 9.4%, to corresponding data of Enerplus, in each case based on the financial forecasts and other information and data relating to Enerplus, including the future commodity price estimates, provided by the management of Chord. This analysis indicated approximate implied equity value reference ranges for Enerplus of $15.30 to $20.05 per share based on calendar year 2024 estimated adjusted EBITDA multiples and $16.25 to $20.00 per share based on calendar year 2024 estimated free cash flow yields.

Chord. In its selected public companies analysis of Chord, Citi reviewed certain financial and stock market information relating to Chord and the following six selected companies that Citi considered generally relevant for purposes of analysis as publicly traded liquids-weighted oil and gas exploration and production companies with public market capitalizations of less than $10 billion (collectively, the “Chord selected companies”):

•	Civitas Resources, Inc.

•	Enerplus Corporation

•	Magnolia Oil & Gas Corporation

•	Matador Resources Company

•	Permian Resources Corporation

•	SM Energy Company

Citi reviewed the same information referred to above under “—Selected Public Companies Analyses—Enerplus.” Financial data of the Chord selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of Chord was based on publicly available Wall Street research analysts’ estimates, financial forecasts and other information and data, including future commodity price estimates and assumptions utilizing NYMEX commodity pricing, provided by the management of Chord, public filings and other publicly available information.

The overall low to high calendar year 2024 estimated adjusted EBITDA multiples and calendar year 2024 estimated free cash flow yields observed for the Chord selected companies were the same as described above for the Enerplus selected companies under “—Selected Public Companies Analyses—Enerplus.” Citi noted that the calendar year 2024 estimated adjusted EBITDA multiple and calendar year 2024 estimated free cash flow yield observed for Chord were 3.8x and 11.6%, respectively, based on Wall Street research analysts’ estimates. Citi then applied the same selected range of calendar year 2024 estimated adjusted EBITDA multiples and the selected range of calendar year 2024 estimated free cash flow yields described above under “—Selected Public Companies Analyses—Enerplus” to corresponding data of Chord, in each case based on the financial forecasts and other information and data relating to Chord, including the future commodity price estimates, provided by the management of Chord. This analysis indicated approximate implied equity value reference ranges for Chord of $151.00 to $196.75 per share based on calendar year 2024 estimated adjusted EBITDA multiples and $164.25 to $202.05 per share based on calendar year 2024 estimated free cash flow yields.

Utilizing the approximate implied per share equity value reference ranges derived for Enerplus and Chord as described above, Citi calculated the following approximate implied exchange ratio reference ranges, as compared to the exchange ratio:

Implied Exchange Ratio Reference Ranges Based On:		Exchange Ratio
CY2024E Adjusted EBITDA	CY2024E Free Cash Flow
0.0684x – 0.1206x	0.0713x – 0.1105x	0.10125x

Selected Precedent Transactions Analysis. Using publicly available information, Citi reviewed financial data relating to the following 13 selected transactions that Citi considered generally relevant for purposes of analysis as transactions involving publicly traded liquids-weighted oil and gas exploration and production target companies and transaction values of less than $10 billion (collectively, the “selected transactions”):

Announced	Acquiror	Target
January 2024	• APA Corporation	• Callon Petroleum Company
August 2023	• Permian Resources Corporation	• Earthstone Energy, Inc.
May 2023	• Chevron Corporation	• PDC Energy, Inc.
February 2023	• Baytex Energy Corp.	• Ranger Oil Corporation
March 2022	• Oasis Petroleum Inc.	• Whiting Petroleum Corporation
May 2021	• Cabot Oil & Gas Corporation	• Cimarex Energy Co.
May 2021	• Bonanza Creek Energy, Inc.	• Extraction Oil & Gas, Inc.
December 2020	• Diamondback Energy, Inc.	• QEP Resources, Inc.
October 2020	• Pioneer Natural Resources Company	• Parsley Energy, Inc.
September 2020	• Devon Energy Corporation	• WPX Energy, Inc.
October 2019	• Parsley Energy, Inc.	• Jagged Peak Energy Inc.
August 2019	• PDC Energy, Inc.	• SRC Energy, Inc.
July 2019	• Callon Petroleum Company	• Carrizo Oil & Gas, Inc.

Citi reviewed, among other information, transaction values of the selected transactions, calculated as implied equity values for the target companies involved in the selected transactions based on the consideration paid in the applicable selected transaction plus total debt, preferred equity and non-controlling interests (as applicable) and less cash, cash equivalents and investments in unconsolidated affiliates (as applicable), as a multiple of the target company’s next 12 months estimated adjusted EBITDA. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of Enerplus was based on financial forecasts and other information and data, including future commodity price estimates and assumptions utilizing NYMEX commodity pricing, provided by the management of Chord, public filings and other publicly available information.

The overall low to high next 12 months estimated adjusted EBITDA multiples observed for the selected transactions was 2.7x to 5.7x (with a 25th percentile of 3.2x, a 75th percentile of 4.0x and a median of 3.5x). Citi then applied a selected range of next 12 months estimated adjusted EBITDA multiples of 3.2x to 4.0x derived from the selected transactions to the calendar year 2024 estimated adjusted EBITDA of Enerplus based on the financial forecasts and other information and data relating to Chord, including the future commodity price estimates, provided by the management of Chord. This analysis indicated an approximate implied equity value reference range for Enerplus of $14.35 to $18.30 per share, as compared to the implied value of the consideration of $18.42 per share based on the cash consideration of $1.84 per share and, for the stock consideration, the exchange ratio of 0.10125x and the closing price of Chord common stock on February 20, 2024 of $163.75 per share.

Discounted Cash Flow Analyses. Citi performed separate discounted cash flow analyses of Enerplus and Chord.

Enerplus. Citi performed a discounted cash flow analysis of Enerplus by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Enerplus was forecasted to generate during the fiscal years ending December 31, 2024 through December 31, 2028 based on financial forecasts and other information and data, including future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing, provided by the management of Chord both before and after taking into account potential net synergies anticipated by the management of Chord to result from the arrangement. For purposes of this analysis, stock-based compensation was treated as a cash expense. Citi calculated terminal values for Enerplus by applying to Enerplus’ fiscal year 2028 estimated adjusted EBITDA a selected range of adjusted EBITDA multiples of 2.75x to 3.5x. The present values (as of December 31, 2023) of the cash flows and terminal values and, as applicable, potential net synergies anticipated by the management of Chord to result from the arrangement were then calculated using a selected range of discount rates of 10.0% to 11.4%. This analysis indicated the following approximate implied equity value reference ranges for Enerplus based on future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing, both before and after taking into account potential net synergies anticipated by the management of Chord to result from the arrangement:

•	NYMEX commodity pricing: $15.50 to $18.85 per share (excluding potential net synergies) and $17.85 to $21.35 per share (including potential net synergies)

•	Wall Street commodity pricing: $18.55 to $22.50 per share (excluding potential net synergies) and $20.90 to $25.05 per share (including potential net synergies)

Chord. Citi performed a discounted cash flow analysis of Chord by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Chord was forecasted to generate during the fiscal years ending December 31, 2024 through December 31, 2028 based on financial forecasts and other information and data, including future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing, provided by the management of Chord. For purposes of this analysis, stock-based compensation was treated as a cash expense. Citi calculated terminal values for Chord by applying to Chord’s fiscal year 2028 estimated adjusted EBITDA a selected range of adjusted EBITDA multiples of 2.75x to 3.5x. The present values (as of December 31, 2023) of the cash flows and terminal values were then calculated using a selected range of discount rates of 10.0% to 11.4%. This analysis indicated approximate implied equity value reference ranges for Chord based on future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing of $141.00 to $168.55 per share and $168.65 to $200.35 per share, respectively.

Utilizing the approximate implied per share equity value reference ranges derived for Enerplus and Chord as described above, Citi calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio:

Implied Exchange Ratio Reference Ranges Based On:				Exchange Ratio
NYMEX Commodity Pricing (Excluding Potential Net Synergies)	NYMEX Commodity Pricing (Including Potential Net Synergies)	Wall Street Commodity Pricing (Excluding Potential Net Synergies)	Wall Street Commodity Pricing (Including Potential Net Synergies)
0.0810x – 0.1206x	0.0950x – 0.1384x	0.0834x – 0.1225x	0.0951x – 0.1376x	0.10125x

Net Asset Value Analyses. Citi performed separate net asset value analyses of Enerplus and Chord.

Enerplus. Citi performed a net asset value analysis of Enerplus by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Enerplus was forecasted to generate over the life of the oil and gas assets of Enerplus based on estimated oil and gas reserves and financial forecasts and other information and data, including future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing, provided by the management of Chord both before and after taking into account potential net synergies anticipated by the management of Chord to result from the arrangement. The present values (as of December 31, 2023) of the cash flows and, as applicable, potential net synergies anticipated by the management of Chord to result from the arrangement were then calculated using a selected range of discount rates of 10.0% to 11.4%. This analysis indicated the following approximate implied equity value reference ranges for Enerplus based on future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing, both before and after taking into account potential net synergies anticipated by the management of Chord to result from the arrangement:

•	NYMEX commodity pricing: $13.95 to $15.05 per share (excluding potential net synergies) and $16.15 to $17.40 per share (including potential net synergies)

•	Wall Street commodity pricing: $17.40 to $18.75 per share (excluding potential net synergies and $19.65 to $21.20 per share (including potential net synergies)

Chord. Citi performed a net asset value analysis of Chord by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Chord was forecasted to generate over the life of the oil and gas assets of Chord based on estimated oil and gas reserves and financial forecasts and other information and data, including future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing, provided by the management of Chord. The present values (as of December 31, 2023) of the cash flows were then calculated using a selected range of discount rates of 10.0% to 11.4%. This analysis indicated approximate implied equity value reference ranges for Chord based on future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing of $131.95 to $141.90 per share and $161.30 to $173.65 per share, respectively.

Utilizing the approximate implied per share equity value reference ranges derived for Enerplus and Chord as described above, Citi calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio:

Implied Exchange Ratio Reference Ranges Based On:				Exchange Ratio
NYMEX Commodity Pricing (Excluding Potential Net Synergies)	NYMEX Commodity Pricing (Including Potential Net Synergies)	Wall Street Commodity Pricing (Excluding Potential Net Synergies)	Wall Street Commodity Pricing (Including Potential Net Synergies)
0.0853x – 0.1001x	0.1008x – 0.1179x	0.0896x – 0.1048x	0.1026x – 0.1200x	0.10125x

Certain Additional Information

Citi also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:

Illustrative Accretion (Dilution). Citi observed the illustrative potential pro forma financial effect of the arrangement on Chord’s fiscal years 2025, 2026 and 2027 estimated cash flow per share and estimated free cash flow per share, based on financial forecasts and other information and data relating to Chord and Enerplus, including future commodity price estimates and assumptions utilizing NYMEX commodity pricing and Wall Street commodity pricing, provided by the management of Chord, public filings and other publicly available information and after taking into account potential net synergies and transaction-related expenses anticipated by the management of Chord to result from the arrangement, which indicated that the arrangement could be accretive to Chord’s fiscal years 2025, 2026 and 2027 estimated cash flow per share and estimated free cash flow per share relative to Chord on a standalone basis. Actual results achieved by Chord may vary from forecasted results and variations may be material.

Illustrative Has/Gets. Citi compared the approximate implied per share equity value reference ranges derived for Chord on a standalone basis as described above under “—Discounted Cash Flow Analyses—Chord” and “—Net Asset Value Analyses—Chord” relative to illustrative approximate implied per share equity value reference ranges for Chord pro forma for the arrangement, utilizing the same selected ranges of adjusted EBITDA multiples and discount rates described above under “—Discounted Cash Flow Analyses” and after taking into account potential net synergies and transaction-related expenses anticipated by the management of Chord to result from the arrangement. Citi observed that the arrangement could result in a potential uplift in the approximate implied equity value reference ranges for Chord relative to Chord on a standalone basis of (i) in the case of the discounted cash flow analyses, $146.60 to $174.55 per share (relative to $141.00 to $168.55 per share for Chord on a standalone basis) utilizing NYMEX commodity pricing and $173.25 to $208.05 per share (relative to $168.65 to $200.35 per share for Chord on a standalone basis) utilizing Wall Street commodity pricing and (ii) in the case of the net asset value analyses, $133.10 to $144.00 per share (relative to $131.95 to $141.90 per share for Chord on a standalone basis) utilizing NYMEX commodity pricing and $164.80 to $178.30 per share (relative to $161.30 to $173.65 per share for Chord on a standalone basis) utilizing Wall Street commodity pricing. Actual results achieved by Chord may vary from forecasted results and variations may be material.

Miscellaneous

Chord has agreed to pay Citi for its services in connection with the proposed arrangement an aggregate fee of $10 million, of which $2 million was payable upon delivery of Citi’s opinion and $8 million is payable contingent upon consummation of the arrangement. Citi also may be entitled to an additional fee of $1 million for its services payable at the sole discretion of Chord. In addition, Chord agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising out of Citi’s engagement.

As the Chord board of directors was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Chord and/or certain of its affiliates unrelated to the proposed arrangement, for which services Citi and its affiliates received and expect to receive compensation, including, during the approximate two-year period prior to the date of Citi’s opinion, having acted or acting as a lender under a credit facility of an affiliate of Chord, for which lending services Citi and its affiliates received no fees during such approximate two-year period. Although Citi and its affiliates did not provide investment banking, commercial banking or other similar financial services to Enerplus during the two-year period prior to the date of Citi’s opinion for which services Citi or its affiliates received or expect to receive compensation, Citi and its affiliates in the future may provide such services to Enerplus and/or its affiliates for which services Citi and its affiliates would expect to receive compensation. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of Chord, Enerplus and their respective affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Chord, Enerplus and their respective affiliates.

Chord selected Citi to act as Chord’s financial advisor in connection with the proposed arrangement based on Citi’s reputation, experience and familiarity with Chord, Enerplus and their respective businesses. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Certain Unaudited Prospective Financial and Operating Information

Chord does not, as a matter of course, make public long-term forecasts or projections as to future performance, revenues, production, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the arrangement, Chord management prepared and provided to the Chord board of directors and Chord’s financial advisors (i) certain unaudited internal financial forecasts with respect to Chord on a stand-alone basis and (ii) certain unaudited financial forecasts with respect to Enerplus on a stand-alone basis utilizing information provided by Enerplus management and Chord management assumptions (collectively, the “Forecasted Financial Information”). Certain financial information underlying the Forecasted Financial Information was provided to Enerplus and its financial advisors.

The Forecasted Financial Information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Forecasted Financial Information was provided by Chord to the Chord board of directors in connection with its evaluation of the arrangement and to Chord’s financial advisor, Citi, for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “The Arrangement—Opinion of Financial Advisor to Chord.” The inclusion of this Forecasted Financial Information should not be regarded as an indication that Chord or its affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

The Forecasted Financial Information includes non-GAAP financial measures, including Adjusted EBITDA (as defined below) and free cash flow. Please see the tables below for a description of how Chord defines these non-GAAP financial measures. Chord believes that Adjusted EBITDA provides information useful in assessing operating and financial performance across periods, while free cash flow provides a useful measure of available cash generated by operating activities for investing, to reduce leverage or make distributions. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by Chord may not be comparable to similarly titled measures used by other companies.

This Forecasted Financial Information was prepared for internal use and is subjective in many respects. While presented with numerical specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of the Chord management team, including, among others, Chord’s and/or Enerplus’ future results, oil and gas industry activity, commodity prices, demand for oil and natural gas, the availability of sufficient cash flow or financing to fund the exploration and development costs associated with their respective projected drilling programs, takeaway capacity and the availability of services in the areas in which Chord and Enerplus operate, general economic and regulatory conditions and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors.” The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of Chord nor its affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.

The Forecasted Financial Information included in this proxy statement has been prepared by, and is the responsibility of, Chord management. Neither Chord’s independent registered public accounting firm, PricewaterhouseCoopers, nor any other independent registered public accounting firm, including Enerplus’ independent registered public accounting firm, KPMG, have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, PricewaterhouseCoopers and KPMG do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The Forecasted Financial Information does not take into account any circumstances or events occurring after the date on which it was prepared. Chord cannot give assurance that, had the Forecasted Financial Information been prepared either as of the date of the arrangement agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Chord does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the arrangement under U.S. GAAP, or to reflect changes in general economic or industry conditions. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the arrangement on Chord or Enerplus, the effect on Chord or Enerplus of any business or strategic decision or action that has been or will be taken as a result of the arrangement agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the arrangement agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the arrangement. Further, the Forecasted Financial Information does not take into account the effect on Chord or Enerplus of any possible failure of the arrangement to occur. None of Chord, Enerplus or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Chord stockholder or Enerplus shareholder or other person regarding Chord’s or Enerplus’ ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Chord, Enerplus or their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Chord or Enerplus, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not included in this proxy statement in order to influence any Chord stockholder’s decision or to induce any stockholder to vote in favor of any of the proposals at the Chord special meeting, but is provided solely because it was made available to the Chord board of directors and Chord’s financial advisors in connection with the arrangement.

In light of the foregoing, and considering that the Chord special meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Chord stockholders are cautioned not to place undue reliance on such information, and Chord urges you to review Chord’s and Enerplus’ most recent SEC filings for a description of Chord’s and Enerplus’ reported financial results included therein. See the section entitled “Where You Can Find More Information.”

In preparing the prospective financial and operating information described below, Chord management used the following oil and natural gas price assumptions, which were based on (1) New York Mercantile Exchange strip pricing (“NYMEX Strip”) and (2) Wall Street consensus pricing (“Wall Street Consensus”), as of February 13, 2024, with the exception of WTI Oil in the NYMEX Strip case for the fiscal year 2026 and onward, which were based on Chord management assumptions:

	Commodity Prices
	2024E	2025E	2026E+
NYMEX Strip
WTI Oil ($/Bbl)	$75.76	$71.43	$71.50
Henry Hub Gas ($/MMBtu)	$2.33	$3.42	$3.76
Wall Street Consensus
WTI Oil ($/Bbl)	$79.00	$75.60	$78.00
Henry Hub Gas ($/MMBtu)	$3.00	$3.70	$4.00

The following tables set forth certain summarized prospective financial and operating information of Chord and Enerplus for the fiscal years 2024 through 2028 each on a stand-alone basis. In addition to different pricing scenarios based on the two oil and natural gas price assumptions indicated above, Chord management prepared the following forecasts for each of Enerplus and Chord.

The table below sets forth prospective information related to Enerplus as prepared by Chord management.

	Enerplus Stand-Alone(1)
	2024E	2025E	2026E	2027E	2028E
	($ in millions, except production)
NYMEX Strip
Average Daily Production (MBoe/d)	100	103	110	114	114
Adjusted EBITDA(2)	$970	$1,047	$1,148	$1,187	$1,168
Capital expenditures	$534	$614	$614	$710	$415
Free cash flow(3)	$382	$337	$396	$347	$571
Wall Street Consensus
Average Daily Production (MBoe/d)	100	103	110	114	117
Adjusted EBITDA(2)	$1,084	$1,152	$1,303	$1,347	$1,379
Capital expenditures	$536	$614	$614	$709	$653
Free cash flow(3)	$469	$409	$509	$463	$536

(1)

The Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Chord special meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Chord stockholders are cautioned not to place undue reliance on such information.

(2)

Adjusted EBITDA is defined as earnings (loss) before interest expense, income taxes, depreciation, depletion and amortization, adjusted for certain non-recurring and non-cash items. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with U.S. GAAP.

(3)

Free cash flow is defined as Adjusted EBITDA less cash interest expense, cash taxes and exploration and production and other capital expenditures (excluding capitalized interest and acquisition capital). Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

The table below sets forth prospective information related to Chord as prepared by Chord management.

	Chord Stand-Alone(1)
	2024E	2025E	2026E	2027E	2028E
	($ in millions, except production)
NYMEX Strip
Average Daily Production (MBoe/d)	170	176	181	177	174
Adjusted EBITDA(2)	$1,938	$1,949	$2,092	$2,033	$2,010
Capital expenditures	$989	$963	$1,055	$1,066	$1,184
Free cash flow(3)	$822	$815	$820	$717	$596
Wall Street Consensus
Average Daily Production (MBoe/d)	170	176	181	177	175
Adjusted EBITDA(2)	$2,101	$2,125	$2,363	$2,301	$2,278
Capital expenditures	$989	$963	$1,056	$1,065	$1,184
Free cash flow(3)	$945	$952	$1,028	$925	$803

(1)

The Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Chord special meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Chord stockholders are cautioned not to place undue reliance on such information.

(2)

Adjusted EBITDA is defined as earnings (loss) before interest expense, income taxes, depreciation, depletion and amortization, adjusted for certain non-recurring and non-cash items. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with U.S. GAAP.

(3)

Free cash flow is defined as Adjusted EBITDA less cash interest expense, cash taxes and exploration and production and other capital expenditures (excluding capitalized interest and acquisition capital). Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other measures prepared in accordance with U.S. GAAP.

CHORD DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Board of Directors Following the Arrangement

Chord has agreed with Enerplus that it will take all actions necessary to ensure that, as of the effective time, the Chord board of directors will consist of up to eleven members, of whom: (i) seven directors will be designated by Chord, which designees will consist of Daniel E. Brown, Chord’s President and Chief Executive Officer, and the following six independent directors: Susan M. Cunningham, Douglas E. Brooks, Samantha F. Holroyd, Kevin S. McCarthy, Anne Taylor and Marguerite N. Woung-Chapman, and (ii) up to four directors will be designated by Enerplus, which designees will consist of Hilary Foulkes, Chair of the Enerplus board of directors, Ian C. Dundas, Enerplus’ President and Chief Executive Officer, and the following two independent directors: Ward Polzin and Jeffrey Sheets. Susan M. Cunningham will continue as the chair of the Chord board of directors.

Mr. Dundas, effective as of immediately following the effective time, will serve as an advisor to the Chief Executive Officer of Chord pursuant to the Letter Agreement. It is expected that Mr. Dundas will serve in such role for the Term. In his role as an advisor to the Chief Executive Officer, Mr. Dundas will be eligible to receive an annual base salary of $500,000, less applicable withholdings and deductions. During the Term, Mr. Dundas will also serve as a member of the Chord board of directors. Mr. Dundas will not receive any additional compensation for his service as a member of the Chord board of directors. As soon as reasonably practicable following the effective time, Mr. Dundas will receive the Dundas RSU Award, pursuant to the equity compensation plan of Chord, with a grant date fair market value of $2,000,000. The Dundas RSU Award will fully vest on the last day of the Term, subject to Mr. Dundas’s continued employment through such date. For the duration of the Term, Mr. Dundas is required to maintain a minimum ownership of 25,000 shares of Chord common stock (in addition to the shares subject to the Dundas RSU Award). Under the Letter Agreement, Mr. Dundas may participate in outside business activities during the Term, so long as (i) after giving effect to the arrangement, such business activities are not in competition with Chord, Enerplus or any of their respective subsidiaries within the state of North Dakota during the Term, and (ii) Mr. Dundas does not disclose any confidential, competitively valuable, non-public or proprietary information to any person or entity, and does not use any such information except for the benefit of Chord and its subsidiaries.

Management Following the Arrangement

Chord anticipates that Mr. Brown will serve as Director, President and Chief Executive Officer of the combined company. The remainder of Chord’s leadership team will include Michael Lou, Executive Vice President, Chief Strategy Officer and Chief Commercial Officer, Richard Robuck, Chord’s Executive Vice President and Chief Financial Officer, Darrin Henke, Chord’s Executive Vice President and Chief Operating Officer and Shannon Kinney, Chord’s Executive Vice President, Chief Administrative Officer and General Counsel, who will continue to serve in the respective capacities in the combined company.

Interests of Chord Directors and Executive Officers in the Arrangement

In considering the recommendation of the Chord board of directors that you vote “FOR” each of the proposals, you should be aware that certain of Chord’s directors and executive officers have interests in the arrangement that may be different from, or in addition to, those of Chord stockholders generally. The Chord board of directors was aware of and considered these interests when it approved the arrangement agreement and the transactions contemplated thereby and recommended that Chord stockholders vote “FOR” each of the proposals. Such interests include that certain current directors and executive officers of Chord are expected to continue as directors and executive officers of Chord following the consummation of the arrangement.

Accounting Treatment

Chord and Enerplus prepare their respective financial statements in accordance with U.S. GAAP. In accordance with FASB ASC 805, Business Combinations, Chord will be treated as the acquirer for accounting purposes and will account for the arrangement as an acquisition of a business, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any.

Federal Securities Laws Consequences; Stock Transfer Restrictions

Exemption from the Registration Requirements of the Securities Act

The stock consideration pursuant to the arrangement, will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from the registration requirements under the Securities Act the issuance of securities which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the arrangement agreement, Enerplus will apply to the Court for an interim order in connection with the arrangement after informing the Court of the intention to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, and permitting notice to all persons to which the stock consideration will be issuable. Following Enerplus’ receipt of the interim order, the Enerplus shareholder approval of the arrangement and a hearing at which such persons will have the right to appear and assuming the requisite approval of the stock issuance proposal is obtained at the meeting, Enerplus will seek a final order from the Court as to the substantive and procedural fairness of the plan of arrangement. Notwithstanding such final order, the arrangement does not become effective until filing of the articles of arrangement by Enerplus and the issuance of the stock consideration by Chord. Chord therefore anticipates that, if the plan of arrangement becomes effective under the terms and conditions described in the arrangement agreement (including the receipt of such final order from the Court), the issuance of the stock consideration to the Enerplus shareholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Resales of Chord Common Stock After the Effective Time

The shares to be received by Enerplus shareholders in exchange for their Enerplus common shares pursuant to the arrangement will be freely transferable under U.S. securities laws, except by persons who are “affiliates” (as defined in Rule 144) of Chord after the effective time, or were “affiliates” of Chord within 90 days prior to the effective time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract, or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

Any resale of Chord common stock by such an “affiliate” or former “affiliate” may be subject to the registration requirements of the Securities Act, absent an exemption therefrom, such as the exemption contained in Rule 144.

Court Approvals

The arrangement requires approval by the Court under Section 193 of the ABCA. Enerplus must first obtain the interim order which will, among other things, authorize and direct Enerplus to call, hold and conduct the Enerplus shareholder meeting and submit the arrangement to the Enerplus shareholders for approval. Enerplus has scheduled an interim order hearing for April 23, 2024. Under the arrangement agreement, Enerplus is required to seek the final order as soon as reasonably practicable, but in any event not later than five business days following the later of the approval of the arrangement resolution by Enerplus shareholders at the Enerplus shareholder meeting and the approval of the stock issuance proposal, subject to the availability of the Court.

The plan of arrangement will be implemented pursuant to Section 193 of the ABCA, which provides that, where it is impractical to effect a transaction under any other provision of the ABCA, a corporation may apply to the Court for an order approving the arrangement proposed by such corporation. Pursuant to this section of the ABCA, such an application will be made by Enerplus for approval of the arrangement. The Court has broad discretion under the ABCA when making orders with respect to plans of arrangement and the Court will consider, among other things, the fairness and reasonableness of the arrangement, both from a substantive and a procedural point of view. The Court may approve the arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, Enerplus and/or Chord, each acting reasonably, may determine not to proceed with the transactions contemplated in the arrangement agreement. Prior to the hearing on the final order, the Court will be informed that the parties intend to rely on the exemption from the registration requirements under the Securities Act for the issuance of the stock consideration pursuant to the arrangement, provided by Section 3(a)(10) thereof on the basis of the final order. There can be no assurance that the Court will approve the arrangement.

Regulatory Approvals

Antitrust Clearance

The completion of the arrangement is subject to antitrust review in the United States. Under the HSR Act, and the rules promulgated thereunder, the arrangement cannot be completed until the parties to the arrangement agreement have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated.

On March 6, 2024, Chord and Enerplus each filed a premerger notification and report form under the HSR Act. The waiting period with respect to the notification and report forms filed under the HSR Act expired at 11:59 p.m., Eastern Time, on April 5, 2024.

At any time before or after consummation of the transaction, the FTC or the DOJ, or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the transaction or seeking the divestiture of substantial assets of Chord or Enerplus or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

Investment Canada Act Approval

Under the Investment Canada Act, certain transactions involving the “acquisition of control” of a Canadian business by a non-Canadian are subject to review and cannot be implemented unless the responsible minister or ministers is satisfied or deemed to be satisfied a reviewable transaction.

The transactions contemplated by the arrangement agreement constitute a reviewable transaction under the Investment Canada Act.

Under the Investment Canada Act there is an initial 45-day review period (during which the reviewable transaction cannot be completed) which may be unilaterally extended by the minister for an additional 30 days, after which further extensions can only be made on the mutual agreement of the minister and the investor.

The prescribed factors to be considered by the minister in determining whether a reviewable transaction is likely to be of “net benefit” to Canada include, among other things, (i) the effect of the investment on the level and nature of economic activity in Canada (including the effect on employment, capital investment, resource processing, utilization of Canadian products and services and exports); (ii) the degree and significance of participation by Canadians in the acquired business and the industry in which the Canadian business forms a part; (iii) the effect of the investment on productivity, industrial efficiency, technological development, product innovation and product variety in Canada; (iv) the effect of the investment on competition within any industry in Canada; (v) the compatibility of the investment with national and provincial industrial, economic and cultural policies; and (vi) the contribution of the investment to Canada’s ability to compete in world markets. The minister will also consider, among other things, any binding written undertakings offered to His Majesty in right of Canada in determining whether a reviewable transaction is likely to be of “net benefit” to Canada.

If, following review, the minister is satisfied that a reviewable transaction is likely to be of “net benefit” to Canada, the minister is required to send a notice to that effect. If the minister does not send notice of approval within the initial 45-day period or the extended period, as the case may be, the minister is deemed to be satisfied that the reviewable transaction is likely to be of “net benefit” to Canada and shall send a notice to that effect.

If, following review, the minister is not satisfied that a reviewable transaction is likely to be of “net benefit” to Canada, the minister is required to send a notice to that effect, advising of the right to make further representations and submit (additional) undertakings within 30 days from the date of such notice or any further period that may be agreed to by the minister and investor.

Within a reasonable time after the expiry of the period for making representations and submitting undertakings, as described above, the minister shall send notice to the applicant that either the minister is satisfied that the investment is likely to be of “net benefit” to Canada or confirmation that the minister is not satisfied that the investment is likely to be of “net benefit” to Canada. In the latter case, the reviewable transaction may not be implemented. Pursuant to terms of the arrangement agreement, Investment Canada Act Approval will be obtained if the minister has sent a notice stating that the minister is satisfied that the transactions contemplated by the arrangement agreement are likely to be of net benefit to Canada, or the minister has been deemed, in accordance with the Investment Canada Act, to be satisfied that the transactions contemplated by the arrangement agreement are likely to be of “net benefit” to Canada.

Pursuant to the arrangement agreement, Chord submitted its application for review with the Foreign Investment Review and Economic Security Branch of Innovation, Science and Economic Development Canada on March 6, 2024. As of the date of this proxy statement, the review of the transactions contemplated by the arrangement agreement under the Investment Canada Act is ongoing, and the Investment Canada Act Approval required under the arrangement agreement has not been obtained.

Canadian Competition Act Approval

Part IX of the Competition Act requires that parties to notifiable transactions provide notifications to the commissioner where the applicable thresholds set out in Sections 109 and 110 of the Competition Act are met and no exemption applies. Subject to certain limited exceptions, a notifiable transaction cannot be completed until the Parties to the transaction have each submitted a notification to the commissioner and the applicable waiting period has expired, or has been terminated or waived by the commissioner.

The parties have jointly determined that none of the transactions contemplated by the arrangement agreement constitute a notifiable transaction, and as such no obligation to file notifications arises pursuant to Part IX of the Competition Act.

NYSE and TSX Delisting

The Enerplus common shares are listed and posted for trading on the NYSE and the TSX under the symbol “ERF.” Following the completion of the arrangement, the Enerplus common shares will be delisted from the NYSE and TSX as promptly as practicable.

Chord common stock is currently listed for trading on the Nasdaq under the trading symbol “CHRD.” It is a condition to the completion of the arrangement that the shares of Chord common stock to be issued to Enerplus shareholders in exchange for their Enerplus common shares pursuant to the arrangement be approved for listing on the Nasdaq. Accordingly, Chord has agreed to use commercially reasonable efforts to obtain approval of the listing of the stock consideration for trading on the Nasdaq. Chord will provide the required notice to the Nasdaq of the listing of the shares of Chord common stock to be issued in connection with the arrangement prior to the Closing.

Fees, Costs and Expenses

All fees, costs and expenses incurred in connection with the arrangement and the plan of arrangement will be paid by the party incurring those fees, costs or expenses. Pursuant to the arrangement agreement, however, certain termination fees or expense reimbursements are payable by Chord or Enerplus if the arrangement agreement is terminated under certain circumstances.

NO APPRAISAL RIGHTS

Under the DGCL, holders of shares of Chord common stock are not entitled to appraisal rights in connection with the arrangement or any of the matters to be acted on at the special meeting.

INFORMATION ABOUT THE PARTIES TO THE ARRANGEMENT

Chord

Chord, an independent exploration and production company headquartered in Houston, Texas, is engaged in the acquisition, exploration, development and production of crude oil, natural gas liquids and natural gas with quality and sustainable long-lived assets in the Williston Basin. Chord common stock currently trades on the Nasdaq under the symbol “CHRD.” Chord’s principal executive offices are located at 1001 Fannin Street, Suite 1500, Houston, Texas 77002. Its telephone number is (281) 404-9500 and its website address is www.chordenergy.com. Information contained on its website is not incorporated by reference into this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.

Canadian Sub

Canadian Sub is an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada incorporated under the ABCA on February 19, 2024 and wholly-owned subsidiary of Chord formed for the purpose of effecting the arrangement.

Enerplus

Enerplus is a corporation existing under the ABCA. Enerplus is an independent North American oil and gas exploration and production company focused on creating long-term value for its shareholders through a disciplined, returns-based capital allocation strategy and a commitment to safe, responsible operations. Enerplus common shares are traded on the NYSE and TSX under the symbol “ERF.” Enerplus’ co-head offices are located at The Dome Tower, Suite 3000, 333 – 7th Avenue S.W., Calgary, Alberta, Canada T2P 2Z1 and US Bank Tower, Suite 2200, 950 – 17th Street, Denver, Colorado 80202-2805. Its telephone number is (403) 298-2200 and (720) 279-5500, respectively, and its website address is www.enerplus.com. Information contained on its website is not incorporated by reference into this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.

THE ARRANGEMENT AGREEMENT AND THE PLAN OF ARRANGEMENT

The summary of the material provisions of the arrangement agreement and the plan of arrangement below and elsewhere in this proxy statement is qualified in its entirety by reference to the arrangement agreement, a copy of which is attached to this proxy statement as Annex A, and the plan of arrangement which is attached as Exhibit A to the arrangement agreement. This summary may not contain all of the information about the arrangement agreement and the plan of arrangement that is important to you. We urge you to carefully read the arrangement agreement in its entirety, including all of its schedules, as it is the legal document governing the arrangement. The arrangement agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in the representations and warranties in the arrangement agreement were made solely for purposes of the arrangement agreement and the arrangement and agreements contemplated thereby among the parties thereto, and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and the assertions embodied in the representations and warranties contained in the arrangement agreement (and summarized below) are qualified by information in disclosure letters provided by Enerplus to Chord and by Chord to Enerplus in connection with the signing of the arrangement agreement and by certain information contained in certain of Chord’s and Enerplus’ filings with the SEC. The disclosure letters and SEC filings contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the arrangement agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after February 21, 2024 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, if specific material facts arise that contradict the representations and warranties in the arrangement agreement, Chord or Enerplus, as applicable, will disclose those material facts in the public filings that it makes with the SEC in accordance with, and to the extent required by, applicable law. Accordingly, the representations and warranties in the arrangement agreement, the plan of arrangement and their descriptions in this proxy statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings Chord and Enerplus publicly file with the SEC. For more information, see the “Where You Can Find More Information” section of this proxy statement.

The Arrangement

The arrangement agreement provides that at the effective time, Canadian Sub will acquire all of the issued and outstanding Enerplus common shares in exchange for stock consideration and cash consideration, with Enerplus continuing as a wholly-owned subsidiary of Chord. The arrangement will be implemented under the ABCA and requires approval of (a) at least two-thirds of the votes cast by Enerplus shareholders who vote in person (online) or by proxy at the meeting of Enerplus shareholders and (b) the Court.

The arrangement will become effective at the effective time on the date shown in the certificate of arrangement. If the final order is granted, and all other conditions to completion of the arrangement as set out in the arrangement agreement are satisfied or waived (to the extent that such conditions are capable of being satisfied prior to the effective date and, if waived, are not prohibited from being waived), the parties will send to the registrar, for filing, the articles of arrangement and such other documents as may be required pursuant to the ABCA to give effect to the arrangement.

Consideration Received Pursuant to the Arrangement

At the effective time, each Enerplus shareholder (other than Enerplus common shares held by dissenting Enerplus shareholders) will receive (i) 0.10125 of a share of Chord common stock and (ii) $1.84 in cash, in exchange for each Enerplus common share they hold, subject to adjustment as set forth in the arrangement agreement and plan of arrangement, if applicable.

If certain changes to the Enerplus common shares or Chord common stock occur between the date of the arrangement agreement and prior to the effective time, the stock consideration and the cash consideration will be adjusted to reflect the economic effect of such changes, including (i) if the outstanding Enerplus common shares or shares of Chord common stock increase, decrease, change into or exchange for a different number of shares or different class of shares, in each case, by reason of any reclassification, recapitalization, stock split, combination or exchange of the issued and outstanding Enerplus common shares or shares of Chord common stock, as applicable, (ii) if any stock dividend or dividend payable in any other securities of Enerplus or Chord is declared with a record date for the payment of such dividend or (iii) if any cash dividend or other distribution is declared, set aside or paid to Enerplus shareholders or Chord stockholders of record as of a time prior to the effective time (except for regular quarterly dividends and any additional dividend made in accordance with the arrangement agreement).

Pursuant to the arrangement agreement, Enerplus may also declare, in addition to its regular quarterly dividends, an additional dividend prior to the Closing in an amount intended to equalize dividend payments to Enerplus shareholders on a per-share basis with dividends that holders of Chord common stock receive during the pendency of the arrangement, if any. To the extent the Enerplus common share dividends require a downward adjustment of the stock consideration and the cash consideration, such dividends will first reduce the cash consideration until such cash consideration is reduced to zero (0), with any remaining downward adjustments reducing the stock consideration.

No fractional shares of Chord common stock will be issued as part of the arrangement. Where the aggregate number of shares of Chord common stock to be issued to an Enerplus shareholder as stock consideration would result in a fraction of securities of Chord being issuable, the number of Chord common stock to be received by such Enerplus shareholder will be rounded to the nearest whole number of Chord common stock. Any fractional cash consideration payable to an Enerplus shareholder will be rounded down to the nearest whole cent.

At the effective time, on the terms and subject to the conditions of the arrangement agreement and the applicable equity incentive plan of Enerplus, each (i) restricted share unit granted pursuant to Share Award Incentive Plan, originally effective as of February 1, 2014 and subsequently amended and restated effective as of November 1, 2023 (the “share award incentive plan”); (ii) performance share unit granted pursuant to the share award incentive plan; (iii) restricted share unit granted to non-employee directors pursuant to the Restricted Share Unit Plan for Directors, originally effective as of November 6, 2019 and subsequently amended effective as of March 1, 2023 (the “restricted share unit plan for directors”); and (iv) deferred share unit granted to non-employee directors pursuant to the Deferred Share Unit Plan for Directors, originally effective as of December 31, 2010 and subsequently amended effective as of January 14, 2014, May 9, 2019 and March 1, 2023 (the “deferred share unit plan for directors”), in each case, will become fully vested and the holder thereof will receive a cash payment equal to the fair market value of such award. For employee held awards, the fair market value is determined by either (i) the volume weighted average trading price (“VWAP”) of Enerplus common shares on the TSX for the five trading days ending on the second trading day prior to the Effective Date; (ii) the VWAP of Enerplus common shares on the TSX for the five trading days immediately following the announcement of the arrangement; or (iii) a combination thereof, depending on the title of such employee. For director held awards, the fair market value is determined by the VWAP of Enerplus common shares on the TSX for the ten trading days immediately preceding the effective date.

Treatment of Enerplus Equity Awards in the Arrangement

Enerplus equity-based awards that are outstanding immediately prior to the effective time will be treated in accordance with the arrangement agreement and the applicable Enerplus equity incentive plan.

Enerplus Restricted Share Unit Awards

Each outstanding restricted share unit award granted pursuant to the share award incentive plan will become fully vested upon the effective time and the holder thereof will receive from Enerplus, at the effective time, a cash payment as follows:

•

With respect to Ian C. Dundas, the current Chief Executive Officer of Enerplus, the amount of such cash payment will be equal to the number of restricted share units subject to such award, adjusted for certain dividends declared since the date of grant (excluding the additional dividend), multiplied by the volume weighted average trading price of Enerplus common shares on the TSX for the five trading days ending on the second trading day prior to the effective date (provided that, if such period includes any trading days that are “ex-dividend” with respect to an additional dividend that may be declared by Enerplus, then the relevant five-day trading period shall be the five (5) trading days immediately prior to such ex-dividend date).

•

With respect to employees who are not named executive officers, the amount of such cash payment will be equal to the number of restricted share units subject to such award, adjusted for certain dividends declared since the date of grant (excluding the additional dividend), multiplied by the fair market value of the underlying Enerplus common share. The fair market value will be determined by the greater of (i) the VWAP of Enerplus common shares on the TSX for the five trading days ending on the second trading day prior to the effective date (provided that, if such period includes any trading days that are “ex-dividend” with respect to an additional dividend that may be declared by Enerplus, then the relevant five-day trading period shall be the five (5) trading days immediately prior to such ex-dividend date); and (ii) the VWAP of Enerplus common shares on the TSX for the five trading days immediately following the announcement of the arrangement (in the case of clause (ii), excluding dividends declared following the announcement).

•

With respect to named executive officers other than Ian C. Dundas, the amount of such cash payment will be equal to the sum of (i) 50% of the number of restricted share units subject to such award, adjusted for dividends declared between the date of grant and the announcement of the arrangement (excluding the additional dividend), multiplied by the VWAP of Enerplus common shares on the TSX for the five trading days immediately following the announcement of the arrangement and (ii) 50% of the number of restricted share units subject to such award, adjusted for certain dividends declared since the date of grant and the announcement of the arrangement (excluding the additional dividend), multiplied by the VWAP of Enerplus common shares on the TSX for the five trading days ending on the second trading day prior to the effective date (provided that, if such period includes any trading days that are “ex-dividend” with respect to an additional dividend that may be declared by Enerplus, then the relevant five-day trading period shall be the five (5) trading days immediately prior to such ex-dividend date).

Enerplus Performance Share Unit Awards

Each outstanding performance share unit granted pursuant to the share award incentive plan will become fully vested upon the effective time and the holder thereof will receive from Enerplus, at the effective time, a cash payment as follows:

•

With respect to Ian C. Dundas, the current Chief Executive Officer of Enerplus, the amount of such cash payment will be equal to the number of performance share units subject to such award, adjusted for certain dividends declared since the date of grant (excluding the additional dividend), multiplied by the VWAP of Enerplus common shares on the TSX for the five trading days ending on the second trading day prior to the effective date (provided that, if such period includes any trading days that are “ex-dividend” with respect to an additional dividend that may be declared by Enerplus, then the relevant five-day trading period shall be the five trading days immediately prior to such ex-dividend date), multiplied by two.

•

With respect to employees who are not named executive officers, the amount of such cash payment will be equal to the number of performance share units subject to such award, adjusted for certain dividends declared since the date of grant (excluding the additional dividend), multiplied by the fair market value of the underlying Enerplus common share, multiplied by two. The fair market value will be determined by the greater of (i) the VWAP of Enerplus common shares on the TSX for the five trading days ending on the second trading day prior to the effective date (provided that, if such period includes any trading days that are “ex-dividend” with respect to an additional dividend that may be declared by Enerplus, then the relevant five-day trading period shall be the five trading days immediately prior to such ex-dividend date); or (ii) the VWAP of Enerplus common shares on the TSX for the five trading days immediately following the announcement of the arrangement (in the case of clause (ii), excluding dividends declared following the announcement).

•

With respect to named executive officers other than Ian C. Dundas, the amount of such cash payment will be equal to the sum of (i) (a) 50% of the number of performance share units subject to such award, adjusted for dividends declared between the date of grant and the announcement of the arrangement (excluding the additional dividend), multiplied by (b) a “Payout Multiplier” of 2.0, multiplied by (c) the VWAP of Enerplus common share on the TSX for the five trading days immediately following the announcement of the arrangement and (ii) (a) 50% of the number of performance share units subject to such award, adjusted for certain dividends declared since the date of grant (excluding the additional dividend), multiplied by (b) a “Payout Multiplier” of 2.0, multiplied by (c) the VWAP of Enerplus common share on the TSX for the five trading days ending on the second trading day prior to the effective date (provided that, if such period includes any trading days that are “ex-dividend” with respect to an additional dividend that may be declared by Enerplus, then the relevant five-day trading period shall be the five trading days immediately prior to such ex-dividend date).

Enerplus Director Restricted Share Unit Awards

Each restricted share unit award granted to a non-employee director of Enerplus pursuant to the restricted share unit plan for directors subject to time-based vesting that is outstanding as of immediately prior to the effective time, whether vested or unvested, will as of the effective time, become fully vested and the holder thereof will receive from Enerplus, at the effective time, a cash payment. Such cash payment will be equal to the number of restricted share units subject to such restricted share unit award, adjusted for certain dividends declared since the date of grant (excluding the additional dividend), multiplied by the VWAP of Enerplus common shares on the TSX for the ten trading days immediately preceding the effective date (provided that, if such period includes any trading days that are “ex-dividend” with respect to an additional dividend that may be declared by Enerplus, then the relevant ten-day trading period shall be the ten trading days immediately prior to such ex-dividend date).

Enerplus Director Deferred Share Unit Awards

Each deferred share unit award granted pursuant to the deferred share unit plan for directors that is outstanding as of immediately prior to the effective time will, as of the effective time, become eligible for settlement and the holder thereof will receive from Enerplus, at the effective time, a cash payment. Such cash payment will be equal to the number of deferred share units subject to such deferred share unit award, adjusted for certain dividends declared since the date of grant (excluding the additional dividend), multiplied by the VWAP of Enerplus common shares on the TSX for the ten trading days immediately preceding the effective date (provided that, if such period includes any trading days that are “ex dividend” with respect to an additional dividend that may be declared by Enerplus, then the relevant ten-day trading period shall be the ten trading days immediately prior to such ex-dividend date).

Dissent Rights of Enerplus Shareholders

Registered Enerplus shareholders may exercise rights of dissent with respect to the Enerplus common shares held by such Enerplus shareholders pursuant to Section 191 of the ABCA, as modified by the Court’s interim order, final order and the plan of arrangement. The payment made to an Enerplus shareholder exercising dissent rights will be reduced by the portion of the additional dividend that the Enerplus shareholder has received (or is entitled to receive), if any.

None of the following will be entitled to exercise dissent rights: (i) a person who is not a registered holder of Enerplus common shares, (ii) Enerplus shareholders who vote or have instructed a proxyholder to vote their Enerplus common shares in favor of the arrangement resolution or (iii) an Enerplus shareholder who has not complied with the dissent right procedures or who withdrew such exercise prior to the effective time.

Deposit of Consideration

Chord and Enerplus expect to appoint TSX Trust Company to act as depositary to handle the payment of the cash consideration and the exchange of Enerplus common shares for shares of Chord common stock. Following receipt by Enerplus of the Court’s final order and prior to the effective time, Enerplus and Canadian Sub will deliver or cause to be delivered to the depositary such number of shares of Chord common stock and such cash to satisfy the aggregate consideration payable to Enerplus shareholders in accordance with the plan of arrangement which shares of Chord common stock and which cash will be held by the depositary as agent and nominee for such former Enerplus shareholders for distribution to them in accordance with the plan of arrangement.

Upon surrender to the depositary for cancellation of a certificate or DRS Advice which immediately prior to the effective time represented outstanding Enerplus common shares that were transferred pursuant to the plan of arrangement, together with a duly completed and executed letter of transmittal and any such additional documents and instruments as the depositary may reasonably require, the registered holder of such Enerplus common shares represented by such surrendered certificate or DRS Advice will be entitled to receive the corresponding stock consideration and cash consideration, less any amounts withheld pursuant to the plan of arrangement and any certificate or DRS Advice so surrendered will be cancelled.

After the effective time and until surrendered for cancellation, each certificate or DRS Advice that immediately prior to the effective time represented one or more outstanding Enerplus common shares (other than Enerplus common shares held by dissenting Enerplus shareholders) will be deemed at all times to represent only the right to receive in exchange therefor the consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with the plan of arrangement.

Efforts to Obtain Required Enerplus Shareholder Approval

Enerplus is required to take all action necessary in accordance with applicable laws and its organizational documents to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the requisite approval of its shareholders relating to the arrangement, to be held as promptly as reasonably practicable following the clearance of this proxy statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within 45 days thereof).

Notwithstanding the forgoing, Enerplus will be required to adjourn or postpone its shareholder meeting if required by applicable law or as required for quorum purposes and may adjourn or postpone its shareholder meeting (i) if there are insufficient shares of Enerplus common shares represented (in person (online) or by proxy) at the time of such meeting to obtain the requisite approval of Enerplus shareholders relating to the arrangement or (ii) if Enerplus determines that additional information needs to be added to the applicable proxy statement or circular with Chord’s prior written consent or as necessary to comply with applicable securities laws.

Unless the Enerplus board of directors has modified its recommendation regarding the arrangement as permitted under the arrangement agreement, Enerplus will include in its circular the unanimous recommendation of the Enerplus board of directors to the Enerplus shareholders that they vote in favor of the arrangement resolution.

Efforts to Obtain Required Chord Stockholder Approval

Chord is required to take all action necessary in accordance with applicable laws and its organizational documents to schedule the special meeting for the purpose of obtaining the requisite approval of its stockholders relating to the stock issuance proposal, to be held as promptly as reasonably practicable following the clearance of this proxy statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within 45 days thereof).

Notwithstanding the forgoing, Chord will be required to adjourn or postpone the special meeting if required by applicable law or as required for quorum purposes and may adjourn or postpone the special meeting (i) if there are insufficient shares of Chord common stock represented (in person (online) or by proxy) at the time of such meeting to obtain the requisite approval of Chord stockholders relating to the arrangement or (ii) if Chord determines that additional information needs to be added to the applicable proxy statement or circular either with Enerplus’ prior written consent or as necessary to comply with applicable securities laws.

Unless the Chord board of directors has modified its recommendation regarding the arrangement as permitted under the arrangement agreement, Chord will include in its proxy statement the unanimous recommendation of the Chord board of directors to the Chord stockholders that they vote in favor of the stock issuance proposal.

Final Court Approval

After the interim order of the Court has been obtained, the Enerplus shareholders have approved the arrangement and the Chord stockholders have approved the stock issuance proposal, Enerplus is required to puruse an application for the final order pursuant to Section 193(a) of the ABCA as soon as reasonably practicable, but in any event not later than five business days thereafter, subject to the availability of the Court. The Court will consider, among other things, the procedural and substantive fairness of the terms and conditions of the arrangement to the Enerplus shareholders.

Corporate Governance

Pursuant to the arrangement agreement, Chord is required to take all actions necessary or appropriate, including by causing the resignation of the directors effective immediately prior to, but conditioned on, the effective time, who will not be continuing as Chord designees, to ensure that as of the effective time the Chord board of directors will consist of: (i) the seven members designated by Chord: Daniel E. Brown, Susan M. Cunningham, Douglas E. Brooks, Samantha F. Holroyd, Kevin S. McCarthy, Anne Taylor and Marguerite N. Woung-Chapman; and (ii) four members designated by Enerplus: Ian C. Dundas, Hilary Foulkes, Ward Polzin and Jeffrey Sheets. Susan M. Cunningham will continue as the chair of the Chord board of directors.

Representations and Warranties

The arrangement agreement contains certain representations and warranties of Enerplus relating to the following: organization, standing and power; capital structure; authority; no violations; consents; securities documents; financial statements; absence of certain changes or events; no undisclosed material liabilities; Enerplus circular; Enerplus permits; compliance with applicable law; compensation; benefits; employment and labor matters; taxes; litigation; intellectual property and IT assets; real property; rights-of-way; oil and gas matters; environmental matters; material contracts; insurance; derivative transactions and hedging; cultural business; opinion of Enerplus’ financial advisor; brokers; related party transactions; regulatory matters; corrupt practices legislation; and no additional representations.

The arrangement agreement also contains certain representations and warranties of Chord and Canadian Sub relating to the following: organization, standing and power; capital structure; authority; no violations; consents; SEC documents; financial statements; absence of certain changes or events; no undisclosed material liabilities;

Chord proxy statement; Chord permits; compliance with applicable law; compensation; benefits; employment and labor matters; taxes; intellectual property and IT assets; litigation; real property; rights-of-way; oil and gas matters; environmental matters; insurance; opinion of Chord’s financial advisor; brokers; business conduct; related party transactions; regulatory matters; takeover laws; corrupt practices legislation; funds available; and no additional representations.

Certain of the representations and warranties of Enerplus, Chord and Canadian Sub, as applicable, are qualified as to “materiality” or “material adverse effect.” For purposes of the arrangement agreement, the term “material adverse effect” means, with respect to either Chord or Enerplus, as applicable, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (i) prevents, materially delays or materially impairs (or would reasonably be expected to prevent, materially delay or materially impair) the ability of such party or its subsidiaries to consummate the arrangement or (ii) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that, in respect of clause (ii) above, no fact, circumstance, effect, change, event or development (by itself or when aggregated or taken together with any and all other facts, circumstances, effects, changes, events or developments) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following will be deemed to be or constitute a “material adverse effect” or will be taken into account when determining whether a “material adverse effect” has occurred or may, would or could occur:

•

changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

•	changes in general economic conditions in the oil and gas exploration and production industry;

•	the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

•	any hurricane, tornado, flood, earthquake or other natural disaster;

•	any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

•

any change in the market price or trading volume of the Chord common stock or the Enerplus common shares (it being understood and agreed that the exception in this clause will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect);

•

any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect);

•	changes in any laws or regulations following the entry into the arrangement agreement applicable to Chord or Enerplus any of their respective subsidiaries or their respective assets or operations;

•	changes in applicable accounting regulations or the interpretations thereof following the entry into the arrangement agreement;

•

the execution and delivery of the arrangement agreement and the public announcement of the arrangement agreement and the arrangement (provided, that this clause will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of the arrangement agreement or the pendency or consummation of the arrangement);

•

any downgrade in rating of any indebtedness or debt securities of Enerplus or Chord or any of their respective subsidiaries (it being understood and agreed that the exception in this clause will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect;

•	any actions taken (or omitted to be taken) by Enerplus or Chord at the written request or with the prior written consent of the other party;

•

any legal proceedings commenced by any shareholder or stockholder of Enerplus or Chord, as applicable (on its own behalf or on behalf of Enerplus or Chord, as applicable), arising out of or related to the arrangement agreement, the arrangement or other transactions; and

•

any proceeding commenced after the date of the arrangement agreement under any regulatory law in relation to the arrangement and any action taken to obtain necessary, proper or advisable consents, clearances, approvals and waiting period expirations or termination from any governmental entity;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the first five bullet points above, unless otherwise excluded, be taken into account for purposes of determining whether a material adverse effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Chord or Enerplus and their respective subsidiaries, in each case taken as a whole, relative to other similarly situated companies in the industries in which Chord and its subsidiaries and Enerplus and its subsidiaries respectively operate.

Covenants

Conduct of Business

Enerplus and Chord have agreed to undertake certain covenants between the date of the arrangement agreement and the earlier of the effective time and the termination of the arrangement agreement. A brief summary of certain of those covenants is provided in this subsection.

Conduct of Business by Enerplus and its Subsidiaries

Except as previously disclosed to Chord, expressly permitted by the arrangement agreement or applicable law, or otherwise consented to in writing by Chord (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the effective time and the termination of the arrangement agreement, Enerplus has agreed that it will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill, assets and existing material Enerplus permits, to keep available the services of its current officers and employees and preserve its existing relationships with governmental entities and its significant customers, suppliers, lessors and others having significant business dealings with it.

In addition, except as previously disclosed to Chord, expressly permitted by the arrangement agreement or applicable law, or otherwise consented to in writing by Chord (which consent will not be unreasonably withheld, delayed or conditioned, until the earlier of the effective time and the termination of the arrangement agreement, Enerplus has agreed that it will not, and will cause its subsidiaries not to:

•	do any of the following:

•	declare, set aside or pay any dividends, (whether in cash, securities or property or any combination thereof) on, or make any other distribution in respect of any outstanding shares, or other equity interests in, any of Enerplus’ subsidiaries, except for dividends and distributions by a direct or indirect wholly owned subsidiary of Enerplus to Enerplus or another direct or indirect wholly owned subsidiary of Enerplus;

•

split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Enerplus or any of its subsidiaries; or

•	purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of, or other equity interests in, Enerplus or any subsidiary of Enerplus,

other than in the case of the second and third bullets above, in respect of any equity awards outstanding as of the date of the arrangement agreement or issued after the date of the arrangement agreement in accordance with the arrangement agreement, in accordance with the terms of the share award incentive plan and applicable award agreements;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares of, or other equity or phantom equity interests in, Enerplus or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or equity interests, other than:

•

the issuance of Enerplus common shares upon the vesting or lapse of any restrictions on any awards granted under the share award incentive plan that are outstanding on the date of the arrangement agreement or that may be granted on or following the date of the arrangement agreement as permitted or contemplated in the arrangement agreement;

•

the grant of Enerplus’ restricted share unit award or performance share unit award, in each case, under the share award incentive plan in the ordinary course of business in accordance with the parameters disclosed to Chord, including (1) for the 2024 annual grants of such awards, up to the target dollar amounts disclosed to Chord and the number of which awards will be definitively determined based on an average trading price of the Enerplus common shares following the public disclosure by Enerplus of the arrangement agreement, and (2) to the extent that the effective time has not occurred prior to January 1, 2025, the 2025 annual grants of such awards not to be made prior to January 1, 2025, and provided that the maximum aggregate grant date fair value of all such grants that may be made in 2025, if applicable, will not exceed 125% of the aggregate grant date fair value of Enerplus’ restricted share unit award or performance share unit award, in each case, under the share award incentive plan (based on target achievement of the applicable performance criteria) granted in 2023;

•

the grant of director awards under the Deferred Share Unit Plan for Directors of Enerplus, effective December 31, 2010 (amended effective January 14, 2014, May 9, 2019 and March 1, 2023), or the Restricted Share Unit Plan for Directors of Company, effective November 6, 2019 (amended effective March 1, 2023), as applicable, in each case, in the ordinary course of business in accordance with the parameters disclosed to Chord (including, to the extent that the effective time has not occurred prior to January 1, 2025, the 2025 annual grants of such awards will not be made prior to January 1, 2025, and provided that the aggregate dollar amount of annual equity retainers in respect of which Enerplus’ directors may elect to receive such director awards for 2025, if applicable, will not exceed 125% of the aggregate of such amount for 2024 annual equity retainers); and

•

issuances by a direct or indirect wholly owned subsidiary of Enerplus of such subsidiary’s capital stock or other equity interests to Enerplus or any other direct or indirect wholly owned subsidiary of Enerplus;

•	amend or propose to amend (A) Enerplus’ organizational documents or (B) the organizational documents of any of Enerplus’ subsidiaries (other than, in the case of clause (B) only, ministerial changes);

•

(A) merge, consolidate, combine or amalgamate with any person, or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than in the case of clause (B) (1) acquisitions or investments for which the consideration is less than $5,000,000 individually or $17,500,000 in the aggregate, (2) acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business, and (3) swaps or exchanges of assets or property, which may include cash consideration, of up to 1,000 net acres in the aggregate for all such swap transactions, in each case, so long as such action is not otherwise expressly prohibited by the terms of the arrangement agreement;

•

sell, lease, swap, exchange, transfer, farmout, license, encumber (other than permitted encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, license, encumber (other than permitted encumbrances) or otherwise dispose of, any material portion of its assets (including any tangible assets, such as intellectual property) or properties (including any oil and gas properties), other than:

•

sales or dispositions at arm’s length for which (i) the value of the applicable assets or properties is less than $5,000,000 in the aggregate, (ii) the aggregate net acreage position attributable to such assets or properties is less than 500 net acres and (iii) the net Boe attributable to such assets or properties is less than 500 per day in the aggregate (including non-operating working interests so long as they are not operated by Chord or any of its subsidiaries);

•	sales, swaps, exchanges, transfers or dispositions among Enerplus and its direct or indirect wholly owned subsidiaries or among direct or indirect wholly owned subsidiaries of Enerplus;

•	sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business;

•	the sale of hydrocarbons in the ordinary course of business;

•	swaps or exchanges of assets or property, which may include cash consideration, of up to 1,000 net acres in the aggregate for all such swap transactions; or

•	certain encumbrances expressly permitted by the terms of the arrangement agreement in favor of secured parties under Enerplus’ existing credit facilities.

•

authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Enerplus or any of its subsidiaries, other than as provided in the arrangement agreement;

•

(A) enter into any lease for real property that would be a material real property lease if entered into prior to the date of the arrangement agreement, (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any material real property lease, or (C) enter into any lease for real property on economic terms that are materially less favorable, in the aggregate, to Enerplus than those contained in similarly situated leases for real property to which Enerplus is a party on the date of the arrangement agreement;

•

change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Enerplus and its subsidiaries, except as required by U.S. GAAP or applicable law;

•

fail to protect, maintain or otherwise keep in force any material intellectual property owned by Enerplus or any of its subsidiaries, except where Enerplus or any of its subsidiaries have permitted such intellectual property to expire or become cancelled or abandoned in the ordinary course of business;

•

enter into any new line of business that is materially different from the businesses of Enerplus and its subsidiaries as of entry into the arrangement agreement, including engaging in any activity that alters

Enerplus’ status under the U.S. Investment Company Act of 1940 or the U.S. Public Utility Holding Company Act of 2005;

•

make (other than in the ordinary course of business), change or revoke any material election with respect to taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Enerplus or any of its subsidiaries has the authority to make such election), change an annual tax accounting period, change any material tax accounting method, file any material tax return in a manner materially inconsistent with past practice or amend any material tax return, settle or compromise any material proceeding with respect to any tax, including entering into any material closing agreement with respect to any tax, surrender any right to claim a material tax refund or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material tax;

•

except as required by applicable law or the terms of any Enerplus benefit plan as in effect on the date of the arrangement agreement (provided, however, Enerplus or any of its subsidiaries may adopt a retention bonus pool after the date of the arrangement agreement through the effective time to the extent that (1) the total amount awarded under such retention bonus pool does not exceed $6,000,000, (2) a substantial majority of the payments to be made under such retention bonus pool are granted to non-executive employees of the Enerplus and none will be granted to any of Ian C. Dundas, Jodine J. Jenson Labrie, Wade D. Hutchings, Nathan D. Fisher, and David A. McCoy, and (3) the terms and conditions (including with respect to vesting) of any awards granted under such retention bonus pool are determined by a senior executive of the Enerplus):

•

grant or commit to grant any new increases or decreases in the compensation, bonus, severance, termination pay or other benefits payable or that may become payable to any of its current or former directors, officers, or employees except as required by applicable law or as is provided to a newly hired employee in the ordinary course of business (and so long as such newly hired employee’s compensation and other terms are comparable to those of the employee that he or she is replacing);

•	take any action to amend or accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Enerplus benefit plan;

•	grant or commit to grant any equity or phantom equity awards except as permitted by the foregoing;

•

enter into any new, or amend any existing, offer letter (other than an offer for at-will employment without severance) or employment or severance or termination agreement providing for severance or termination pay with, or otherwise grant any rights to severance or termination pay to, any director, officer or employee, other than severance or termination pay as may be payable pursuant to the minimum requirements of applicable employment standards legislation or applicable common law;

•

pay or commit to pay any bonuses, other than the payment of annual or other short-term cash bonuses for completed performance periods in the ordinary course of business in accordance with the parameters disclosed to Chord (for clarity, including the 2023 annual cash bonuses to be paid on or about March 31, 2024 which will not in the aggregate exceed 110% of the aggregate amount disclosed to Chord, and other bonuses permitted the arrangement agreement);

•

establish, enter into or adopt any Enerplus benefit plan which was not in existence as of the date of the arrangement agreement (or any arrangement that would be a Enerplus benefit plan if it had been in existence as of the date of the arrangement agreement), or amend or terminate any Enerplus benefit plan, in each case, except for changes to the contractual terms of health and welfare plans made in the ordinary course of business; or

•

hire, engage, terminate (other than for cause), furlough, or temporarily lay off any employee with an annualized base salary (or, for independent contractors, fee) in excess of $175,000 (except as is reasonably necessary to replace any employee or independent contractor or fill an open employment position in existence as of the date hereof);

•	establish, adopt, enter into or amend any labor agreement, or otherwise recognize any union as the bargaining representative of any employees of Enerplus or any of its subsidiaries;

•

implement any employee layoffs, furloughs, plant closings or employment losses that result in obligations pursuant to the federal Worker Adjustment and Retraining Notification Act of 1988 or similar applicable state or provincial legislation;

•	waive the confidentiality, non-disclosure or other restrictive covenant obligations of any employee, independent contractor, or consultant of Enerplus or any of its subsidiaries;

•

(A) incur, create, assume, waive or release any indebtedness or guarantee any such indebtedness of another person or (B) incur, create or assume any encumbrances on any property or assets of Enerplus or any of its subsidiaries in connection with any indebtedness thereof, other than permitted encumbrances; provided, however, that the foregoing will not restrict the incurrence of indebtedness (1) under Enerplus’ existing credit facilities (including any extension, renewal or refinancing thereof), or (2) the creation of any encumbrances securing any indebtedness permitted by the foregoing clause (1), so long as borrowings under Enerplus’ existing credit facilities are incurred in the ordinary course of business, in connection with the arrangement, the transactions thereunder or any permitted Enerplus acquisition under the arrangement agreement;

•

(A) enter into any contract that would be an Enerplus material contract if it were in effect on the date of the arrangement agreement (other than Enerplus material contracts entered into in connection with transactions expressly permitted by an exception and other than in the ordinary course of business, subject to certain exclusions set forth in the arrangement agreement), or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Enerplus material contract (other than Enerplus material contracts entered into in connection with transactions expressly permitted by an exception);

•

initiate any proceeding outside the ordinary course of business or waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any proceedings (excluding any proceeding in respect of taxes or any shareholder litigation, questioning the validity of the arrangement agreement or the transactions contemplated therein, or seeking damages or an injunction in connection with those transactions) except solely for monetary payments payable by Enerplus or any of its subsidiaries of no more than $1,200,000 individually or $3,500,000 in the aggregate on a basis that would not (A) prevent or materially delay consummation of arrangement, and (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Chord or its subsidiaries (including the Enerplus and its subsidiaries) or a finding or admission of a violation of law;

•	make or commit to make any capital expenditures:

•

in any quarterly period during the calendar year ended December 31, 2024 that are in the aggregate greater than 135% of the 2024 capital expenditures for such quarterly period expressly provided for in the capital budget amounts disclosed to Chord;

•

in any quarterly period during the calendar year ended December 31, 2025 that are in the aggregate greater than 135% of the 2025 capital expenditures for such quarterly period expressly provided for in the capital budget amounts disclosed to Chord;

•

during the calendar year ended December 31, 2024 that are greater than 110% of the capital expenditures for such calendar year as expressly provided for in the capital budget amounts disclosed to Chord; or

•

during the calendar year ended December 31, 2025 that are greater than 110% of the capital expenditures for such calendar year as expressly provided for in the capital budget amounts disclosed to Chord, in each case except for reasonably necessary capital expenditures to repair damage resulting from insured casualty events or reasonably necessary capital expenditures on an emergency basis for the safety of individuals, assets or the environments in which individuals perform work for Enerplus and its subsidiaries (provided that Enerplus will notify Chord of any such casualty event repair or emergency expenditure as soon as reasonably practicable);

•

amend, modify or supplement any oil and gas lease that has the effect of (A) reducing the primary term of thereof, (B) increasing or modifying the calculation of any royalties payable thereunder, (C) requiring any drilling or completion of any wells (other than (1) as disclosed to Chord, (2) provisions requiring optional drilling as a condition of maintaining or earning all or a portion of a presently non-producing oil and gas lease, and (3) customary offset drilling provisions), or (D) imposing or reducing the time periods to conduct any operations thereunder in order to maintain or extend such oil and gas lease;

•

fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of Enerplus and its subsidiaries at a level at least comparable to current levels (or current market terms) or otherwise in a manner that is not in the ordinary course of business;

•

enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions or that would otherwise in any way limit the ability of Enerplus or any of its subsidiaries, or would limit the ability of Chord or any of its subsidiaries after the effective time, to compete in or conduct any line of business or compete with any person in any geographic area during any period; or

•	agree or commit to take any action that is prohibited by the foregoing.

Conduct of Business by Chord and its Subsidiaries

Except as previously disclosed to Enerplus, expressly permitted by the arrangement agreement or applicable law, or otherwise consented to in writing by Enerplus (which consent will not be unreasonably withheld, delayed or conditioned), until the earlier of the effective time and the termination of the arrangement agreement, Chord has agreed that it will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill, assets and existing material Chord permits, to keep available the services of its current officers and employees and preserve its existing relationships with governmental entities and its significant customers, suppliers, lessors and others having significant business dealings with it.

In addition, except as previously disclosed to Enerplus, expressly permitted by the arrangement agreement or applicable law, or otherwise consented to in writing by Enerplus (which consent will not be unreasonably withheld, delayed or conditioned, until the earlier of the effective time and the termination of the arrangement agreement, Chord has agreed that it will not, and will cause its subsidiaries not to:

•	do any of the following:

•

declare, set aside or pay any dividends (whether in cash, securities or property or any combination thereof) on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Chord or its subsidiaries, except for (1) dividends and distributions by a direct or indirect wholly owned subsidiary of Chord to Chord or another direct or indirect subsidiary of Chord and (2) quarterly cash dividends of Chord (inclusive of both the base fixed dividend and any variable dividend) that are declared by the Chord board of directors; or

•

split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Chord or any of its subsidiaries;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity or phantom equity interests in, Chord or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than:

•

the issuance of Chord common stock as required by the terms of Chord’s existing warrant agreements or upon the vesting or lapse of any restrictions on any awards granted under Chord’s 2020 Long Term Incentive Plan and outstanding on the date of the arrangement agreement or granted following the date of the arrangement agreement in the ordinary course of business;

•

the grant of Chord’s restricted stock units subject to time-based vesting, restricted stock units subject to performance-based vesting or restricted stock units subject to vesting based on the overall performance of the Chord common stock as measured by shareholder return, in each case granted under Chord’s 2020 Long Term Incentive Plan, in the ordinary course of business;

•

issuances by a direct or indirect wholly owned subsidiary of Chord of such subsidiary’s capital stock or other equity interests to Chord or any other direct or indirect wholly owned subsidiary of Chord; and

•

issuances in connection with acquisitions of persons or assets by Chord or any of its subsidiaries (whether by mergers, equity acquisition, stock acquisition, asset purchase or otherwise) that are not otherwise expressly prohibited by the terms of the arrangement agreement;

•	amend or propose to amend Chord’s or Canadian Sub’s organizational documents in a manner that could reasonably be expected to be adverse to Enerplus or any securityholder of Enerplus;

•

(A) merge, consolidate, combine or amalgamate with any person or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than (1) one or more mergers, consolidations, combinations, amalgamations, acquisitions or investments for which the consideration is valued at less than $115,000,000 individually or $350,000,000 in the aggregate, (2) acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business and (3) swaps or exchanges of assets or property, which may include cash consideration, for as long as in each case of (1), (2) and (3) such action is not otherwise expressly prohibited by Section 16(a) of the Exchange Act or the terms of the arrangement agreement;

•

sell, lease, swap, exchange, transfer, farmout, encumber (other than permitted encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, encumber (other than permitted encumbrances) or otherwise dispose of, any material portion of its assets (including any tangible assets) or properties (including any oil and gas properties), other than:

•

sales or dispositions at arm’s length for which the value of the applicable assets or properties is less than $75,000,000 individually and $150,000,000 in the aggregate and the net Boe attributable to such assets or properties is less than 2,000 per day in the aggregate (including non-operating working interests so long as they are not operated by Enerplus or any of its subsidiaries);

•	sales, swaps, exchanges, transfers or dispositions among Chord and its direct or indirect wholly owned subsidiaries or among direct or indirect wholly owned subsidiaries of Chord;

•	sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business;

•	the sale of hydrocarbons in the ordinary course of business;

•	swaps or exchanges of assets or property, which may include cash consideration; or

•	certain encumbrances expressly permitted by the terms of the arrangement agreement in favor of secured parties under Chord’s existing credit facility.

•

authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Chord or any of its subsidiaries, other than such transactions among wholly owned subsidiaries of Chord;

•

change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Chord and its subsidiaries, except as required by U.S. GAAP or applicable law;

•

fail to maintain or otherwise keep in force any material intellectual property owned by Chord or any of its subsidiaries, except where the Chord or any of its subsidiaries have permitted to expire or become cancelled or abandoned such intellectual property in the ordinary course of business;

•

enter into any new line of business that is material to Chord and is materially different from the businesses of Chord and its subsidiaries as of entry into the arrangement agreement, including engaging in any activity that alters Chord’s status under the U.S. Investment Company Act of 1940 or the U.S. Public Utility Holding Company Act of 2005;

•

(A) incur, create, assume waive or release any indebtedness or guarantee any such indebtedness of another person or (B) incur, create or assume any encumbrances on any property or assets of Chord or any of its subsidiaries in connection with any indebtedness thereof, other than permitted encumbrances; provided, however, that the foregoing will not restrict the incurrence of indebtedness (1) under Chord’s existing credit facility (including any extension, renewal or refinancing thereof), (2) in connection with the consummation of the arrangement or any permitted Chord acquisitions under the arrangement agreement or (3) the creation of any encumbrances securing any indebtedness permitted by the foregoing clause (1) or (2);

•

waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any proceedings (excluding any shareholder litigation questioning the validity of the arrangement agreement or the transactions contemplated therein, or seeking damages or an injunction in connection with those transactions) outside the ordinary course of business, except for monetary payments payable by Chord or any of its subsidiaries of no more than $4,000,000 individually or $10,000,000 in the aggregate on a basis that would not prevent or materially delay consummation of the arrangement, or (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Chord or its subsidiaries in any material respect;

•	make or commit to make any capital expenditures:

•

in any quarterly period during the calendar year ended December 31, 2024 that are in the aggregate greater than 135% of the 2024 capital expenditures for such quarterly period expressly provided for in the capital budget disclosed to Enerplus;

•

in any quarterly period during the calendar year ended December 31, 2025 that are in the aggregate greater than 135% of the 2025 capital expenditures for such quarterly period set forth in the long-range plan made disclosed to Enerplus;

•	during the calendar year ended December 31, 2024 that are greater than 110% of the capital expenditures for such calendar year as expressly provided for in the capital budget disclosed to Enerplus; or

•	during the calendar year ended December 31, 2025 that are greater than 110% of the capital expenditures for such calendar year as expressly provided for in the long-range plan disclosed to Enerplus,

in each case except for (x) capital expenditures to repair damage resulting from insured casualty events or capital expenditures on an emergency basis for the safety of individuals, assets or the environments in which individuals perform work for Chord and its subsidiaries (provided that Chord will notify Enerplus of any such emergency expenditure as soon as reasonably practicable) or (y) related to permitted Chord acquisitions under the arrangement agreement;

•

fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of Chord and its subsidiaries at a level at least comparable to current levels (or current market terms) or otherwise in a manner that is not in the ordinary course of business;

•

enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions, in each case, that would materially limit or adversely effect the ability of Chord or any of its subsidiaries, after the effective time, to compete in or conduct any material line of business or compete with any person in any geographic area during any period; or

•	agree or commit to take any action that is prohibited by the foregoing.

Mutual Covenants of Enerplus, Chord and Canadian Sub Relating to the Arrangement

Each of Enerplus, Chord and Canadian Sub agreed that, subject to the terms and conditions of the arrangement agreement and except to the extent such party’s obligations are specifically set forth elsewhere in the arrangement agreement, during the period from the date of the arrangement agreement until the earlier of the effective time and the time that the arrangement agreement is terminated in accordance with its terms:

•

it will use its reasonable best efforts to, and will cause its subsidiaries and affiliates to use their reasonable best efforts to, satisfy (or cause the satisfaction of) the conditions precedent to its obligations under the arrangement agreement to the extent the same is within its or its subsidiaries’ or affiliates’ control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the arrangement, including using its reasonable best efforts to, as promptly as practicable: (i) obtain all necessary waivers, consents, clearances and approvals required to be obtained pursuant to applicable laws; (ii) obtain all necessary, proper or advisable authorizations as are required to be obtained by it or any of its subsidiaries or affiliates under applicable laws; (iii) fulfill all conditions and satisfy all provisions of the arrangement agreement and the arrangement; and (iv) co-operate with any other party in connection with the performance by it and its subsidiaries and affiliates of their obligations under the arrangement agreement;

•

it will not, and will cause its subsidiaries and affiliates not to, take any action, will refrain from, and will cause its subsidiaries and affiliates to refrain from, taking any action, and will not permit any action to be taken or not taken, which is inconsistent with the arrangement agreement or which would or would reasonably be expected to cause any of the conditions set forth in the arrangement agreement not to be satisfied or otherwise materially interfere with or materially impede the consummation of the arrangement, or that will have, or which would reasonably be expected to have, the effect of materially delaying, impairing or impeding the consummation of the arrangement;

•

it will use reasonable best efforts to: (i) vigorously resist, contest and defend all lawsuits or other legal, regulatory or other proceedings against any party to the arrangement agreement or any of its subsidiaries or affiliates challenging or affecting this agreement or the consummation of the arrangement; (ii) appeal, overturn or have lifted or rescinded any injunction or restraining order or other order relating to any party to the arrangement agreement or any of its subsidiaries or affiliates which may adversely affect, delay or interfere with the ability of the parties to consummate the arrangement; and (iii) appeal or overturn or otherwise have lifted or rendered non-applicable in respect of the arrangement, any law that makes consummation of the arrangement illegal or otherwise prohibits or enjoins Enerplus or Chord from consummating the arrangement;

•

it will carry out the terms of the Court’s interim order and the final order applicable to it and use reasonable best efforts to comply promptly with all requirements which applicable laws may impose on it or its subsidiaries or affiliates with respect to the arrangement;

•

it will take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain as soon as reasonably possible, and in any event prior to the termination date, all consents, clearances, approvals and waiting period expirations or terminations from any governmental entity (other than as otherwise set forth in the arrangement agreement) that are necessary, proper or advisable to consummate the arrangement, including by offering, proposing, negotiating, agreeing to, consenting to and effecting (i) the sale, transfer, divestiture or other disposal of any assets or businesses of Chord, Enerplus and their respective subsidiaries, (ii) the termination of existing relationships, contractual rights or obligations of Chord, Enerplus and their respective subsidiaries, (iii) the termination, amendment or modification of any venture or other arrangement of Chord, Enerplus and their respective subsidiaries, (iv) the creation of any relationships, contractual rights or obligations of Chord, Enerplus and their respective subsidiaries, (v) the effectuation of any other change or restructuring of Chord, Enerplus and their respective subsidiaries or (vi) any other remedy, condition or commitment of any; provided, however, that Chord and its subsidiaries will not be required to, and Enerplus and its subsidiaries will not, without the prior written consent of Chord, be permitted to offer to any person to, take any of the foregoing actions if such action would or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, financial condition or results of operations of Chord, Enerplus and their respective subsidiaries, taken as a whole, provided, further, that for the foregoing purpose, Chord, Enerplus and their respective subsidiaries, taken as a whole, shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of Enerplus and its subsidiaries, taken as a whole, as of the date of the arrangement agreement. Any action described in clauses (i) through (vi) will be conditioned upon the consummation of the arrangement.

Non-Solicitation of Alternative Transactions and Change in Recommendation

Chord and Enerplus each have agreed that, except as contemplated by the arrangement agreement, neither they nor any of their subsidiaries will (and Chord and Enerplus will, and will cause each of their respective subsidiaries to, use reasonable best efforts to cause its and their respective representatives not to):

•

directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Chord or Enerplus or any of their respective subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal, except as expressly permitted in the arrangement agreement;

•

participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Chord or Enerplus or any of their subsidiaries or afford access to the properties, books or records of Chord or Enerplus or any of their respective subsidiaries with respect to, relating to, or in furtherance of, an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal, unless (i) notice is provided to the other party, (ii) its board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such proposal could reasonably lead to a superior proposal and (iii) its board determines in good faith (after consultation with its outside legal counsel) that failure to participate in such discussions would be reasonably likely to be inconsistent with its fiduciary duties under applicable laws;

•

accept an acquisition proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (i) constituting or related to, or that would reasonably be expected to lead to, any acquisition proposal (other than an acceptable confidentiality agreement permitted pursuant to the arrangement agreement) or (ii) requiring or which would reasonably be expected to cause Chord or Enerplus to abandon, terminate or fail to consummate the arrangement; or

•

(i) withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), the approval or recommendation or declaration of advisability, as applicable, by its board of directors or any such committee thereof of the arrangement agreement, the arrangement, this stock issuance proposal of Chord or the arrangement resolution of Enerplus, as applicable, (ii) endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve any other acquisition proposal, (iii) fail to include the board recommendation in its proxy statement or circular, as applicable, (iv) (x) as to Chord, in response to an acquisition proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Chord common stock (other than by Enerplus or an affiliate of Enerplus), fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Chord stockholders on or prior to the earlier of (1) three (3) business days prior to the date of the special meeting or (2) ten (10) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, or (y) as to Enerplus, in response to an acquisition proposal that is structured as a takeover bid, fail to recommend, in a directors’ circular prepared by Enerplus, against acceptance of such takeover bid on or prior to the earlier of (1) three (3) business days prior to the date of the Enerplus shareholder meeting or (2) fifteen (15) days after the formal commencement of such takeover bid, (v) if an acquisition proposal has been publicly announced or disclosed (other than pursuant to the foregoing clause (iv)), fail to publicly reaffirm its board of director recommendation on or prior to the earlier of five (5) business days following the written request of the other party or three (3) business days prior to the date of its meeting or (vii) make any other public statement that is inconsistent in any material respect with its board of directors recommendation.

Prior to receipt of the approval of its stockholders or shareholders, as applicable, in response to a bona fide written acquisition proposal that did not result from a breach of its non-solicitation obligations under the arrangement agreement, and that its board of directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, is a superior proposal and the failure to make an adverse recommendation change or terminate the arrangement agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, Chord or Enerplus board of directors, as applicable, may make an adverse recommendation change or terminate the arrangement agreement pursuant to its terms; provided, however, that it will not be entitled to exercise its right to make an adverse recommendation change in response to a superior proposal (x) until four (4) business days after it provides written notice to the other party advising the other party that it has received an acquisition proposal that its board of directors has determined in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes a superior proposal, including a copy of such superior proposal specifying the material terms and conditions thereof and any applicable transaction and financing documents, and identifying the person or group making such superior proposal, (y) if during such four (4) business day period, the other party proposes any alternative transaction (including any modifications to the terms of the arrangement agreement), unless its board of directors determines in good faith (after consultation with its financial advisor(s) and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal) that such previous superior proposal remains a superior proposal, and (z) unless its board of directors, after consultation with outside legal counsel, determines that the failure to make an adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing, other than in connection with a superior proposal, at any time prior to receipt of the approval of its stockholders or shareholders, as applicable, in response to an intervening event that is not related to any acquisition proposal, each of the Chord and Enerplus board of directors may make an adverse recommendation change if it:

•

determines in good faith, after consultation with its outside legal counsel and any other advisor it chooses to consult, that the failure to make such adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; and

•

provides written notice to the other party advising the other party that it is contemplating making an adverse recommendation change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) it may not make an adverse recommendation change until the fourth business day after receipt by the other party of the notice of change and (y) during such four (4) business day period, at the request of the other party, it will negotiate in good faith with respect to any changes or modifications to the arrangement agreement which would allow it not to make such adverse recommendation change in response thereto.

Pursuant to the arrangement agreement, each party agreed that in addition to the obligations of Enerplus and Chord set forth above, as promptly as practicable (and in any event within 24 hours) after receipt thereof, Enerplus or Chord, as applicable, will advise Chord or Enerplus, respectively, in writing of any request for information or any Enerplus acquisition proposal or Enerplus acquisition proposal (as applicable) received from any person, or any inquiry, discussions or negotiations with respect to any Enerplus acquisition proposal or Chord acquisition proposal (as applicable) and the terms and conditions of such request, Enerplus acquisition proposal or Chord acquisition proposal (as applicable), inquiry, discussions or negotiations, and Enerplus or Chord (as applicable) will promptly provide to Enerplus or Chord, respectively, copies of any written materials received by Enerplus or Chord, as applicable, in connection with any of the foregoing, and the identity of the person or group making any such request, Enerplus acquisition proposal or Chord acquisition proposal (as applicable) or inquiry or with whom any discussions or negotiations are taking place. Each of Enerplus and Chord agreed that it will simultaneously provide to the other any non-public information concerning itself or its subsidiaries provided to any other person or group in connection with any Enerplus acquisition proposal or Chord acquisition proposal (as applicable) which was not previously provided to the other. Enerplus and Chord will promptly as practicable (and in any event within 24 hours) keep Enerplus and Chord, respectively, fully informed of the status of any Enerplus acquisition proposals or Chord acquisition proposals (as applicable) (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Enerplus and Chord agreed not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party with respect to a Enerplus acquisition proposal or Chord acquisition proposal (as applicable).

Enerplus and Chord further agreed that each will (and will cause its subsidiaries and use all reasonable best efforts to cause their respective representatives to) cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Enerplus acquisition proposal or Chord acquisition proposal, as applicable. Each of Enerplus and Chord agreed that it will (i) take the necessary steps to promptly inform its representatives involved in the transactions contemplated by the arrangement agreement of the obligations undertaken with respect to the foregoing and (ii) promptly request each person who has heretofore executed a confidentiality agreement in connection with such person’s consideration of a Enerplus acquisition proposal or Chord acquisition proposal, as applicable, to acquire such party or any material portion thereof to return or destroy (and request that any such destruction will be confirmed in writing by an officer of such person) all confidential information heretofore furnished to such person by or on its behalf.

An “acquisition proposal” is, with respect to Chord or Enerplus, any bona fide written proposal or offer made by any person (other than by the other party or its affiliates) for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such party or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, or (iii) merger, arrangement, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization or other similar transaction that if consummated would result in any person or persons beneficially owning 20% or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the arrangement; provided that a transaction or series of transactions solely among Chord or Enerplus and its direct or indirect wholly owned subsidiaries will not be deemed to be an acquisition proposal.

A “superior proposal” with respect to Chord or Enerplus, is any bona fide written acquisition proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, takeover bid, arrangement, exchange offer, merger, amalgamation, share exchange, consolidation, asset purchase or other business combination, (a) assets that constitutes 50% or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, or (b) 50% or more of the equity securities or voting power of such party, in each case on terms which a majority of the board of directors of such party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all terms and conditions of the acquisition proposal and the arrangement agreement, including any alternative transaction (including any modifications to the terms of the arrangement agreement) proposed by the other party in response to such superior proposal including any conditions to and expected timing of consummation, and any risks of non-consummation, of such acquisition proposal) to be (x) more favorable, from a financial point of view, to such party and its stockholders or shareholders (in their capacity as stockholders or shareholders, as applicable) as compared to the arrangement and to any modifications to the terms of the arrangement agreement proposed by the other party thereto, and (y) if accepted, reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, financing, timing, conditionality, legal, and other aspects of such proposal.

An “intervening event” means a material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable (or if known, the consequences of which are not known or reasonably foreseeable) by Chord or Enerplus, as applicable, and not known by such other party or reasonably foreseeable (or, if known or reasonably foreseeable, the probability or magnitude of consequences of which are not known or reasonably foreseeable), to or by the board of such other party as of the date of the arrangement agreement, which event, fact, circumstance, development or occurrence becomes known to the other party’s board prior to obtaining the such the necessary approval of such party’s shareholders or stockholders, as applicable; provided, however, that in no event will any of the following constitute an intervening event: (a) the receipt, existence or terms of an actual or possible acquisition proposal or superior proposal, (b) any action taken by Chord or Enerplus pursuant to certain affirmative covenants set forth in the arrangement agreement or any failure to obtain or delay in obtaining any Regulatory Approvals in connection with the arrangement, (c) any change, in and of itself, in the price or trading volume of Enerplus common shares or shares of Chord common stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by this definition), (d) the fact that Enerplus or any of its subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable law) or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other person.

With respect to Chord, an “adverse recommendation change” means, except as otherwise permitted pursuant to the terms of the arrangement agreement, Chord’s board or any committee thereof directly or indirectly (A) withholding, withdrawing or qualifying (or amending or modifying in a manner adverse to Enerplus), or publicly proposing to withhold, withdraw or qualify (or amend or modify in a manner adverse to Enerplus), the approval, recommendation or declaration of advisability by the Chord board of directors or any such committee thereof of the arrangement agreement or the stock issuance proposal, (B) endorsing or recommending, adopting or approving, or proposing publicly to endorse or recommend, adopt or approve any Chord acquisition proposal, (C) failing to include the recommendation of the Chord board of directors to approve the stock issuance proposal in this proxy statement, (D) in the case of a Chord acquisition proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Chord common stock (other than by Enerplus or an affiliate of Enerplus), failing to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Chord stockholders on or prior to the earlier of (1) three (3) business days prior to the date of the Chord stockholders meeting or (2) ten (10) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, (E) if a Chord acquisition proposal has been publicly announced or disclosed (other than pursuant to the foregoing clause (D)), failing to publicly reaffirm the recommendation of the Chord board of directors recommendation to approve the stock issuance proposal on or prior to the earlier of five (5) business days after Enerplus so requests in writing or three (3) business days prior to the date of the Chord stockholders meeting or (F) make any other public statement that is inconsistent in any material respect with the recommendation of the Chord board of directors to approve the stock issuance proposal.

With respect to Enerplus, an “adverse recommendation change” means, except as otherwise permitted pursuant to the terms of the arrangement agreement, the Enerplus board of directors or any committee thereof directly or indirectly (A) withholding, withdrawing or qualifying (or amending or modifying in a manner adverse to Chord or Canadian Sub), or publicly proposing to withhold, withdraw or qualify (or amend or modify in a manner adverse to Chord or Canadian Sub), the approval or recommendation by the Enerplus board of directors or any such committee thereof of the arrangement agreement, the arrangement or the arrangement resolution, (B) endorsing or recommending, adopting or approving, or proposing publicly to endorse or recommend, adopt or approve any Enerplus acquisition proposal, (C) failing to include the recommendation of the Enerplus board of directors for the Enerplus shareholders to approve the arrangement resolution and for the Court to approve the plan of arrangement in the Enerplus circular, (D) in the case of an Enerplus acquisition proposal that is structured as a takeover bid, failing to recommend, in a directors’ circular prepared by Enerplus, against acceptance of such takeover bid on or prior to the earlier of (1) three (3) business days prior to the date of the Enerplus shareholder meeting or (2) fifteen (15) days after the formal commencement of such takeover bid, (E) if an Enerplus acquisition proposal has publicly announced or disclosed (other than pursuant to the foregoing clause (D)), fail to publicly reaffirm the recommendation of the Enerplus board of directors for the Enerplus shareholders to approve the arrangement resolution and for the Court to approve the plan of arrangement on or prior to the earlier of five (5) business days after Chord so requests in writing or three (3) business days prior to the date of the Enerplus shareholder meeting or (F) make any other public statement that is inconsistent in any material respect with the recommendation of the Enerplus board of directors for the Enerplus shareholders to approve the arrangement resolution and for the Court to approve the plan of arrangement.

Pre-acquisition Reorganization

Subject to the paragraph below, Enerplus has agreed that, upon the request of Chord, Enerplus will, and will cause its subsidiaries to, use reasonable best efforts to: (i) implement such reorganizations of their corporate structure, capital structure, business, operations and assets or such other transactions as Chord may request, acting reasonably, including amalgamations, liquidations, reorganizations, continuances (including commencing a continuance process), or share transfers or asset transfers (each a “pre-acquisition reorganization”), (ii) reasonably cooperate with Chord and its advisors to determine the nature of the pre-acquisition reorganizations that might be undertaken and the manner in which they would most effectively be undertaken; and (iii) reasonably cooperate with Chord and its advisors to seek to obtain any material consents, approvals, waivers or similar authorizations, if any, which are reasonably required in connection with the pre-acquisition reorganization, provided that any out-of-pocket costs, fees or expenses (including taxes) of Enerplus or any of its subsidiaries associated therewith will be at Chord’s sole expense. In addition, following the entry into the arrangement agreement, Enerplus will keep Chord apprised of, and consult with Chord in advance of implementing, any reorganizations of the corporate structure of Enerplus and its subsidiaries or any reorganizations, restructurings, transactions or other actions by or among Enerplus and/or any of its subsidiaries.

Enerplus will not be obligated to implement any pre-acquisition reorganization unless such pre-acquisition reorganization:

•	is not prejudicial to Enerplus or shareholders of Enerplus;

•	does not impair the ability of Enerplus or Chord to consummate, and will not materially delay the consummation of, the arrangement, including to prevent the satisfaction of any conditions to Closing;

•

does not reduce the stock consideration or cash consideration or change the form of stock consideration or cash consideration to be received by Enerplus shareholders (other than Enerplus shareholders exercising dissent rights), as applicable;

•	can be effected as close as reasonably practicable to but prior or as of the Closing;

•

does not require Enerplus or any of its subsidiaries to take any action that could reasonably be expected to result in any adverse tax or other adverse consequences to Enerplus shareholders (including any taxes being imposed on such persons) that are incrementally greater (by more than a de minimis amount) than the taxes or other consequences that would be imposed on such persons in connection with the arrangement in the absence of any action being taken pursuant to the foregoing paragraph;

•

does not become effective unless Chord has waived or confirmed in writing the satisfaction of all conditions to closing in its favor, and has confirmed in writing that it is prepared to promptly and without condition proceed to effect the arrangement;

•	does not require Enerplus to obtain the approval of any Enerplus shareholders or the Court; and

•

would not result in the breach or violation of any contract to which Enerplus or any of its subsidiaries is a party (including Enerplus’ existing credit facilities or Enerplus’ definitive agreements providing for the issuance of its existing senior unsecured notes) where the necessary consents, waivers, approvals or similar authorizations have not been or cannot reasonably be obtained prior to the effective date.

Chord must provide written notice to Enerplus of any proposed pre-acquisition reorganization at least twenty (20) business days prior to the effective date (unless providing such notice less than twenty (20) business days prior to the effective date is not prejudicial to Enerplus, acting reasonably). Upon receipt of such notice, Enerplus and Chord will work cooperatively and use their reasonable best efforts, to prepare prior to the effective time all documentation necessary and do such other acts and things as are necessary to give effect to such pre-acquisition reorganization, including any amendment to the arrangement agreement or the plan of arrangement (provided that such amendments do not require Enerplus to obtain approval of the Court or the Enerplus shareholders).

Chord agrees that the implementation of any pre-acquisition reorganization upon request of Chord, by itself, will not be considered in determining whether a representation or warranty or covenant or agreement of Enerplus under the arrangement agreement has been breached (including where any such pre-acquisition reorganization requires the consent of any third party under a contract).

If the arrangement is not completed and the arrangement agreement is terminated, Chord will indemnify Enerplus or any of its subsidiaries undertaking such pre-acquisition reorganization forthwith for all losses and reasonable costs and expenses (including any professional fees and expenses and taxes) incurred by Enerplus or any of its subsidiaries in considering or effecting all or any pre-acquisition reorganization, and in connection with reversing or unwinding any pre-acquisition reorganization.

Other Covenants and Agreements

The arrangement agreement contains certain other covenants and agreements, including covenants relating to:

•

the prepayment of Enerplus’ existing credit facility, assumption or redemption of Enerplus’ existing senior unsecured notes, matters relating to Enerplus’ derivative contracts and hedging activities and the treatment of Chord’s existing credit facility;

•	cooperation between Enerplus and Chord in connection with public announcements and communications;

•	cooperation between Enerplus and Chord in the preparation and filing of the circular and this proxy statement;

•	cooperation between Enerplus and Chord in listing the stock consideration on the Nasdaq prior to the effective time;

•	access by each party to certain information about the other party during the period prior to the effective time and the parties’ agreement to keep information exchanged confidential; and

•

indemnification of directors and officers of Enerplus and Chord, as applicable, and its respective subsidiaries in respect of claims arising from facts or events which occurred on or prior to the effective time.

Certain Employee Matters

The arrangement agreement sets forth certain provisions relating to compensation and benefits of Enerplus employees that generally apply following the effective time. As used below, “continuing employee” refers to an Enerplus employee who is employed as of immediately prior to the effective time and who remains employed by Chord immediately following the effective time while “non-continuing employee” refers to an Enerplus employee who is employed as of immediately prior to the effective time and who is notified by Chord or Enerplus that such employee will not continue employment following the effective time or who elects to not continue employment following the effective time.

Enerplus Employment Agreements. Enerplus has entered into employment agreements with certain executive officers. The arrangement agreement provides that any payments under such employment agreements will be made in accordance with the terms thereof and Chord and Enerplus have acknowledged that the completion of the arrangement will constitute a change of control within the meaning of such employment agreements.

Compensation of Continuing Employees. Following the effective time, and for at least twelve (12) months thereafter (or, if earlier, the date of termination of employment of an applicable continuing employee), Chord shall provide each continuing employee (and each non-continuing employee who provides services to Chord following the effective time) with (i) annual base salaries or wage levels, as applicable, that are substantially the same or greater than that which such continuing employee was entitled immediately prior to the effective time and (ii) cash incentive opportunities (subject to the description set forth under “—Annual Cash Bonuses” below), target equity incentive and other employee benefits (excluding any defined benefit pension plan, or retiree or post-termination health or welfare benefits) that are substantially the same in the aggregate to that which other similarly-situated employees of Chord receive.

Annual Cash Bonuses. With respect to Enerplus’ annual cash bonus plan for calendar year 2024, all participants shall be entitled to receive an amount equal to 150% of the amount that otherwise would have been payable to each such participant in respect of target performance for calendar year 2024; provided that, notwithstanding the foregoing, any non-continuing employee shall only be entitled to receive an annual cash bonus for calendar year 2024 equal to 150% of the amount that otherwise would have been payable to each such non-continuing employee in respect of target performance for calendar year 2024, prorated to reflect his or her partial year of service. To the extent the effective time occurs on or prior to September 30, 2024, such amount shall be paid by Chord to each such participant at the time it pays 2024 annual cash bonuses in the ordinary course of business. To the extent the effective time occurs on or after October 1, 2024, two-thirds of such amount shall be paid by Chord to each such participant at the time it pays 2024 annual cash bonuses in the ordinary course of business, and one-third of such amount shall be paid by Chord to each such participant on the date that is six (6) months following the effective time. Notwithstanding the foregoing, any amount that becomes payable to a non-continuing employee shall be paid as soon as practicable following such non-continuing employee’s date of termination but in no event later than 30 days thereafter.

Termination of Continuing Employees. If a continuing employee’s employment with Chord is terminated during the period commencing at the effective time and ending twelve (12) months following the effective time (the “Transition Period”) by Chord without cause, or if a continuing employee terminates his or her employment with Chord for good reason during the Transition Period, then such continuing employee shall be paid by Chord a lump sum cash severance payment in an amount equal to the greatest of: (A) an amount applicable to such continuing employee calculated with reference to Enerplus’ severance matrix provided to Chord, (B) nine (9) months of base salary or base wages, as applicable, and (C) the amount payable to such continuing employee pursuant to any employment, severance, change in control, retention and/or other agreement, if any, between Enerplus and a continuing employee. Any non-continuing employee who is employed by Chord during any portion of 2025 shall also receive an additional cash payment equal to 150% of the amount that otherwise would have been payable to each such non-continuing employee in respect of target performance for calendar year 2025, prorated to reflect his or her partial year of service.

Chord Benefit Plans. Chord shall provide service credit to each continuing employee under each Chord benefit plan for purposes of vesting, eligibility and entitlement benefits accrual (other than with respect to defined benefit pension benefits, retiree medical benefits or disability benefits or nonqualified deferred compensation plans) for such continuing employee’s service with Enerplus prior to the effective time.

Chord Medical Plans. Chord shall use reasonable best efforts to (i) waive any limitation on health coverage of any continuing employees or their dependents due to pre-existing conditions or waiting periods, active employment requirements and requirements to show evidence of good health under Chord benefit plans (or other post-effective time benefit plans, if applicable) to the extent such continuing employees or eligible dependents are covered under an analogous Enerplus benefit plan and (ii) give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles or annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made.

Enerplus 401(k) Plans. Prior to the effective time, if requested in writing by Chord, Enerplus shall cause any Enerplus plan intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, to be terminated. If such termination occurs, Chord shall take any and all reasonable actions to cause a Chord plan intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, to accept any eligible rollover distribution from such Enerplus plan to such Chord plan and cause each continuing employee to become a participant in such Chord plan (subject to applicable eligibility requirements, but after giving effect to the service crediting described in “—Chord Benefit Plans” above).

Conditions to Completion of the Arrangement

The respective obligations of Chord and Enerplus to consummate the arrangement are subject to the satisfaction of the following conditions at or prior to the effective time, any or all of which may be waived jointly by Chord and Enerplus, to the extent permitted by applicable law:

•	the arrangement resolution having obtained the required approval of Enerplus shareholders at the Enerplus shareholder meeting;

•	the stock issuance proposal having obtained the required approval of Chord stockholders at the special meeting;

•

the interim order and the final order each having been obtained on terms consistent with the arrangement agreement and otherwise reasonably satisfactory to Chord and Enerplus and having not been set aside or modified in a manner reasonably unacceptable to Enerplus and Chord on appeal or otherwise;

•	the shares of Chord common stock to be issued as stock consideration for the arrangement having been authorized for listing on the Nasdaq, subject to official notice of issuance;

•

no law or order (whether temporary, preliminary or permanent) having been enacted, entered, promulgated, adopted, issued or enforced by any governmental entity that is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the arrangement; and

•	all required Regulatory Approvals having been obtained.

The obligations of Chord and Canadian Sub to effect the arrangement are further subject to satisfaction of the following conditions at or prior to the effective time, any or all of which may be waived jointly by Chord and Canadian Sub, in whole or in part, to the extent permitted by applicable law:

•

the accuracy of the representations and warranties of Enerplus set forth in the arrangement agreement, subject to the materiality standards set forth in the arrangement agreement, as of February 21, 2024 and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•

Enerplus having performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the Closing;

•	there having not occurred since the date of the arrangement agreement a material adverse effect with respect to Enerplus; and

•	Enerplus having delivered to Chord an officer’s certificate certifying as to the matters specified in the foregoing conditions.

The obligation of Enerplus to effect the arrangement will be further subject to satisfaction of the following additional conditions at or prior to the effective time, any or all of which may be waived by Enerplus, in whole or in part, to the extent permitted by applicable law:

•

the accuracy of the representations and warranties of Chord set forth in the arrangement agreement, subject to the materiality standards set forth in the arrangement agreement, as of February 21, 2024 and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•

Chord having performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the Closing;

•	there having not occurred since the date of the arrangement agreement a material adverse effect with respect to Chord; and

•	Chord having delivered to Enerplus an officer’s certificate certifying as to the matters specified in the foregoing conditions.

As further discussed under the section entitled “Risk Factors” Chord cannot be certain when, or if, the conditions to the arrangement will be satisfied or waived, or that the arrangement will be completed.

Termination of the Arrangement Agreement

Right to Terminate

The arrangement agreement may be terminated prior to the effective time, whether before or after receipt of the approval of Enerplus shareholders or Chord stockholders, as applicable, (i) by mutual written agreement of Chord and Enerplus or (ii) by either Chord or Enerplus if:

•

the effective date has not occurred on or prior to the February 21, 2025; provided, however, that if as of February 21, 2025 one or more of the conditions to Closing set forth in the arrangement agreement relating to the obtaining of Regulatory Approvals has not been satisfied, but at such time all other conditions to Closing have been satisfied (or are capable of being satisfied) or waived, then such date will automatically be extended to August 21, 2025; provided further, however, that the right to terminate the arrangement agreement will not be available to any party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under the arrangement agreement had been the cause of, or resulted in, the failure of the effective time to occur by the termination date;

•	any governmental entity of competent jurisdiction has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the arrangement;

•	the requisite approval of the stock issuance proposal has not been received at the special meeting;

•	the requisite Enerplus shareholder approval relating to the arrangement has not been obtained at a meeting of Enerplus shareholders;

•

prior to the effective time, the other party’s covenants, representations or warranties contained in the arrangement agreement will have been breached or any of such other party’s representations and warranties will have become untrue, such that certain of the conditions precedent to completing the arrangement (as described therein) would not be satisfied, and such breach (i) is incapable of being cured prior to the termination date (including as such date may have been extended in accordance with the arrangement agreement), or (ii) will not have been cured by the earlier of (x) 30 days following receipt by such party of written notice of such breach describing in reasonable detail such breach and (y) two (2) business days prior to the termination date;

•

at any time prior to the receipt of the requisite Enerplus shareholder vote or approval of the stock issuance proposal by the Chord stockholders, as applicable, the Enerplus or Chord board of directors, as applicable, or any committee thereof, will have made an adverse recommendation change;

•

at any time prior to the receipt of the requisite Enerplus shareholder vote or approval of the stock issuance proposal by the Chord stockholders, there is a willful and material breach of the other party’s non-solicitation obligation other than in the case where (i) such breach is a result of an isolated action by a person that is a representative of such party (other than a director or officer of such party) who was not acting at the direction of such party, (ii) the breaching party promptly remedies such breach and (iii) the consummation of the arrangement is not materially impeded, interfered with or prevented as a result of such breach; or

•

at any time prior to the receipt of the requisite Enerplus shareholder vote or approval of the stock issuance proposal by the Chord stockholders, in order for such party to enter into a definitive agreement with respect to a superior proposal, provided, that, it (i) has not materially breached any of its non-solicitations obligations under the arrangement agreement, and (ii) has concurrently with such termination executed a definitive agreement relating to the superior proposal and paid to the non-breaching party the termination fee required under the arrangement agreement.

Termination Fees

Enerplus will be required to pay a termination fee of $127 million to Chord in the event that the arrangement agreement is terminated by:

•	Chord due to a change in recommendation or willful and material breach by Enerplus of its non-solicitation covenant;

•

Chord or Enerplus due to a failure to obtain the requisite approval of Enerplus shareholders at a time when Chord otherwise had the right to terminate the arrangement agreement due to an Enerplus adverse recommendation change;

•	Enerplus to enter into a definitive agreement with respect to a Enerplus superior proposal;

•

Chord or Enerplus if the effective date has not occurred on or prior to the termination date and at the time of such termination, (i) the requisite Enerplus shareholder approval will not have been obtained and (ii) Chord would have been otherwise permitted to terminate the arrangement agreement due to an Enerplus adverse recommendation change, and in each case of clauses (i) and (ii) an Enerplus acquisition proposal has been publicly proposed or otherwise publicly communicated to Enerplus shareholders or the Enerplus board of directors and remains outstanding at the time of the Enerplus shareholder meeting; or

•

(i) prior to the meeting of Enerplus shareholders relating to the arrangement, an Enerplus acquisition proposal is publicly proposed or otherwise publicly communicated to Enerplus shareholders or the Enerplus board of directors and remains outstanding three (3) business days prior to the time of such meeting and (ii) the arrangement agreement is terminated by Chord or Enerplus due to a failure to complete the arrangement by the termination date or due to a failure to receive the requisite Enerplus shareholder approval or by Chord due to an Enerplus terminable breach and concurrently with or within 12 months after any such termination described in clause (ii), Enerplus or any subsidiary of Enerplus enters into a definitive agreement with respect to, or otherwise consummates, any acquisition proposal (substituting 50% for the 20% threshold set forth in the definition of “acquisition proposal”).

Chord will be required to pay a termination fee of $240 million to Enerplus in the event that the arrangement agreement is terminated by:

•	Enerplus due to a change in recommendation or willful and material breach by Chord of its non-solicitation covenant;

•

Enerplus or Chord due to a failure to obtain the requisite approval of Chord stockholders at a time when Enerplus otherwise had the right to terminate the arrangement agreement due to a Chord adverse recommendation change;

•	Chord to enter into a definitive agreement with respect to a Chord superior proposal;

•

Enerplus or Chord if the effective date has not occurred on or prior to the termination date and at the time of such termination, (i) the requisite Chord stockholder approval will not have been obtained and (ii) Enerplus would have been otherwise permitted to terminate the arrangement agreement due to a Chord adverse recommendation change, and in each case of clauses (i) and (ii) a Chord acquisition proposal has been publicly proposed or otherwise publicly communicated to Chord stockholders or the Chord board of directors and remains outstanding at the time of the special meeting; or

•

(i) prior to the special meeting, a Chord acquisition proposal is publicly proposed or otherwise publicly communicated to Chord stockholders or the Chord board of directors and remains outstanding three (3) business days prior to the time of such meeting and (ii) the arrangement agreement is terminated by Enerplus or Chord as a result of the occurrence of the termination date or due to a failure to receive the requisite Chord stockholder approval or by Enerplus due to a Chord terminable breach and concurrently with or within 12 months after any such termination described in clause (ii), Chord or any subsidiary of Chord enters into a definitive agreement with respect to, or otherwise consummates, any acquisition proposal (substituting 50% for the 20% threshold set forth in the definition of “acquisition proposal”).

Expenses

Except as otherwise provided in the arrangement agreement, all fees, costs and expenses incurred by a party in connection with the arrangement and the plan of arrangement, including all costs, expenses and fees of the parties incurred prior to or after the effective date in connection with, or incidental to, the plan of arrangement, will be paid by the party incurring such fees, costs and expenses, whether or not the arrangement is completed.

Guarantee

Under the arrangement agreement, Chord has unconditionally and irrevocably guaranteed the performance of Canadian Sub’s covenants, agreements and obligations arising under the arrangement agreement and the arrangement.

Amendments, Waivers, Governing Law

Amendments and Waivers

Subject to the provisions of the Court’s interim order, the plan of arrangement and applicable laws, the arrangement agreement and the plan of arrangement may be amended by a written instrument signed on behalf of each of Chord, Canadian Sub and Enerplus and, in the case of an amendment to the plan of arrangement, filed with the Court. Any such amendment will also be subject to the further approval of or communication to the Enerplus shareholders or the Court, if applicable, if such amendment is proposed following the receipt of the requisite approvals from the Enerplus shareholders and the Chord stockholders, as applicable. At any time before the effective time, any party may extend the time for performance of any obligations, waive inaccuracies of the representations or warranties or compliance with the covenants or conditions, in each case, of any other party if set forth in writing. A party’s failure or delay in exercising any right under the arrangement agreement will not operate as a waiver of that right.

Governing Law

The arrangement agreement is governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

Specific Performance

In addition to any other remedy that may be available to each party under the terms of the arrangement agreement, at law or in equity, including monetary damages, prior to the termination of the arrangement agreement, each of the parties will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of the arrangement agreement and to enforce specifically the terms and provisions of the arrangement agreement.

PROPOSAL NO. 1 – THE STOCK ISSUANCE PROPOSAL

The Chord board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Chord stockholders for their approval the issuance of shares of Chord common stock to Enerplus shareholders in connection with the arrangement.

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of stock or assets of another company that would result in (i) the issuance, or potential issuance, of shares of common stock (including upon the conversion or exercise of securities into common stock) (a) having voting power equal to or in excess of 20% of the voting power of the common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock or (b) in excess of 20% of the number of shares of common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock. The number of shares of Chord common stock to be issued to Enerplus shareholders as consideration for the arrangement will exceed 20% of the number of shares of Chord common stock outstanding before the issuance. Therefore, Nasdaq Listing Rule 5635(a) requires stockholder approval of the stock issuance proposal.

As of April 8, 2024, approximately 41,563,092 shares of Chord common stock were issued and outstanding. Upon the consummation of the arrangement, Enerplus shareholders would acquire an aggregate of up to approximately 20.7 million shares of Chord common stock, which represents approximately 49% of the shares of Chord common stock issued and outstanding prior to the consummation of the arrangement. Upon the consummation of the arrangement, Enerplus shareholders would represent approximately 33% of the shares of the combined company on a fully diluted basis. In the event the stock issuance proposal is approved by Chord stockholders but the arrangement agreement is terminated (without the arrangement being completed) prior to the issuance of shares of Chord common stock pursuant to the arrangement agreement, Chord will not issue any shares of Chord common stock as a result of the approval of the stock issuance proposal.

Approval by Chord stockholders of the issuance of shares of Chord common stock to Enerplus shareholders is a condition to the Closing and is necessary for Chord to issue the common stock to Enerplus at the Closing. Accordingly, if this Proposal No. 1 – The Stock Issuance Proposal is not approved at the special meeting, a condition to the Closing will not be satisfied and the arrangement will not be completed.

Required Vote

Assuming the presence of a quorum, approval of this proposal requires the affirmative vote of a majority of the voting power of shares of Chord common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. An abstention from voting on the stock issuance proposal will have the same effect as a vote “AGAINST” this stock issuance proposal. A broker non-vote will not be voted on the stock issuance proposal. The failure of a Chord stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal.

The stock issuance proposal is not conditioned on the approval of any other proposals at the special meeting.

Board Recommendation

The Chord board of directors unanimously recommends that you vote “FOR” this stock issuance proposal.

PROPOSAL NO. 2 – THE CHARTER AMENDMENT PROPOSAL

The Chord board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Chord stockholders for their approval Charter Amendment to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares.

The Charter currently authorizes 120,000,000 shares of Chord common stock. The Chord board of directors believes that the increased number of authorized shares of Chord common stock contemplated by the Charter Amendment is important to the combined company in order for additional shares to be available for issuance from time to time, without further action or authorization by Chord stockholders (except as required by applicable law or the Nasdaq rules), if needed for such corporate purposes as may be determined by the Chord board of directors. The additional shares of Chord common stock authorized would be part of the existing class of Chord common stock and, if issued, would have the same rights and privileges as the shares of Chord common stock presently issued and outstanding.

As of April 8, 2024, Chord had an aggregate of 41,563,092 shares of Chord common stock issued and outstanding. Upon the consummation of the arrangement, Chord anticipates issuing up to 20,679,910 shares of Chord common stock, resulting in 62,243,002 shares of Chord common stock issued and outstanding, which represents approximately 52% of Chord’s authorized shares of Chord common stock. If the Chord stockholders do not approve the charter amendment proposal, the combined company would have 57,756,998 authorized shares of Chord common stock available for issuance following the consummation of the arrangement and would be limited in its ability to raise equity by issuing additional shares of Chord common stock among other things, unless it first obtains approval from its stockholders to amend the Charter to increase the number of authorized shares of Chord common stock. No assurance can be given that the combined company’s stockholders will approve an increase in the number of authorized shares of Chord common stock and, even if they approve such an increase, that the combined company will be able to raise equity by issuing additional shares of Chord common stock. If the combined company is unable to raise equity by issuing additional shares of Chord common stock, it could have a material adverse effect on the combined company’s business, financial condition, results of operations, cash flows and liquidity. In the event the charter amendment proposal is approved by Chord stockholders but the arrangement agreement is terminated (without the arrangement being completed), Chord will not adopt the Charter Amendment.

The Chord board of directors desires to increase the number of shares available for issuance in order to provide the combined company with flexibility for business and financial purposes. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: (1) raising capital, if Chord has an appropriate opportunity, through offerings of Chord common stock or securities that are convertible into or exchangeable for shares of Chord common stock; (2) exchanges of Chord common stock or securities that are convertible into or exchangeable for shares of Chord common stock for other outstanding securities; (3) providing equity incentives to employees, officers, directors, consultants or advisors; (4) expanding Chord’s business through the acquisition of other businesses or assets; (5) stock splits, dividends, and similar transactions; and (6) other purposes.

Required Vote

Assuming the presence of a quorum, approval of this proposal requires the affirmative vote of a majority of the voting power of shares of Chord common stock entitled to vote thereon at the special meeting. An abstention from voting at the special meeting will have the same effect as a vote “AGAINST” this charter amendment proposal. Because brokers, banks, and other nominees have discretionary authority to vote on the charter amendment proposal, we do not expect broker non-votes in connection with the charter amendment proposal. The failure of a Chord stockholder to submit a proxy or vote at the special meeting will have the same effect as a vote “AGAINST” the charter amendment proposal.

The charter amendment proposal is not conditioned on the approval of any other proposals at the special meeting. However, adoption of the Charter Amendment is conditioned upon the Closing.

Board Recommendation

The Chord board of directors unanimously recommends that you vote “FOR” this charter amendment proposal.

PROPOSAL NO. 3 – THE ADJOURNMENT PROPOSAL

The Chord board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Chord stockholders for their approval the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal.

If the number of shares of Chord common stock present in person (online) or represented by proxy at the special meeting voting in favor of the stock issuance proposal is insufficient to approve the stock issuance proposal at the time of the special meeting, then Chord may move to adjourn the special meeting in order to enable the Chord board of directors to solicit additional proxies in respect of the stock issuance proposal. In that event, Chord stockholders will be asked to vote only upon the adjournment proposal, and not on the stock issuance proposal.

In this proposal, you are being asked to authorize the holder of any proxy solicited by the Chord board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting one or more times for the purpose of soliciting additional proxies. If Chord stockholders approve the adjournment proposal, Chord could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Chord stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the adjournment proposal could mean that, even if Chord has received proxies representing a sufficient number of votes against the stock issuance proposal such that the stock issuance proposal would be defeated, Chord could adjourn the special meeting without a vote on the stock issuance proposal and seek to obtain sufficient votes in favor of the stock issuance proposal to obtain approval of the stock issuance proposal.

Approval by Chord stockholders of the adjournment proposal is not a condition to the Closing.

Required Vote

Assuming the presence of a quorum, approval of this proposal requires the affirmative vote of a majority of the voting power of shares of Chord common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. An abstention from voting on the adjournment proposal will have the same effect as a vote “AGAINST” this adjournment proposal. A broker non-vote will not be voted on the adjournment proposal.

The adjournment proposal is not conditioned on the approval of any other proposals at the special meeting.

Board Recommendation

The Chord board of directors unanimously recommends that you vote “FOR” this adjournment proposal. The failure of a Chord stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the adjournment proposal.

OTHER MATTERS

Other Matters For Action at the Special Meeting

As of the date of this proxy statement, the Chord board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

Where Stockholders Can Find More Information About Chord

Chord files annual, quarterly and current reports, proxy statements and other information with the SEC. Chord’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Chord’s website at www.chordenergy.com. Unless otherwise provided below, the information provided in Chord’s SEC filings (or available on Chord’s website) is not part of this proxy statement and is not incorporated by reference.

The SEC allows Chord to incorporate by reference into this proxy statement documents it files with the SEC. This means that, if you are a Chord stockholder, Chord can disclose important information to you by referring you to those documents.

The information filed by Chord and incorporated by reference is considered to be a part of this document, and later information that Chord files with the SEC will update and supersede that information. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Chord incorporates by reference the documents listed below and any documents filed by Chord pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the special meeting:

•	Chord’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 26, 2024;

•

portions of the Chord proxy statement relating to its 2024 annual meeting of stockholders incorporated by reference into Chord’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 19, 2024;

•

the Current Reports on Form 8-K filed with the SEC on February 21, 2024, February  26, 2024, March  6, 2024, and April 8, 2024 (excluding any information furnished under Item 2.02 or 7.01 on any Current Report on Form 8-K).

Chord undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of Chord filings should be directed to the Corporate Secretary at Chord Energy Corporation at 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Document requests from Chord should be made by May 7, 2024, which is five business days prior to the date of the special meeting, in order to receive them before the special meeting.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Chord has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated April 9, 2024. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

If you would like additional copies of this proxy statement, without charge, or if you have questions about the arrangement, including the procedures for voting your shares, you should contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Banks, Brokerage Firms and Stockholders, please call toll free: (855) 973-0090

Email: chrd@allianceadvisors.com

Where Stockholders Can Find More Information About Enerplus

Enerplus files reports with and furnishes other information to the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canadian securities laws, which differ from those in the United States. Enerplus’ SEC filings are available to the public at the SEC’s website at www.sec.gov or at Enerplus’ website at www.enerplus.com. Unless otherwise provided below, the information provided in Enerplus’ SEC filings (or available on Enerplus’ website) is not part of this proxy statement and is not incorporated by reference.

The SEC allows Chord to incorporate by reference into this proxy statement documents Enerplus files with the SEC. This means that, if you are a Chord stockholder, Chord can disclose important information to you by referring you to those documents.

The information filed by Enerplus and incorporated by reference is considered to be a part of this document, and later information that Enerplus files with the SEC will update and supersede that information. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. The documents listed below and any documents filed by Enerplus pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the special meeting are incorporated by reference into this proxy statement:

•	Enerplus’ Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024; and

•

Enerplus’ Current Reports on Form 6-K furnished to, or filed with, the SEC on January 25, 2024; February 2, 2024; February  22, 2024 (five filings); February  23, 2024, February 29, 2024, March 14, 2024, April 8, 2024 and April 9, 2024.

Annex A

Execution Version

ARRANGEMENT AGREEMENT

among

CHORD ENERGY CORPORATION,

SPARK ACQUISITION ULC

and

ENERPLUS CORPORATION

dated as of

FEBRUARY 21, 2024

A-ii

Exhibit A	–	Arrangement Resolution
Exhibit B	–	Plan of Arrangement

A-iii

INDEX OF DEFINED TERMS

Defined Term	Section
ABCA	Recitals
Acceptable Confidentiality Agreement	Section 7.16
Acquisition Proposal	Section 7.16
Additional Dividend	Section 1.5(b)(iii)
Affected Person	Section 1.12
Affiliates	Section 7.16
Aggregated Group	Section 7.16
Agreement	Preamble
Announcement FMV	Section 1.2(a)(i)
Applicable Date	Section 2.5(a)
Applicable Proxy Statement / Circular	Section 7.16
Applicable Securities Laws	Section 7.16
Arrangement	Section 7.16
Arrangement Resolution	Recitals
Articles of Arrangement	Section 7.16
Boe	Section 7.16
Broker	Section 1.12(a)
Business Day	Section 7.16
Canadian Securities Authorities	Section 7.16
Canadian Securities Laws	Section 7.16
Cash Consideration	Section 1.1(b)
Cause	Section 7.16
Closing	Section 7.16
Closing Date	Section 7.16
Closing FMV	Section 1.2(a)(i)
Code	Section 7.16
Commissioner	Section 7.16
Company	Preamble
Company 401(k) Plan	Section 4.9(j)
Company Acquisition Proposal	Section 7.16
Company Adverse Recommendation Change	Section 4.3(b)
Company Benefit Plan	Section 7.16
Company Board	Recitals
Company Board Recommendation	Section 2.3(a)
Company Capital Stock	Section 2.2(a)
Company Circular	Section 7.16
Company Common Shares	Recitals
Company Compensatory Award	Section 1.2(b)
Company Contracts	Section 2.19(b)
Company Credit Facilities	Section 7.16
Company Data Room	Section 7.16
Company Designees	Section 1.8(a)
Company Disclosure Letter	Article 2
Company Employee Termination Payment	Section 4.9(e)
Company Employment Agreements	Section 7.16
Company First Quarter Dividend	Section 4.24
Company Insurance Policies	Section 2.20
Company Intellectual Property	Section 2.14
Company Intervening Event	Section 7.16

A-iv

Defined Term	Section
Company Issued Securities	Section 1.9(d)
Company Marketing Contract	Section 2.19(a)(ii)
Company Material Adverse Effect	Section 2.1
Company Material Leased Real Property	Section 2.15
Company Material Real Property Lease	Section 2.15
Company Meeting	Section 7.16
Company Notice	Section 4.3(b)
Company Notice of Change	Section 4.3(c)
Company Officers	Section 4.9(a)
Company Owned Real Property	Section 2.15
Company Permits	Section 2.9(a)
Company Preferred Stock	Section 2.2(a)
Company PSU Award	Section 1.2(b)
Company Related Party Transaction	Section 2.25
Company Requisite Shareholder Vote	Section 1.3(a)(ii)
Company Reserve Engineers	Section 7.16
Company Reserve Reports	Section 2.17(a)
Company RSU Award	Section 1.2(a)
Company Securities Documents	Section 2.5(a)
Company Senior Note Agreements	Section 7.16
Company Senior Notes	Section 7.16
Company Superior Proposal	Section 7.16
Company Termination Fee	Section 6.3(g)
Competition Act Approval	Section 7.16
Confidentiality Agreement	Section 4.7(b)
Consent	Section 7.16
Consideration	Section 1.1(b)
Continuing Employees	Section 4.9(b)
Contract	Section 7.16
Court	Recitals
Creditors’ Rights	Section 2.3
D&O Insurance	Section 4.10(d)
Data Security Requirements	Section 7.16
Depositary	Section 7.16
Derivative Transaction	Section 7.16
Director Award	Section 1.2(d)
Director DSU Award	Section 1.2(d)
Director DSU Plan	Section 7.16
Director RSU Award	Section 1.2(c)
Director RSU Plan	Section 7.16
Dissent Rights	Section 7.16
EDGAR	Section 7.16
Effective Date	Section 7.16
Effective Time	Section 7.16
Employee Benefit Plans	Section 7.16
Employment Laws	Section 2.11(e)
Encumbrances	Section 7.16
Enerplus US	Section 7.16
Environmental Laws	Section 7.16
ERISA	Section 7.16
ERISA Affiliate	Section 7.16

A-v

Defined Term	Section
Evercore	Section 2.23
Exchange Act	Section 7.16
Exchanges	Section 7.16
Final Order	Section 7.16
GAAP	Section 2.5(b)
Good Reason	Section 7.16
Governmental Entity	Section 7.16
Hazardous Materials	Section 7.16
HSR Act	Section 7.16
HSR Clearance	Section 7.16
Hydrocarbons	Section 7.16
ICA Approval	Section 7.16
Indebtedness	Section 7.16
Indemnified Liabilities	Section 4.10(a)
Indemnified Persons	Section 4.10(a)
Intellectual Property	Section 7.16
Interim Order	Section 7.16
Investment Canada Act	Section 7.16
IT Assets	Section 7.16
knowledge	Section 7.16
Labor Agreement	Section 7.16
Law	Section 7.16
Legacy Parent Warrants	Section 7.16
Liens	Section 7.16
Material Adverse Effect	Section 7.16
Measurement Date	Section 2.2(a)
MI 61-101	Section 1.3(a)(ii)(B)
Minister	Section 7.16
Money Laundering Laws	Section 2.27(b)
Multiemployer Plan	Section 7.16
NASDAQ	Section 7.16
Named Executive Officer	Section 1.2(a)(i)
National Security Approval	Section 7.16
Net Benefit Approval	Section 7.16
New Hire	Section 4.9(e)(i)
No-Action Letter	Section 7.16
Non-Continuing Employee	Section 4.9(b)
NYSE	Section 7.16
OFAC	Section 2.27(c)
Oil and Gas Contracts	Section 7.16
Oil and Gas Interests	Section 7.16
Oil and Gas Leases	Section 7.16
Oil and Gas Properties	Section 7.16
Order	Section 7.16
Organizational Documents	Section 7.16
Parent	Preamble
Parent 401(k) Plan	Section 4.9(j)
Parent Acquisition Proposal	Section 7.16
Parent Adverse Recommendation Change	Section 4.3(e)
Parent Benefit Plan	Section 7.16
Parent Board	Recitals

A-vi

Defined Term	Section
Parent Board Recommendation	Section 3.3(a)
Parent Canadian Sub	Preamble
Parent Canadian Sub Board	Recitals
Parent Capital Stock	Section 3.2(a)
Parent Chapter 11 Plan	Section 7.16
Parent Common Stock	Recitals
Parent Credit Facility	Section 7.16
Parent Data Room	Section 7.16
Parent Designees	Section 1.8(a)
Parent Disclosure Letter	Article 3
Parent Equity Plan	Section 3.2(b)
Parent First Quarter Dividend	Section 4.24
Parent Insurance Policies	Section 3.19
Parent Intervening Event	Section 7.16
Parent Issued Securities	Section 1.3(a)(xiii)
Parent LSU Awards	Section 7.16
Parent Material Adverse Effect	Section 7.16
Parent Material Leased Real Property	Section 3.15
Parent Material Real Property Lease	Section 3.15
Parent Meeting	Section 7.16
Parent Notice	Section 4.3(e)
Parent Notice of Change	Section 4.3(f)
Parent Owned Real Property	Section 3.15
Parent Permits	Section 3.9(a)
Parent Preferred Stock	Section 3.2(a)
Parent Proxy Statement	Section 7.16
Parent PSU Awards	Section 7.16
Parent Reserve Reports	Section 3.15
Parent Reserves Engineers	Section 7.16
Parent RSU Awards	Section 7.16
Parent SEC Documents	Section 3.5(a)
Parent Stockholder Approval	Section 7.16
Parent Superior Proposal	Section 7.16
Parent Termination Fee	Section 6.3(g)
Parent Warrant Agreements	Section 7.16
Party or Parties	Section 7.16
Permitted Encumbrance	Section 7.16
Permitted Company Acquisitions	Section 4.1(b)(iv)
Permitted Parent Acquisitions	Section 4.2(b)(ii)
Person	Section 7.16
Personal Information	Section 7.16
Plan of Arrangement	Recitals
Post-Closing Plans	Section 4.9(h)
Proceeding	Section 7.16
Production Burden	Section 7.16
Registrar	Section 7.16
Regulatory Approvals	Section 7.16
Regulatory Law	Section 7.16
Release	Section 7.16
Remedy Action	Section 4.8(g)
Representatives	Section 7.16

A-vii

Defined Term	Section
Rights-of-Way	Section 2.16
SEC	Section 7.16
SEC Clearance	Section 1.3(b)
Securities Authorities	Section 7.16
SEDAR+	Section 7.16
Series A Parent Warrants	Section 7.16
Series B Parent Warrants	Section 7.16
Share Award Incentive Plan	Section 7.16
Share Exchange Ratio	Section 1.1(b)
Stock Consideration	Section 1.1(b)
Stock Issuance	Recitals
Subsidiaries	Section 7.16
Superior Proposal	Section 7.16
Supplemental Information	Section 1.3(a)(xi)
Tail Period	Section 4.10(d)
Takeover Laws	Section 7.16
Tax Act	Section 7.16
Tax Return	Section 7.16
Taxes	Section 7.16
Taxing Authority	Section 7.16
Termination Date	Section 6.1(b)(i)
Transaction Litigation	Section 4.11
Transactions	Recitals
Transition Period	Section 4.9(e)
TSX	Section 7.16
U.S. Securities Act	Section 7.16
U.S. Securities Laws	Section 7.16
Union	Section 2.11(b)
Units	Section 7.16
Voting Debt	Section 7.16
WARN Act	Section 7.16
Wells	Section 7.16
Willful and Material Breach	Section 7.16
Withholding Obligation	Section 1.12

A-viii

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT (this “Agreement”) is made and effective as of February 21, 2024 among Chord Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. (“Parent”), Spark Acquisition ULC, an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada (“Parent Canadian Sub”), and Enerplus Corporation, a corporation organized and existing under the laws of the Province of Alberta, Canada (“Company”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in Section 7.16.

WHEREAS, Parent, Parent Canadian Sub and Company intend to effect a business combination via a plan of arrangement of Company pursuant to which Parent Canadian Sub would acquire all of the issued and outstanding common shares of Company (the “Company Common Shares”), in exchange for (i) the issuance and payment of certain shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) and (ii) cash, all in accordance with the terms of the Plan of Arrangement and the provisions of the Business Corporations Act (Alberta) (the “ABCA”);

WHEREAS, the Board of Directors of Company (the “Company Board”) has unanimously (i) determined that this Agreement, the Plan of Arrangement, the Arrangement and the other transactions contemplated by this Agreement and the Plan of Arrangement (collectively, the “Transactions”) are in the best interests of Company and fair to holders of the Company Common Shares, (ii) approved the Transactions, including the Arrangement, and (iii) resolved to recommend for approval (a) a special resolution, in the form attached hereto as Exhibit A (as amended from time to time in accordance with this Agreement, the “Arrangement Resolution”), to the holders of the outstanding Company Common Shares, and (b) a plan of arrangement, in the form attached hereto as Exhibit B (as amended from time to time in accordance with this Agreement, the “Plan of Arrangement”), to the Court of King’s Bench of Alberta (the “Court”);

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously (i) determined that this Agreement, the Plan of Arrangement and the Transactions are fair to, and in the best interests of, Parent and the holders of outstanding Parent Common Stock, (ii) approved and declared advisable this Agreement, the Plan of Arrangement and the Transactions, including the issuance of shares of Parent Common Stock in connection with the Arrangement (the “Stock Issuance”), and (iii) resolved to recommend that the holders of the outstanding Parent Common Stock approve the Stock Issuance;

WHEREAS, the Board of Directors of Parent Canadian Sub (the “Parent Canadian Sub Board”) has unanimously (i) determined that this Agreement, the Plan of Arrangement and the Transactions, including the Arrangement, are fair to, and in the best interests of, Parent Canadian Sub and the sole shareholder of Parent Canadian Sub and (ii) approved and declared advisable this Agreement, the Plan of Arrangement and the Transactions, including the Arrangement; and

WHEREAS, Parent, Parent Canadian Sub and Company desire to make certain representations, warranties and covenants in connection with, and to prescribe certain conditions to, the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and conditions set forth in this Agreement, and intending to be legally bound, Parent, Parent Canadian Sub and Company agree as follows:

ARTICLE 1

THE ARRANGEMENT

Section 1.1 Arrangement. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and as more fully set forth in the Plan of Arrangement:

(a) Each Company Common Share issued and outstanding immediately prior to the Effective Time held by a shareholder of Company that has validly exercised and not validly withdrawn its Dissent Right in respect of the Arrangement will be transferred by such shareholder to Parent Canadian Sub, all in accordance with the terms and conditions and in the manner set forth in the Plan of Arrangement.

(b) Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than (i) Company Common Shares owned, directly or indirectly, by Parent or Parent Canadian Sub, and (ii) Company Common Shares with respect to which Dissent Rights in respect of the Arrangement have been validly exercised and not validly withdrawn, which shall be treated in accordance with Section 1.1(a)) will be transferred by such shareholder to Parent Canadian Sub in exchange for (y) 0.10125 of a share (the “Share Exchange Ratio”) of Parent Common Stock (the “Stock Consideration”) and (z) $1.84 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Consideration”), as may be adjusted in accordance with the terms of this Agreement and all in accordance with the terms and conditions and in the manner set forth in the Plan of Arrangement.

Section 1.2 Treatment of Company Awards.

(a) Company RSU Awards. Each restricted share unit award granted pursuant to the Share Award Incentive Plan that is outstanding and has not vested and been settled as of immediately prior to the Effective Time (each such award, a “Company RSU Award”), whether vested or unvested (and notwithstanding anything to the contrary in the Share Award Incentive Plan, any employment agreement or other document governing any Company RSU Award, or any resolution or determination of the Company Board (or any committee thereof) in respect of the Company RSU Award) shall, as of the Effective Time, by virtue of this Agreement and the Share Award Incentive Plan and without any action on the part of the holders thereof, become fully vested and the holder thereof shall receive from Company, at the Effective Time, a cash payment (net of applicable withholdings) as described in this Section 1.2(a):

(i) With respect to all holders other than Ian C. Dundas, Jodine J. Jenson Labrie, Wade D. Hutchings, Nathan D. Fisher, and David A. McCoy (each a “Named Executive Officer” and collectively the “Named Executive Officers”), the amount of such cash payment shall equal to the greater of (A) (1) the number of restricted share units subject to such Company RSU Award, adjusted for dividends (excluding any Additional Dividend) declared on the Company Common Shares since the date on which such Company RSU Award was granted as contemplated by Section 6(b) of the Share Award Incentive Plan, multiplied by (2) the volume weighted average trading price of the Company Common Shares on the TSX for the five (5) trading days ending on the second trading day prior to the Effective Date (provided that, if such period includes any trading days that are “ex dividend” with respect to the Additional Dividend, then the relevant five (5) day trading period shall be the five (5) trading days immediately prior to such ex-dividend date, the “Closing FMV”) and (B) (1) the number of restricted share units subject to such Company RSU Award, adjusted for dividends declared on the Company Common Shares between the date on which such Company RSU Award was granted and the date hereof, as contemplated by Section 6(b) of the Share Award Incentive Plan (but, for the avoidance of doubt, excluding any dividends declared on the Company Common Shares between the date hereof and the Effective Date and also excluding the Additional Dividend), multiplied by (2) the volume weighted average trading price of the Company Common Shares on the TSX for the five (5) trading days immediately following the announcement by Company of this Agreement (the “Announcement FMV”).

(ii) With respect to all Named Executive Officers other than Ian C. Dundas, the amount of such cash payment shall equal the sum of (A) (1) fifty percent (50%) of the number of restricted share units subject to such Company RSU Award, adjusted for dividends declared on the Company Common Shares between the date on which such Company RSU Award was granted and the date hereof, as contemplated by Section 6(b) of the Share Award Incentive Plan (but, for the avoidance of doubt, excluding any dividends declared on the Company Common Shares between the date hereof and the Effective Date and also excluding the Additional Dividend), multiplied by (2) the Announcement FMV, plus (B) (1) fifty percent (50%) of the number of restricted share units subject to such Company RSU Award, adjusted for dividends (excluding any Additional Dividend) declared on the Company Common Shares since the date on which such Company RSU Award was granted, as contemplated by Section 6(b) of the Share Award Incentive Plan, multiplied by (2) the Closing FMV.

(iii) With respect to Ian C. Dundas, the amount of such cash payment shall equal (A) the number of restricted share units subject to such Company RSU Award, adjusted for dividends (excluding any Additional Dividend) declared on the Company Common Shares since the date on which such Company RSU Award was granted, as contemplated by Section 6(b) of the Share Award Incentive Plan, multiplied by (B) the Closing FMV.

Notwithstanding anything to the contrary in the Share Award Incentive Plan, any employment agreement or other document governing any Company RSU Award, or any resolution or determination of the Company Board (or any committee thereof) in respect of the Company RSU Award, (x) except as otherwise set forth in this Section 1.2(a), none of the Company RSU Awards will be adjusted for any dividends declared on the Company Common Shares between the date hereof and the Effective Date and (y) none of the Company RSU Awards will be adjusted for the Additional Dividend.

(b) Company PSU Awards. Each outstanding performance share unit award (each such award, a “Company PSU Award” and, together with each such Company RSU Award, a “Company Compensatory Award”) granted pursuant to the Share Award Incentive Plan for which the performance period has not been completed as of immediately prior to the Effective Time (and notwithstanding anything to the contrary in the Share Award Incentive Plan, any employment agreement or other document governing any Company PSU Award, or any resolution or determination of the Company Board (or any committee thereof) in respect of the Company PSU Award) shall, as of the Effective Time, by virtue of this Agreement and the Share Award Incentive Plan and without any action on the part of the holders thereof, become fully vested and the holder thereof shall receive from Company, at the Effective Time, a cash payment (net of applicable withholdings) as described in this Section 1.2(b):

(i) With respect to all holders other than the Named Executive Officers, the amount of such cash payment shall equal the greater of (A) (1) the number of performance share units subject to such Company PSU Award, adjusted for dividends (excluding any Additional Dividend) declared on the Company Common Shares since the date on which such Company PSU Award was granted as contemplated by Section 6(b) of the Share Award Incentive Plan, multiplied by (2) a “Payout Multiplier” of 2.0, multiplied by (3) the Closing FMV and (B) (1) the number of performance share units subject to such Company PSU Award, adjusted for dividends declared on the Company Common Shares between the date on which such Company PSU Award was granted and the date hereof, as contemplated by Section 6(b) of the Share Award Incentive Plan (but, for the avoidance of doubt, excluding any dividends declared on the Company Common Shares between the date hereof and the Effective Date and also excluding the Additional Dividend), multiplied by (2) a “Payout Multiplier” of 2.0, multiplied by (3) the Announcement FMV.

(ii) With respect to all Named Executive Officers other than Ian C. Dundas, the amount of such cash payment shall equal the sum of (A) (1) fifty percent (50%) of the number of performance share units subject to such Company PSU Award, adjusted for dividends declared on the Company Common Shares between the date on which such Company PSU Award was granted and the date hereof, as contemplated by Section 6(b) of the Share Award Incentive Plan (but, for the avoidance of doubt, excluding any dividends declared on the Company Common Shares between the date hereof and the Effective Date and excluding the Additional Dividend), multiplied by (2) a “Payout Multiplier” of 2.0, multiplied by (3) the Announcement FMV, plus (B) (1) fifty percent (50%) of the number of performance share units subject to such Company PSU Award, adjusted for dividends (excluding any Additional Dividend) declared on the Company Common Shares since the date on which such Company PSU Award was granted, as contemplated by Section 6(b) of the Share Award Incentive Plan, multiplied by (2) a “Payout Multiplier” of 2.0, multiplied by (3) the Closing FMV.

(iii) With respect to Ian C. Dundas, the amount of such cash payment shall equal (A) the number of performance share units subject to such Company PSU Award, adjusted for dividends (excluding any

Additional Dividend) declared on the Company Common Shares since the date on which such Company PSU Award was granted, as contemplated by Section 6(b) of the Share Award Incentive Plan, multiplied by (B) a “Payout Multiplier” of 2.0, multiplied by (C) the Closing FMV.

Notwithstanding anything to the contrary in the Share Award Incentive Plan, any employment agreement or other document governing any Company PSU Award, or any resolution or determination of the Company Board (or any committee thereof) in respect of the Company PSU Award, (x) except as otherwise set forth in this Section 1.2(b), none of the Company PSU Awards will be adjusted for any dividends declared on the Company Common Shares between the date hereof and the Effective Date and (y) none of the Company PSU Awards will be adjusted for the Additional Dividend.

(c) Director RSU Awards. Each restricted share unit award granted to a non-employee director of Company pursuant to the Director RSU Plan subject to time-based vesting that is outstanding as of immediately prior to the Effective Time (each such award, a “Director RSU Award”), whether vested or unvested, shall, as of the Effective Time, by virtue of this Agreement and the Director RSU Plan and without any action on the part of the holders thereof, become fully vested and the holder thereof shall receive from Company, at the Effective Time, a cash payment (net of applicable withholdings) equal to (i) the number of restricted share units subject to such Director RSU Award, adjusted for dividends (excluding any Additional Dividend) declared on the Company Common Shares since the date on which such Company RSU Award was granted as contemplated by Section 5(b) of the Director RSU Plan, multiplied by (ii) the volume weighted average trading price of the Company Common Shares on the TSX for the ten (10) trading days immediately preceding the Effective Date; provided that, if such period includes any trading days that are “ex dividend” with respect to the Additional Dividend, then the relevant ten (10) day trading period shall be the ten (10) trading days immediately prior to such ex-dividend date.

(d) Director DSU Awards. Each deferred share unit award granted pursuant to the Director DSU Plan that is outstanding as of immediately prior to the Effective Time (each such award, a “Director DSU Award” and, together with each such Director RSU Award, a “Director Award”) shall, as of the Effective Time, by virtue of this Agreement and the Director DSU Plan and without any action on the part of the holders thereof, become eligible for settlement and the holder thereof shall receive from Company, at the Effective Time, a cash payment (net of applicable withholdings) equal to (i) the number of deferred share units subject to such Director DSU Award, adjusted for dividends (excluding any Additional Dividend) declared on the Company Common Shares since the date on which such Director DSU Award was granted as contemplated by Section 7 of the Director DSU Plan, multiplied by (ii) the volume weighted average trading price of the Company Common Shares on the TSX for the ten (10) trading days immediately preceding the Effective Date; provided that, if such period includes any trading days that are “ex dividend” with respect to the Additional Dividend, then the relevant ten (10) day trading period shall be the ten (10) trading days immediately prior to such ex-dividend date.

(e) General. Prior to the Effective Time, the Parent Board (or an authorized committee thereof) and the Company Board (or an authorized committee thereof), as applicable, shall take any actions and adopt any resolutions as are required to (i) effectuate the treatment of the Company Compensatory Awards and the Director Awards pursuant to the terms of this Section 1.2, and (ii) amend the terms of the Company Compensatory Awards (including obtaining any required consents from any holders thereof) as necessary to contemplate the treatment set forth in this Section 1.2 (including but not limited to any amendment to the dividend adjustment mechanisms set forth in Section 6(b) of the Share Award Incentive Plan as well as the calculation of “Fair Market Value” within the meaning of the Share Award Incentive Plan).

Section 1.3 Company Implementation Steps.

(a) As promptly as reasonably practicable following execution of this Agreement and in any event in sufficient time to hold the Company Meeting in accordance with this Agreement, Company shall apply to the Court in a manner reasonably acceptable to Parent, pursuant to Section 193(2) of the ABCA, and in cooperation with Parent, prepare, file and diligently pursue an application for the Interim Order. Company shall use reasonable best efforts to schedule the Interim Order hearing with the Court for a date on or about the fifteenth (15th) calendar day immediately following the date of filing of the Parent Proxy Statement with the SEC; provided that Company shall reschedule such hearing if SEC Clearance is not obtained (or not obtainable) by the third (3rd) Business Day prior to the date of the hearing; provided further that in the event such hearing is rescheduled, Company shall use reasonable best efforts to reschedule such hearing to occur as soon as reasonably practicable following the receipt of SEC Clearance, in each case subject to the availability of the Court. Notwithstanding the foregoing, Company shall not be required to schedule the Interim Order hearing for a date prior to the thirtieth (30th) day following the date of this Agreement. The Interim Order shall provide (among other things):

(i) for the class of persons to whom notice shall be provided in respect of the Arrangement on the terms and subject to the conditions set forth in the Plan of Arrangement and the Company Meeting and for the manner in which such notice shall be provided;

(ii) that the requisite approval (the “Company Requisite Shareholder Vote”) for the Arrangement Resolution shall be:

(A) at least two-thirds of the votes cast on the Arrangement Resolution by those holders of Company Common Shares present in person or represented by proxy at the Company Meeting, each Company Common Share entitling the holder thereof to one vote on the Arrangement Resolution; and

(B) if required under Canadian Securities Laws, a simple majority of the votes cast on the Arrangement Resolution by holders of Company Common Shares present in person or represented by proxy at the Company Meeting after excluding the votes cast by those persons whose votes are required to be excluded in accordance with Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”);

(iii) that, in all other material respects, other than as ordered by the Court, the terms, restrictions and conditions of Company’s articles of amalgamation and by-laws as in effect as of the entry into this Agreement, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

(iv) for the grant of the Dissent Rights to the registered holders of Company Common Shares in respect of the Arrangement as set forth in the Plan of Arrangement;

(v) for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(vi) that, for purposes of the ABCA and consideration of the Arrangement Resolution, the Company Meeting may be adjourned or postponed from time to time by Company (subject to the terms of this Agreement) without the need for additional approval of the Court, and that notice of such adjournment or postponement may be given by such method as Company determines is appropriate in the circumstances, and that, subject to the terms of this Agreement, the time period required for any such adjournment or postponement shall be for such time period or periods as Company deems advisable;

(vii) confirmation of the record date for the purposes of determining the holders of Company Common Shares entitled to receive material and vote at the Company Meeting in accordance with the Interim Order;

(viii) that the record date for holders of Company Common Shares entitled to notice of, and for holders of Company Common Shares entitled to vote at, the Company Meeting will not change in respect of any adjournment(s) or postponement(s) of the Company Meeting, unless required by the Court or applicable Laws;

(ix) that, subject to the discretion of the Court, the Company Meeting may be held as a virtual-only or hybrid shareholder meeting and that holders of Company Common Shares that participate in the Company Meeting by virtual means will be deemed to be present at the Company Meeting;

(x) that, if a virtual-only Company Meeting is held with the approval of the Court, such Company Meeting will be deemed to be held at the location of Company’s registered office;

(xi) that Company and Parent are authorized to make such amendments, revisions or supplements (the “Supplemental Information”) to the Applicable Proxy Statement / Circular, form of proxy, notices of the Company Meeting and Parent Meeting, letter of transmittal and notice of originating application and similar documents, subject to the other provisions of this Agreement, as they may determine, subject to the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), or as is necessary to comply with Applicable Securities Laws (provided that the other Party has been provided a reasonable opportunity to comment thereon and the disclosing Party has considered such comments in good faith), and Company and Parent shall disclose such Supplemental Information (subject to the terms of this Section 1.3(a)(xi)), including any material changes, by the method and in the time most reasonably practicable in the circumstances as determined by Company or Parent and in compliance with Applicable Securities Laws (including, without limitation, by press release, news release, newspaper advertisement, Current Report on Form 8-K or Form 6-K, as applicable, or by notice sent to the Company shareholders or Parent stockholders, as applicable, by any of the means such meeting materials are otherwise sent to such holders); and without limiting the generality of the foregoing, if any material change or material fact (each within the meaning of Applicable Securities Laws) arises between the date of the Interim Order and the date of the Company Meeting or Parent Meeting, which change or fact, if known prior to mailing of the Applicable Proxy Statement / Circular, would have been disclosed in the Applicable Proxy Statement / Circular, then, subject to the other terms of this Section 1.3(a)(xi): (i) Parent or Company, as applicable, shall advise the Parent stockholders or Company shareholders, respectively, of the material change or material fact by disseminating a news release and making all requisite filings with the SEC and SEDAR+, as applicable, in accordance with Applicable Securities Laws and the policies of the applicable Exchanges; and (ii) provided that the foregoing news release describes the applicable material change or material fact in reasonable detail and no amendment to the Applicable Proxy Statement / Circular is required to be filed pursuant to the Securities Laws, neither Parent nor Company shall be required to deliver an amendment to the Applicable Proxy Statement / Circular to the Parent stockholders or Company shareholders, respectively, or otherwise give notice to the Parent stockholders or Company shareholders, respectively, of the material change or material fact other than dissemination and filing of the foregoing news release;

(xii) that each holder of Company Common Shares entitled to receive the Consideration pursuant to the Arrangement will have the right to appear before the Court so long as they enter an appearance within a reasonable time and in accordance with the procedures set out in the Interim Order;

(xiii) that it is Parent’s intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Parent Common Stock (collectively, the “Parent Issued Securities”) to be issued to holders of Company Common Shares pursuant to the Arrangement, based on the Court’s approval of the Arrangement; and

(xiv) for such other matters as Parent and Company may reasonably require, subject to obtaining the prior consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

(b) Company shall, as soon as reasonably practicable after the earliest to occur of (y) the SEC informing Parent that it has no comments to or will not review the Parent Proxy Statement (and Parent agrees to advise Company of such matters promptly after the SEC informs Parent of such) or (z) the passage of at least ten (10) calendar days (as calculated pursuant to Rule 14a-6 of the Exchange Act) since the filing of a preliminary Parent Proxy Statement with the SEC not informing Parent that it intends to review the Parent Proxy Statement (in either case, “SEC Clearance”) and consistent with the provisions set forth in Section 4.6:

(i) duly take all lawful action to call, give written notice of, convene and hold the Company Meeting;

(ii) allow Parent’s Representatives and legal counsel to attend the Company Meeting;

(iii) not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Company Meeting without Parent’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed, except pursuant to and in accordance with Section 4.6(a) or as otherwise expressly permitted under this Agreement;

(iv) subject to the terms of this Agreement, solicit proxies in favor of the Arrangement Resolution, including, if reasonably requested by Parent using the services of dealers and proxy solicitation firms to solicit proxies in favor of the approval of the Arrangement Resolution (which costs shall be borne by Company);

(v) promptly advise Parent of any written notice of dissent or purported exercise by any Company shareholder of Dissent Rights received by Company in relation to the Arrangement and any withdrawal of Dissent Rights received by Company and any written communications sent by or on behalf of Company to any Company shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement; and

(vi) at the reasonable request of Parent from time to time, promptly provide Parent with a list (in both written and electronic form) of: (A) the registered Company shareholders, together with their addresses and respective holdings of Company Common Shares; (B) the names and addresses and holdings of all Persons having rights issued by Company to acquire Company Common Shares (including holders of Company Compensatory Awards); and (C) participants in book-based systems and non-objecting beneficial owners of Company Common Shares, together with their addresses and respective holdings of Company Common Shares. Company shall from time to time require that its registrar and transfer agent furnish Parent with such additional information, including updated or additional lists of Company shareholders and lists of holdings and other assistance as Parent may reasonably request.

(c) If (A) the Interim Order is obtained, (B) the Arrangement Resolution is approved at the Company Meeting by Company shareholders as provided for in the Interim Order and as required by applicable Law, and (C) the Stock Issuance is approved at the Parent Meeting by Parent stockholders as required by NASDAQ rules, Company shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 193(2) of the ABCA as soon as reasonably practicable, and in any event such that the Final Order hearing occurs not later than five (5) Business Days after the later of the approval of the Arrangement Resolution and the approval of the Stock Issuance, subject to the availability of the Court.

Section 1.4 Parent Implementation Steps.

(a) Parent shall, as soon as reasonably practicable after SEC Clearance and consistent with the provisions set forth in Section 4.6:

(i) duly take all lawful action to call, give written notice of, convene and hold the Parent Meeting;

(ii) in consultation with Company, fix and publish a record date for the purposes of determining Parent stockholders entitled to receive notice of and vote at the Parent Meeting and give notice to Company of the Parent Meeting;

(iii) allow Company’s Representatives and legal counsel to attend the Parent Meeting;

(iv) not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Parent Meeting without Company’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed, except pursuant to and in accordance with Section 4.6(b) or as otherwise permitted under this Agreement;

(v) subject to the terms of this Agreement, solicit proxies in favor of the Stock Issuance by Parent, including, if reasonably requested by Company, using the services of dealers and proxy solicitation firms to solicit proxies in favor of the approval of the Stock Issuance (which costs shall be borne by Parent); and

(vi) at the reasonable request of Company from time to time, promptly provide Company with a list (in both written and electronic form) of: (A) the registered Parent stockholders, together with their addresses and respective holdings of Parent Common Stock and (B) participants in book-based systems and non-objecting beneficial owners of Parent Common Stock, together with their addresses and respective holdings of Parent Common Stock. Parent shall from time to time require that its registrar and transfer agent furnish Company with such additional information, including updated or additional lists of Parent stockholders and lists of holdings and other assistance as Company may reasonably request.

Section 1.5 Certain Adjustments.

(a) Without limiting Section 4.1 or Section 4.2, if between the entry into this Agreement and the Effective Time, (i) the outstanding Company Common Shares or Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (ii) a stock dividend or dividend payable in any other securities of Company or Parent shall have been declared with a record date for the payment of such dividend within such period or (iii) any similar event shall have occurred, then the Share Exchange Ratio and the Cash Consideration shall be appropriately adjusted to provide the holders of Company Common Shares the same economic effect as contemplated by this Agreement prior to such event.

(b) Without limiting Section 4.1 or Section 4.2, except to the extent expressly permitted, contemplated or required by this Agreement (including pursuant to Section 4.2(b)(i) or this Section 1.5(b)), if, between the entry into this Agreement and the Effective Time, Company declares, sets aside or pays any dividend or other distribution to Company shareholders of record as of a time prior to the Effective Time, except for:

(i) stock dividends or dividends payable in other securities of the Company, which shall be subject to Section 1.5(a),

(ii) regular quarterly dividends per Company Common Share in an amount not exceeding $0.065 and otherwise paid in accordance with Section 4.24; and

(iii) an additional dividend which may be declared by Company in an amount (if there is any such positive amount) equal to, on a per share basis, (x) the product of (A) the aggregate amount of cash dividends declared by Parent per share of Parent Common Stock with a record date after the Parent First Quarter Dividends Record Date but prior to the Effective Time multiplied by (B) the Share Exchange Ratio, minus (y) the aggregate amount of cash dividends declared by Company per Company Common Share with a record date after the Company First Quarter Dividend Record Date but prior to the Effective Time (the “Additional Dividend”), then the Consideration to be paid per Company Common Share shall be appropriately decreased to provide to Company shareholders the same economic effect as contemplated by this Agreement and the Arrangement prior to such action and as so decreased shall, from and after the date of such event, be the Consideration to be paid per Company Common Share. For greater certainty, and without limiting Section 4.1, if, after the entry into this Agreement but prior to the Effective Time, Company declares any dividend(s) (other than a dividend described in clause (i)) in excess of those described in clauses (ii) and (iii), (A) to the extent that the aggregate amount of such excess does not exceed the Cash Consideration, the Cash Consideration to be paid by Parent Canadian Sub shall be decreased by an amount equal to such excess, and (B) to the extent that such excess exceeds the Cash Consideration, the Cash Consideration shall be reduced to zero (0) and the Stock Consideration shall be decreased by the amount by which such excess exceeds the Cash Consideration (and, by extension, the Share Exchange Ratio shall be proportionately adjusted). For purposes of the foregoing calculation, the value of the Stock Consideration will be calculated based on the closing price of the Parent Common Stock on the NASDAQ on the last trading day prior to the Closing Date.

Section 1.6 Dissenting Shares. Prior to the Company Meeting, Company shall provide Parent with prompt (and in no event later than two Business Days after receipt of notice) written notice of any purported exercise or withdrawal of Dissent Rights by any shareholder of Company that is received by or on behalf of Company or any of its Representatives in relation to the Arrangement Resolution. Subject to applicable Law, Company shall provide Parent with the opportunity to participate in and direct all negotiations and proceedings with respect to any exercise of such Dissent Rights. Company shall not make any payment with respect to, settle or offer to settle, or otherwise negotiate any exercise of such Dissent Rights without the prior written consent of Parent.

Section 1.7 Closing.

(a) Subject to satisfaction or waiver of all of the conditions set forth in Article 5, the Arrangement shall be effective at the Effective Time on the Closing Date and will have all of the effects provided by applicable Law.

(b) As soon as reasonably practicable, but in any event not later than five (5) Business Days after the last of the conditions set forth in Article 5 (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction of such conditions) have been satisfied or, waived by the applicable Party in whose favor the condition is, or at such later date as is mutually agreed to in writing by the Parties, the Parties will complete the Arrangement, including by executing and delivering such closing documents and instruments and sending to the Registrar, the Articles of Arrangement, the Final Order and such other documents as may be required to give effect to the Arrangement, in each case, in a form and substance reasonably satisfactory to each Party, and the Arrangement shall become effective at the Effective Time and the steps comprising the Plan of Arrangement will be deemed to occur in the order, at the times, and in the manner set forth therein.

Section 1.8 Directors of Parent.

(a) At the Effective Time, the Parent Board shall consist of up to eleven (11) directors, of whom (i) seven (7) directors shall be designated by Parent, which designees shall consist of the Chief Executive Officer of Parent and six (6) directors (who are independent under the rules and regulations of NASDAQ) designated in writing by Parent prior to the earlier of the time at which the final Parent Proxy Statement is filed with the SEC or the Company Circular is filed with Canadian Securities Authorities (the “Parent Designees”), and (ii) up to four (4) directors shall be designated by Company, which designees shall consist of the Chief Executive Officer of Company and the Chair of the Company Board and two (2) directors (who are independent under the rules and regulations of NASDAQ) designated in writing by Company prior to the earlier of the time at which the final Parent Proxy Statement is filed with the SEC or the Company Circular is filed with Canadian Securities Authorities (the “Company Designees”).

(b) Prior to the Effective Time, Parent shall take all actions necessary or appropriate to cause the resignation of the directors serving on the Parent Board who are not Parent Designees (it being understood that such resignation shall not constitute a voluntary termination with respect to any director of Parent or its Subsidiaries) to become effective immediately prior to, but conditioned on, the Effective Time such that, after giving effect to such resignations, the Parent Board shall consist of the Parent Designees and the Company Designees.

Section 1.9 U.S. Securities Act Matters. The Parties agree that the Arrangement will be carried out with the intention, and will use their reasonable best efforts to ensure that, all Parent Issued Securities issued on completion of the Arrangement pursuant to this Agreement and the Plan of Arrangement will be issued by Parent in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereunder. In order to ensure the availability of the exemption under Section 3(a)(10) of the U.S. Securities Act and to facilitate the Parties compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:

(a) the Arrangement will be subject to the approval of the Court, including an affirmative determination of procedural and substantive fairness;

(b) prior to the issuance of the Interim Order, the Court will be advised of the intention of Parent to rely on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act prior to the hearing required to approve the Arrangement;

(c) prior to the issuance of the Interim Order, Company will file with the Court a draft copy of the proposed text of the Company Circular together with any other documents required by Law in connection with the Company Meeting;

(d) the Court will be required to satisfy itself as to the fairness of the Arrangement to the holders of Company Common Shares (the “Company Issued Securities”), subject to the Arrangement;

(e) Company will ensure that holders of Company Issued Securities entitled to receive Parent Issued Securities on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(f) the holders of Company Issued Securities entitled to receive Parent Issued Securities will be advised that the Parent Issued Securities issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued by Parent in reliance on the exemption under Section 3(a)(10) of the U.S. Securities Act;

(g) the Final Order approving the Arrangement that is obtained from the Court will expressly state that the Court is satisfied that the Arrangement is procedurally and substantively fair to the holders of Company Issued Securities;

(h) the Interim Order approving the Company Meeting will specify that each holder of Company Issued Securities will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time; and

(i) the Final Order shall include a statement (which may be in the recitals thereof) to substantially the following effect:

“AND UPON being advised that the approval of the Arrangement by this Court will have the effect of providing the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, with respect to the issuance of securities of Parent pursuant to the Arrangement.”

Section 1.10 Canadian Securities Laws Matters. The Parties agree that the Arrangement will be carried out with the intention that, and each shall use reasonable best efforts to ensure that, all Parent Issued Securities issued on completion of the Arrangement pursuant to this Agreement and the Plan of Arrangement will be issued by Parent in reliance on exemptions from the prospectus requirements of applicable Canadian Securities Laws.

Section 1.11 Payment of Consideration. Parent Canadian Sub will, following receipt by Company of the Final Order and prior to the sending by Company of the Articles of Arrangement to the Registrar in accordance with Section 1.7(b), deposit in escrow, or cause to be deposited in escrow, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) (a) sufficient shares of Parent Common Stock to satisfy the aggregate Stock Consideration payable to all Company shareholders pursuant to the Arrangement and (b) sufficient cash to satisfy the aggregate Cash Consideration payable to all Company shareholders pursuant to the Arrangement.

Section 1.12 Withholding Rights. Parent, Parent Canadian Sub, Company and the Depositary and their respective affiliates and agents shall be entitled to deduct and withhold from all distributions or payments otherwise payable to any former Company shareholder, former holder of Company Compensatory Awards or other person (an “Affected Person”) such amounts as any of them is required to deduct and withhold with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Tax Law or treaty, in each case, as amended (a “Withholding Obligation”). To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the Affected Person in respect of which such deduction and withholding was made, provided that such deducted and withheld amounts are actually and reasonably timely remitted to the appropriate Taxing Authority. Parent, Parent Canadian Sub, Company, and the Depositary and their respective affiliates and agents shall cooperate in good faith with one another and use their respective reasonable best efforts to obtain, upon request, a permitted reduction of or relief from any Withholding Obligation. Parent, Parent Canadian Sub, Company, and the Depositary and their respective affiliates and agents shall also have the right to:

(a) withhold and sell, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(b) require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to Company, the Depositary, Parent Canadian Sub, or Parent as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of shares of Parent Common Stock issued or issuable to such Affected Person pursuant to the Agreement as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other reasonable costs and expenses) sufficient to fund any Withholding Obligation. Any such sale of shares of Parent Common Stock shall be effected in good faith at prevailing market prices employing commercially reasonable practices on a public market and as soon as practicable following the Effective Date. None of Parent, Parent Canadian Sub, Company, the Depositary or the Broker or their respective affiliates and agents will be liable for any loss arising out of any sale of such shares of Parent Common Stock if such sale is made in accordance with this Section 1.12.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as set forth in the applicable section or subsection of the disclosure letter dated as of the date of this Agreement and delivered by Company to Parent and Parent Canadian Sub on or prior to the entry into this Agreement (the “Company Disclosure Letter”) and except as disclosed in the Company Securities Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the SEC or Canadian Securities Authorities and available on EDGAR and SEDAR+, since January 1, 2022 and prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)), Company represents and warrants to Parent and Parent Canadian Sub as follows:

Section 2.1 Organization, Standing and Power. Each of Company and its Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation, continuation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of Company’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company and its Subsidiaries, taken as a whole (a “Company Material Adverse Effect”). Each of Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company has heretofore made available to Parent in the Company Data Room complete and correct copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended prior to the execution of this Agreement, and each as made available to Parent is in full force and effect, and neither Company nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents.

Section 2.2 Capital Structure.

(a) As of the date of this Agreement, the authorized capital stock of Company consists of (i) an unlimited number of Company Common Shares and (ii) a number of preferred shares issuable in series, which are limited to an amount equal to not more than one-quarter of the number of issued and outstanding Company Common Shares (the “Company Preferred Stock” and, together with the Company Common Shares, the “Company Capital Stock”). At the close of business on February 16, 2024 (the “Measurement Date”): (A) no more than 203,275,869 Company Common Shares were issued and outstanding, and (B) no shares of Company Preferred Stock were issued and outstanding.

(b) At the close of business on the Measurement Date, including adjustments to such awards for accrued dividends having a record date on or prior to the Measurement Date but without giving effect to any “Payout Multiplier” with respect to the Company PSU Awards, there were: (i) 1,544,580.51 outstanding Company RSU Awards, (ii) 1,188,594.77 outstanding Company PSU Awards, (iii) 536,898.22 Director DSU Awards, and (iv) 31,721.63 outstanding Director RSU Awards (and for clarity, (x) the number of Company Common Shares issuable (or that serve as the basis for cash payments made in lieu thereof) upon the vesting and settlement of outstanding Company RSU Awards and Company PSU Awards will differ from the number of outstanding Company RSU Awards and Company PSU Awards as a result of the adjustment for accrued dividends (excluding any Additional Dividend) having a record date after the Measurement Date and, in the case of the Company PSU Awards, the “Payout Multiplier” applied to such awards, in each case in accordance with the Share Award Incentive Plan, (y) the cash payments payable in respect of the Director DSU Awards and Director RSU Awards shall be based on a higher number of Director DSU Awards and Director RSU Awards than disclosed above to give effect to the adjustment for accrued dividends (excluding any Additional Dividend) having a record date after the Measurement Date to be applied to such awards in accordance with the Director DSU Plan and Director RSU Plan, respectively), and (z) the foregoing does not include the Company RSU Awards and Company PSU Awards to be issued in respect of 2024.

(c) As of the close of business on the Measurement Date, except as set forth in this Section 2.2, there are no outstanding: (i) shares of Company Capital Stock or any Voting Debt or other voting securities of Company; (ii) securities of Company or any Subsidiary of Company convertible into or exchangeable or exercisable for shares of Company Capital Stock, Voting Debt or other voting securities of Company; and (iii) options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which Company or any Subsidiary of Company is a party or by which it is bound in any case obligating Company or any Subsidiary of Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Capital Stock or any Voting Debt or other voting securities of Company or any securities convertible into or exchangeable or exercisable for such securities, or obligating Company or any Subsidiary of Company to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

(d) All outstanding Company Common Shares have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. All outstanding Company Common Shares have been issued and granted in compliance in all material respects with Applicable Securities Laws, other applicable Law and applicable Contracts (including the Share Award Incentive Plan). All outstanding shares of capital stock or other equity interests of the Subsidiaries of Company are owned by Company, or a direct or indirect wholly owned Subsidiary of Company, are free and clear of all Encumbrances, other than Permitted Encumbrances, and have been duly authorized, validly issued, fully paid and nonassessable and all such shares or equity ownership interests are set forth in Schedule 2.2(d) of the Company Disclosure Letter. There are not any shareholder agreements, voting trusts or other agreements to which Company or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Company or any of its Subsidiaries. Since December 31, 2023, the Company has not waived any “standstill” or similar provision applicable to the Company Common Shares or other equity interests in the Company or its Subsidiaries, whether at the request of a third party or otherwise. No Subsidiary of Company owns any Company Common Shares or any other shares of Company Capital Stock.

(e) As of the date of this Agreement, neither Company nor any of its Subsidiaries has any (i) interests in a joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person or (ii) obligations, whether contingent or otherwise, to consummate any additional investment in any Person other than its Subsidiaries and its joint ventures listed on Schedule 2.2(e) of the Company Disclosure Letter.

Section 2.3 Authority; No Violations.

(a) Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval by the Court of the Interim Order and the Final Order and obtaining the Company Requisite Shareholder Vote to approve the Arrangement Resolution, to perform its obligations hereunder. The execution and delivery of this Agreement by Company and the consummation by Company of the Transactions have been duly authorized by all necessary corporate action on the part of Company, subject to obtaining the Company Requisite Shareholder Vote to approve the Arrangement Resolution and obtaining the approval by the Court of the Interim Order and the Final Order. This Agreement has been duly executed and delivered by Company, and assuming the due and valid execution of this Agreement by Parent and Parent Canadian Sub, constitutes a valid and binding obligation of Company enforceable against Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at Law (collectively, “Creditors’ Rights”). The Company Board, at a meeting duly called and held, has by unanimous vote (i) determined that the Arrangement is in the best interests of Company and is fair to the holders of the Company Common Shares, (ii) approved this Agreement and the Arrangement, and (iii) resolved to recommend for approval (A) the Arrangement Resolution, to the holders of the outstanding Company Common Shares, and (B) the Plan of Arrangement, to the Court (such recommendation described in this clause (iii), the “Company Board Recommendation”). The Company Requisite Shareholder Vote is the only vote of the holders of any class or series of the Company Capital Stock or any other security of Company or any of its Subsidiaries necessary to approve and adopt this Agreement and the Transactions, including the Arrangement.

(b) The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (i) contravene, conflict with or result in a breach or violation of any provision of the Organizational Documents of Company (assuming the Company Requisite Shareholder Vote is obtained) or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Company or any of its Subsidiaries under, any provision of any loan or credit agreement (subject to, (A) in the case of the Company Credit Facilities, the payoff and termination thereof prior to or substantially concurrently with Closing, (B) the requirements of Parent under Section 4.22(c) with respect to the Company Senior Note Agreements, and (C) the requirements of Parent under Section 4.23 with respect to Derivative Transactions), each as contemplated in this Agreement), note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 2.4 are duly and timely obtained or made and the Company Requisite Shareholder Vote has been obtained and the Court has granted the Interim Order and the Final Order, contravene, conflict with or result in a breach or violation of any Law applicable to Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.4 Consents. No Consent from or with any Governmental Entity is required to be obtained or made by Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Company or the consummation by Company of the Transactions and neither Company nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for: (a) filings as required by Applicable Securities Laws and Regulatory Laws and obtaining the Regulatory Approvals, (b) the filing and recordation of appropriate documents as required by the ABCA, and (c) filings that would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 2.5 Securities Documents; Financial Statements.

(a) Since December 31, 2022 (the “Applicable Date”), Company has filed or furnished with Canadian Securities Authorities and the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under Applicable Securities Laws (the “Company Securities Documents”). As of their respective dates, each of the Company Securities Documents, as amended, complied, or if not yet filed or furnished, will comply, as to form in all material respects with the Applicable Securities Laws, and none of the Company Securities Documents contained, when filed (or, if amended prior to the entry into this Agreement, as of the date of such amendment with respect to those disclosures that are amended), or if filed with or furnished to the applicable Securities Authorities subsequent to the date of this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of Company included in the Company Securities Documents, including all notes and schedules thereto, complied, or, in the case of Company Securities Documents filed after the entry into this Agreement, will comply in all material respects, when filed (or if amended prior to the date of this Agreement, as of the date of such amendment) with Applicable Securities Laws with respect thereto, were, or, in the case of Company Securities Documents filed after the date of this Agreement, will be prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by applicable Canadian Securities Laws) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Company and its consolidated Subsidiaries for the periods presented therein.

(c) Company has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Canadian Securities Laws); such disclosure controls and procedures are designed to ensure that material information relating to Company, including its consolidated Subsidiaries, required to be disclosed by Company in the reports that it files or submits under Applicable Securities Laws is accumulated and communicated to Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Company in the reports that it files or submits under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in Applicable Securities Laws, and further designed and maintained to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. There is no significant deficiency or material weakness in the design or operation of internal control over financial reporting (as defined in Canadian Securities Laws) utilized by Company or its Subsidiaries, and, since January 1, 2022, there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. The principal executive officer and the principal financial officer of Company have made all certifications required by Applicable Securities Laws with respect to the Company Securities Documents, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made.

Section 2.6 Absence of Certain Changes or Events.

(a) Since December 31, 2022 through the date of this Agreement, there has not been any Company Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(b) From December 31, 2022 through the date of this Agreement, except as disclosed in the Company Securities Documents:

(i) Company and its Subsidiaries have conducted their business in the ordinary course of business in all material respects; and

(ii) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Company or any of its Subsidiaries, including the Oil and Gas Properties of Company and its Subsidiaries, whether or not covered by insurance.

Section 2.7 No Undisclosed Material Liabilities. There are no liabilities of Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of Company dated as of December 31, 2022 (including the notes thereto) contained in the Company Securities Documents for the twelve (12) months ended December 31, 2022; (b) liabilities not required to be presented on the face of a balance sheet in accordance with GAAP; (c) liabilities incurred in the ordinary course of business subsequent to December 31, 2022; (d) liabilities incurred in connection with the Transactions; (e) liabilities incurred as expressly permitted or required under this Agreement; and (f) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.8 Company Circular. The Company Circular will comply in all material respects with the applicable requirements of Applicable Securities Laws, as well as the Interim Order, except that no representation or warranty is being made by Company with respect to the information supplied by or on behalf of Parent for inclusion in the Company Circular or incorporation by reference therein. The Company Circular will not, at the time the Company Circular (or any amendment or supplement thereto) is filed with the Canadian Securities Authorities or first sent to Company shareholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is being made by Company with respect to the information supplied by or on behalf of Parent for inclusion in the Company Circular or incorporation by reference therein.

Section 2.9 Company Permits; Compliance with Applicable Law.

(a) Company and its Subsidiaries hold and at all times since the Applicable Date have held all permits, licenses, certifications, registrations, Consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Company Permits”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to so hold the Company Permits or make such a payment would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of Company, threatened, and Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect, any such suspension or cancellation or the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The businesses of Company and its Subsidiaries (and with respect to the business and Oil and Gas Properties of Company and its Subsidiaries that are operated by third parties, to the knowledge of Company) are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Company or any of its Subsidiaries is pending or, to the knowledge of Company, threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.10 Compensation; Benefits.

(a) Set forth on Schedule 2.10(a) of the Company Disclosure Letter is a list, as of the date hereof, of all of the material Company Benefit Plans (including, for certainty, all Company Employment Agreements).

(b) True, correct and complete copies (or a written description of material terms if such plan is not written) of each of the material Company Benefit Plans have been furnished or made available to Parent or its Representatives, along with a summary plan description or employee booklet with respect to each Company Benefit Plan, and all material correspondence to or from any Governmental Entity received or sent in the past three (3) years addressing any matter involving actual or potential material liability relating to a Company Benefit Plan. Further, prior to the Effective Time, Company shall use reasonable best efforts to provide or make available to Parent or its Representatives, copies of any trust documents, insurance contracts, funding agreements and favorable determination letters, if applicable and material, in each case related to the material Company Benefit Plans, along with the most recent report filed with a Governmental Entity, including a Form 5500 or Annual Information Return, and the most recently prepared actuarial reports.

(c) Each Company Benefit Plan has been established, registered (where required), funded, administered, invested and maintained in compliance in all material respects with all applicable Laws, including, to the extent applicable, ERISA and the Code, and in accordance with its terms, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Company, threatened against, or with respect to, any of the Company Benefit Plans, and there are no Proceedings initiated or reasonably expected to be initiated by a Governmental Entity, or any other party, with respect to any of the Company Benefit Plans and (ii) as of the date of this Agreement, neither Company nor any of its Subsidiaries has any liability (nor reasonably expects to incur any material liability) for any assessment, excise or penalty taxes with respect to any Company Benefit Plan.

(e) All contributions or premiums required to be made by Company or any of its Subsidiaries to the Company Benefit Plans pursuant to their terms or applicable Law have been timely made or accrued or otherwise been adequately reserved to the extent required by, and in accordance with, GAAP, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and nothing has occurred that would reasonably be expected to adversely affect the qualification or Tax exemption of any such Company Benefit Plan. With respect to any Company Benefit Plan, none of Company or any of its Subsidiaries, or, to the knowledge of Company, any other Person, has engaged in a transaction in connection with which Company or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material. Company and its Subsidiaries do not have any material liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(g) None of Company, any of its Subsidiaries or any member of their respective Aggregated Groups sponsors, maintains, contributes to or has an obligation to contribute to, or in the past six (6) years has sponsored, maintained, contributed to or had an obligation to contribute to, or has any current or contingent liability or obligation under or with respect to, and no Company Benefit Plan is: (i) a plan that is or was subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA, or Section 412 of the Code; (ii) a “registered pension plan” or “multi-employer pension plan” that contains a “defined benefit provision” within, in each case, the meaning of the Tax Act; or (iii) a multi-employer pension plan as such term is defined under the Pension Benefits Standards Act (Canada) or any similar plan for purposes of pension standards legislation of another Canadian jurisdiction.

(h) Other than continuation coverage pursuant to Section 4980B of the Code or any other applicable Law for which the recipient pays the full premium cost of coverage and other than as set forth in Schedule 2.10(h) of the Company Disclosure Letter, no Company Benefit Plan provides retiree or post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any Person and neither Company nor any of its Subsidiaries has any liability to provide post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any Person or ever represented, promised or contracted to any Person that such Person would be provided with such benefits.

(i) Except as disclosed in Schedule 2.10(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, alone or in combination with any other event, (A) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any employee or other current or former director, officer, employee or independent contractor of Company or any Subsidiary under any Company Benefit Plan, (B) directly or indirectly cause Company to transfer or set aside any material amount of assets to fund any material benefits under any Company Benefit Plan, (C) limit or restrict the right to materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Date, or (D) result in any payment from Company or any of its Subsidiaries (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations § 1.280G-1) of Company or any of its Subsidiaries that would, individually or in combination with any other such payment from Company or any of its Subsidiaries, reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(j) Neither Company nor any Subsidiary of Company has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(k) Each Company Benefit Plan or any other agreement, arrangement, or plan of Company or any of its Subsidiaries that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

Section 2.11 Employment and Labor Matters.

(a) Schedule 2.11(a) of the Company Disclosure Letter sets forth a list containing certain information, including the following information, regarding all employees of Company or its Subsidiaries as of the date hereof (in aggregate, by category of employees, as applicable): (i) employees’ base annual salary or hourly wage, as applicable, (ii) job location (state or province), and (iii) category of employees, by group; provided that such information has only been provided with respect to an individual to the extent such information may be provided without violating any applicable Laws, whether relating to the transfer or disclosure of personally identifiable information, data privacy or otherwise. Company has made available to Parent a list that sets forth each individual Person who is engaged, as of the date hereof, to provide (whether directly or through an entity the Person owns or controls) contract services to Company or its Subsidiaries.

(b) (i) Neither Company nor any of its Subsidiaries is, nor has it been in the last three (3) years, a party to, subject to, or bound by any Labor Agreement with, and no employee of Company or any of its Subsidiaries is represented by, any labor union, works council, trade union, employee association, or other labor organization or similar representative of employees (each, a “Union”), and no employee of Company or any of its Subsidiaries is represented by a Union with respect to their employment by Company or any of its Subsidiaries, (ii) there is no pending or, to the knowledge of Company, threatened Union representation petition involving any employee of Company or any of its Subsidiaries or application by any Person to be certified as the bargaining agent of any employee of Company or any of its Subsidiaries, nor has there been such a petition or application since the Applicable Date, (iii) there is no pending or, to the knowledge of Company, threatened Union organizing activities or demands of any Union for recognition or certification with respect to the employees of Company or any of its Subsidiaries, nor has there been such activities or demands since the Applicable Date, and (iv) as of the date hereof, Company and its Subsidiaries have no notice or consultation obligations to any Union, or to any employees of Company or any of its Subsidiaries, in connection with the execution of this Agreement or consummation of the Transactions.

(c) As of the date hereof, there is no material grievance arising out of a Labor Agreement, unfair labor practice, charge, or any other material labor-related Proceeding against Company or any of its Subsidiaries pending, or, to the knowledge of Company, threatened, nor has there been any such Proceeding in the last three (3) years.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, there is, and since the Applicable Date there has been, no strike, organized labor slowdown, concerted work stoppage, lockout, picketing, handbilling, or other labor dispute pending, or, to the knowledge of Company, threatened, against or involving Company or any of its Subsidiaries.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (i) Company and its Subsidiaries are, and for the last three (3) years have been, in material compliance with all applicable Laws respecting labor, employment and employment practices including, without limitation, all such Laws respecting terms and conditions of employment, wages and hours, overtime, worker classification, discrimination, retaliation, harassment, workers’ compensation, immigration, leaves of absence, occupational health and safety, COVID-19, whistleblowing, disability rights or benefits, equal employment opportunity, pay equity, human rights, plant closures and layoffs (including the WARN Act and similar applicable state and provincial legislation), employee trainings and notices, hiring practices, and labor relations (“Employment Laws”), (ii) there are no Proceedings pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee, individual classified as an independent contractor or any class of the foregoing, relating to any of the Employment Laws, or alleging breach of any express or implied Contract of employment, and (iii) since the Applicable Date, neither Company nor any of its Subsidiaries has received any notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation or initiate a Proceeding with respect to Company or any of its Subsidiaries.

(f) All amounts due or accrued for all salary, wages, bonuses, incentive compensation, deferred compensation, commissions, vacation pay, sick days, termination and severance pay and benefits under Company Benefit Plans and other similar accruals have either been paid or are accrued and accurately reflected in the books and records of Company and its Subsidiaries, in each case in all material respects.

Section 2.12 Taxes.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) All Tax Returns required to be filed by Company or any of its Subsidiaries have been duly and timely filed (taking into account valid extensions of time for filing), and all such Tax Returns are complete and accurate in all respects. All Taxes that are due and payable by Company or any of its Subsidiaries (whether or not reflected on any Tax Return) have been duly and timely paid or adequate reserves in respect thereof have been established on the financial statements of Company in accordance with GAAP. All withholding Tax requirements imposed on or with respect to payments by Company or any of its Subsidiaries to employees, creditors, equityholders or other Persons have been satisfied, including remitting applicable amounts to the appropriate Governmental Entity when required to do so by Law, and Company and its Subsidiaries have complied in all respects with all related information reporting and record retention requirements.

(ii) There is not in force any waiver, arrangement, election, or agreement for any extension of time or waiving the statutory limitation period for the assessment or payment of any Tax by Company or any of its Subsidiaries (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(iii) There is no outstanding claim, assessment, audit, proposed adjustment, matter in controversy or deficiency against Company or any of its Subsidiaries for any Taxes that has been asserted in writing by any Taxing Authority, other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been established on the financial statements of Company in accordance with GAAP. There are no Proceedings with respect to Taxes pending or threatened in writing against Company or any of its Subsidiaries.

(iv) Neither Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing any Tax Return (other than a group the common parent of which is Company or any of its Subsidiaries) or has any liability for Taxes of any Person (other than Company or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by reason of assumption or by operation of Law.

(v) No written claim has been made by any Taxing Authority in a jurisdiction where Company or any of its Subsidiaries does not currently file a Tax Return that Company or such Subsidiary is or may be subject to any Tax or required to file any Tax Return in such jurisdiction.

(vi) There are no Encumbrances for Taxes on any of the assets of Company or any of its Subsidiaries, except for Permitted Encumbrances with respect to Taxes described in clause (b) of the definition of “Permitted Encumbrances”.

(vii) Neither Company nor any of its Subsidiaries is a party to, has any obligation under or is bound by any Tax allocation, Tax sharing or similar Tax arrangement, understanding or agreement pursuant to which it will have any potential liability to any Person after the Effective Time (excluding (A) any Contract or arrangement solely between or among Company and/or any of its Subsidiaries and (B) any customary provisions contained in any commercial agreement entered into in the ordinary course of business and not primarily relating to Tax).

(b) Neither Company nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2), a “reportable transaction” as defined in subsection 237.3(1) of the Tax Act, or a “notifiable transaction” as defined in subsection 237.4(1) of the Tax Act.

(c) Neither Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation”, each within the meaning of Section 355(a)(1) of the Code, in a distribution of stock intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two (2) years prior to the date of this Agreement or in a distribution which would otherwise constitute part of a “plan” or a “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(d) No material closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Taxing Authority within the three (3)-year period immediately preceding the date of this Agreement with respect to Company or any of its Subsidiaries.

(e) The U.S. federal income tax classification of each Subsidiary of Company is set forth on Schedule 2.12(e) of the Company Disclosure Letter. Neither Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes. Neither Company nor any of its Subsidiaries owns, directly, indirectly or constructively, any interest in (A) a “controlled foreign corporation” as defined under Section 957 of the Code, except for a Subsidiary of Company, or (B) a “passive foreign investment company” as defined under Section 1297 of the Code.

(f) There are no circumstances existing which could result in the material application of Section 78 or Sections 80 to 80.04 of the Tax Act, or any equivalent provision under provincial Law, to Company or any of its Subsidiaries. Except as in accordance with past practices, Company and its Subsidiaries have not claimed nor will they claim any reserve under any provision of the Tax Act or any equivalent provision under provincial Law, if any material amount could be included in the income of Company or its Subsidiaries for any period ending after the Effective Date.

(g) For the purposes of the Tax Act, any applicable Tax treaty and any other relevant Tax purposes (i) Company is resident in, and is not a non-resident of, Canada, and is a “taxable Canadian corporation”; and (ii) each of its Subsidiaries is resident in the jurisdiction in which it was formed, and is not resident in any other country and if resident in Canada and is a corporation, is a “taxable Canadian corporation”.

Section 2.13 Litigation. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (a) Proceeding pending, or, to the knowledge of Company, threatened against or by Company or any of its Subsidiaries or any of their Oil and Gas Properties or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding against Company or any of its Subsidiaries. To the knowledge of Company, as of the date hereof, no officer or director of Company is a defendant in any Proceeding in connection with his or her status as an officer or director of Company. There is no Proceeding to which Company or any of its Subsidiaries is a party pending or, to the knowledge of Company, threatened seeking to prevent, modify, delay or challenge the Arrangement or the other Transactions in any material respect.

Section 2.14 Intellectual Property and IT Assets.

(a) Company and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of the businesses of each of Company and its Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The use of the Company Intellectual Property owned by Company and its Subsidiaries and the operation of the business of each of Company and its Subsidiaries as presently conducted do not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending suits, actions, claims, proceedings or investigations nor has Company or any of its Subsidiaries received any claim, “cease and desist” letter, or like correspondence from any third party alleging that Company or any of its Subsidiaries is infringing, misappropriating, or otherwise violating any Intellectual Property of a third party, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of Company, no third party is infringing on the Company Intellectual Property, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Company and its Subsidiaries have taken commercially reasonable measures designed to maintain and protect Company Intellectual Property, including the confidentiality of trade secrets and other confidential information used in the businesses of each of Company and its Subsidiaries as presently conducted, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company or its Subsidiaries own or have a right to use all Company IT Assets that are currently used in the conduct of its businesses; (ii) such Company IT Assets are sufficient for the current needs of the businesses of Company and its Subsidiaries; and (iii) such Company IT Assets have not malfunctioned or failed within the past three (3) years. To the knowledge of Company, the Company IT Assets are free from any malicious code. Company and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the Company IT Assets and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures preventing unauthorized access and the introduction of any malicious code, and the storing on-site and off-site of back-up copies of critical data.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) Company and each of its Subsidiaries are in compliance with, and have been for the past three (3) years in compliance with all applicable Data Security Requirements, (ii) to the knowledge of Company, there has been no unauthorized access to or unauthorized use of any Company IT Assets, Personal Information or trade secrets owned or held for use by Company or its Subsidiaries, and (iii) none of Company or its Subsidiaries has received written notice of any actual violations of any Data Security Requirements.

Section 2.15 Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and with respect to clauses (a) and (b), except with respect to any of Company’s Oil and Gas Properties, (a) Company and its Subsidiaries have good, valid and defensible title to all real property owned by Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”) and valid leasehold estates in all real property leased or subleased or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by Company or any Subsidiary of Company (collectively, including the improvements thereon, the “Company Material Leased Real Property”) free and clear of all Encumbrances and defects and imperfections, except Permitted Encumbrances, (b) each agreement under which Company or any Subsidiary of Company is the landlord, sublandlord, tenant, subtenant, or occupant with respect to the Company Material Leased Real Property (each, a “Company Material Real Property Lease”) is in full force and effect and is valid and enforceable against the parties thereto, in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and neither Company nor any of its Subsidiaries, or to the knowledge of Company, any other party thereto, has received written notice of any default by Company or its Subsidiaries under any Company Material Real Property Lease that remains uncured as of the date of this Agreement, and (c) as of the date of this Agreement, to the knowledge of the Company, there does not exist any notice or request from any Governmental Entity delivered to Company or its Subsidiaries requiring any construction work or alterations to cure any violation of applicable Law by Company or any of its Subsidiaries that remains uncured as of the date of this Agreement nor, any pending or, to the knowledge of Company, threatened, condemnation or eminent domain Proceedings that affect any of Company’s Oil and Gas Properties, the Company Owned Real Property or the Company Material Leased Real Property.

Section 2.16 Rights-of-Way. Each of Company and its Subsidiaries has such Consents, easements, rights-of-way, permits and licenses from each Person (collectively “Rights-of-Way”) as are sufficient to conduct its business as presently conducted, except for such Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of Company and its Subsidiaries has fulfilled and performed all its material obligations with respect to such Rights-of-Way and conduct their business in a manner that does not violate any of the Rights-of-Way in any material respect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All pipelines operated by Company and its Subsidiaries are located on or are subject to valid Rights-of-Way, or are located on real property owned or leased by Company, and there are no gaps (including any gap arising as a result of any breach by Company or any of its Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.17 Oil and Gas Matters.

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect, and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date of the reserve reports prepared by the Company Reserve Engineers relating to Company interests referred to therein as of December 31, 2022 (the “Company Reserve Reports”) or (ii) reflected in the Company Reserve Reports or in the Company Securities Documents as having been sold or otherwise disposed of, Company and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Company Reserve Reports and in each case as attributable to interests owned by Company and its Subsidiaries, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that Company’s or one and/or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) beneficially or of record with any applicable Governmental Entity that (1) entitles Company (and/or one or more of its Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Company Reserve Reports of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties (other than decreases in connection with operations in which Company and/or its Subsidiaries may be a non-consenting co-owner, decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elected not to consent, decreases resulting from the establishment of pools or Units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries; in each case, to the extent occurring after the date of the Company Reserve Reports), (2) obligates Company (and/or one or more of its Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Company Reserve Reports for such Oil and Gas Properties (other than any positive difference between such actual percentage and the applicable working interest shown on the Company Reserve Reports for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties) and (3) is free and clear of all Encumbrances (other than Permitted Encumbrances).

(b) Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data supplied by Company to the Company Reserve Engineers relating to Company interests referred to in the Company Reserve Reports, by or on behalf of Company and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of Company and its Subsidiaries in connection with the preparation of the Company Reserve Reports was, as of the time provided (or modified or amended prior to the issuance of the Company Reserve Reports), accurate in all respects. To Company’s knowledge, any assumptions or estimates provided by Company’s Subsidiaries to the Company Reserve Engineers in connection with its preparation of the Company Reserve Reports were made in good faith and on a reasonable basis based on the facts and circumstances in existence and that were known to Company at the time such assumptions or estimates were made. Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the oil and gas reserve estimates of Company set forth in the Company Reserve Reports are derived from reports that have been prepared by the Company Reserve Engineers, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of Company and its Subsidiaries at the dates indicated therein and are in accordance with Applicable Securities Laws applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Reports that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases have been properly and timely paid or contested in good faith in the ordinary course of business, (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties owned or held by Company or any of its Subsidiaries have been timely and properly paid or contested in good faith in the ordinary course of business (other than any such Production Burdens which are being held in suspense by Company or its Subsidiaries in accordance with applicable Law) and (iii) none of Company or any of its Subsidiaries (and, to Company’s knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor hereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by Company or any of its Subsidiaries.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of Company and its Subsidiaries are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business) and are not being held in suspense (by Company, any of its Subsidiaries, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.

(e) All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of Company and its Subsidiaries or otherwise associated with an Oil and Gas Property of Company or its Subsidiaries that were drilled and completed by Company or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by Company or any of its Subsidiaries related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by Company or its Subsidiaries have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Oil and Gas Properties operated by Company or its Subsidiaries (and, to the knowledge of Company, all Oil and Gas Properties owned or held by Company or any of its Subsidiaries and operated by a third party) have been operated as a reasonably prudent operator in accordance with its past practices.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Oil and Gas Properties of Company or its Subsidiaries is subject to any preferential purchase, tag-along, right of first refusal, Consent or similar right that would become operative as a result of the entry into (or the consummation of) this Agreement or the Arrangement.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither Company nor any of its Subsidiaries has elected not to participate in any operation or activity proposed with respect to any of the Oil and Gas Properties owned or held by it (or them, as applicable) that could result in a penalty or forfeiture as a result of such election not to participate in such operation or activity that would be material to Company and its Subsidiaries, taken as a whole and is not reflected in the Company Reserve Reports.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to Oil and Gas Properties operated by Company and its Subsidiaries, all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted).

Section 2.18 Environmental Matters.

(a) Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Company and its Subsidiaries and their respective operations and assets are, and since the Applicable Date have been, in compliance with Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws for their respective operations and occupancy of any real property;

(ii) Company and its Subsidiaries (and their respective properties and operations) are not subject to any pending or, to Company’s knowledge, threatened Proceedings under Environmental Laws;

(iii) neither Company, its Subsidiaries nor their respective operations or assets are subject to any outstanding Order arising under or relating to any Environmental Law;

(iv) there has been no exposure of any Person to, nor Release of Hazardous Materials at or on any property currently or, to the Company’s knowledge, formerly owned or operated by Company or any of its Subsidiaries, in each case, which could give rise to liability to Company or its Subsidiaries under Environmental Laws, and, neither Company nor any of its Subsidiaries has received any written notice asserting a violation of, or liability or obligation under, any Environmental Laws with respect to any Release of any Hazardous Materials at or from any property currently or formerly owned or operated by Company, by or in connection with Company’s operations, or at or from any offsite location where Hazardous Materials from Company’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling, in each case that remains unresolved; and

(v) neither Company nor any of its Subsidiaries has expressly assumed or provided an indemnity with respect to any liability of any other Person under any Environmental Law.

(b) All environmental, health and safety investigations, assessments (including Phase I and Phase II environmental site assessments) and audit reports prepared by or on behalf of Company or its Subsidiaries, or that are in the possession of Company or its Subsidiaries addressing environmental, health and safety compliance matters or potential environmental of Company or its Subsidiaries, in the case of each of the foregoing, that were prepared or conducted since the Applicable Date, have been made available for review by Parent in the Company Data Room, and which could reasonably be considered to be material to Company and its Subsidiaries, taken as a whole, or which constitutes “serious injury potential”.

Section 2.19 Material Contracts.

(a) Schedule 2.19 of the Company Disclosure Letter, together with the lists of exhibits contained in the Company Securities Documents, sets forth a true and complete list (other than Company Marketing Contracts), as of the date of this Agreement, of:

(i) each “material contract” (as such term is defined in National Instrument 51-102 under Canadian Securities Laws) to which Company or any of its Subsidiaries is a party;

(ii) each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with respect to which Company reasonably expects that Company and its Subsidiaries will make payments in any calendar year in excess of $15,000,000 or aggregate payments in excess of $30,000,000, in each case other than (A) any Contract providing for the purchase or sale by Company or any of its Subsidiaries of Hydrocarbons, or related to Hydrocarbons, produced water or freshwater or Contracts for gathering, processing, transportation, treating, storage, blending or similar midstream services (each, a “Company Marketing Contract”) that is terminable by Company or any of its Subsidiaries without penalty or other payment (other than any ongoing obligation pursuant to such contract that is not caused by such termination) upon sixty (60) days’ or less notice or (B) master services agreements and similar agreements that do not have existing purchase orders or similar arrangements pursuant to which Company and its Subsidiaries will make payments in any calendar year in excess of $15,000,000 or aggregate payments in excess of $30,000,000;

(iii) each Contract (other than agreements solely between or among Company and its Subsidiaries) (A) evidencing Indebtedness of Company or any of its Subsidiaries or (B) that creates a capitalized lease obligation of Company or any of its Subsidiaries, in each case with an aggregate principal amount in excess of $15,000,000;

(iv) each Contract to which Company or any Subsidiary of Company is a party that (A) restricts the ability of Company or any Affiliates of Company (including, following the Closing, Parent or any of its Subsidiaries) to compete in any business or with any Person in any geographical area, (B) requires Company or any Affiliate of Company (including, following the Closing, Parent or any of its Subsidiaries) to conduct any business on a “most favored nations” basis with any third party or (C) provides for “exclusivity,” right of first refusal, right of first offer or any similar requirement in favor of any third party, except in the case of each of clauses (A), (B) and (C) for such restrictions, requirements and provisions that either (x) are not material to Company and its Subsidiaries, taken as a whole, and would not apply to Parent or any of its Subsidiaries following the Closing or (y) that relate to acreage dedications;

(v) any Company Marketing Contract (A) which would reasonably be expected to involve volumes in excess of 15 MMcf of gas per day, 4,500 barrels of liquid Hydrocarbons per day or 10,000 barrels of water per day (in each case, calculated on a yearly average basis) or (B) that contains acreage dedications of more than 20,000 acres;

(vi) any acquisition or divestiture Contract that contains “earn out” or other similar contingent payment obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of Company set forth in the Company Reserve Reports), that could reasonably be expected to result in annual payments by or to Company or any of its Subsidiaries in excess of $15,000,000 (including, for certainty, that agreement with Journey Energy Inc. providing for the repayment by Journey Energy Inc. of certain amounts owing to Company);

(vii) each Contract for lease of personal property or real property (other than Oil and Gas Properties and Contracts related to drilling rigs, fracking operations or similar operational contracts)

involving payments in excess of $15,000,000 in any calendar year that are not terminable without penalty or other liability to Company (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days;

(viii) each Contract that would reasonably be expected to require the disposition of any material assets or line of business of Company or its Subsidiaries (or, after the Effective Date, Parent or its Subsidiaries) for which the fair market value of such asset or line of business exceeds $15,000,000;

(ix) each Contract involving the pending acquisition or sale of (or option to purchase or sell) any material amount of assets or properties (including any Oil and Gas Properties but excluding purchases and sales of Hydrocarbons), taken as a whole, for which the aggregate consideration (or the fair market value of such consideration, if non-cash) exceeds $15,000,000;

(x) each joint venture agreement, other than any customary joint operating agreements or unit agreements affecting the Oil and Gas Properties of Company (but including such joint operating agreements that grant rights related to gathering and processing, transportation or other midstream activities or include provisions that prohibit the drilling or development of more than one well at a time) or that are exclusively among Company and its wholly owned Subsidiaries;

(xi) each Contract relating to a Company Related Party Transaction;

(xii) each Contract that obligates Company or any of its Affiliates (including, following the Closing, Parent and its Subsidiaries) to make any capital investment or capital expenditure outside the ordinary course of business and in excess of $15,000,000 per annum;

(xiii) each Contract between Company or one of its Subsidiaries and: (i) an employee of Company or any of its Subsidiaries or independent contractor that (i) cannot be terminated by Company or its Subsidiary without penalty on notice of forty-five (45) days or less, or (ii) an employee for annual base compensation in excess of $200,000;

(xiv) each Contract with a Governmental Entity;

(xv) other than those relating to Company Compensatory Awards or Director Awards, each Contract providing for the payment of any cash or other compensation or benefits upon the consummation of the Arrangement or upon termination of employment or engagement in excess of statutory minimums; and

(xvi) each joint development agreement, exploration agreement, participation, farmout, farmin or similar Contract, excluding joint operating agreements, that would reasonably be expected to (A) require Company or any of its Subsidiaries to make expenditures in excess of $15,000,000 in any one calendar year period or (B) generate net production in excess of 5,000 Boe per day during the calendar year ended December 31, 2024 (calculated on a yearly average basis).

(b) Collectively, the Contracts described in Section 2.19(a), whether or not set forth in Schedule 2.19 of the Company Disclosure Letter, are herein referred to as the “Company Contracts,” including, for the avoidance of doubt, any Company Marketing Contract responsive under Section 2.19(a)(v). A complete and correct copy of each of the Company Contracts (other than the Company Marketing Contracts) has been made available to Parent in the Company Data Room prior to the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Contract is legal, valid, binding and enforceable in accordance with its terms on Company and each of its Subsidiaries that is a party thereto and, to the knowledge of Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither Company nor any of its Subsidiaries is in breach or default under any Company Contract nor, to the knowledge of Company, is any other party to any such Company Contract in breach or default thereunder, and no event has occurred (other than the consummation of the Transactions in accordance with this Agreement) that with the lapse of time or the giving of notice or both would constitute a default thereunder by Company or its Subsidiaries, or, to the knowledge of Company, any other party thereto. There are no disputes pending or, to the knowledge of Company, threatened with respect to any Company Contract and neither Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Contract to terminate for default, convenience or otherwise any Company Contract, nor to the knowledge of Company, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.20 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the insurance policies held by Company or any of its Subsidiaries (collectively, the “Company Insurance Policies”) is in full force and effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all premiums payable under the Company Insurance Policies prior to the entry into this Agreement have been duly paid to date, and neither Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Arrangement), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Company Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Company Insurance Policy.

Section 2.21 Derivative Transactions and Hedging.

(a) Except as would not reasonably be expected to be, individually or in the aggregate, material to Company and its Subsidiaries, taken as a whole: (i) all Derivative Transactions of Company and its Subsidiaries in effect as of the date hereof were, and any Derivative Transactions entered into after the date of this Agreement will be, entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Company and its Subsidiaries, which policies, practices and procedures are commercially reasonable; and (ii) Company and its Subsidiaries have duly performed all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the knowledge of Company, there are no breaches, violations, collateral deficiencies, requests for collateral or demands for payment (except for ordinary course margin deposit requests), or defaults or allegations or assertions of such by any party thereunder.

(b) The Company Securities Documents, together with Schedule 2.21(b) of the Company Disclosure Letter, accurately summarize, in all material respects, the outstanding positions under any Derivative Transaction of Company and its Subsidiaries, including Hydrocarbon and financial positions under any Derivative Transaction of Company attributable to the production and marketing of Company or its Subsidiaries, as of the dates reflected therein.

Section 2.22 Cultural Business. Neither the Company nor its Subsidiaries are and do not operate a cultural business, as that term is defined in the Investment Canada Act.

Section 2.23 Opinion of Company’s Financial Advisor. The Company Board has received the oral opinion of Evercore Group L.L.C. (“Evercore”), to be confirmed by delivery of a written opinion addressed to the Company Board, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Consideration to be received by holders of the Company Common Shares in the Arrangement is fair, from a financial point of view, to such holders.

Section 2.24 Brokers. Except for the fees and expenses payable to the financial and strategic advisors set forth on Schedule 2.24 of the Company Disclosure Letter, no broker, investment banker, advisor, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Company.

Section 2.25 Related Party Transactions. As of the date of this Agreement, neither Company nor any of its Subsidiaries is party to any transaction or arrangement under which any (a) present or former executive officer or director of Company or any of its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the U.S. Exchange Act) of 5% or more of any class of the equity securities of Company or any of its Subsidiaries whose status as a 5% holder is known to Company as of the date of this Agreement or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the U.S. Exchange Act) of any of the foregoing Persons described in clause (a) or (b) (but only with respect to the Persons in clause (b), to the knowledge of Company), in each case as would be required to be disclosed by Company pursuant to Item 404 of Regulation S-K promulgated under the U.S. Exchange Act (each of the foregoing, a “Company Related Party Transaction”).

Section 2.26 Regulatory Matters.

(a) Company is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

Neither Company nor any of Company’s Subsidiaries owns, holds, or operates any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid or other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery or equipment that are subject to (i) regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, Natural Gas Policy Act of 1978, or the Interstate Commerce Act, in each case as amended, or (ii) rate regulation or comprehensive nondiscriminatory access regulation by any other federal agency or under the Laws of any state or other local jurisdiction.

Section 2.27 Corrupt Practices Legislation.

(a) To the knowledge of Company, neither it nor any of its Subsidiaries has, directly or indirectly, (A) made or authorized any contribution, payment, or gift of funds or property to any official, employee, or agent of any Governmental Entity, authority or instrumentality of any jurisdiction or any official of any public international organization or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or any applicable Law of similar effect in jurisdiction in which it operates, or rules and regulations promulgated thereunder;

(b) The operations of Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving Company or any of its Subsidiaries with respect to the Money Laundering Laws exists, is pending or, to Company’s knowledge, threatened;

(c) To the knowledge of Company, neither it nor any of its Subsidiaries, their directors, officers, employees, or agents, have, in the last five (5) years, been subject to any investigation by any Governmental Entity into any actual or potential violation of applicable anti-corruption or anti-bribery Laws. During the last five (5) years, Company and its Subsidiaries have maintained policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption and anti-bribery laws; and

(d) None of Company nor any of its Subsidiaries nor, to the knowledge of Company, any director, officer, agent, employee or affiliate of Company or any of its subsidiaries has had any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) imposed upon such person; and none of Company nor any of its Subsidiaries is in violation of any economic sanctions of the United States administered by OFAC or any Laws or executive orders relating thereto.

Section 2.28 No Additional Representations.

(a) Except for the representations and warranties made in this Article 2, neither Company nor any other Person makes any express or implied representation or warranty with respect to Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Company nor any other Person makes or has made any representation or warranty to Parent, Parent Canadian Sub or any of their respective Affiliates or Representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to Company or any of its Subsidiaries or their respective businesses; or except for the representations and warranties made by Company in this Article 2, any oral or written information presented to Parent or Parent Canadian Sub or any of their respective Affiliates or Representatives in the course of their due diligence investigation of Company, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 2.28 shall limit Parent’s or Parent Canadian Sub’s remedies with respect to claims of fraud arising from or relating to the express written representations and warranties made by Company in this Article 2.

(b) Notwithstanding anything contained in this Agreement to the contrary, Company acknowledges and agrees that none of Parent or Parent Canadian Sub or any other Person has made or is making any representations or warranties relating to Parent or its Subsidiaries (including Parent Canadian Sub) whatsoever, express or implied, beyond those expressly given by Parent and Parent Canadian Sub in Article 3, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to Company, or any of its Representatives and that Company has not relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Company or any of its Representatives (including in the Parent Data Room, management presentations or in any other form in expectation of, or in connection with, the Transactions) and that Company has not relied on any such other representation or warranty not set forth in this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT CANADIAN SUB

Except as set forth in the applicable section or subsection of the disclosure letter dated as of the date of this Agreement and delivered by Parent and Parent Canadian Sub to Company on or prior to the entry into this Agreement (the “Parent Disclosure Letter”) and except as disclosed in the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein, including, for the avoidance of doubt, each “Disclosure Statement” (as defined in and incorporated by reference into the Parent Chapter 11 Plan and the Chapter 11 Plan of Whiting Petroleum Corporation)) filed with or furnished to the SEC and available on EDGAR, since January 1, 2022 and prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)), Parent and Parent Canadian Sub jointly and severally represent and warrant to Company as follows:

Section 3.1 Organization, Standing and Power. Each of Parent and its Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation, continuation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of Parent’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole (a “Parent Material Adverse Effect”). Each of Parent and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has heretofore made available to Company in the Parent Data Room complete and correct copies of its Organizational Documents and the Organizational Documents of Parent Canadian Sub, each as amended prior to the execution of this Agreement, and each as made available to Company is in full force and effect, and neither Parent nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents.

Section 3.2 Capital Structure.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 120,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”). At the close of business on the Measurement Date: (A) no more than 41,438,129 shares of Parent Common Stock were issued and outstanding, (B) 515,030 Legacy Parent Warrants to purchase 515,060 shares of Parent Common Stock were issued and outstanding and (C) 1,971,031 Series A Parent Warrants to purchase 1,138,073 shares of Parent Common Stock were issued and outstanding and (D) 2,136,680 Series B Parent Warrants to purchase 1,233,719 shares of Parent Common Stock were issued and outstanding.

(b) At the close of business on the Measurement Date, there were (i) (A) 226,457 outstanding Parent RSU Awards, (B) 78,943 outstanding Parent PSU Awards, and (C) 360,393 outstanding Parent LSU Awards; and (ii) 1,083,646 shares of Parent Common Stock remain available for issuance pursuant to Parent’s 2020 Long Term Incentive Plan (the “Parent Equity Plan”).

(c) As of the close of business on the Measurement Date, except as set forth in this Section 3.2, there are no outstanding: (1) shares of Parent Common Stock or any Voting Debt or other voting securities of Parent; (2) securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for shares of Parent Common Stock, Voting Debt or other voting securities of Parent; and (3) options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Parent Common Stock or any Voting Debt or other voting securities of Parent or any securities convertible into or exchangeable or exercisable for such securities, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

(d) All outstanding shares of Parent Capital Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. The Parent Common Stock to be issued pursuant to the Arrangement and this Agreement, when issued, will be validly issued, fully paid and non-assessable and not subject to preemptive rights. All outstanding shares of Parent Capital Stock have been issued and granted in compliance in all material respects with Securities Laws, other applicable Law and applicable Contracts (including the Parent Equity Plan). The Parent Common Stock to be issued pursuant to this Agreement, when issued, will be issued in compliance in all material respects with (A) applicable securities Laws and other applicable Law and (B) all requirements set forth in applicable Contracts. All outstanding shares of capital stock or other equity interests of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, are free and clear of all Encumbrances, other than Permitted Encumbrances, and have been duly authorized, validly issued, fully paid and nonassessable and all such shares or equity ownership interests are set forth in Schedule 3.2 of the Parent Disclosure Letter. There are not any stockholder agreements, voting trusts or other agreements to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Parent or any of its Subsidiaries. No Subsidiary of Parent owns any shares of Parent Common Stock or any other shares of Parent Capital Stock.

(e) As of the date of this Agreement, Parent owns, directly or indirectly, all of the outstanding equity interests in Parent Canadian Sub. As of the date of this Agreement, except as set forth in Schedule 3.2(e) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has any (i) interests in a joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person or (ii) obligations, whether contingent or otherwise, to consummate any additional investment in any Person.

Section 3.3 Authority; No Violations.

(a) Each of Parent and Parent Canadian Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval by the Court of the Interim Order and the Final Order, to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Parent Canadian Sub and the consummation by Parent and Parent Canadian Sub of the Transactions have been duly authorized by all necessary corporate action on the part of each of Parent (subject to obtaining Parent Stockholder Approval) and Parent Canadian Sub (other than the approval of this Agreement by Parent as sole shareholder of Parent Canadian Sub, which shall occur immediately after the execution and delivery of this Agreement), subject to obtaining the approval by the Court of the Interim Order and the Final Order. This Agreement has been duly executed and delivered by each of Parent and Parent Canadian Sub, and assuming the due and valid execution of this Agreement by Company, constitutes a valid and binding obligation of each of Parent and Parent Canadian Sub enforceable against Parent and Parent Canadian Sub in accordance with its terms, subject, as to enforceability to Creditors’ Rights. The Parent Board, at a meeting duly called and held, has by unanimous vote (i) determined that the Arrangement, including the Stock Issuance, is in the best interests of Parent and is fair to the holders of Parent Common Stock, (ii) approved and declared advisable this Agreement and the Transactions, including the Stock Issuance, and (iii) resolved to recommend that the holders of Parent Common Stock approve the Stock Issuance (such recommendation described in clause (iii), the “Parent Board Recommendation”). The Parent Canadian Sub Board has by unanimous vote (A) determined that this Agreement and the Transactions, including the Arrangement, are fair to, and in the best interests of, Parent Canadian Sub and the sole shareholder of Parent Canadian Sub and (B) approved and declared advisable this Agreement and the Transactions, including the Arrangement. Parent, as the owner of all of the outstanding shares of capital stock of Parent Canadian Sub, will immediately after the execution and delivery of this Agreement approve this Agreement in its capacity as sole shareholder of Parent Canadian Sub. The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent Capital Stock or any other security of Parent or any of its Subsidiaries necessary to approve the Stock Issuance.

(b) The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (i) contravene, conflict with or result in a breach or violation of any provision of the Organizational Documents of Parent (assuming that Parent Stockholder Approval is obtained) or any of its Subsidiaries (including Parent Canadian Sub), (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Parent or any of its Subsidiaries is a party or by which Parent or Parent Canadian Sub or any of their respective Subsidiaries or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 3.4 are duly and timely obtained or made, the Parent Stockholder Approval has been obtained and the Court has approved the

Interim Order and the Final Order, contravene, conflict with or result in a breach or violation of any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 3.4 Consents. No Consent from or with any Governmental Entity is required to be obtained or made by Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and Parent Canadian Sub or the consummation by Parent and Parent Canadian Sub of the Transactions and none of Parent or Parent Canadian Sub or any of Parent’s other Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for: (a) filings as required by Applicable Securities Laws and Regulatory Laws and obtaining the Regulatory Approvals, (b) the filing and recordation of appropriate documents as required by the ABCA and the DGCL and (c) filings that would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.5 SEC Documents; Financial Statements.

(a) Since the Applicable Date, Parent has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under the U.S. Securities Act or the U.S. Exchange Act, respectively (such forms, reports, certifications, schedules, statements and documents, collectively, the “Parent SEC Documents”). As of their respective dates, each of the Parent SEC Documents, as amended, complied, or if not yet filed or furnished, will comply, as to form in all material respects with Applicable Securities Laws applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained, when filed (or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended), or if filed with or furnished to the SEC subsequent to the entry into this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of Parent included in the Parent SEC Documents, including all notes and schedules thereto, complied, or, in the case of Parent SEC Documents filed after the entry into this Agreement, will comply in all material respects, when filed (or if amended prior to the date of this Agreement, as of the date of such amendment) with the rules and regulations of the SEC with respect thereto, were, or, in the case of Parent SEC Documents filed after the date of this Agreement, will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Parent and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Parent and its consolidated Subsidiaries for the periods presented therein.

(c) Parent has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Applicable Securities Laws); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under Applicable Securities Laws is accumulated and communicated to Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in Applicable Securities Laws, and further designed and maintained to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent financial statements for external purposes in accordance with GAAP. There is no significant deficiency or material weakness in the design or operation of internal controls of financial reporting (as defined in Applicable Securities Laws) utilized by Parent or its Subsidiaries, and, since January 1, 2022, there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls. The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the U.S. Exchange Act and any related rules and regulations promulgated by the SEC with respect to Parent SEC Documents, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made.

Section 3.6 Absence of Certain Changes or Events.

(a) Since December 31, 2022 through the date of this Agreement, there has not been any Parent Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

(b) From December 31, 2022 through the date of this Agreement, Parent and its Subsidiaries have conducted their business in the ordinary course of business in all material respects.

Section 3.7 No Undisclosed Material Liabilities. There are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of Parent dated as of December 31, 2022 (including the notes thereto) contained in Parent’s Annual Report on Form 10-K for the twelve (12) months ended December 31, 2022; (b) liabilities not required to be presented on the face of a balance sheet in accordance with GAAP; (c) liabilities incurred in the ordinary course of business subsequent to December 31, 2022; (d) liabilities incurred in connection with the Transactions; (e) liabilities incurred as expressly permitted or required under this Agreement; and (f) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 3.8 Parent Proxy Statement. The Parent Proxy Statement will comply in all material respects with the applicable requirements of Applicable Securities Laws, except that no representation or warranty is being made by Parent with respect to the information supplied by or on behalf of Company for inclusion in the Parent Proxy Statement or incorporation by reference therein. The Parent Proxy Statement will not, at the time the Parent Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to Parent stockholders or at the time of the Parent Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is being made by Parent with respect to the information supplied by or on behalf of Company for inclusion in the Parent Proxy Statement or incorporation by reference therein.

Section 3.9 Parent Permits; Compliance with Applicable Law.

(a) Parent and its Subsidiaries hold and at all times since the Applicable Date have held all permits, licenses, certifications, registrations, Consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Parent Permits”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to so hold the Parent Permits or make such a payment would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect and no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, and Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in full force and effect, any such suspension or cancellation or the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The businesses of Parent and its Subsidiaries (and with respect to the business and Oil and Gas Properties of Parent and its Subsidiaries that are operated by third parties, to the knowledge of Parent) are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 3.10 Compensation; Benefits.

(a) Each Parent Benefit Plan has been established, registered (where required), funded, administered, invested and maintained in compliance in all material respects with all applicable Laws, including, to the extent applicable, ERISA and the Code, and in accordance with its terms, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Parent, threatened against, or with respect to, any of the Parent Benefit Plans, and there are no Proceedings initiated or reasonably expected to be initiated by a Governmental Entity, or any other party, with respect to any of the Parent Benefit Plans and (ii) as of the date of this Agreement, neither Parent nor any of its Subsidiaries has any liability (nor reasonably expects to incur any material liability) for any assessment, excise or penalty taxes with respect to any Parent Benefit Plan.

(c) All material contributions or premiums required to be made by Parent or any of its Subsidiaries to the Parent Benefit Plans pursuant to their terms or applicable Law have been timely made or accrued or otherwise been adequately reserved to the extent required by, and in accordance with, GAAP, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and nothing has occurred that would reasonably be expected to adversely affect the qualification or Tax exemption of any such Parent Benefit Plan. With respect to any Parent Benefit Plan, none of Parent or any of its Subsidiaries, or, to the knowledge of Parent, any other Person, has engaged in a transaction in connection with which Parent or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material. Parent and its Subsidiaries do not have any material liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(e) None of Parent, any of its Subsidiaries or any member of their respective Aggregated Groups sponsors, maintains, contributes to or has an obligation to contribute to, or in the past six (6) years has sponsored, maintained, contributed to or had an obligation to contribute to, or has any current or contingent liability or obligation under or with respect to, and no Parent Benefit Plan is: (i) a plan that is or was subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA, or Section 412 of the Code; (ii) a “registered pension plan” or “multi-employer pension plan” that contains a “defined benefit provision” within, in each case, the meaning of the Tax Act; or (iii) a multi-employer pension plan as such term is defined under the Pension Benefits Standards Act (Canada) or any similar plan for purposes of pension standards legislation of another Canadian jurisdiction.

(f) Other than continuation coverage pursuant to Section 4980B of the Code or any other applicable Law for which the recipient pays the full premium cost of coverage, no Parent Benefit Plan provides retiree or post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any

Person and neither Parent nor any of its Subsidiaries has any liability to provide post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any Person or ever represented, promised or contracted to any Person that such Person would be provided with such benefits.

(g) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, alone or in combination with any other event, (A) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any employee or other current or former director, officer, employee or independent contractor of Parent or any Subsidiary under any Parent Benefit Plan, (B) directly or indirectly cause Parent to transfer or set aside any material amount of assets to fund any material benefits under any Parent Benefit Plan, (C) limit or restrict the right to materially amend, terminate or transfer the assets of any Parent Benefit Plan on or following the Effective Date, or (D) result in any payment from Parent or any of its Subsidiaries (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations § 1.280G-1) of Parent or any of its Subsidiaries that would, individually or in combination with any other such payment from Parent or any of its Subsidiaries, reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(h) Neither Parent nor any Subsidiary of Parent has any obligation to provide, and no Parent Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(i) Each Parent Benefit Plan or any other agreement, arrangement, or plan of Parent or any of its Subsidiaries that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

Section 3.11 Employment and Labor Matters.

(a) (i) Neither Parent nor any of its Subsidiaries is a party to, subject to, or bound by any Labor Agreement with any Union, and there is no pending or, to the knowledge of Parent, threatened Union representation petition involving any employees of Parent or any of its Subsidiaries or application by any Person to be certified as the bargaining agent of any employees of Parent or any of its Subsidiaries, nor has there been such a petition or application since the Applicable Date, (ii) there is no pending or, to the knowledge of Parent, threatened Union organizing activities or demands of any Union for recognition or certification with respect to the employees of Parent or any of its Subsidiaries, nor has there been such activities or demands since the Applicable Date, and (iii) as of the date hereof, Parent and its Subsidiaries have no notice or consultation obligations to any Union, or to any of their employees, in connection with the execution of this Agreement or consummation of the Transactions.

(b) As of the date hereof, there is no material grievance arising out of a Labor Agreement, unfair labor practice, charge, or any other material labor-related Proceeding against Parent or any of its Subsidiaries pending, or, to the knowledge of Parent, threatened, nor has there been any such Proceeding in the last three (3) years.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date hereof, there is, and since the Applicable Date there has been, no strike, organized labor slowdown, concerted work stoppage, lockout, picketing, handbilling, or other labor dispute pending, or, to the knowledge of Parent, threatened, against or involving Parent or any of its Subsidiaries.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries are, and for the last three (3) years have been, in material compliance with all applicable Employment Laws, and there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee, individual classified as an independent contractor or any class of the foregoing, relating to any of the Employment Laws, or alleging breach of any express or implied Contract of employment.

(e) All amounts due or accrued for all salary, wages, bonuses, incentive compensation, deferred compensation, commissions, vacation pay, sick days, termination and severance pay and benefits under Parent Benefit Plans and other similar accruals have either been paid or are accrued and accurately reflected in the books and records of Parent and its Subsidiaries, in each case in all material respects.

Section 3.12 Taxes.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i) All Tax Returns required to be filed by Parent or any of its Subsidiaries have been duly and timely filed (taking into account valid extensions of time for filing), and all such Tax Returns are complete and accurate in all respects. All Taxes that are due and payable by Parent or any of its Subsidiaries (whether or not reflected on any Tax Return) have been duly and timely paid or adequate reserves in respect thereof have been established on the financial statements of Parent in accordance with GAAP. All withholding Tax requirements imposed on or with respect to payments by Parent or any of its Subsidiaries to employees, creditors, equityholders or other Persons have been satisfied, including remitting applicable amounts to the appropriate Governmental Entity when required to do so by Law, and Parent and its Subsidiaries have complied in all respects with all related information reporting and record retention requirements.

(ii) There is not in force any waiver, arrangement, election, or agreement for any extension of time or waiving the statutory limitation period for the assessment or payment of any Tax by Parent or any of its Subsidiaries (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(iii) There is no outstanding claim, assessment, audit, proposed adjustment, matter in controversy or deficiency against Parent or any of its Subsidiaries for any Taxes that has been asserted in writing by any Taxing Authority, other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been established on the financial statements of Parent in accordance with GAAP. There are no Proceedings with respect to Taxes pending or threatened in writing against Parent or any of its Subsidiaries.

(iv) Neither Parent nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing any Tax Return (other than a group the common parent of which is Parent or any of its Subsidiaries) or has any liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by reason of assumption or by operation of Law.

(v) No written claim has been made by any Taxing Authority in a jurisdiction where Parent or any of its Subsidiaries does not currently file a Tax Return that Parent or such Subsidiary is or may be subject to any Tax or required to file any Tax Return in such jurisdiction.

(vi) There are no Encumbrances for Taxes on any of the assets of Parent or any of its Subsidiaries, except for Permitted Encumbrances with respect to Taxes described in clause (b) of the definition of “Permitted Encumbrances”.

(vii) Neither Parent nor any of its Subsidiaries is a party to, has any obligation under or is bound by any Tax allocation, Tax sharing or similar Tax arrangement, understanding or agreement pursuant to which it will have any potential liability to any Person after the Effective Time (excluding (A) any Contract or arrangement solely between or among Parent and/or any of its Subsidiaries and (B) any customary provisions contained in any commercial agreement entered into in the ordinary course of business and not primarily relating to Tax).

(b) Neither Parent nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2).

(c) Neither Parent nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation”, each within the meaning of Section 355(a)(1) of the Code, in a distribution of stock intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two (2) years prior to the date of this Agreement or in a distribution which would otherwise constitute part of a “plan” or a “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(d) No material closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Taxing Authority within the three (3)-year period immediately preceding the date of this Agreement with respect to Parent or any of its Subsidiaries.

Section 3.13 Intellectual Property and IT Assets.

(a) Parent and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of the businesses of each of Parent and its Subsidiaries as presently conducted (collectively, the “Parent Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The use of the Parent Intellectual Property owned by Parent and its Subsidiaries and the operation of the business of each of Parent and its Subsidiaries as presently conducted do not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no pending suits, actions, claims, proceedings or investigations nor has Parent or any of its Subsidiaries received any claim, “cease and desist” letter, or like correspondence from any third party alleging that Parent or any of its Subsidiaries is infringing, misappropriating, or otherwise violating any Intellectual Property of a third party, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no third party is infringing on the Parent Intellectual Property, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Parent and its Subsidiaries have taken commercially reasonable measures designed to maintain and protect Parent Intellectual Property, including the confidentiality of trade secrets and other confidential information used in the businesses of each of Parent and its Subsidiaries as presently conducted, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent or its Subsidiaries own or have a right to use all Parent IT Assets that are currently used in the conduct of its businesses; (ii) such Parent IT Assets are sufficient for the current needs of the businesses of Parent and its Subsidiaries; and (iii) such Parent IT Assets have not malfunctioned or failed within the past three (3) years. To the knowledge of Parent, the Parent IT Assets are free from any malicious code. Parent and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the Parent IT Assets and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures preventing unauthorized access and the introduction of any malicious code, and the storing on-site and off-site of back-up copies of critical data.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (i) Parent and each of its Subsidiaries are in compliance with, and have been for the past three (3) years in compliance with all applicable Data Security Requirements, (ii) to the knowledge of Parent, there has been no unauthorized access to or unauthorized use of any Parent IT Assets, Personal Information or trade secrets owned or held for use by Parent or its Subsidiaries, and (iii) none of Parent or its Subsidiaries has received written notice of any actual violations of any Data Security Requirements.

Section 3.14 Litigation. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries. To the knowledge of Parent, as of the date hereof, no officer or director of Parent is a defendant in any Proceeding in connection with his or her status as an officer or director of Parent.

Section 3.15 Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and its Subsidiaries have good, valid and defensible title to all real property owned by Parent or any of its Subsidiaries (collectively, the “Parent Owned Real Property”) and valid leasehold estates in all real property leased or subleased or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by Parent or any Subsidiary of Parent that is material to Parent and its Subsidiaries taken as a whole (collectively, including the improvements thereon, the “Parent Material Leased Real Property”) free and clear of all Encumbrances and defects and imperfections, except Permitted Encumbrances, (b) each agreement under which Parent or any Subsidiary of Parent is the landlord, sublandlord, tenant, subtenant, or occupant with respect to the Parent Material Leased Real Property (each, a “Parent Material Real Property Lease”) is, to the knowledge of Parent and its Subsidiaries, in full force and effect and is valid and enforceable against the parties thereto, in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and neither Parent nor any of its Subsidiaries, or to the knowledge of Parent, any other party thereto, has received written notice of any default by the Parent or its Subsidiaries under any Parent Material Real Property Lease that remains uncured as of the date of this Agreement, and (c) as of the date of this Agreement, to the knowledge of the Parent, there does not exist any notice or request from any Governmental Entity delivered to the Parent or its Subsidiaries requiring any construction work or alterations to cure any violation of applicable Law by the Parent or any of its Subsidiaries that remains uncured as of the date of this Agreement nor, any pending or, to the knowledge of Parent, threatened, condemnation or eminent domain Proceedings that affect any of the Parent Owned Real Property or the Parent Material Leased Real Property.

Section 3.16 Rights-of-Way. Each of Parent and its Subsidiaries has such Rights-of-Way as are sufficient to conduct its business as presently conducted, except for such Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and its Subsidiaries has fulfilled and performed all its material obligations with respect to such Rights-of-Way and conduct their business in a manner that does not violate any of the Rights-of-Way in any material respect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All pipelines operated by Parent and its Subsidiaries are located on or are subject to valid Rights-of-Way, or are located on real property owned or leased by Company, and there are no gaps (including any gap arising as a result of any breach by Company or any of its Subsidiaries of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17 Oil and Gas Matters.

(a) Except as would not reasonably be expected to have a Parent Material Adverse Effect, and except for property (i) sold or otherwise disposed of in the ordinary course of business since the date of the reserve reports prepared by the Parent Reserve Engineers relating to Parent interests referred to therein as of December 31, 2022 (the “Parent Reserve Reports”) or (ii) reflected in the Parent Reserve Reports or in the Parent SEC Documents as having been sold or otherwise disposed of, Parent and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Parent Reserve Reports and in each case as attributable to interests owned by Parent and its Subsidiaries, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that Parent’s or one and/or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) beneficially or of record with any applicable Governmental Entity that (1) entitles Parent (and/or one or more of its Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Parent Reserve Reports of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties (other than decreases in connection with operations in which Parent and/or its Subsidiaries may be a non-consenting co-owner, decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elected not to consent, decreases resulting from the establishment of pools or Units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries; in each case, to the extent occurring after the date of the Parent Reserve Reports), (2) obligates Parent (and/or one or more of its Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Parent Reserve Reports for such Oil and Gas Properties (other than any positive difference between such actual percentage and the applicable working interest shown on the Parent Reserve Reports for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties) and (3) is free and clear of all Encumbrances (other than Permitted Encumbrances).

(b) Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, the factual, non-interpretive data supplied by Parent to the Parent Reserve Engineers relating to Parent interests referred to in the Parent Reserve Reports, by or on behalf of Parent and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of Parent and its Subsidiaries in connection with the preparation of the Parent Reserve Reports was, as of the time provided (or modified or amended prior to the issuance of the Parent Reserve Reports), accurate in all respects. To Parent’s knowledge, any assumptions or estimates provided by Parent’s Subsidiaries to the Parent Reserve Engineers in connection with its preparation of the Parent Reserve Reports were made in good faith and on a reasonable basis based on the facts and circumstances in existence and that were known to Parent at the time such assumptions or estimates were made. Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, the oil and gas reserve estimates of Parent set forth in the Parent Reserve Reports are derived from reports that have been prepared by the Parent Reserve Engineers, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of Parent and its Subsidiaries at the dates indicated therein and are in accordance with Applicable Securities Laws applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Parent Reserve Reports that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases have been properly and timely paid or contested in good faith in the ordinary course of business, (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties owned or held by Parent or any of its Subsidiaries have been timely and properly paid or contested in good faith in the ordinary course of business (other than any such Production Burdens which are being held in suspense by Parent or its Subsidiaries in accordance with applicable Law) and (iii) none of Parent or any of its Subsidiaries (and, to Parent’s knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor hereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by Parent or any of its Subsidiaries.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of Parent and its Subsidiaries are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business) and are not being held in suspense (by Parent, any of its Subsidiaries, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.

(e) All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of Parent and its Subsidiaries or otherwise associated with an Oil and Gas Property of Parent or its Subsidiaries that were drilled and completed by Parent or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by Parent or any of its Subsidiaries related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by Parent or its Subsidiaries have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all Oil and Gas Properties operated by Parent or its Subsidiaries (and, to the knowledge of Parent, all Oil and Gas Properties owned or held by Parent or any of its Subsidiaries and operated by a third party) have been operated as a reasonably prudent operator in accordance with its past practices.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of the Oil and Gas Properties of Parent or its Subsidiaries is subject to any preferential purchase, tag-along, right of first refusal, Consent or similar right that would become operative as a result of the entry into (or the consummation of) this Agreement or the Arrangement.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to Oil and Gas Properties operated by Parent and its Subsidiaries, all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted).

Section 3.18 Environmental Matters.

(a) Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i) Parent and its Subsidiaries and their respective operations and assets are, and since the Applicable Date have been, in compliance with Environmental Laws, which compliance includes obtaining, maintaining and complying with all Parent Permits required under Environmental Laws for their respective operations and occupancy of any real property;

(ii) Parent and its Subsidiaries (and their respective properties and operations) are not subject to any pending or, to Parent’s knowledge, threatened Proceedings under Environmental Laws;

(iii) neither Parent, its Subsidiaries nor their respective operations or assets are subject to any outstanding Order arising under or relating to any Environmental Law;

(iv) neither Parent nor any of its Subsidiaries has expressly assumed or provided an indemnity with respect to any liability of any other Person under any Environmental Law; and

(v) there has been no exposure of any Person to, nor Release of Hazardous Materials at or on any property currently or, to the Parent’s knowledge, formerly owned or operated by Parent or any of its Subsidiaries, in each case, which could give rise to liability to Parent or its Subsidiaries under Environmental Laws, and, neither Parent nor any of its Subsidiaries has received any written notice asserting a violation of, or liability or obligation under, any Environmental Laws with respect to any Release of any Hazardous Materials at or from any property currently or formerly owned or operated by Parent, by or in connection with Parent’s operations, or at or from any offsite location where Hazardous Materials from Parent’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling, in each case that remains unresolved.

Section 3.19 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of the insurance policies held by Parent or any of its Subsidiaries (collectively, the “Parent Insurance Policies”) is in full force and effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all premiums payable under the Parent Insurance Policies prior to the entry into this Agreement have been duly paid to date, and neither Parent nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Arrangement), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Parent Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Parent Insurance Policy.

Section 3.20 Opinion of Parent Financial Advisor. The Parent Board has received the opinion of Citigroup Global Markets Inc. addressed to the Parent Board to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as set forth therein, the Consideration to be paid by Parent pursuant to this Agreement is fair, from a financial point of view, to Parent.

Section 3.21 Brokers. Except for the fees and expenses payable to Citigroup Global Markets Inc. and other advisors set forth in Schedule 3.21 of the Parent Disclosure Letter, no broker, investment banker, advisor or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Parent.

Section 3.22 Business Conduct. Parent Canadian Sub was formed on February 19, 2024. Since the inception of Parent Canadian Sub, Parent Canadian Sub has not engaged in any activity, other than such actions in connection with (x) its organization, continuation or formation, and (y) the preparation, negotiation and execution of this Agreement and the Transactions. Parent Canadian Sub has no operations, has not generated any revenues and has no assets or liabilities other than those incurred in connection with the foregoing and in association with the Transactions as provided in this Agreement.

Section 3.23 Related Party Transactions. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is party to any transaction or arrangement under which any (a) present or former executive officer or director of Parent or any of its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the U.S. Exchange Act) of 5% or more of any class of the equity securities of Parent or any of its Subsidiaries whose status as a 5% holder is known to Parent as of the date of this Agreement or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the U.S. Exchange Act) of any of the foregoing Persons described in clause (a) or (b) (but only with respect to the Persons in clause (b), to the knowledge of Parent), in each case as would be required to be disclosed by Company pursuant to Item 404 of Regulation S-K promulgated under the U.S. Exchange Act.

Section 3.24 Regulatory Matters.

(a) Parent is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b) Neither Parent nor any of Parent’s Subsidiaries owns, holds, or operates any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid or other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery or equipment that are subject to (i) regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, Natural Gas Policy Act of 1978, or the Interstate Commerce Act, in each case as amended, or (ii) rate regulation or comprehensive nondiscriminatory access regulation by any other federal agency or under the Laws of any state or other local jurisdiction.

Section 3.25 Takeover Laws. The approval of the Parent Board of this Agreement and the Transactions represent all the action necessary to render inapplicable to this Agreement and the Transactions the restrictions of any Takeover Law (including Section 203 of the DGCL) or any anti-takeover provision in Parent’s Organizational Documents that is applicable to Parent, the shares of Parent Common Stock, this Agreement or the Transactions.

Section 3.26 Corrupt Practices Legislation.

(a) To the knowledge of Parent, neither it nor any of its Subsidiaries has in the last three (3) years, directly or indirectly, (A) made or authorized any contribution, payment, or gift of funds or property to any official, employee, or agent of any Governmental Entity, agency, authority or instrumentality of any jurisdiction or any official of any public international organization or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), or any applicable Law of similar effect in a jurisdiction in which it operates, or rules and regulations promulgated thereunder;

(b) The operations of Parent and its Subsidiaries are and have been conducted at all times in compliance with Money Laundering Laws, and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving Parent or any of its Subsidiaries with respect to the Money Laundering Laws exists, is pending or, to Parent’s knowledge, threatened;

(c) To the knowledge of Parent, neither it nor any of its Subsidiaries, their directors, officers, employees, or agents, have, in the last five (5) years, been subject to any investigation by any Governmental Entity into any actual or potential violation of applicable anti-corruption or anti-bribery Laws. During the last five (5) years, Parent and its Subsidiaries have maintained policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption and anti-bribery laws; and

(d) None of Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any director, officer, agent, employee or affiliate of Parent or any of its subsidiaries has had any sanctions administered by the OFAC imposed upon such person; and none of Parent nor any of its Subsidiaries is in violation of any economic sanctions of the United States administered by OFAC or any Laws or executive orders relating thereto.

Section 3.27 Funds Available. Parent has, as of the date of this Agreement and will have at Closing, a sufficient amount of immediately available funds (whether pursuant to the Parent Credit Facility, cash on hand or otherwise) to: (a) satisfy the payment of the Cash Consideration payable in accordance with the terms of the Plan of Arrangement, (b) make, within the time periods contemplated herein, the payment of any amount that may become payable by it under Article 6; (c) repay all Indebtedness outstanding under the Company Credit Facilities at or immediately prior to the Effective Time as contemplated in Section 4.22, (d) make and pay all amounts that may become payable under the required “change of control” offers to acquire the Company Senior Notes in accordance with the Company Senior Note Agreements, and (e) if applicable, any payment required to be made in respect of the termination of any Derivative Transaction as contemplated in Section 4.23, in each case having regard to Parent’s other liabilities and obligations.

Section 3.28 No Additional Representations.

(a) Except for the representations and warranties made in this Article 3, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other Person makes or has made any representation or warranty to Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Parent in this Article 3, any oral or written information presented to Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 3.28 shall limit Company’s remedies with respect to claims of fraud arising from or relating to the express representations and warranties made by Parent and Parent Canadian Sub in this Article 3.

(b) Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of Company or any other Person has made or is making any representations or warranties relating to Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Company in Article 2, including any implied representation or warranty as to the accuracy or completeness of any information regarding Company furnished or made available to Parent, or any of its Representatives and that neither Parent nor Parent Canadian Sub has relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Representatives (including in the Company Data Room, management presentations or in any other form in expectation of, or in connection with, the Transactions) and that none of Parent and Parent Canadian Sub has relied on any such other representation or warranty not set forth in this Agreement.

ARTICLE 4

CERTAIN COVENANTS

Section 4.1 Conduct of Company Business Pending the Arrangement.

(a) Except (i) as set forth on Schedule 4.1(a) of the Company Disclosure Letter, (ii) as expressly permitted, contemplated or required by this Agreement, (iii) as may be required by applicable Law, or (iv) as otherwise consented to in advance by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 6, it shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill, assets and existing material Company Permits, to keep available the services of its current officers and employees and preserve its existing relationships with Governmental Entities and its significant customers, suppliers, lessors and others having significant business dealings with it; provided, however, that no action or inaction by Company or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 4.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 4.1(b).

(b) Except (i) as set forth on Schedule 4.1(b) of the Company Disclosure Letter, (ii) as expressly permitted, contemplated or required by this Agreement (including Section 1.5(b) and Section 4.24), (iii) as required by applicable Law, or (iv) as otherwise consented to in advance by Parent in writing (including with respect to any Pre-Acquisition Reorganization) (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 6, Company shall not, and shall cause its Subsidiaries not to:

(i) do any of the following:

(A) declare, set aside or pay any dividends, (whether in cash, securities or property or any combination thereof) on, or make any other distribution in respect of any outstanding shares, or other equity interests in, any of the Company’s Subsidiaries, except for dividends and distributions by a direct or indirect wholly owned Subsidiary of Company to Company or another direct or indirect wholly owned Subsidiary of Company;

(B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Company or any of its Subsidiaries; or

(C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of, or other equity interests in, Company or any Subsidiary of Company,

other than in the case of clauses (B) and (C), in respect of any equity awards outstanding as of the date hereof or issued after the date hereof in accordance with this Agreement, in accordance with the terms of the Share Award Incentive Plan and applicable award agreements;

(ii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares of, or other equity or phantom equity interests in, Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or equity interests, other than:

(A) the issuance of Company Common Shares upon the vesting or lapse of any restrictions on any awards granted under the Share Award Incentive Plan that are outstanding on the date hereof or that may be granted on or following the date hereof as permitted or contemplated in this Agreement;

(B) the grant of Company RSU Awards or Company PSU Awards, in each case, under the Share Award Incentive Plan in the ordinary course of business in accordance with the parameters set forth on Schedule 4.1(b)(ii) of the Company Disclosure Letter (including (1) for the 2024 annual grants of such awards, up to the target dollar amounts disclosed in Schedule 4.1(b)(ii) of the Company Disclosure Letter and the number of which awards will be definitively determined based on an average trading price of the Company Common Shares following the public disclosure by Company of this Agreement), and (2) to the extent that the Effective Time has not occurred prior to January 1, 2025, the 2025 annual grants of such awards not to be made prior to January 1, 2025, and provided that the maximum aggregate grant date fair value of all such grants that may be made in 2025, if applicable, shall not exceed 125% of the aggregate grant date fair value of the Company RSU Awards and Company PSU Awards (based on target achievement of the applicable performance criteria) granted in 2023;

(C) the grant of Director Awards under the Director DSU Plan or Director RSU Plan, as applicable, in each case, in the ordinary course of business in accordance with the parameters set forth on Schedule 4.1(b)(ii) of the Company Disclosure Letter (including, to the extent that the Effective Time has not occurred prior to January 1, 2025, the 2025 annual grants of such awards shall not be made prior to January 1, 2025, and provided that the aggregate dollar amount of annual equity retainers in respect of which Company’s directors may elect to receive Director DSU Awards and/or Director RSU Awards for 2025, if applicable, shall not exceed 125% of the aggregate of such amount for 2024 annual equity retainers); and

(D) issuances by a direct or indirect wholly owned Subsidiary of Company of such Subsidiary’s capital stock or other equity interests to Company or any other direct or indirect wholly owned Subsidiary of Company;

(iii) amend or propose to amend (A) Company’s Organizational Documents or (B) the Organizational Documents of any of Company’s Subsidiaries (other than, in the case of clause (B) only, ministerial changes);

(iv) (A) merge, consolidate, combine or amalgamate with any Person, or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than in the case of clause (B) (1) acquisitions or investments for which the consideration is less than $5,000,000 individually or $17,500,000 in the aggregate, (2) acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business, and (3) swaps or exchanges of assets or property, which may include cash consideration, of up to 1,000 net acres in the aggregate for all such swap transactions, in each case, so long as such action is not otherwise expressly prohibited by Section 4.8(i) (“Permitted Company Acquisitions”);

(v) sell, lease, swap, exchange, transfer, farmout, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, any material portion of its assets (including any tangible assets, such as Intellectual Property) or properties (including any Oil and Gas Properties), other than:

(A) sales or dispositions at arm’s length for which (i) the value of the applicable assets or properties is less than $5,000,000 in the aggregate, (ii) the aggregate net acreage position attributable to such assets or properties is less than 500 net acres and (iii) the net Boe attributable to such assets or properties is less than 500 per day in the aggregate (including non-operating working interests so long as they are not operated by Parent or any of its Subsidiaries);

(B) sales, swaps, exchanges, transfers or dispositions among Company and its direct or indirect wholly owned Subsidiaries or among direct or indirect wholly owned Subsidiaries of Company;

(C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business;

(D) the sale of Hydrocarbons in the ordinary course of business;

(E) swaps or exchanges of assets or property, which may include cash consideration, of up to 1,000 net acres in the aggregate for all such swap transactions; or

(F) Encumbrances expressly permitted by the proviso to Section 4.1(b)(xvi) with respect to Encumbrances in favor of secured parties under the Company Credit Facilities.

(vi) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Company or any of its Subsidiaries, other than pursuant to Section 4.14;

(vii) (A) enter into any lease for real property that would be a Company Material Real Property Lease if entered into prior to the date hereof, (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any Company Material Real Property Lease, or (C) enter into any lease for real property on economic terms that are materially less favorable, in the aggregate, to Company than those contained in similarly situated leases for real property to which Company is a party on the date of this Agreement;

(viii) change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Company and its Subsidiaries, except as required by GAAP or applicable Law;

(ix) fail to protect, maintain or otherwise keep in force any material Intellectual Property owned by Company or any of its Subsidiaries, except where Company or any of its Subsidiaries have permitted to expire or become cancelled or abandoned such Intellectual Property in the ordinary course of business;

(x) enter into any new line of business that is materially different from the businesses of Company and its Subsidiaries as of entry into this Agreement, including engaging in any activity that alters Company’s status under Section 2.26;

(xi) make (other than in the ordinary course of business), change or revoke any material election with respect to Taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Company or any of its Subsidiaries has the authority to make such election), change an annual Tax accounting period, change any material Tax accounting method, file any material Tax Return in a manner materially inconsistent with past practice or amend any material Tax Return, settle or compromise any material Proceeding with respect to any Tax, including entering into any material closing agreement with respect to any Tax, surrender any right to claim a material Tax refund or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax;

(xii) except as required by applicable Law or the terms of any Company Benefit Plan as in effect on the date hereof:

(A) grant or commit to grant any new increases or decreases in the compensation, bonus, severance, termination pay or other benefits payable or that may become payable to any of its current or former directors, officers, or employees except as required by applicable Law or as is provided to a newly hired employee in the ordinary course of business (and so long as such newly hired employee’s compensation and other terms are comparable to those of the employee that he or she is replacing);

(B) take any action to amend or accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan;

(C) grant or commit to grant any equity or phantom equity awards except as permitted by Section 4.1(b)(ii);

(D) enter into any new, or amend any existing, offer letter (other than an offer for at-will employment without severance and in accordance with Section 4.1(b)(xii)(G) below) or employment or severance or termination agreement providing for severance or termination pay with, or otherwise grant any rights to severance or termination pay to, any director, officer or employee, other than severance or termination pay as may be payable pursuant to the minimum requirements of applicable employment standards legislation or applicable common law;

(E) pay or commit to pay any bonuses, other than the payment of annual or other short-term cash bonuses for completed performance periods in the ordinary course of business in accordance with the parameters set forth on Schedule 4.1(b)(xii)(E) of the Company Disclosure Letter (for clarity, including the 2023 annual cash bonuses to be paid on or about March 31, 2024 which shall not in the aggregate exceed 110% of the aggregate amount set forth in Schedule 4.1(b)(xii)(E) of the Company Disclosure Letter, and bonuses permitted by Section 4.9(d) and elsewhere in this Agreement);

(F) establish, enter into or adopt any Company Benefit Plan which was not in existence as of the date of this Agreement (or any arrangement that would be a Company Benefit Plan if it had been in existence as of the date of this Agreement), or amend or terminate any Company Benefit Plan, in each case, except for changes to the contractual terms of health and welfare plans made in the ordinary course of business; or

(G) hire, engage, terminate (other than for cause), furlough, or temporarily lay off any employee with an annualized base salary (or, for independent contractors, fee) in excess of $175,000 (except as is reasonably necessary to replace any employee or independent contractor or fill an open employment position in existence as of the date hereof);

provided, however, that it shall not be a violation of this Section 4.1(b)(xii) for Company or any of its Subsidiaries to adopt a retention bonus pool after the date of this Agreement through the Effective Time to the extent that (1) the total amount awarded under such retention bonus pool does not exceed six (6) million dollars ($6,000,000), (2) a substantial majority of the payments to be made under such retention bonus pool are granted to non-executive employees of the Company and none shall be granted to the Named Executive Officers, and (3) the terms and conditions (including with respect to vesting) of any awards granted under such retention bonus pool are determined by a senior executive of the Company;

(xiii) establish, adopt, enter into or amend any Labor Agreement, or otherwise recognize any Union as the bargaining representative of any employees of Company or any of its Subsidiaries;

(xiv) implement any employee layoffs, furloughs, plant closings or employment losses that result in obligations pursuant to the WARN Act or similar applicable state or provincial legislation;

(xv) waive the confidentiality, non-disclosure or other restrictive covenant obligations of any employee, independent contractor, or consultant of Company or any of its Subsidiaries;

(xvi) (A) incur, create, assume, waive or release any Indebtedness or guarantee any such Indebtedness of another Person or (B) incur, create or assume any Encumbrances on any property or assets of Company or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing shall not restrict the incurrence of Indebtedness (1) under the Company Credit Facilities (including any extension, renewal or refinancing thereof), or (2) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clause (1), so long as borrowings under the Company Credit Facilities are incurred in the ordinary course of business, in connection with this Agreement, the Transactions contemplated hereunder or any Permitted Company Acquisition;

(xvii) (A) enter into any Contract that would be a Company Contract if it were in effect on the date of this Agreement (other than Company Contracts entered into in connection with transactions expressly permitted by an exception set forth in Section 4.1(b)(iv) or Section 4.1(b)(v) and other than in the ordinary course of business (but excluding any Contract of the type set forth in Section 2.19(a)(iv), Section 2.19(a)(v) or Section 2.19(a)(viii)), or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Company Contract (other than Company Contracts entered into in connection with transactions expressly permitted by an exception set forth in Section 4.1(b)(iv) or Section 4.1(b)(v));

(xviii) initiate any Proceeding outside the ordinary course of business or waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceedings (excluding any Proceeding in respect of Taxes (which shall be governed by Section 4.1(b)(xi)) or any Transaction Litigation (which shall be governed by Section 4.11)) except solely for monetary payments payable by Company or any of its Subsidiaries of no more than $1,200,000 individually or $3,500,000 in the aggregate on a basis that would not (A) prevent or materially delay consummation of the Arrangement, and (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Parent or its Subsidiaries (including the Company and its Subsidiaries) or a finding or admission of a violation of Law;

(xix) make or commit to make any capital expenditures:

(A) in any quarterly period during the calendar year ended December 31, 2024 that are in the aggregate greater than 135% of the 2024 capital expenditures for such quarterly period expressly provided for in the capital budget amounts included on Schedule 4.1(b)(xix) of the Company Disclosure Letter;

(B) in any quarterly period during the calendar year ended December 31, 2025 that are in the aggregate greater than 135% of the 2025 capital expenditures for such quarterly period expressly provided for in the capital budget amounts included on Schedule 4.1(b)(xix) of the Company Disclosure Letter;

(C) during the calendar year ended December 31, 2024 that are greater than 110% of the capital expenditures for such calendar year as expressly provided for in the capital budget amounts included on Schedule 4.1(b)(xix) of the Company Disclosure Letter; or

(D) during the calendar year ended December 31, 2025 that are greater than 110% of the capital expenditures for such calendar year as expressly provided for in the capital budget amounts included on Schedule 4.1(b)(xix) of the Company Disclosure Letter,

in each case except for reasonably necessary capital expenditures to repair damage resulting from insured casualty events or reasonably necessary capital expenditures on an emergency basis for the safety of individuals, assets or the environments in which individuals perform work for Company and its Subsidiaries (provided that Company shall notify Parent of any such casualty event repair or emergency expenditure as soon as reasonably practicable);

(xx) amend, modify or supplement any Oil and Gas Lease that has the effect of (A) reducing the primary term of thereof, (B) increasing or modifying the calculation of any royalties payable thereunder, (C) requiring any drilling or completion of any Wells (other than (1) as set forth in Schedule 4.1(b)(xx) of the Company Disclosure Letter, (2) provisions requiring optional drilling as a condition of maintaining or earning all or a portion of a presently non-producing Oil and Gas Lease, and (3) customary offset drilling provisions), or (D) imposing or reducing the time periods to conduct any operations thereunder in order to maintain or extend such Oil and Gas Lease;

(xxi) fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of Company and its Subsidiaries at a level at least comparable to current levels (or current market terms) or otherwise in a manner that is not in the ordinary course of business;

(xxii) enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions or that would otherwise in any way limit the ability of Company or any of its Subsidiaries, or would limit the ability of Parent or any of its Subsidiaries after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area during any period; or

(xxiii) agree or commit to take any action that is prohibited by this Section 4.1(b).

Section 4.2 Conduct of Parent Business Pending the Arrangement.

(a) Except (i) as set forth on Schedule 4.2(a) of the Parent Disclosure Letter, (ii) as expressly permitted, contemplated or required by this Agreement, (iii) as may be required by applicable Law, or (iv) as otherwise consented to in advance by Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Parent covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 6, it shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill, assets and existing material Parent Permits, to keep available the services of its current officers and employees and preserve its existing relationships with Governmental Entities and its significant customers, suppliers, lessors and others having significant business dealings with it; provided, however, that no action or inaction by Parent or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 4.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 4.2(b).

(b) Except (i) as set forth on Schedule 4.2(b) of the Parent Disclosure Letter, (ii) as expressly permitted, contemplated or required by this Agreement, (iii) as required by applicable Law or (iv) as otherwise consented to in advance by Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 6, Parent shall not, and shall cause its Subsidiaries not to:

(i) do any of the following:

(A) declare, set aside or pay any dividends (whether in cash, securities or property or any combination thereof) on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Parent or its Subsidiaries, except for (1) dividends and distributions by a direct or indirect wholly owned Subsidiary of Parent to Parent or another direct or indirect Subsidiary of Parent and (2) quarterly cash dividends of Parent (inclusive of both the base fixed dividend and any variable dividend) that are declared by the Parent Board; or

(B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Parent or any of its Subsidiaries;

(ii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity or phantom equity interests in, Parent or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than:

(A) the issuance of Parent Common Stock as required by the terms of any Parent Warrant Agreement or upon the vesting or lapse of any restrictions on any awards granted under the Parent Equity Plan and outstanding on the date hereof or granted following the date of this Agreement in the ordinary course of business;

(B) the grant of Parent RSU Awards, or Parent PSU Awards or Parent LSU Awards in the ordinary course of business; and

(C) issuances by a direct or indirect wholly owned Subsidiary of Parent of such Subsidiary’s capital stock or other equity interests to Parent or any other direct or indirect wholly owned Subsidiary of Parent; and

(D) issuances in connection with acquisitions of Persons or assets by Parent or any of its Subsidiaries (whether by mergers, equity acquisition, stock acquisition, asset purchase or otherwise) that are not otherwise expressly prohibited by Section 4.2(b)(iv) or Section 4.8(i) (“Permitted Parent Acquisitions”);

(iii) amend or propose to amend Parent’s or Parent Canadian Sub’s Organizational Documents in a manner that could reasonably be expected to be adverse to Company or any securityholder of Company;

(iv) (A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof, other than (1) one or more mergers, consolidations, combinations, amalgamations, acquisitions or investments for which the consideration is valued at less than $115,000,000 individually or $350,000,000 in the aggregate, (2) acquisitions of inventory, equipment, materials, consumables or other similar assets in the ordinary course of business and (3) swaps or exchanges of assets or property, which may include cash consideration, for as long as in each case of (1), (2) and (3) such action is not otherwise expressly prohibited by Section 4.8(i);

(v) sell, lease, swap, exchange, transfer, farmout, Encumber (other than Permitted Encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, Encumber (other than Permitted Encumbrances) or otherwise dispose of, any material portion of its assets (including any tangible assets) or properties (including any Oil and Gas Properties), other than:

(A) sales or dispositions at arm’s length for which the value of the applicable assets or properties is less than $75,000,000 individually and $150,000,000 in the aggregate and the net Boe attributable to such assets or properties is less than 2,000 per day in the aggregate (including non-operating working interests so long as they are not operated by Company or any of its Subsidiaries);

(B) sales, swaps, exchanges, transfers or dispositions among Parent and its direct or indirect wholly owned Subsidiaries or among direct or indirect wholly owned Subsidiaries of Parent;

(C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business;

(D) the sale of Hydrocarbons in the ordinary course of business;

(E) swaps or exchanges of assets or property, which may include cash consideration; or

(F) Encumbrances expressly permitted by clause (3) of the proviso to Section 4.2(b)(x) with respect to Encumbrances in favor of secured parties under the Parent Credit Facility.

(vi) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries, other than such transactions among wholly owned Subsidiaries of Parent;

(vii) change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Parent and its Subsidiaries, except as required by GAAP or applicable Law;

(viii) fail to maintain or otherwise keep in force any material Intellectual Property owned by Parent or any of its Subsidiaries, except where the Parent or any of its Subsidiaries have permitted to expire or become cancelled or abandoned such Intellectual Property in the ordinary course of business;

(ix) enter into any new line of business that is material to Parent and is materially different from the businesses of Parent and its Subsidiaries as of entry into this Agreement, including engaging in any activity that alters Parent’s status under Section 3.24;

(x) (A) incur, create, assume waive or release any Indebtedness or guarantee any such Indebtedness of another Person or (B) incur, create or assume any Encumbrances on any property or assets of Parent or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing shall not restrict the incurrence of Indebtedness (1) under the Parent Credit Facility (including any extension, renewal or refinancing thereof), (2) in connection with the consummation of the Transactions or any Permitted Parent Acquisitions or (3) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clause (1) or (2);

(xi) waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceedings (excluding any Transaction Litigation (which shall be governed by Section 4.11)) outside the ordinary course of business, except for monetary payments payable by Parent or any of its Subsidiaries of no more than $4,000,000 individually or $10,000,000 in the aggregate on a basis that would not prevent or materially delay consummation of the Arrangement, or (B) result in the imposition of any term or condition that would restrict the future activity or conduct of Parent or its Subsidiaries in any material respect;

(xii) make or commit to make any capital expenditures:

(A) in any quarterly period during the calendar year ended December 31, 2024 that are in the aggregate greater than 135% of the 2024 capital expenditures for such quarterly period expressly provided for in the capital budget included on Schedule 4.2(b)(xii) of the Parent Disclosure Letter;

(B) in any quarterly period during the calendar year ended December 31, 2025 that are in the aggregate greater than 135% of the 2025 capital expenditures for such quarterly period set forth in the long-range plan made available in the Parent Data Room;

(C) during the calendar year ended December 31, 2024 that are greater than 110% of the capital expenditures for such calendar year as expressly provided for in the capital budget included on Schedule 4.2(b)(xii) of the Parent Disclosure Letter; or

(D) during the calendar year ended December 31, 2025 that are greater than 110% of the capital expenditures for such calendar year as expressly provided for in the long-range plan made available in the Parent Data Room, in each case except for (x) capital expenditures to repair damage resulting from insured casualty events or capital expenditures on an emergency basis for the safety of individuals, assets or the environments in which individuals perform work for Parent and its Subsidiaries (provided that Parent shall notify Company of any such emergency expenditure as soon as reasonably practicable) or (y) related to Permitted Parent Acquisitions;

(xiii) fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of Parent and its Subsidiaries at a level at least comparable to current levels (or current market terms) or otherwise in a manner that is not in the ordinary course of business;

(xiv) enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions, in each case, that would materially limit or adversely effect the ability of Parent or any of its Subsidiaries, after the Effective Time, to compete in or conduct any material line of business or compete with any Person in any geographic area during any period; or

(xv) agree or commit to take any action that is prohibited by this Section 4.2(b).

Section 4.3 No Solicitation; Adverse Recommendation Change.

(a) Company agrees that, except as expressly contemplated by this Agreement, neither it nor any of Company’s Subsidiaries shall (and Company shall, and shall cause each of Company’s Subsidiaries to, use reasonable best efforts to cause its and their respective Representatives not to), (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Company or any of Company’s Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Company or any of Company’s Subsidiaries or afford access to the properties, books or records of Company or any of Company’s Subsidiaries with respect to, relating to, or in furtherance of, a Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, or (iii) accept a Company Acquisition Proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that would reasonably be expected to lead to, any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 4.3) or (B) requiring or which would reasonably be expected to cause Company to abandon, terminate or fail to consummate the Arrangement. Any action, or failure to take action, that is taken at the request of or on the behalf of Company or any of Company’s Subsidiaries or by their respective Representatives in violation of this Section 4.3, shall be deemed to be a breach of this Agreement by Company. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Company Requisite Shareholder Vote, Company and its Representatives may, in response to a request therefor by a Person who has made an unsolicited bona fide written Company Acquisition Proposal after the date hereof that did not result from a breach of this Section 4.3 by Company or any of Company’s Subsidiaries or any of their respective Representatives, take any actions described in clause (ii) in the first sentence of this Section 4.3(a) with respect to a third party if (x) Company provides Parent the notice required by Section 4.3(b) with respect to such Company Acquisition Proposal, (y) the Company Board determines in good faith (after consultation with Company’s financial advisor(s) and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal (disregarding, for the purposes of such determination, any due diligence or access condition to which such Company Acquisition Proposal is subject) and (z) the Company Board determines in good faith (after consultation with Company’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that Company shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party.

(b) Except as otherwise provided in this Section 4.3(b) and Section 4.3(c), neither the Company Board nor any committee thereof shall directly or indirectly (A) withhold, withdraw or qualify (or amend or modify in a manner adverse to Parent or Parent Canadian Sub), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to Parent or Parent Canadian Sub), the approval or recommendation by the Company Board or any such committee thereof of this Agreement, the Arrangement or the Arrangement Resolution, (B) endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve any Company Acquisition Proposal, (C) fail to include the Company Board Recommendation in the Company Circular, (D) in the case of a Company Acquisition Proposal that is structured as a takeover bid, fail to recommend, in a directors’ circular prepared by the Company, against acceptance of such takeover bid on or prior to the earlier of (1) three (3) Business Days prior to the date of the Company Meeting or (2) fifteen (15) days after the formal commencement of such takeover bid, (E) if a Company Acquisition Proposal shall been publicly announced or disclosed (other than pursuant to the foregoing clause (D)), fail to publicly reaffirm the Company Board Recommendation on or prior to the earlier of five (5) Business Days after Parent so requests in writing or three (3) Business Days prior to the date of the Company Meeting or (F) make any other public statement that is inconsistent in any material respect with the Company Board Recommendation (any action described in these clauses (A) to (F) being referred to as a “Company Adverse Recommendation Change”). Notwithstanding the foregoing, at any time prior to obtaining the Company Requisite Shareholder Vote, and subject to Company’s compliance in all material respects at all times with the provisions of this Section 4.3 and Section 4.6, in response to a bona fide written Company Acquisition Proposal submitted after the date hereof that did not result from a breach of this Section 4.3 by Company or any of Company’s Subsidiaries or any of their respective Representatives, and that the Company Board determines in good faith, after consultation with Company’s financial advisor(s) and outside legal counsel, is a Company Superior Proposal and the failure to make a Company Adverse Recommendation Change or terminate this Agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Company Board may make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 6.1(d)(iv); provided, however, that Company shall not be entitled to exercise its right to make a Company Adverse Recommendation Change in response to a Company Superior Proposal (x) until four (4) Business Days after Company provides written notice to Parent (a “Company Notice”) advising Parent that the Company Board has received a Company Acquisition Proposal that the Company Board has determined in good faith, after consultation with Company’s financial advisor(s) and outside legal counsel, constitutes a Company Superior Proposal, including a copy of the proposed Company Superior Proposal specifying the material terms and conditions of such Company Superior Proposal and any applicable transaction and financing documents, and identifying the Person or group making such Company Superior Proposal, (y) if during such four (4) Business Day period, Parent proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Company Board determines in good faith (after consultation with Company’s financial advisor(s) and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal) that such previous Company Superior Proposal remains a Company Superior Proposal (it being understood that any change in the financial or other material terms of such Company Superior Proposal shall require a new Company Notice and a new four (4) Business Day period under this Section 4.3(b), and (z) unless the Company Board, after consultation with outside legal counsel, determines that the failure to make a Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

(c) Other than in connection with a Company Superior Proposal (which shall be subject to Section 4.3(b) and shall not be subject to this Section 4.3(c)), notwithstanding the first sentence of Section 4.3(b), at any time prior to obtaining the Company Requisite Shareholder Vote, and subject to Company’s compliance in all material respects at all times with the provisions of this Section 4.3 and Section 4.6, in response to a Company Intervening Event that is not related to any Company Acquisition Proposal, the Company Board may make a Company Adverse Recommendation Change described in clause (A) of the definition thereof if the Company Board (i) determines in good faith, after consultation with Company’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law and (ii) provides written notice to Parent (a “Company Notice of Change”) advising Parent that the Company Board is contemplating making a Company Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Company Board may not make such a Company Adverse Recommendation Change until the fourth Business Day after receipt by Parent of the Company Notice of Change and (y) during such four (4) Business Day period, at the request of Parent, Company shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Company Board not to make such Company Adverse Recommendation Change in response thereto.

(d) Parent agrees that, except as expressly contemplated by this Agreement, neither it nor any of Parent’s Subsidiaries shall (and Parent shall, and shall cause each of Parent’s Subsidiaries to, use reasonable best efforts to cause its and their respective Representatives not to), (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Parent or any of Parent’s Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Parent or any of Parent’s Subsidiaries or afford access to the properties, books or records of Parent or any of Parent’s Subsidiaries with respect to, relating to, or in furtherance of, a Parent Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Acquisition Proposal, or (iii) accept a Parent Acquisition Proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that would reasonably be expected to lead to, any Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 4.3) or (B) requiring or which would reasonably be expected to cause Parent to abandon, terminate or fail to consummate the Arrangement. Any action, or failure to take action, that is taken at the request of or on the behalf of Parent or any of Parent’s Subsidiaries or by their respective Representatives in violation of this Section 4.3, shall be deemed to be a breach of this Agreement by Parent. Notwithstanding anything to the contrary in this Agreement, prior to obtaining Parent Stockholder Approval, Parent and its Representatives may, in response to a request therefor by a Person who has made an unsolicited bona fide written Parent Acquisition Proposal after the date hereof that did not result from a breach of this Section 4.3 by Parent or any of, Parent’s Subsidiaries or any of their respective Representatives may take any actions described in clause (ii) in the first sentence of this Section 4.3(d) with respect to a third party if (x) Parent provides Company the notice required by Section 4.3(e) with respect to such Parent Acquisition Proposal, (y) the Parent Board determines in good faith (after consultation with Parent’s financial advisor(s) and Parent’s outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a Parent Superior Proposal (disregarding, for the purposes of such determination, any due diligence or access condition to which such Company Acquisition Proposal is subject) and (z) the Parent Board determines in good faith (after consultation with Parent’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that Parent shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party.

(e) Except as otherwise provided in this Section 4.3(e) and Section 4.3(f), neither the Parent Board nor any committee thereof shall directly or indirectly (A) withhold, withdraw or qualify (or amend or modify in a manner adverse to Company), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to Company), the approval, recommendation or declaration of advisability by the Parent Board or any such committee thereof of this Agreement or the Stock Issuance, (B) endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve any Parent Acquisition Proposal, (C) fail to include the Parent Board Recommendation in the Parent Proxy Statement, (D) in the case of a Parent Acquisition Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Parent Common Stock (other than by Company or an Affiliate of Company), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Parent stockholders on or prior to the earlier of (1) three (3) Business Days prior to the date of the Parent Meeting or (2) ten (10) Business Days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, (E) if a Parent Acquisition Proposal shall been publicly announced or disclosed (other than pursuant to the foregoing clause (D)), fail to publicly reaffirm the Parent Board Recommendation on or prior to the earlier of five (5) Business Days after Company so requests in writing or three (3) Business Days prior to the date of the Parent Meeting or (F) make any other public statement that is inconsistent in any material respect with the Parent Board Recommendation (any action described in these clauses (A) to (F) being referred to as a “Parent Adverse Recommendation Change”). Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval, and subject to Parent’s compliance in all material respects at all times with the provisions of this Section 4.3 and Section 4.6, in response to a bona fide written Parent Acquisition Proposal submitted after the date hereof that did not result from a breach of this Section 4.3 by Parent or any of Parent’s Subsidiaries or any of their respective Representatives, and that the Parent Board determines in good faith, after consultation with Parent’s financial advisor(s) and outside legal counsel, is a Parent Superior Proposal and, after consultation with Parent’s outside legal counsel, the failure to make a Parent Adverse Recommendation Change or terminate this Agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Parent Board may make a Parent Adverse Recommendation Change or terminate this Agreement pursuant to Section 6.1(c)(iv); provided, however, that Parent shall not be entitled to exercise its right to make a Parent Adverse Recommendation Change in response to a Parent Superior Proposal (x) until four (4) Business Days after Parent provides written notice to Company (a “Parent Notice”) advising Company that the Parent Board has received a Parent Acquisition Proposal that the Parent Board has determined in good faith, after consultation with Parent’s financial advisor(s) and outside legal counsel, constitutes a Parent Superior Proposal, including a copy of the proposed Parent Superior Proposal specifying the material terms and conditions of such Parent Superior Proposal and any applicable transaction and financing documents, and identifying the Person or group making such Parent Superior Proposal, (y) if during such four (4) Business Day period, Company proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Parent Board determines in good faith (after consultation with Parent’s financial advisor(s) and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal) that such previous Parent Superior Proposal remains a Parent Superior Proposal (it being understood that any change in the financial or other material terms of such Parent Superior Proposal shall require a new Parent Notice and a new four (4) Business Day period under this Section 4.3(e), and (z) unless the Parent Board, after consultation with outside legal counsel, determines that the failure to make a Parent Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

(f) Other than in connection with a Parent Superior Proposal (which shall be subject to Section 4.3(e) and shall not be subject to this Section 4.3(f)), notwithstanding the first sentence of Section 4.3(e) at any time prior to obtaining the Parent Stockholder Approval, and subject to Parent’s compliance in all material respects at all times with the provisions of this Section 4.3 and Section 4.6, in response to a Parent Intervening Event that is not related to any Parent Acquisition Proposal, the Parent Board may make a Parent Adverse Recommendation Change described in clause (A) of the definition thereof if the Parent Board (i) determines in good faith, after consultation with Parent’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Parent Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law and (ii) provides written notice to Company (a “Parent Notice of Change”) advising Company that the Parent Board is contemplating making a Parent Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Parent Board may not make such a Parent Adverse Recommendation Change until the fourth Business Day after receipt by Company of the Parent Notice of Change and (y) during such four (4) Business Day period, at the request of Company, Parent shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Parent Board not to make such Parent Adverse Recommendation Change in response thereto.

(g) The Parties agree that in addition to the obligations of Company and Parent set forth in paragraphs (a) through (f) of this Section 4.3, as promptly as practicable (and in any event within 24 hours) after receipt thereof, Company or Parent, as applicable, shall advise Parent or Company, respectively, in writing of any request for information or any Company Acquisition Proposal or Parent Acquisition Proposal (as applicable) received from any Person, or any inquiry, discussions or negotiations with respect to any Company Acquisition Proposal or Parent Acquisition Proposal (as applicable) and the terms and conditions of such request, Company Acquisition Proposal or Parent Acquisition Proposal (as applicable), inquiry, discussions or negotiations, and Company or Parent (as applicable) shall promptly provide to Parent or Company, respectively, copies of any written materials received by Company or Parent, as applicable, in connection with any of the foregoing, and the identity of the Person or group making any such request, Company Acquisition Proposal or Parent Acquisition Proposal (as applicable) or inquiry or with whom any discussions or negotiations are taking place. Each of Company and Parent agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group in connection with any Company Acquisition Proposal or Parent Acquisition Proposal (as applicable) which was not previously provided to the other. Company and Parent shall promptly as practicable (and in any event within 24 hours) keep Parent and Company, respectively, fully informed of the status of any Company Acquisition Proposals or Parent Acquisition Proposals (as applicable) (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Company and Parent agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party with respect to a Company Acquisition Proposal or Parent Acquisition Proposal (as applicable).

(h) Immediately after the execution and delivery of this Agreement, each of Company and Parent will (and will cause its Subsidiaries and use all reasonable best efforts to cause their respective Representatives to) cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Company Acquisition Proposal or Parent Acquisition Proposal, as applicable. Each of Company and Parent agrees that it shall (i) take the necessary steps to promptly inform its Representatives involved in the Transactions of the obligations undertaken in this Section 4.3 and (ii) promptly request each Person who has heretofore executed a confidentiality agreement in connection with such Person’s consideration of a Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, to acquire such Party or any material portion thereof to return or destroy (and request that any such destruction shall be confirmed in writing by an officer of such Person) all confidential information heretofore furnished to such Person by or on its behalf.

Section 4.4 Preparation of Company Circular and Parent Proxy Statement.

(a) Promptly following the entry into this Agreement, Company shall prepare, together with any other documents required by the ABCA, Canadian Securities Laws and all other applicable Laws, and shall use its reasonable best efforts to cause to be filed with the TSX and the Canadian Securities Authorities as promptly as practicable after obtaining the Interim Order (with the making of such filing subject to Parent furnishing the information required under Section 4.4(c)), the Company Circular relating to matters to be submitted to the holders of Company Common Shares at the Company Meeting. Company shall use reasonable best efforts to cause the Company Circular to comply as to form and substance in all material respects with the rules and regulations promulgated by Canadian Securities Laws and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the TSX, Canadian Securities Authorities or their respective staff. Company will advise Parent promptly after it receives any request by the TSX or Canadian Securities Authorities for amendment of the Company Circular or comments thereon and responses thereto or any request by the TSX or Canadian Securities Authorities for additional information, and shall provide Parent with copies of all correspondence that is provided by or on behalf of it, on one hand, and by the TSX or Canadian Securities Authorities on the other hand. Company shall use its reasonable best efforts to resolve any comments from the TSX and Canadian Securities Authorities with respect to the Company Circular as promptly as reasonably practicable after receipt thereof. Company agrees to permit Parent (to the extent practicable) and its counsel, to participate in all meetings and conferences with the TSX or Canadian Securities Authorities with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Company Circular (or any amendment or supplement thereto) or responding to any comments of the TSX or Canadian Securities Authorities with respect thereto, the Company will (A) provide Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by Parent and (C) not file or mail such document or respond to the TSX or Canadian Securities Authorities prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Promptly following the entry into this Agreement, Parent shall prepare, together with any other documents required by U.S. Securities Laws and all other applicable Laws, and shall use its reasonable best efforts to cause to be filed with the SEC as promptly as practicable following the execution of this Agreement (with the making of such filing subject to Company furnishing the information required under Section 4.4(d)), the Parent Proxy Statement relating to matters to be submitted to holders of Parent Common Stock at the Parent Meeting. Parent shall use reasonable best efforts to cause the Parent Proxy Statement to comply as to form and substance in all material respects with the rules and regulations promulgated by the SEC and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the SEC or its staff. Parent will advise Company promptly after it receives any request by the SEC for amendment of the Parent Proxy Statement or comments thereon and responses thereto or any request by the SEC for additional information, and Parent shall provide Company with copies of all correspondence that is provided by or on behalf of it, on one hand, and by the SEC on the other hand. Parent shall use its reasonable best efforts to resolve any comments from the SEC with respect to the Parent Proxy Statement as promptly as reasonably practicable after receipt thereof. Parent agrees to permit Company (to the extent practicable) and its counsel, to participate in all meetings and conferences with the SEC with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Parent Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Parent will (A) provide Company with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by Company and (C) not file or mail such document or respond to the SEC prior to receiving the approval of Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(c) Parent will promptly furnish to Company such data and information relating to it, its Subsidiaries (including Parent Canadian Sub) and the holders of its capital stock, as is required by applicable Laws and as Company may reasonably request for the purpose of including such data and information in the Company Circular and any amendments or supplements thereto. Parent shall use reasonable best efforts to obtain any necessary consents from any of its auditors, reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Company Circular relating to it or its

Subsidiaries (including Parent Canadian Sub) and to the identification in the Company Circular of each such advisor.

(d) Company will promptly furnish to Parent such data and information relating to it, its Subsidiaries and the holders of its capital stock, as is required by applicable Laws and as Parent may reasonably request for the purpose of including such data and information in the Parent Proxy Statement and any amendments or supplements thereto. Company shall use reasonable best efforts to obtain any necessary consents from any of its auditors, reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Parent Proxy Statement relating to it or its Subsidiaries and to the identification in the Parent Proxy Statement of each such advisor.

(e) Parent and Company shall each use reasonable best efforts to coordinate with each other to prepare common disclosure that will be included in both the Company Circular and the Parent Proxy Statement, and shall, to the extent reasonably practicable, provide that such disclosure is generally consistent as between the Company Circular and the Parent Proxy Statement.

(f) Parent and Company shall make all necessary filings with respect to the Transactions under the U.S. Securities Act and the U.S. Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock issuable in connection with the Arrangement for offering or sale in any jurisdiction. Each of Company and Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(g) If at any time prior to the Effective Time, any information relating to Parent or Company, or any of their respective Affiliates, officers or directors, should be discovered by Company or Parent that should be set forth in an amendment or supplement to either of the Company Circular or Parent Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC or Canadian Securities Authorities, as applicable, and, to the extent required by applicable Law, disseminated to the shareholders of Company or the stockholders of Parent, as applicable.

Section 4.5 Mutual Covenants of the Parties Relating to the Transactions. Except to the extent the Parties’ obligations are specifically set forth elsewhere in this Article 4, each of the Parties covenants and agrees that, subject to the terms and conditions of this Agreement, during that period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

(a) it shall use its reasonable best efforts to, and shall cause its Subsidiaries and Affiliates to use their reasonable best efforts to, satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 5 to the extent the same is within its or its Subsidiaries’ or Affiliates’ control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Transactions, including using its reasonable best efforts to, as promptly as practicable: (i) obtain all necessary waivers, consents, clearances and approvals required to be obtained pursuant to applicable Laws; (ii) obtain all necessary, proper or advisable authorizations as are required to be obtained by it or any of its Subsidiaries or Affiliates under applicable Laws; (iii) fulfill all conditions and satisfy all provisions of this Agreement and the Transactions; and (iv) co-operate with the other Party in connection with the performance by it and its Subsidiaries and Affiliates of their obligations hereunder;

(b) it shall not, and shall cause its Subsidiaries and Affiliates not to, take any action, shall refrain from, and shall cause its Subsidiaries and Affiliates to refrain from, taking any action, and shall not permit any action to be taken or not taken, which is inconsistent with this Agreement or which would or would reasonably be expected to cause any of the conditions set forth in Article 5 not to be satisfied or otherwise materially interfere with or materially impede the consummation of the Transactions, or that will have, or which would reasonably be expected to have, the effect of materially delaying, impairing or impeding the consummation of the Arrangement;

(c) it shall use reasonable best efforts to: (i) vigorously resist, contest and defend all lawsuits or other legal, regulatory or other Proceedings against any Party or any of its Subsidiaries or Affiliates challenging or affecting this Agreement or the consummation of the Transactions; (ii) appeal, overturn or have lifted or rescinded any injunction or restraining order or other order, including Orders, relating to any Party or any of its Subsidiaries or Affiliates which may adversely affect, delay or interfere with the ability of the Parties to consummate the Transactions; and (iii) appeal or overturn or otherwise have lifted or rendered non-applicable in respect of the Transactions, any Law that makes consummation of the Transactions illegal or otherwise prohibits or enjoins Company or Parent from consummating the Transactions; and

(d) it shall carry out the terms of the Interim Order and Final Order applicable to it and use reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on it or its Subsidiaries or Affiliates with respect to the Transactions.

(e) it shall promptly notify the other Party in writing of:

(i) any material change (actual, anticipated, contemplated or, to its knowledge, threatened, financial or otherwise) in the business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise), or financial condition of it and its Subsidiaries on a consolidated basis; or

(ii) any change in any representation or warranty provided by it in this Agreement, which change is or may be of such a nature to render any representation or warranty misleading or untrue in any material respect, and each Party shall discuss with the other Party any change in circumstances (actual, anticipated, contemplated, or to its knowledge, threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to the other Party pursuant to the foregoing provisions.

Section 4.6 Meetings.

(a) Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Company to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Requisite Shareholder Vote, to be held as promptly as reasonably practicable following the clearance of the Parent Proxy Statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within forty-five (45) days thereof). Unless there has been a Company Adverse Recommendation Change in accordance with Section 4.3, the Company Board shall recommend that the shareholders of Company approve the Arrangement Resolution at the Company Meeting and the Company Circular shall include the Company Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Company (i) shall be required to adjourn or postpone the Company Meeting (A) to the extent necessary to ensure that any required Supplemental Information is provided to Company’s shareholders or (B) if, as of the time for which the Company Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Meeting and (ii) may adjourn or postpone the Company Meeting if, as of the time for which the Company Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to obtain the Company Requisite Shareholder Vote; provided, however, that unless otherwise agreed to by the Parties, the Company Meeting shall not be adjourned or postponed to a date that is more than twenty (20) Business Days after the immediately preceding date for which the meeting was previously scheduled (it being understood that such Company Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Company Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the

Company Meeting shall not be adjourned or postponed to a date on or after five (5) Business Days prior to the Termination Date. If requested by Parent, Company shall, commencing on the tenth (10th) Business Day prior to the date of the Company Meeting, promptly provide Parent with all voting tabulation reports relating to the Company Meeting that have been prepared by Company or Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Company’s shareholders with respect thereto. Unless there has been a Company Adverse Recommendation Change in accordance with Section 4.3, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of Company’s shareholders or any other Person to prevent the Company Requisite Shareholder Vote from being obtained. Once Company has established a record date for the Company Meeting, Company shall not change such record date or establish a different record date for the Company Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law, the Court or its Organizational Documents or in connection with a postponement or adjournment of the Company Meeting permitted or required hereunder. Company shall promptly notify Parent in the event Company or its Representatives receives any written communication, notice or indication from any Company shareholder who is reasonably believed to hold more than 1% of the outstanding Company Common Shares in opposition to the Arrangement or Arrangement Resolution or that such Company shareholder may vote against the Arrangement Resolution at the Company Meeting.

(b) Parent shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Parent to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Parent Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Parent Proxy Statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within forty-five (45) days thereof). Unless there has been a Parent Adverse Recommendation Change in accordance with Section 4.3, the Parent Board shall recommend that the stockholders of Parent approve the Stock Issuance, and the Parent Proxy Statement shall include the Parent Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent (i) shall be required to adjourn or postpone the Parent Meeting (A) to the extent necessary to ensure that any required Supplemental Information is provided to Parent’s stockholders or (B) if, as of the time for which the Parent Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Parent Meeting and (ii) may adjourn or postpone the Parent Meeting if, as of the time for which the Parent Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to obtain the Parent Stockholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Parent Meeting shall not be adjourned or postponed to a date that is more than twenty (20) Business Days after the immediately preceding date for which the meeting was previously scheduled (it being understood that such Parent Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Parent Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Parent Meeting shall not be adjourned or postponed to a date on or after five (5) Business Days prior to the Termination Date. If requested by Company, Parent shall, commencing on the tenth (10th) Business Day prior to the date of the Parent Meeting, promptly provide Company with all voting tabulation reports relating to the Parent Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Company reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Parent’s stockholders with respect thereto. Unless there has been a Parent Adverse Recommendation Change in accordance with Section 4.3, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of Parent’s stockholders or any other Person to prevent the Parent Stockholder Approval from being obtained. Once Parent has established a record date for the Parent Meeting, Parent shall not change such record date or establish a different record date for the Parent Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law, the Court or its Organizational Documents or in connection with a postponement or adjournment of the Parent Meeting permitted or required hereunder. Parent shall promptly notify Company in the event Parent or its Representatives receives any written communication, notice or indication from any Parent stockholder who is reasonably believed to hold more than 1% of the outstanding shares of Parent Common Stock in opposition to the Stock Issuance or that such Parent stockholder may vote against the Stock Issuance at the Parent Meeting.

(c) The Parties shall cooperate and use their reasonable best efforts to set the record dates for and hold the Company Meeting and the Parent Meeting, as applicable, on the same day and at approximately the same time.

Section 4.7 Access to Information.

(a) Subject to applicable Law and the other provisions of this Section 4.7, each Party shall (and shall cause its Subsidiaries to), upon a reasonable request by the other Party, furnish the other Party with all information concerning such Party, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Applicable Proxy Statement / Circular or any other statement, filing, notice or application made by or on behalf of Parent or Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Arrangement. Subject to Section 4.13 and Section 4.26, each Party shall, and shall cause each of its Subsidiaries to, afford the other Party and its Representatives, during the period prior to the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 6.1, reasonable access, at reasonable times during normal business hours and upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to their books, records, Contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish promptly to the other Party and its Representatives such information concerning such Party and its Subsidiaries’ business, properties, Contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of the other Party. A Party and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the other Party or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the other Party and its Subsidiaries of their normal duties. Notwithstanding the foregoing:

(i) A Party shall not be required to, or be required to cause any of its Subsidiaries to, grant access or furnish information, as applicable, to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing Contract or agreement (provided, however, a Party shall inform the other Party as to the general nature of what is being withheld and such Party shall reasonably cooperate with the other Party to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of reasonable best efforts to (A) obtain the required Consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room or clean team procedures, redaction or entry into a customary common interest privilege or joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege);

(ii) A Party may reasonably require that competitively sensitive information otherwise required to be provided to the other Party pursuant to this Agreement shall be provided only to external legal counsel of such Party.

(iii) A Party shall not be permitted to conduct any invasive or intrusive sampling or analysis (commonly known as a “Phase II”) of any environmental media or building materials at any facility of the other Party or its Subsidiaries without the prior written consent of the other Party; and

(iv) No investigation or information provided pursuant to this Section 4.7 shall affect or be deemed to modify any representation or warranty made by a Party and the other Party shall not, and shall cause its Representatives to not, use any information obtained pursuant to this Section 4.7 for any purpose unrelated to the consummation of the Transactions or the integration of Company and Parent following, and conditional upon, the completion of the Arrangement.

(b) The Confidentiality Agreement dated as of December 12, 2023, between Parent and Company (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder. All information provided to any Party or its Representative pursuant to or in connection with this Agreement is deemed to be “Evaluation Material” as defined under the Confidentiality Agreement. From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Article 6, each Party shall continue to provide access to the other Party and its Representatives to the electronic data rooms relating to the Transactions maintained by or on behalf of it to which the other Party and its Representatives were provided access prior to the date of this Agreement.

Section 4.8 Consummation of the Arrangement; Additional Agreements.

(a) Within ten (10) Business Days following the date of this Agreement, Company and Parent each shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the Transactions to the extent any such filing is required by the HSR Act in order to obtain the HSR Clearance. Parent shall be responsible for the payment of all filing fees applicable to the Transactions pursuant to the HSR Act and any other Regulatory Laws.

(b) If the Competition Act Approval is required, within fifteen (15) Business Days following the date of this Agreement, Parent shall file with the Commissioner a letter requesting that the Commissioner issue an advance ruling certificate under section 102 of the Competition Act in respect of the Arrangement or, in the alternative, a “no-action” letter indicating that the Commissioner does not intend to make an application under section 92 of the Competition Act in respect of the Arrangement.

(c) If the Competition Act Approval is required, within fifteen (15) Business Days following the date of this Agreement, unless Company and Parent mutually agree otherwise, Company and Parent each shall file with the Commissioner a merger notification in respect of the Arrangement pursuant to Part IX of the Competition Act.

(d) Within ten (10) Business Days following the date of this Agreement, Parent shall submit an application for review to the Minister in respect of the Arrangement pursuant to Part IV of the Investment Canada Act;

(e) Subject to the conditions and upon the terms of this Agreement, each of Company and Parent shall, and shall cause its Subsidiaries and Affiliates to, use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all other notices, reports and other documents required to be filed with any Governmental Entity with respect to the Arrangement and the other Transactions. Each of Parent and Company shall, as soon as practicable, (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information, documents and testimony which is required or requested by a Governmental Entity of any jurisdiction in connection with the Transactions. No Party shall, nor shall it permit its Subsidiaries or Affiliates to, independently participate in any substantive meeting or discussion, or engage in any meeting or discussion, with any Governmental Entity in respect to the Transactions without giving the other Party reasonable prior notice of the meeting or discussion and, unless prohibited by such Governmental Entity, the opportunity to attend and participate. The Parties will, and will cause their and Subsidiaries and Affiliates to, consult and cooperate with one another and permit the other Party or its counsel to review in advance any proposed oral or written communication (including emails) by such Party or its Subsidiaries or Affiliates to any Governmental Entity, including but not limited to communications in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Act, the Investment Canada Act, the Competition Act, other Regulatory Laws or any applicable state Laws in connection with the Arrangement, and consider in good faith any suggestions made by the other Party and its counsel. The Parties shall discuss in advance the strategy for obtaining any clearances required under any applicable Law in connection with this Agreement or the Transactions; provided, however, that Parent shall determine and direct such strategy and timing for obtaining any clearances required under antitrust or competition Laws after reasonably consulting with and considering in good faith all comments and advice of Company (and its counsel) and Parent shall take the lead in all meetings and communications with any Governmental Entity in connection with obtaining such clearances required under antitrust or competition Laws.

(f) Each of Company and Parent shall, and shall cause its Subsidiaries and Affiliates to, (i) give the other Party prompt notice of the commencement or threat of commencement of any Proceeding by or before any Governmental Entity with respect to the Arrangement or any of the other Transactions, (ii) keep the other Party informed as to the status of any such legal Proceeding or threat, (iii) promptly inform the other Party and provide the other Party copies of any communication to or from any Governmental Entity regarding the Transactions and (iv) use reasonable best efforts to (A) avoid, and if necessary, vigorously resist, defend against and contest (including through all available appeals), any threatened or pending Proceeding by or before any Governmental Entity seeking to prohibit, restrain, enjoin, delay or make illegal the consummation of any of the Transactions or challenging the Transactions as violative of any Regulatory Law and (B) have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, restrains, enjoins, delays or makes illegal the consummation of any of the Transactions.

(g) Each of Parent and Company shall, and shall cause their Subsidiaries and Affiliates to, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain as soon as reasonably possible, and in any event prior to the Termination Date, all consents, clearances, approvals and waiting period expirations or terminations from any Governmental Entity (other than the Net Benefit Approval, which is addressed in Section 4.8(h)) that are necessary, proper or advisable to consummate the Transactions, including by offering, proposing, negotiating, agreeing to, consenting to and effecting (i) the sale, transfer, divestiture or other disposal of any assets or businesses of Parent, Company and their respective Subsidiaries, (ii) the termination of existing relationships, contractual rights or obligations of Parent, Company and their respective Subsidiaries, (iii) the termination, amendment or modification of any venture or other arrangement of Parent, Company and their respective Subsidiaries, (iv) the creation of any relationships, contractual rights or obligations of Parent, Company and their respective Subsidiaries, (v) the effectuation of any other change or restructuring of Parent, Company and their respective Subsidiaries or (vi) any other remedy, condition or commitment of any kind (any of the actions described in the foregoing clauses (i) through (vi), a “Remedy Action”); provided, however, that Parent and its Subsidiaries shall not be required to, and Company and its Subsidiaries shall not, without the prior written consent of Parent, be permitted to offer to any Person to, take any Remedy Action that would or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, financial condition or results of operations of Parent, Company and their respective Subsidiaries, taken as a whole, provided, further, that for this purpose, Parent, Company and their respective Subsidiaries, taken as a whole, shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of Company and its Subsidiaries, taken as a whole, as of the date of this Agreement. Any Remedy Action shall be conditioned upon the consummation of the Transactions. Without limiting the generality of the foregoing, Company shall, and shall cause its Subsidiaries to, (i) reasonably cooperate with Parent, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by Parent to evidence or reflect the Transactions (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder); (ii) give all notices (if any) required to be made and given in connection with the Arrangement and the other Transactions; and (iii) obtain each approval, consent, clearance, ratification, permission, waiver of authorization (including any authorization of a Governmental Entity) required to be obtained from parties to any material Contracts (if any) or required to be obtained (pursuant to any applicable Law or Contract, or otherwise) in connection with the Arrangement (provided, however, that

Company shall not be required to pay any fees or make any other payments to any such Person in order to obtain any such approval, consent, clearance, ratification, permission, waiver or authorization (other than normal filing fees imposed by Law)).

(h) With respect to the Net Benefit Approval, Parent shall, and shall cause its Subsidiaries and Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, as soon as reasonably possible, to obtain the Net Benefit Approval in order to consummate the transactions prior to Termination Date. For the purposes of this Section 4.8(h). Parent’s reasonable best efforts means, if necessary to obtain the Net Benefit Approval, proposing and negotiating in good faith and agreeing to such customary undertakings to the Minister as are required to obtain the Net Benefit Approval, including, if necessary, taking account of the reasonable comments and recommendations provided by the Minister in revised undertakings that are proposed to the Minister. Notwithstanding any other term of this Agreement, Parent shall determine and direct all strategy related to obtaining the Net Benefit Approval after reasonably consulting with and considering in good faith all comments and advice of Company (and its counsel).

(i) Each of Parent and Company shall not, and shall cause their respective Subsidiaries and Affiliates not to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner) any Person or portion thereof, or otherwise acquire or agree to acquire any assets or business, if such agreement, acquisition or other transaction would reasonably be expected to materially delay or impede the receipt of any required approval, consent, clearance or authorization or the consummation of the Transactions or prevent the ability of the Parties to consummate the Transactions by the Termination Date.

Section 4.9 Employee Matters.

(a) Company Employment Agreements. The Parties agree that any payments under the Company Employment Agreements (whether to be made before or after Closing) will be made in accordance with the terms thereof, and Company has disclosed in Schedule 4.9(a) of the Company Disclosure Letter its best estimate of the amounts of any payments that would be made upon a termination of employment of the officers of Company party to the Company Employment Agreements (the “Company Officers”) based on the assumptions contained therein. The Parties acknowledge and agree that completion of the Arrangement will constitute a “Change of Control” (as defined in the Company Employment Agreements), and that, unless agreed to otherwise in writing by a particular Company Officer with respect to his or her employment, the employment of each of the Company Officers will, or will be deemed to, be terminated other than for “Just Cause” (as defined in the Company Employment Agreements) immediately following the Effective Time, such that each Company Officer shall be entitled to payment of the amounts payable to such Company Officer immediately following the Effective Time in the manner set forth in his or her Company Employment Agreement as a result of such termination, subject to all applicable deductions and withholdings and subject to the execution and delivery of a release provided by the Company Officers, substantially in the form of the release attached as a schedule to the Company Employment Agreements. Notwithstanding anything contained herein to the contrary, in the event that a Company Officer receives any payments described in this Section 4.9(a), such Company Officer shall not be entitled to receive any payments pursuant to Section 4.9(e).

(b) Assumption of Continuing Employees. Following the Effective Time, Parent shall be responsible for, or shall cause the applicable Subsidiary or Affiliate of Parent, including the Company and its Subsidiaries, to be responsible for, all liabilities and obligations relating to the employment, or termination of employment, of each employee of Company or any of its Subsidiaries who is employed as of immediately prior to the Effective Time and who remains employed by Parent or any of its Subsidiaries or Affiliates immediately following the Effective Time (including, for the avoidance of doubt, employees of Company or any of its Subsidiaries and any Company Officers not terminated on the Effective Date as contemplated in Section 4.9(a)) (collectively, “Continuing Employees”), including liabilities with respect to notice of termination (or pay in lieu thereof) and severance and other obligations set forth in this Agreement. Continuing Employees shall exclude any

Non-Continuing Employees. As used herein, “Non-Continuing Employee” shall mean any employee of Company or any of its Subsidiaries who is employed as of immediately prior to the Effective Time and who is either notified by Parent, the Company or any of their respective Affiliates that such employee will be a Non-Continuing Employee pursuant to Section 4.9(f)(i)(A) or who elects to become a Non-Continuing Employee pursuant to Section 4.9(f)(i)(B). Following the Effective Date, subject to Section 4.9(e)(ii), Parent covenants and agrees, or shall cause the applicable Subsidiary or Affiliate of Parent to covenant and agree, to recognize pursuant to the requirements of any applicable Law or contract all past service of any Continuing Employee with Company or any of its Subsidiaries, and any previously recognized service with any predecessor of Company or any of its Subsidiaries (including EnerMark Inc., Enerplus Global Energy Management Company and their respective predecessors), including for the purposes of determining any entitlements to salary, bonus, vacation, notice of termination (or pay in lieu thereof), severance, benefit plans, retirement plans and pensions plans. Prior to the Effective Time, Company shall provide each Continuing Employee (including for greater certainty any Non-Continuing Employee who provides services to Parent at any time during the Transition Period) with a letter of employment confirming the title, base salary, annual bonus and incentive awards targets and entitlements, credited years of past service, minimum severance commitments and post-Effective Time arrangements, in each case, as set forth in this Section 4.9.

(c) Compensation of Continuing Employees. Without limiting the generality of Section 4.9(b), following the Effective Time, and for at least twelve (12) months thereafter (or, if earlier, the date of termination of employment of an applicable Continuing Employee), Parent shall or shall cause the applicable Subsidiary of Parent, including the Company and its Subsidiaries, to provide each Continuing Employee (and any Non-Continuing Employee who provides services to Parent at any time during the Transition Period), with (i) annual base salaries or wage levels, as applicable, that are substantially the same or greater than that which such Continuing Employee was entitled immediately prior to the Effective Time and (ii) cash incentive opportunities (subject to Section 4.9(d) below), target equity incentive (subject to Section 4.9(f)(i)(D) below) and other employee benefits (excluding any defined benefit pension plan, or retiree or post-termination health or welfare benefits) that are substantially the same in the aggregate to that which other similarly-situated employees of Parent or the applicable Subsidiary of Parent receive; provided, however, that nothing in this Section 4.9(c) or elsewhere in this Agreement shall limit the right of Parent or the Company to (x) impair in any way the right of Parent or the applicable Subsidiary of Parent to terminate the employment of any Continuing Employee or give any Continuing Employees any right to continued employment, (y) except with respect to annual base salaries as described in clause (i) above, make such adjustments that are determined by Parent or the Company in good faith to be appropriate in order to create uniform compensation practices for Continuing Employees across all organizations of Parent and its Subsidiaries (including the Company), or (z) integrate the Company Benefit Plans with the Parent Benefit Plans or any other employee benefit plans, programs, or arrangements.

(d) Annual Cash Bonuses. With respect to the annual cash bonus plan for calendar year 2024, all participants shall be entitled to receive an amount equal to 150% of the amount that otherwise would have been payable to each such participant in respect of target performance for calendar year 2024 as made available by Company to Parent in the Company Data Room; provided that, notwithstanding the foregoing, any Non-Continuing Employee shall only be entitled to receive an annual cash bonus for calendar year 2024 equal to 150% of the amount that otherwise would have been payable to each such Non-Continuing Employee in respect of target performance for calendar year 2024, prorated to reflect his or her partial year of service. To the extent the Effective Time occurs on or prior to September 30, 2024, such amount shall be paid by Parent or its applicable Subsidiary to each such participant at the time it pays 2024 annual cash bonuses in the ordinary course of business. To the extent the Effective Time occurs on or after October 1, 2024, two-thirds of such amount shall be paid by Parent or its applicable Subsidiary to each such participant at the time it pays 2024 annual cash bonuses in the ordinary course of business, and one-third of such amount shall be paid by Parent or its applicable Subsidiary to each such participant on the date that is six (6) months following the Effective Date. Notwithstanding the foregoing, any amount that becomes payable to a Non-Continuing Employee under this Section 4.9(d) shall be paid as soon as practicable following such Non-Continuing Employee’s date of termination but in no event later than 30 days thereafter.

(e) Termination of Continuing Employees.

(i) If a Continuing Employee’s employment with Parent or any of its Subsidiaries or Affiliates (including Company or any of its Subsidiaries) is terminated during the period commencing at the Effective Time and ending twelve (12) months following the Effective Time (the “Transition Period”) by Parent or any of its Subsidiaries or Affiliates (including the Company and its Subsidiaries) without Cause, or if a Continuing Employee terminates his or her employment with Parent or any of its Subsidiaries or Affiliates (including the Company and its Subsidiaries) for Good Reason during the Transition Period, then such Continuing Employee shall be paid by Parent (or Parent shall cause to be paid) a lump sum cash severance payment in an amount equal to the greatest of: (A) an amount applicable to such Continuing Employee calculated with reference to the Company’s severance matrix set forth in Schedule 4.9(e) of the Company Disclosure Letter, (B) nine (9) months of base salary or base wages, as applicable, and (C) the amount payable to such Continuing Employee pursuant to any employment, severance, change in control, retention and/or other agreement that is a Company Benefit Plan (including a Company Employment Agreement), if any, between Company (or a Subsidiary thereof) and a Continuing Employee (the amount of such foregoing payment being the “Company Employee Termination Payment”). Any Non-Continuing Employee who is employed by the Company or Parent, or any of their respective Affiliates, during any portion of 2025 shall also receive an additional cash payment equal to 150% of the amount that otherwise would have been payable to each such Non-Continuing Employee in respect of target performance for calendar year 2025, prorated to reflect his or her partial year of service. Notwithstanding the foregoing or anything else in this Agreement to the contrary, this Section 4.9(e) shall not apply to any employee of Company or any of its Subsidiaries who commenced employment with the Company and its Subsidiaries on or following the date of this Agreement (the “New Hires”) and, for greater certainty, the Parent shall retain the discretion to determine the severance payments payable to such New Hires consistent with the severance practices of the Parent.

(ii) In order to facilitate the foregoing provisions of this Section 4.9(e), Company has disclosed in Schedule 4.9(e) of the Company Disclosure Letter the information to be used and applied by Parent (and Parent agrees to so use and apply such information) to determine the amount of any termination, severance, separation, change of control or similar payments which would be payable to all employees of Company and its Subsidiaries for such events (including for the purposes of the Company Employee Termination Payments), assuming the relevant conditions to the payment of such amounts pursuant to such obligations are satisfied (whether or not such conditions are actually met). Payment of any such severance amount required pursuant to this Section 4.9(e) shall be subject to such Continuing Employee’s execution (and non-revocation, if applicable) of a customary and reasonable waiver and release of claims in favor of Parent and its Subsidiaries and Affiliates (including the Company) in a form to be provided by Parent or its Subsidiaries.

(f) Continuing Employee Agreements.

(i) Within sixty (60) days following the Effective Date, Parent shall, or shall cause the Company and its Subsidiaries, to provide letters to each employee of Company or any of its Subsidiaries who is employed as of immediately prior to the Effective Time setting forth:

(A) Whether such employee will be a Continuing Employee or a Non-Continuing Employee;

(B) For Continuing Employees, the ability to choose whether to remain a Continuing Employee or opt to become a Non-Continuing Employee, provided that such choice must be irrevocably made during the ten (10)-day period following the delivery of such letter and provided further that any individual other than a New Hire who is either designated as a Non-Continuing Employee or chooses to become a Non-Continuing Employee shall be entitled to receive a Company Employee Termination Payment and any individual other than a New Hire who chooses to become a Continuing Employee will only be entitled to receive a Company Employee Termination Payment to the extent his or her employment with Parent or its Subsidiary is terminated by Parent or its applicable

Subsidiary without Cause or due to his or her resignation for Good Reason, in each case, within twelve (12) months following the Effective Date;

(C) For Non-Continuing Employees, including those who elect to become a Non-Continuing Employee, an estimated date of termination of employment (which, for the avoidance of doubt, shall not exceed twelve (12) months following the Effective Date); and

(D) Each Continuing Employee who elects to remain a Continuing Employee shall receive an equity award pursuant to Parent’s stock plan with a target value equal to sixty percent (60%) of the target value of an annual equity award granted to a similarly-situated employee of Parent.

(g) Parent shall, or shall cause the Company and its Subsidiaries, to honor and comply with their (including Company’s current) respective obligations under all employment, severance, change in control, retention and other agreements or other Company Benefit Plans, if any, between Company (or a Subsidiary thereof) and a Continuing Employee (including any severance provisions contained therein), including any Company Employment Agreements, it being understood that the foregoing shall not be construed to limit any amendments or terminations otherwise permitted by the terms of the applicable agreements.

(h) Parent Benefit Plans. Without limiting the final sentence of Section 4.9(b), following the Effective Time, Parent shall, or shall cause the Company and its Subsidiaries, to credit each Continuing Employee under each Parent Benefit Plan in which Continuing Employees may be eligible to participate after the Closing Date (the “Post-Closing Plans”), credit for purposes of vesting, eligibility and entitlement benefits accrual (other than for any purposes with respect to any defined benefit pension benefits, retiree medical benefits or disability benefits, or nonqualified deferred compensation plans) for such Continuing Employees’ full or partial years of service with Company or any of its Affiliates (including any predecessors) performed at any time prior to the Closing Date to the extent such service was taken into account under the analogous Company Benefit Plan in effect immediately prior to the Closing Date; provided, however, that no such prior service shall be taken into account to the extent it would result in the duplication of benefits to any Continuing Employee.

(i) Parent Medical Plans. Parent shall, or shall cause the Company and its Subsidiaries, to use reasonable best efforts to (i) waive any limitation on health coverage of any Continuing Employees or any of their covered, eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements and requirements to show evidence of good health under the applicable Post-Closing Plan to the extent such Continuing Employee or eligible dependents are covered under an analogous Company Benefit Plan immediately prior to the Closing Date, and such conditions, periods or requirements are satisfied or waived under such Company Benefit Plan and (ii) give each Continuing Employee credit for the plan year in which the Closing Date occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing Date for which payment has been made, in each case, to the extent permitted by the applicable insurance plan provider and only to the extent such deductibles or limits for medical expenses were satisfied or did not apply under the analogous Company Benefit Plan in effect immediately prior to the Closing Date.

(j) Company 401(k) Plans. Prior to the Closing Date, if requested by Parent in writing at least three (3) days before the Closing, Company shall cause Company and its Subsidiaries to take all necessary and appropriate actions to cause (i) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”) to be terminated and (ii) all participants to cease participating under the Company 401(k) Plan, in each case, effective no later than the Business Day preceding the Closing Date; provided, however, that such actions may be contingent upon Closing. Company shall provide Parent with an advance copy of all documentation necessary to effect this Section 4.9(j) and a reasonable opportunity to comment thereon prior to the adoption or execution thereof. In the event the Company 401(k) Plan is terminated as set forth in the preceding sentence, as soon as administratively practicable following the Effective Time, Parent shall take any and all reasonable actions as may be reasonably required, including amendments to a defined contribution retirement plan intended to be qualified under Section 401(a) of the Code designated by Parent (the “Parent 401(k) Plan”) to (A) cause the Parent 401(k) Plan to accept any “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) in the form of cash in an amount equal to the full account balance distributed or distributable to such employee from the Company 401(k) Plan to the Parent 401(k) Plan, including any outstanding loans and (B) cause each Continuing Employee to become a participant in the Parent 401(k) Plan as of the Closing Date (subject to any applicable eligibility requirements, but giving effect to the service crediting provisions of Section 4.9(h)).

(k) General. Nothing in this Agreement shall constitute an establishment or termination of, or an amendment to, or be construed as establishing, terminating or amending, any Parent Benefit Plan, Company Benefit Plan, Post-Closing Plan or other Employee Benefit Plan sponsored, maintained or contributed to by Company, Parent or any of their respective Subsidiaries. The provisions of this Section 4.9 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any current or former employee of Company, Parent or any of their respective Affiliates), other than the Parties and their respective permitted successors and assigns, any third party beneficiary, legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 4.9) under or by reason of any provision of this Section 4.9. Nothing in this Section 4.9 is intended to (i) prevent Parent, Company or any of their Affiliates from terminating the employment or service of any Person, including a Continuing Employee, at any time and for any reason, subject to compliance with the terms hereof, (ii) provide any Person any right to employment or service or continued employment or service with Parent or any of its Subsidiaries (including following the Effective Time, the Company and following the consummation of the Arrangement) or any particular term or condition of employment or service, or (iii) prevent Parent, Company or any of their Affiliates from terminating, revising or amending any Parent Benefit Plan, Company Benefit Plan, Post-Closing Plan or other Employee Benefit Plan sponsored, maintained or contributed to by Company, Parent or any of their respective Subsidiaries.

Section 4.10 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement, indemnification agreement or Organizational Documents in effect on the date hereof or otherwise, from the Effective Time, Parent and the Company shall, jointly and severally, indemnify, defend and hold harmless, in the same manner as provided by Parent or Company, as applicable, immediately prior to the date of this Agreement, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of Parent, Company or any of their respective Subsidiaries or who acts as a fiduciary under any Parent Benefit Plan or Company Benefit Plan or is or was serving at the request of Parent, Company or any of their respective Subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise, in each case, when acting in such capacity (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director or officer of Parent, Company or any of their respective Subsidiaries, a fiduciary under any Parent Benefit Plan or Company Benefit Plan or is or was serving at the request of Parent, Company or any of their respective Subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing at or prior to, but not after, the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and Parent and the Company shall, jointly and severally, pay expenses incurred in connection therewith, including but not limited to expenses for the retention of Company’s regularly engaged legal counsel or other counsel satisfactory to them, in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Without limiting the foregoing, in the event any such Proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before, at or after the Effective Time), (i) Parent and the Company shall pay all reasonable fees and expenses of one counsel for the Indemnified Persons as promptly as statements therefor are received, and (ii) Parent and the Company shall use their reasonable best efforts to assist in the defense of any such matter. Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 4.10, upon learning of any such Proceeding, shall notify Parent and the Company (but the failure so to notify shall not relieve a Party from any obligations that it may have under this Section 4.10 except to the extent such failure materially prejudices such Party’s position with respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by Parent or Company under this Section 4.10, such Indemnified Person shall have the right, as contemplated by applicable Law, to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by Parent or Company, as applicable (which approval shall not be unreasonably withheld, conditioned or delayed), and who has not otherwise performed material services for Parent, Company or the Indemnified Person within the last three (3) years.

(b) Parent and the Company agree that, until the six (6) year anniversary date of the Effective Time, that none of Parent nor the Company shall amend, repeal or otherwise modify any provision in the Organizational Documents of Company or its Subsidiaries in any manner that would affect adversely the rights thereunder or under the Organizational Documents of Company or any of its Subsidiaries of any Indemnified Person to indemnification, exculpation and advancement except to the extent required by applicable Law. Parent shall, and shall cause the Company and its Subsidiaries to, fulfill and honor any indemnification, expense advancement or exculpation agreements between Parent, Company or any of their respective Subsidiaries and any of their respective directors or officers existing and in effect immediately prior to the Effective Time.

(c) Parent and the Company shall indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 4.10(a), relating to the enforcement of such Indemnified Person’s rights under this Section 4.10 or under any charter, bylaw or Contract regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder.

(d) Company will cause to be put in place, and Company shall fully prepay immediately prior to the Effective Time, “tail” insurance policies with a claims reporting or discovery period of at least six (6) years from the Effective Time (the “Tail Period”) from an insurance carrier with the same or better credit rating as Company’s current insurance carrier with respect to directors’ and officers’ liability insurance (“D&O Insurance”) in an amount and scope at least as favorable as Company’s existing policies with respect to matters, acts or omissions existing or occurring at, prior to, or after, the Effective Time; provided, however, that in no event shall the aggregate cost of the D&O Insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by Company, for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(e) In the event that Parent, Company or any of their Subsidiaries or any of their respective successors or assignees (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Company, as the case may be, shall assume the obligations set forth in this Section 4.10. The provisions of this Section 4.10 are intended to be for the benefit of, and shall be enforceable by, the Parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 4.10, and his heirs and Representatives. The rights of the Indemnified Persons under this Section 4.10 are in addition to any rights such Indemnified Persons may have under the Organizational Documents of Parent, Company or any of their respective Subsidiaries, or under any applicable Contracts or Law. Parent and the Company shall pay all expenses, including reasonable and documented attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 4.10.

Section 4.11 Transaction Litigation. Notwithstanding anything to the contrary contained in this Agreement, in the event any stockholder or shareholder litigation is commenced or, to the knowledge of Company or Parent, as applicable, threatened, that questions the validity or legality of the Transactions or seeks damages or an injunction in connection therewith, including stockholder or shareholder litigation, as applicable (“Transaction Litigation”), Company or Parent, as applicable, shall promptly notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. Each Party shall give the other Party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation (at such Party’s cost) and shall consider in good faith, acting reasonably, the other Party’s advice with respect to such Transaction Litigation; provided that neither Party shall offer or agree to settle any Transaction Litigation without the prior written consent of the other Party.

Section 4.12 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties and the investor presentations given to investors on the morning of announcement of the Arrangement shall be reasonably agreed to by each of the Parties. No Party shall, and each will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the Transactions, without the prior written approval of the other Party. Notwithstanding the foregoing, a Party, its Subsidiaries or their Representatives may issue a public announcement or other public disclosures (a) required by applicable Law, (b) required by the rules of any stock exchange upon which such Party’s or its Subsidiary’s capital stock is traded, (c) consistent with the final form of the joint press release announcing the Arrangement and the investor presentations given to investors on the morning of announcement of the Arrangement and (d) subject to Section 4.4, with respect to filings in connection with the Company Circular or Parent Proxy Statement; provided, in the case of clauses (a) and (b), such Party uses reasonable best efforts to afford the other Party a timely opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon; and provided, however, that no provision in this Agreement shall be deemed to restrict in any manner a Party’s ability to communicate with its employees and that neither Party shall be required by any provision of this Agreement to consult with or obtain any approval from any other Party with respect to a public announcement or press release issued in connection with the receipt and existence of a Company Acquisition Proposal or a Parent Acquisition Proposal, as applicable, and matters related thereto or a Company Adverse Recommendation Change or a Parent Adverse Recommendation Change, other than as set forth in Section 4.3.

Section 4.13 Control of Business. Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party and its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 4.14 Pre-Acquisition Reorganization.

(a) Subject to Section 4.14(b), Company agrees that, upon the request of Parent, Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to: (i) implement such reorganizations of their corporate structure, capital structure, business, operations and assets or such other transactions as Parent may request, acting reasonably, including amalgamations, liquidations, reorganizations, continuances (including commencing a continuance process), or share transfers or asset transfers (each a “Pre-Acquisition Reorganization”), (ii) reasonably cooperate with Parent and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken; and (iii) reasonably cooperate with Parent and its advisors to seek to obtain any material consents, approvals, waivers or similar authorizations, if any, which are reasonably required in connection with the Pre-Acquisition Reorganization, provided that any out-of-pocket costs, fees or expenses (including Taxes) of Company or any of its Subsidiaries associated therewith shall be at Parent’s sole expense. In addition, without limiting Section 4.1, following the entry into this Agreement, Company shall keep Parent apprised of, and consult with Parent in advance of implementing, any reorganizations of the corporate structure of Company and its Subsidiaries or any reorganizations, restructurings, transactions or other actions by or among Company and/or any of its Subsidiaries.

(b) Notwithstanding the foregoing, Company will not be obligated to implement any Pre-Acquisition Reorganization under Section 4.14(a) unless such Pre-Acquisition Reorganization:

(i) is not prejudicial to Company or shareholders of Company;

(ii) does not impair the ability of Company or Parent to consummate, and will not materially delay the consummation of, the Arrangement, including to prevent the satisfaction of any conditions set forth in Article 5;

(iii) does not reduce the Consideration or change the form of Consideration to be received by Company shareholders (other than Company shareholders exercising Dissent Rights), as applicable;

(iv) can be effected as close as reasonably practicable to but prior or as of the Closing;

(v) does not require Company or any of its Subsidiaries to take any action that could reasonably be expected to result in any adverse Tax or other adverse consequences to Company shareholders (including any Taxes being imposed on such Persons) that are incrementally greater (by more than a de minimis amount) than the Taxes or other consequences that would be imposed on such Persons in connection with the Transactions in the absence of any action being taken pursuant to Section 4.14(a);

(vi) does not become effective unless Parent has waived or confirmed in writing the satisfaction of all conditions in its favor under Article 5, and has confirmed in writing that it is prepared to promptly and without condition (other than compliance with Section 4.14(a)) proceed to effect the Arrangement;

(vii) does not require Company to obtain the approval of any Company shareholders or the Court; and

(viii) would not result in the breach or violation of any contract to which Company or any of its Subsidiaries is a party (including the Company Credit Facilities or the Company Senior Note Agreements) where the necessary consents, waivers, approvals or similar authorizations have not been or cannot reasonably be obtained prior to the Effective Date.

(c) Parent must provide written notice to Company of any proposed Pre-Acquisition Reorganization at least twenty (20) Business Days prior to the Effective Date (unless providing such notice less than twenty (20) Business Days prior to the Effective Date is not prejudicial to Company, acting reasonably). Upon receipt of such notice, Company and Parent shall work cooperatively and use their reasonable best efforts, to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization, including any amendment to this Agreement or the Plan of Arrangement (provided that such amendments do not require Company to obtain approval of the Court or the Company shareholders).

(d) Parent agrees that the implementation of any Pre-Acquisition Reorganization upon request of Parent, by itself, will not be considered in determining whether a representation or warranty or covenant or agreement of Company under this Agreement has been breached (including where any such Pre-Acquisition Reorganization requires the consent of any third party under a Contract).

(e) If the Arrangement is not completed and this Agreement is terminated, Parent will indemnify Company or any of its Subsidiaries undertaking such Pre-Acquisition Reorganization forthwith for all losses and reasonable costs and expenses (including any professional fees and expenses and Taxes) incurred by Company or any of its Subsidiaries in considering or effecting all or any Pre-Acquisition Reorganization, and in connection with reversing or unwinding any Pre-Acquisition Reorganization.

Section 4.15 Dissolution of Enerplus NS. Company agrees that, upon request of Parent, Company shall, and shall cause its Subsidiaries to wind-up and dissolve Enerplus NS as close as practicable prior to the Closing;

provided that any reasonable and documented out-of-pocket costs, fees or expenses (including Taxes) of Company or any of its Subsidiaries associated therewith shall be at Parent’s sole expense. For greater certainty, such dissolution shall not constitute a Pre-Acquisition Reorganization, provided, however, that Section 4.14(c), Section 4.14(d) and Section 4.14(e) shall apply to such winding up and dissolution, mutatis mutandis.

Section 4.16 Filings. The Parties will cooperate reasonably and in good faith to determine whether the transactions set out in this Agreement and any related transactions are required to be reported to any applicable Taxing Authority pursuant to section 237.3 or 237.4 of the Tax Act (or any provisions of similar effect) and, if so, the Parties shall cooperate to make such reporting in a comprehensive and timely manner, in the form required by applicable Law. The Parties may request reasonable representations and warranties from each other to the extent necessary to establish any factual matters relevant to the determination of whether reporting is required and the content of such reporting.

Section 4.17 Transfer Taxes. The Parties shall cooperate, in good faith, in the filing of any Tax Returns with respect to any transfer, sales, use, stamp, registration or other similar Taxes of any Party or any of its Subsidiaries in respect of the Transactions, and in the minimization, to the extent reasonably permissible under applicable Law, of the amount of any such Taxes.

Section 4.18 Section 16 Matters. Prior to the Effective Time, Parent, Parent Canadian Sub and Company shall take all such steps as may be required to cause any dispositions of equity securities of Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act with respect to Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 under the U.S. Exchange Act.

Section 4.19 Registration Status, Stock Exchange Listing and Deregistration.

(a) Until the Closing, Company shall use its reasonable best efforts to (i) maintain its status as a reporting issuer (where such concept exists) not in default (or the equivalent thereof) in each of the provinces and territories of Canada and remain in material compliance with all applicable Canadian Securities Laws in each of the provinces and territories of Canada, (ii) maintain its registration with the SEC under Section 12 of the U.S. Exchange Act and file all reports to be filed under the U.S. Exchange Act and remain in material compliance with all applicable U.S. Securities Laws, and (iii) maintain the listing of the Company Common Shares on the TSX and NYSE and remain in material compliance with the rules of the TSX and NYSE.

(b) Until the Closing, Parent shall use its reasonable best efforts to (i) maintain its registration with the SEC under Section 12 of the U.S. Exchange Act and file all reports required to be filed under the U.S. Exchange Act and remain in material compliance with all applicable U.S. Securities Laws, and (ii) maintain the listing of the shares of Parent Common Stock on NASDAQ and remain in material compliance with the rules of NASDAQ.

(c) Parent shall use reasonable best efforts to take all action necessary to cause the Parent Common Stock to be issued in the Arrangement to be approved for listing on the NASDAQ prior to the Effective Time, subject to official notice of issuance. Prior to the Closing Date, Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of each of the TSX and the NYSE to enable the delisting by the Company of the Company Common Shares from each of the TSX and the NYSE and the deregistration of the Company Common Shares under the U.S. Exchange Act promptly after the Effective Time, and in any event no more than ten (10) days after the Effective Time. If the Company is required to file any quarterly or annual report pursuant to the U.S. Exchange Act by a filing deadline that is imposed by the U.S. Exchange Act and which falls on a date within the fifteen (15) days following the Closing Date, the Parties shall reasonably cooperate prior to the Closing Date in preparing any such annual or quarterly report reasonably likely to be required to be filed during such period. From and after entry into this Agreement until the earlier of the Closing or the termination of this Agreement, Parent shall promptly notify Company of any material communications or correspondence received by Parent from the NASDAQ with respect to the listing of Parent Common Stock to be issued in the Arrangement or other securities of Parent, compliance with the rules and regulations of the NASDAQ, and any potential suspension or delisting action contemplated or threatened by the NASDAQ.

Section 4.20 Tax Matters.

(a) Company and its Subsidiaries will not without the express written consent of Parent make any “investments” (as defined for purposes of section 212.3 of the Tax Act) in any corporation that is a “foreign affiliate” (as defined in the Tax Act) of Company and/or any of its Subsidiaries (including, for greater certainty, an indirect investment described in paragraph 212.3(10)(f) of the Tax Act), other than (i) in the ordinary course of business, or (ii) by way of a loan that can qualify as a “pertinent loan or indebtedness” (as defined in section 212.3(11) of the Tax Act) and that is evidenced by a promissory note issued by such foreign affiliate.

(b) It is the intent of the Parties that the exchange of Company Common Shares for the Consideration pursuant to this Agreement and the Plan of Arrangement be treated as a taxable transaction for U.S. federal (and applicable state and local) income Tax purposes. The Parties shall (and shall cause their respective Affiliates to) file all applicable Tax Returns on a basis consistent with such intended tax treatment, and take no Tax position inconsistent therewith, except, in each case, as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or similar applicable provision).

Section 4.21 Obligations of Parent Canadian Sub and Parent. Parent shall take all action necessary to cause Parent Canadian Sub to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Arrangement, upon the terms and subject to the conditions set forth in this Agreement. Parent unconditionally and irrevocably guarantees the performance by Parent Canadian Sub of all of Parent Canadian Sub’s covenants, agreements and obligations under this Agreement, the Plan of Arrangement and the Transactions, including the Arrangement, and Parent hereby agrees that Company will not be required to first proceed against Parent Canadian Sub before exercising any of it its rights against Parent.

Section 4.22 Repayment of Company Credit Facilities; Offers for Company Senior Notes; Consents under Parent Credit Facility.

(a) Company and its Subsidiaries shall deliver to Parent at least two (2) Business Days prior to the Closing Date a duly executed payoff letter in form reasonably satisfactory to Parent, setting forth the total amounts payable pursuant to the Company Credit Facilities to fully satisfy all principal, interest, fees, costs, and expenses owed to each holder of Indebtedness under each Company Credit Facility (including to fully cash collateralize all outstanding letters of credit and bankers’ acceptances under the Company Credit Facilities) as of the anticipated Closing Date (and the daily accrual thereafter), together with appropriate wire instructions, and the agreement from the respective administrative agent or sole lender, as applicable, under the applicable Company Credit Facility that upon payment in full of all such amounts owed to such holder, all Indebtedness under such Company Credit Facility shall be discharged and satisfied in full (other than contingent obligations not then due, obligations which survive the termination of the Company Credit Facilities and obligations in respect of letters of credit, bankers’ acceptances and hedging arrangements with respect to which arrangements will be made to the satisfaction of the applicable issuing banks and hedge counterparties, respectively, and Parent and Company), all loan documents entered into in connection with the Company Credit Facilities shall be terminated with respect to Company and its Subsidiaries that are borrowers or guarantors thereof (or the assets of which secure such Indebtedness, if applicable) and all liens on Company and its Subsidiaries and their respective assets (other than liens securing obligations in respect of letters of credit, bankers’ acceptances and hedging arrangements that may survive pursuant to the terms of such payoff letter) shall be released and terminated, together with any applicable documents necessary to evidence the release and termination of all liens on

Company and its Subsidiaries and their respective assets securing, and any guarantees by Company and its Subsidiaries in respect of, such Company Credit Facility.

(b) Parent shall make adequate arrangements, and Company shall cooperate with Parent in making such arrangements, such that, in connection with the Closing, all outstanding Indebtedness under the Company Credit Facilities, as described above in Section 4.22(a), shall be repaid in full to the appropriate lenders so as to permit the full repayment and termination of the Company Credit Facilities as contemplated therein immediately prior to or concurrent with the Effective Time.

(c) To the extent the Company Senior Notes remain outstanding at the Effective Time, Parent shall (i) comply in all material respects with all requirements under the Company Senior Note Agreements to make all required “change of control” offers to purchase the Company Senior Notes following the Effective Time or (ii) otherwise redeem or repurchase the entire aggregate amount of the Company Senior Notes, in each case in accordance with the terms of the applicable Company Senior Note Agreement. Company shall reasonably cooperate with Parent in connection with Parent fulfilling its obligations hereunder with respect to the Company Senior Notes and compliance with the Company Senior Note Agreements, including in respect of any offer to redeem or otherwise repurchase the Company Senior Notes.

(d) To the extent the Parent Credit Facility remains in effect, Parent shall use reasonable best efforts to make adequate arrangements, at its sole cost and expense (notwithstanding any provision in this Agreement to the contrary), to obtain all necessary waivers, consents or amendments to the Parent Credit Facility to give effect to the Transactions contemplated by this Agreement and the Plan of Arrangement such that there shall be no default or event of default (however denominated) under the Parent Credit Facility through the Effective Time.

Section 4.23 Derivative Contracts; Hedging Matters.

(a) Company shall use reasonable best efforts to assist Parent, its Subsidiaries and its and their Representatives in obtaining any required consent or in the amendment, assignment or novation of any Derivative Transaction (including any commodity hedging arrangement or related Contract) of Company or any of its Subsidiaries, in each case, on terms that are reasonably requested by Parent and effective at and conditioned upon the Closing. If any termination or similar payment is required in respect of any Derivative Transactions, Parent shall pay all such amounts the due and payable.

(b) Between the date hereof and the Effective Time, (i) Company and its Subsidiaries shall not unwind or otherwise modify existing hedges or enter into any Derivative Transactions, other than in the ordinary course of business and in accordance with Company’s Risk Management Policy (provided that Company has reasonably consulted with Parent in advance of making such modifications or entering into any Derivative Transactions, and has considered any such discussions in good faith), and (ii) subject to applicable Law and limitation upon the advice of Company’s counsel, Company shall notify Parent promptly following any changes to Company’s or any of its Subsidiaries’ hedge positions.

Section 4.24 Dividends. Parent agrees to fix the record date for its first quarter 2024 dividends (the “Parent First Quarter Dividends”) as March 5, 2024 (the “Parent First Quarter Dividends Record Date”). Company has advised that the Company Board has declared Company’s first quarter 2024 dividend (the “Company First Quarter Dividend”) in the amount of $0.065 per Company Common Share with a record date of March 4, 2024 (the “Company First Quarter Dividend Record Date”). For all quarterly dividends declared by Parent and Company following the Parent First Quarter Dividend and the Company First Quarter Dividend and until the Effective Time, each of Parent and Company shall coordinate with each other regarding the declaration and payment of dividends in respect of shares of Parent Common Stock and Company Common Shares and the record and payment dates relating thereto, in order to effect the matters contemplated by Section 1.5(b), Section 4.2(b)(i)(A) and this Section 4.24, including that Company shall amend its record dates for quarterly dividends on the Company Common Shares to match the corresponding record dates set by Parent for quarterly dividends on the shares of Parent Common Stock, such that neither Parent stockholders nor Company shareholders receive more than one, or no, regular quarterly dividend payments in respect of their share of Parent Common Stock or Company Common Shares, as applicable, in a fiscal quarter, unless the Parties mutually agree that no dividend shall be paid by either Party with respect to a given quarter.

Section 4.25 Parent Cash Available. Parent shall ensure that at Closing it will have available funds (whether pursuant to the Parent Credit Facility, cash on hand or otherwise) to: (a) satisfy the payment of the Cash Consideration payable in accordance with the terms of the Plan of Arrangement, (b) make, within the time periods contemplated herein, the payment of any amount that may become payable by it under Article 6; (c) repay all Indebtedness outstanding under the Company Credit Facilities at or immediately prior to the Effective Time as contemplated in Section 4.22, (d) make and pay all amounts that may become payable under the required “change of control” offers to acquire the Company Senior Notes in accordance with the Company Senior Note Agreements, and (e) make any termination payments in respect of any Derivative Transactions as required in Section 4.23, in each case having regard to Parent’s other liabilities and obligations, and shall take all such actions as may be necessary to ensure that it maintains such availability to ensure that it is able to pay any such amount if and when required.

Section 4.26 Privacy Matters.

(a) For the purposes of this Section 4.26 only, the following definitions shall apply:

(i) “applicable law” means, in relation to any Person, transaction or event, all applicable provisions of Laws by which such Person is bound or having application to the transaction or event in question, including applicable privacy laws;

(ii) “applicable privacy laws” means any and all applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law including the Personal Information Protection Act (Alberta);

(iii) “authorized authority” means, in relation to any Person, transaction or event, any (A) federal, provincial, municipal or local governmental body (whether administrative, legislative, executive or otherwise), both domestic and foreign, (B) agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, (C) court, arbitrator, commission or body exercising judicial, quasi-judicial, administrative or similar functions, and (D) other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange, in each case having jurisdiction over such Person, transaction or event; and

(iv) “Personal Information” means information (other than business contact information when used or disclosed for the purpose of contacting such individual in that individual’s capacity as an employee or an official of an organization and for no other purpose) about an identifiable individual disclosed in accordance with this Agreement and/or as a condition of the Arrangement.

(b) The Parties hereto acknowledge that they are responsible for compliance at all times with applicable privacy laws as such pertain to the collection, use or disclosure of Personal Information disclosed to either Party pursuant to or in connection with this Agreement (the “Disclosed Personal Information”).

(c) Prior to the completion of the Arrangement, neither Party shall use or disclose the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the Arrangement. After the completion of the transactions contemplated herein, a Party may only collect, use and disclose the Disclosed Personal Information solely for the purposes for which the Disclosed Personal Information was initially collected from or in respect of the individual to which such Disclosed Personal Information relates or for the completion of the transactions contemplated herein, unless (i) either Party shall have first notified such individual of such additional purpose, and where required by applicable law, obtained the consent of such individual to such additional purpose, or (ii) such use or disclosure is permitted or authorized by applicable law, without notice to, or consent from, such individual.

(d) Each Party acknowledges and confirms that the disclosure of the Disclosed Personal Information is necessary for the purposes of determining if the Parties shall proceed with the Arrangement, and that the Disclosed Personal Information relates solely to the carrying on of the business or the completion of the Arrangement.

(e) Prior to the completion of the Arrangement, each Party shall take reasonable steps to protect that information by security safeguards appropriate to the sensitivity of the Disclosed Personal Information, including to ensure that access to the Disclosed Personal Information shall be restricted to those Representatives of the respective Party who have a bona fide need to access such information in order to complete the Arrangement.

(f) Where authorized by applicable law, each Party shall promptly notify the other Party of all inquiries, complaints, requests for access, variations or withdrawals of consent and claims of which the Party is made aware in connection with the Disclosed Personal Information. To the extent permitted by applicable law, the Parties shall fully co-operate with one another, with the Persons to whom the Personal Information relates, and any authorized authority charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, variations or withdrawals of consent and claims, including to give effect to any withdrawal of consent.

(g) Upon the expiry or termination of this Agreement (other than as a result of the completion of the Arrangement), or otherwise upon the reasonable request of either Party, the other Party shall within a reasonable period of time thereafter cease all use of the Disclosed Personal Information acquired by it in connection with this Agreement and will return to the requesting Party or, at the requesting Party’s request, destroy in a secured manner, in accordance with applicable law, the Disclosed Personal Information (and any copies thereof) in its possession.

ARTICLE 5

CONDITIONS

Section 5.1 Conditions to Obligation of Each Party. The respective obligation of each Party to consummate the Transactions, including the Arrangement, shall be subject to satisfaction of the following conditions at or prior to the Effective Time, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable Law:

(a) The Arrangement Resolution shall have been approved by the Company Requisite Shareholder Vote at the Company Meeting.

(b) The Stock Issuance shall have been approved by Parent Stockholder Approval at the Parent Meeting.

(c) The Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement and otherwise reasonably satisfactory to Parent and Company and shall not have been set aside or modified in a manner reasonably unacceptable to Company and Parent on appeal or otherwise.

(d) The shares of Parent Common Stock issuable pursuant to the Arrangement shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

(e) No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Entity that is then in effect and has the effect of making illegal or otherwise prohibiting the consummation of the Arrangement.

(f) All Regulatory Approvals shall have been obtained.

Section 5.2 Additional Conditions to Obligation of Parent and Parent Canadian Sub. The obligation of Parent and Parent Canadian Sub to effect the Arrangement shall be further subject to satisfaction of the following conditions at or prior to the Effective Time, any or all of which may be waived jointly by Parent and Parent Canadian Sub, in whole or in part, to the extent permitted by applicable Law:

(a) (i) The representations and warranties of Company set forth in the first sentence of Section 2.1 (Organization, Standing and Power), Section 2.2(a), (b) and (c) (Capital Structure), Section 2.3(a) (Authority; No Violations), Section 2.6(a) (Absence of Certain Changes or Events) and Section 2.24 (Brokers) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except, with respect to Section 2.2(a), (b) and (c) (Capital Structure), for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of Company set forth in Section 2.2 (Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of Company set forth in Article 2 shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality”, “in all material respects” or “Company Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) There shall not have occurred since the date hereof a Company Material Adverse Effect.

(d) Company shall have delivered to Parent a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Parent) of Company certifying as to the matters specified in Section 5.2(a), Section 5.2(b) and Section 5.2(c).

The foregoing conditions are for the sole benefit of Parent and Parent Canadian Sub and may, subject to the terms of this Agreement, be waived by Parent and Parent Canadian Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Parent Canadian Sub, to the extent permitted by applicable Law. The failure by Parent and/or Parent Canadian Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

Section 5.3 Additional Conditions to Obligation of Company. The obligation of Company to effect the Arrangement shall be further subject to satisfaction of the following additional conditions at or prior to the Effective Time, any or all of which may be waived by Company, in whole or in part, to the extent permitted by applicable Law:

(a) (i) The representations and warranties of Parent and Parent Canadian Sub set forth in the first sentence of Section 3.1 (Organization, Standing and Power), Section 3.2(a), (b) and (c) (Capital Structure), Section 3.3(a) (Authority; No Violations), Section 3.6(a) (Absence of Certain Changes or Events) and Section 3.21 (Brokers) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except, with respect to Section 3.2(a), (b) and

(c) (Capital Structure), for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of Parent set forth in Section 3.2 (Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of Parent and Parent Canadian Sub set forth in Article 3 shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except in the case of this clause (iii) where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality”, “in all material respects” or “Parent Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) There shall not have occurred since the date hereof a Parent Material Adverse Effect.

(d) Parent shall have delivered to Company a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Company) of Parent certifying as to the matters specified in Section 5.3(a), Section 5.3(b) and Section 5.3(c).

The foregoing conditions are for the sole benefit of Company and may, subject to the terms of this Agreement, be waived by Company, in whole or in part at any time and from time to time, in the sole discretion of Company, to the extent permitted by applicable Law. The failure by Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

Section 5.4 Frustration of Conditions. Neither Party may rely, either as a basis for not consummating the Transactions contemplated by this Agreement on the failure of any condition set forth in Section 5.1, Section 5.2, or Section 5.3, as the case may be, to be satisfied if such failure was primarily caused by, or primarily resulted from, such Party’s failure to perform any of its covenants or agreements under this Agreement.

Section 5.5 Merger of Conditions. Subject to applicable Law, the conditions set out in Section 5.1, Section 5.2, or Section 5.3 shall be conclusively deemed to have been satisfied, waived or released upon the occurrence of the Effective Time.

ARTICLE 6

TERMINATION

Section 6.1 Termination. This Agreement may be terminated prior to the Effective Time, whether before or after receipt of the Company Requisite Shareholder Vote or the Parent Stockholder Approval, as applicable, in the following circumstances:

(a) by mutual written consent of Parent and Company;

(b) by either Parent or Company, upon written notice to the other Party, if:

(i) the Effective Date has not occurred on or prior to February 21, 2025 (the “Termination Date”); provided, however, that if on such date, one or more of the conditions to Closing set forth in

(A) Section 5.1(e) (if the Law or Order relates to the matters set forth in Section 5.1(f) or otherwise to Regulatory Laws) or (B) Section 5.1(f) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date) or waived, then the Termination Date shall automatically be extended to August 21, 2025; provided further, however, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to any Party whose, or whose Subsidiaries’ or Representatives’, breach of this Agreement has been the primary cause of the failure of the Effective Date to occur on or before such date;

(ii) any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement, provided, however, that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to a Party whose, or whose Subsidiaries’ or Representatives’, breach of this Agreement has been the primary cause for the entry of the Order;

(iii) the Company Requisite Shareholder Vote contemplated by this Agreement shall not have been obtained upon a vote held at a duly held Company Meeting, or at any final adjournment or postponement; or

(iv) the Parent Stockholder Approval contemplated by this Agreement shall not have been obtained upon a vote held at a duly held Parent Meeting, or at any final adjournment or postponement thereof;

(c) by Parent, upon written notice to Company:

(i) prior to the Effective Time, if any of Company’s covenants, representations or warranties contained in this Agreement (other than those set forth in Section 4.3) shall have been breached or, any of Company’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied, and such breach (A) is incapable of being cured by Company prior to the Termination Date (including as such date may have been extended in accordance with this Agreement), or (B) shall not have been cured by the earlier of (1) 30 days of receipt by Company of written notice of such breach describing in reasonable detail such breach and (2) two (2) Business Days prior to the Termination Date; provided, that Parent and Parent Canadian Sub are not then in breach of any of its covenants, representations or warranties contained in this Agreement such that Company has the right to terminate this Agreement pursuant to Section 6.1(d)(i);

(ii) at any time prior to the receipt of the Company Requisite Shareholder Vote, if the Company Board or any committee thereof shall have made a Company Adverse Recommendation Change;

(iii) at any time prior to the receipt of the Company Requisite Shareholder Vote, if there is a Willful and Material Breach of Section 4.3 by Company other than in the case where (A) such breach is a result of an isolated action by a Person that is a Representative of Company or any of Company’s Subsidiaries (other than a director or officer of Company) who was not acting at the direction of Company, (B) Company promptly remedies such breach and (C) the consummation of the Transactions is not materially impeded, interfered with or prevented as a result of such breach; or

(iv) at any time prior to the receipt of the Parent Stockholder Approval, in order for Parent to enter into a definitive agreement with respect to a Parent Superior Proposal, provided, that, Parent (A) has not materially breached any of its obligations under Section 4.3, and (B) Parent shall have concurrently with such termination executed such definitive agreement and made payment to Company of the Parent Termination Fee in accordance with Section 6.3(a)(iii).

(d) by Company, upon written notice to Parent:

(i) prior to the Effective Time, if any of Parent’s or Parent Canadian Sub’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of Parent’s or

Parent Canadian Sub’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 5.3(a) or Section 5.3(b) of this Agreement would not be satisfied, and such breach (A) is incapable of being cured by Parent or Parent Canadian Sub, as the case may be, prior to the Termination Date (including as such date may have been extended in accordance with this Agreement), or (B) shall not have been cured by the earlier of (1) 30 days of receipt by Parent of written notice of such breach describing in reasonable detail such breach and (2) two (2) Business Days prior to the Termination Date; provided, that Company is not then in breach of any of its covenants, representations or warranties contained in this Agreement such that Parent has the right to terminate this Agreement pursuant to Section 6.1(c)(i);

(ii) any time prior to the receipt of the Parent Stockholder Approval, if the Parent Board or any committee thereof shall have made a Parent Adverse Recommendation Change;

(iii) at any time prior to the receipt of the Parent Stockholder Approval, if there is a Willful and Material Breach of Section 4.3 by Parent other than in the case where (A) such breach is a result of an isolated action by a Person that is a Representative of Parent or Parent Canadian Sub (other than a director or officer of Parent) who was not acting at the direction of Parent or Parent Canadian Sub, (B) Parent or Parent Canadian Sub (as applicable) promptly remedies such breach and (C) the consummation of the Transactions is not materially impeded, interfered with or prevented as a result of such breach; or

(iv) at any time prior to the receipt of the Company Requisite Shareholder Vote, in order for the Company to enter into a definitive agreement with respect to a Company Superior Proposal, provided, that, the Company (A) has not materially breached any of its obligations under Section 4.3, and (B) shall have concurrently with such termination executed such definitive agreement and made payment to Parent of the Company Termination Fee in accordance with Section 6.3(b)(iii).

Section 6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect with no liability of any Party; provided, however, that Section 4.7(b) [Confidentiality], Section 4.26 [Privacy Matters], this Section 6.2 [Effect of Termination], Section 6.3 [Termination Fees] and Article 7 [Miscellaneous] of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect; provided that in each case, the termination of this Agreement shall not relieve any party from any liability or damages resulting from fraud or any Willful and Material Breach of any provision contained in this Agreement. No termination of this Agreement shall affect the obligations of the Parties pursuant to the Confidentiality Agreement or any other subsequent written agreement that addresses confidentiality between the Parties, except to the extent specified therein.

Section 6.3 Termination Fees.

(a) In the event that this Agreement is terminated by (i) Company pursuant to (A) Section 6.1(d)(ii) [Parent Adverse Recommendation Change], or (B) Section 6.1(d)(iii) [Parent Non-Solicit Breach], (ii) Parent or Company pursuant to Section 6.1(b)(iv) [Parent Downvote] at a time when Company had the right to terminate this Agreement pursuant to Section 6.1(d)(ii) [Parent Adverse Recommendation Change], or (iii) Parent pursuant to Section 6.1(c)(iv) [Parent Superior Proposal], then Parent shall pay to Company the Parent Termination Fee (x) in the case of clause (i) or clause (ii), as promptly as possible (but in any event within three (3) Business Days) following such termination and (y) in the case of clause (iii), prior to or concurrently with such termination.

(b) In the event that this Agreement is terminated by (i) Parent pursuant to (A) Section 6.1(c)(ii) [Company Adverse Recommendation Change] or (B) Section 6.1(c)(iii) [Company Non-Solicit Breach], (ii) Parent or Company pursuant to Section 6.1(b)(iii) [Company Downvote] at a time when Parent had the right to terminate this Agreement pursuant to Section 6.1(c)(ii) [Company Adverse Recommendation Change], or (iii) Company pursuant to Section 6.1(d)(iv) [Company Superior Proposal], then Company shall pay to Parent the Company Termination Fee (x) in the case of clause (i) or clause (ii), as promptly as possible (but in any event within three (3) Business Days) following such termination and (y) in the case of clause (iii), prior to or concurrently with such termination.

(c) In the event that this Agreement is terminated by either Party pursuant to Section 6.1(b)(i) [Termination Date] and at the time of such termination, (i) the Parent Stockholder Approval shall not have been obtained and (ii) Company would have been permitted to terminate this Agreement pursuant to Section 6.1(d)(ii) [Parent Adverse Recommendation Change], and in each case of clauses (i) and (ii) a Parent Acquisition Proposal has been publicly proposed or otherwise publicly communicated to Parent’s stockholders or the Parent Board and remains outstanding at the time of the Parent Meeting, then Parent shall pay to Company the Parent Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.

(d) In the event that this Agreement is terminated by either Party pursuant to Section 6.1(b)(i) [Termination Date] and at the time of such termination, (i) the Company Requisite Shareholder Vote shall not have been obtained and (ii) Parent would have been permitted to terminate this Agreement pursuant to Section 6.1(c)(ii) [Company Adverse Recommendation Change], and in each case of clauses (i) and (ii) a Company Acquisition Proposal has been publicly proposed or otherwise publicly communicated to Company’s shareholders or the Company Board and remains outstanding at the time of the Company Meeting, then Company shall pay to Parent the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.

(e) In the event that (i) prior to the Company Meeting, a Company Acquisition Proposal is publicly proposed or otherwise publicly communicated to Company’s shareholders or the Company Board and remains outstanding three (3) Business Days prior to the time of the Company Meeting and (ii) this Agreement is terminated by Parent or Company pursuant to Section 6.1(b)(i) [Termination Date] or Section 6.1(b)(iii) [Company Downvote] or by Parent pursuant to Section 6.1(c)(i) [Company Terminable Breach] and concurrently with or within 12 months after any such termination described in clause (ii), Company or any Subsidiary of Company enters into a definitive agreement with respect to, or otherwise consummates, any Company Acquisition Proposal (substituting 50% for the 20% threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 6.3(e)), then Company shall pay to Parent the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Company Acquisition Proposal.

(f) In the event that (i) prior to the Parent Meeting, a Parent Acquisition Proposal is publicly proposed or otherwise publicly communicated to Parent’s stockholders or the Parent Board and remains outstanding three (3) Business Days prior to the time of the Parent Meeting and (ii) this Agreement is terminated by Parent or Company pursuant to Section 6.1(b)(i) [Termination Date] or Section 6.1(b)(iv) [Parent Downvote] or by Company pursuant to Section 6.1(d)(i) [Parent Terminable Breach] and concurrently with or within 12 months after any such termination described in clause (ii), Parent or any Subsidiary of Parent enters into a definitive agreement with respect to, or otherwise consummates, any Parent Acquisition Proposal (substituting 50% for the 20% threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 6.3(f)), then Parent shall pay to Company the Parent Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Parent Acquisition Proposal.

(g) As used in this Agreement, (i) “Company Termination Fee” shall mean a cash amount equal to $127,000,000, and (ii) “Parent Termination Fee” shall mean a cash amount equal to $240,000,000.

(h) Upon payment of the Company Termination Fee or Parent Termination Fee, as applicable, the paying Party shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the other Party and its Affiliates and its and their Representatives (provided that nothing herein shall release any party from liability for Willful and Material Breach or fraud). The Parties acknowledge and agree that in no event shall either Party be entitled to receive more than one payment of the Company Termination Fee or the Parent Termination Fee, as applicable.

(i) Each of the Parties hereto acknowledges and agrees: (i) the agreements contained in this Section 6.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement and (ii) that the Company Termination Fee and the Parent Termination Fee, as applicable, are not intended to be a penalty, but rather are payments in consideration for the disposition of rights of the Party entitled to receive such payments and are liquidated damages in a reasonable amount that will compensate a party hereto in the circumstances in which such payment is due and payable and which do not involve fraud or a Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. If Company or Parent, as applicable, fails to pay in a timely manner any amount due pursuant to this Section 6.3, then (y) Company or Parent, as applicable, shall reimburse the other for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related actions commenced and (z) Company or Parent, as applicable, shall pay to the other interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%.

(j) The Parties agree that the monetary remedies set forth in this Section 6.3 and the specific performance remedies set forth in Section 7.14 shall be the sole and exclusive remedies of (i) Company and its Subsidiaries against Parent and Parent Canadian Sub and any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Arrangement to be consummated and upon payment of such amount, none of Parent and Parent Canadian Sub or any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, the Arrangement or the Transactions; provided, however, that no such payment shall relieve Parent and Parent Canadian Sub of any liability or damages to Company as a result of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Parent and Parent Canadian Sub shall be liable for damages for such fraud or Willful and Material Breach); and (ii) Parent and Parent Canadian Sub against Company and its Subsidiaries and any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Arrangement to be consummated and upon payment of such amount, none of Company and its Subsidiaries or any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, the Arrangement or the Transactions; provided, however, that no such payment shall relieve Company of any liability or damages to Parent and Parent Canadian Sub as a result of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Company shall be liable for damages for such fraud or Willful and Material Breach).

ARTICLE 7

MISCELLANEOUS

Section 7.1 Schedule Definitions. All capitalized terms in the Company Disclosure Letter and the Parent Disclosure Letter shall have the meanings ascribed to them herein except as otherwise defined therein.

Section 7.2 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties or covenants set forth in this Agreement or in any document delivered pursuant hereto shall survive the Effective Time, except that Section 4.9 [Employee Matters], Section 4.10 [Indemnification and Insurance], Section 4.22(c) [Offer for Company Senior Notes], Section 4.22(d) [Consents under Parent Credit Facility], Section 4.26 [Privacy Matters] and Article 7 [Miscellaneous] of this Agreement and other covenants and agreements contained herein which expressly by their terms survive the Effective Time, all of which shall survive in accordance with their respective terms.

Section 7.3 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, except as otherwise provided in this Agreement, including in Section 4.8 [Consummation of the Arrangement; Additional Agreements].

Section 7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid) or on the date of transmission if sent by e-mail (excluding automatic “undeliverable” or similar replies), in each case, to the Parties at the following addresses (or at such other address or email address for a Party as shall be specified by like notice): If to Company:

Enerplus Corporation

Suite 3000, 333 – 7th Avenue SW

Calgary, Alberta, Canada T2P 2Z1

Attention: David A. McCoy

E-mail: [ ]

with copies to (which shall not constitute notice):

Blake, Cassels & Graydon LLP

Suite 3500, 855 – 2nd Street SW

Calgary, Alberta, Canada T2P 4J8

Attention:	Chad Schneider
Olga Kary
E-mail:	chad.schneider@blakes.com
olga.kary@blakes.com

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:	John M. Greer
Ryan J. Lynch
William N. Finnegan IV
E-mail:	John.Greer@lw.com
Ryan.Lynch@lw.com
Bill.Finnegan@lw.com

If to Parent and Parent Canadian Sub:

Chord Energy Corporation

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention: Shannon B. Kinney

E-mail: [ ]

with copies to (which shall not constitute notice):

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention:	David P. Oelman
Stephen M. Gill
Benjamin Barron
E-mail:	doelman@velaw.com
sgill@velaw.com
bbarron@velaw.com

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Daniel A. Neff
Zachary S. Podolsky
E-mail:	DANeff@wlrk.com
ZSPodolsky@wlrk.com

Goodmans LLP

Bay Adelaide Centre – West Tower

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7

Attention:	Neill May
Matt Prager
E-mail:	nmay@goodmans.ca
mprager@goodmans.ca

Section 7.5 Entire Agreement; No Third Party Beneficiaries.

(a) This Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior understandings, agreements or representations, between the Parties with respect to the subject matter hereof; provided, however, the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement.

(b) This Agreement, except for the provisions of Section 4.10 [Indemnification and Insurance], and Section 7.13 [No Recourse] shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. The provisions of Section 4.10 are intended for the irrevocable benefit of the Persons referenced therein, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons.

Section 7.6 Assignment; Binding Effect. No Party may assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise, including a merger or amalgamation) without the prior written approval of the other Party, and any attempted assignment without such prior written approval shall be void and without legal effect. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

Section 7.7 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the Laws of the Province of Alberta and the Laws of Canada applicable therein. Each of Company, Parent and Parent Canadian Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Province of Alberta for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in the courts of the Province of Alberta and agrees not to plead or claim that such litigation brought therein has been brought in any inconvenient forum.

Section 7.8 Severability. If the term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.9 Amendment. This Agreement may only be amended by Parent and Company, by action taken or authorized by their respective Board of Directors, at any time before or after the Company Requisite Shareholder Vote or the Parent Stockholder Approval is obtained provided, however, that after approval of the Arrangement by the shareholders of Company and holders of Company Compensatory Awards, no amendment may be made which under applicable Law requires the further approval of the shareholders of Company or the Court without first obtaining such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the Parties.

Section 7.10 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 7.11 Interpretation. For purposes of this Agreement, (a) the words “including” and “include” shall be deemed to be followed by the words “without limitation,” (b) the words “herein,” “hereof,” “hereby,” “hereto” or “hereunder” refer to this Agreement as a whole, (c) references to “$” refer to United States Dollars, and (d) references to “C$” refer to Canadian Dollars. Whenever required by the context of this Agreement, the singular shall include the plural and vice versa. When calculating the period of time before which, within which or following which any act is required to be done pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any reference to any supranational, national, state, provincial, municipal, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires, references in this Agreement (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement and (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. References in this Agreement to the “ordinary course of business” with respect to any Person shall mean, at any given time, the ordinary course of such Person’s business, consistent with past practice, subject to any reasonable changes required to address any then current facts and circumstances, including requirements to comply with applicable Law. Notwithstanding anything to the contrary in this Agreement, each Section of this Agreement is qualified by the matters set forth with respect to such Section in the correspondingly numbered Section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, only to the extent specified therein; provided, however, that any fact or item that is disclosed in any Section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, in sufficient detail to make its relevance to any other representation and warranty of Company or Parent, as applicable, set forth in this Agreement readily apparent shall be deemed disclosed as an exception to such other representation and warranty. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement. Capitalized terms used but not otherwise defined in the Schedules and Exhibits referred to in this Agreement shall have the meanings set forth in this Agreement. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. “Made available” means, with respect to any document, that such document was previously made available in the Company Data Room or the Parent Data Room, as applicable. All times expressed herein are local time in the Province of Alberta, Canada, unless stated otherwise. When calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken under this Agreement on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

Section 7.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, including via facsimile or email in pdf form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

Section 7.13 No Recourse. Notwithstanding anything to the contrary herein, each of Company and Parent hereby agrees, on behalf of itself and its Affiliates, that none of Parent’s or Company’s, as applicable, lenders and their respective directors, officers and Affiliates shall have any liability or obligation under this Agreement or the transactions contemplated hereby (whether in contract, tort, equity or otherwise). Parent’s and Company’s lenders and their directors, officers and Affiliates are third party beneficiaries of Section 7.7, Section 7.11 and Section 7.13.

Section 7.14 Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 6.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 7.14, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each Party accordingly agrees (a) the non-breaching Party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching Party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement and will not plead in defense thereto that there are adequate remedies at Law, all in accordance with the terms of this Section 7.14. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 7.15 Extension; Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party under or pursuant to this Agreement, (b) waive any inaccuracies in the representations and warranties made by the other Party in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the covenants made by the other Party, or any of the conditions benefiting such waiving Party contained, in this Agreement. Any agreement on the part of any Party to any such extension or waiver shall be valid as against such Party only if set forth in a written instrument signed on behalf of such Party. Except for a waiver effected in accordance with the previous sentence, the failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 7.16 Definitions. For purposes of this Agreement,

“Acceptable Confidentiality Agreement” shall mean (a) a confidentiality agreement on terms no less favorable to Company or Parent, as applicable, than the terms of the Confidentiality Agreement and (b) such confidentiality agreement shall not prohibit compliance by Parent or Company, as applicable, with any of the provisions of Section 4.3.

“Acquisition Proposal” shall mean, with respect to a Party, any bona fide written proposal or offer made by any Person (other than by the other Party or its Affiliates) for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or the assets (based on the fair market value thereof) of such Party and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of such Party or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such Party and its Subsidiaries, taken as a whole, or (iii) merger, arrangement, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization or other similar transaction that if consummated would result in any Person or Persons beneficially owning 20% or more of any class of equity securities of such Party or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of such Party and its Subsidiaries, taken as a whole, other than the Transactions; provided that a transaction or series of transactions solely among a Party and its direct or indirect wholly owned Subsidiaries shall not be deemed to be an Acquisition Proposal.

“Affiliates” shall mean, as to any Person, as of the relevant time of determination, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of management or policies of a Person, through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Aggregated Group” shall mean all Persons, entities or trades or businesses (whether or not incorporated) under common control with any other Person within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Applicable Proxy Statement / Circular” shall mean: (a) with respect to Company, the Company Circular; and (b) with respect to Parent, the Parent Proxy Statement.

“Applicable Securities Laws” shall mean, with respect to a Person, the Canadian Securities Laws and U.S. Securities Law applicable to such Person in the relevant circumstances.

“Arrangement” shall mean the arrangement pursuant to Section 193 of the ABCA, on the terms set forth in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Agreement or the Plan of Arrangement or made at the direction of the Court.

“Articles of Arrangement” shall mean the articles of arrangement of Company in respect of the Arrangement required under subsection 193(4.1) of the ABCA to be sent to the Registrar for filing after the Final Order has been granted, giving effect to the Arrangement.

“Boe” shall mean barrel of oil equivalent.

“Business Day” shall mean any day on which banks are not required or authorized to close in Houston, Texas U.S.A. and the Province of Alberta, Canada.

“Canadian Securities Authorities” shall mean the applicable securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada.

“Canadian Securities Laws” shall mean all applicable Canadian provincial and territorial securities Laws, as now in effect and as they may be promulgated or amended from time to time, including any rules imposed by the TSX.

“Cause” shall mean as such term is determined to apply under applicable common law (or, where applicable to a Company Officer, shall have the meaning assigned to “Just Cause” in such Company Officer’s Company Employment Agreement).

“Closing” shall mean the Effective Time.

“Closing Date” shall mean the Effective Date.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Commissioner” shall mean the Commissioner of Competition appointed under subsection 7(1) of the Competition Act, or his designee.

“Company Acquisition Proposal” shall mean an Acquisition Proposal with respect to Company.

“Company Benefit Plan” shall mean any Employee Benefit Plan sponsored, maintained, or contributed to (or required to be contributed to) by Company or any of its Subsidiaries, or under or with respect to which Company or any of its Subsidiaries has any current or contingent liability or obligation (including, for certainty, the Company Employment Agreements).

“Company Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the shareholders of Company in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time.

“Company Credit Facilities” shall mean, collectively, (a) the $900 million senior unsecured sustainability-linked revolving credit facility maturing as to $50 million on October 31, 2025 and $850 million on October 31, 2026; (b) the $365 million senior unsecured sustainability-linked revolving credit facility maturing on October 31, 2025; (c) the $25 million letter of credit demand facility with the Bank of Montreal dated February 28, 2017; and (d) the $50 million uncommitted demand letter of credit and letter of guarantee facility with the Canadian Imperial Bank of Commerce dated March 4, 2020, as amended November 8, 2021.

“Company Data Room” shall mean the electronic data room, as it existed as of 5:00 p.m. (Calgary, Alberta time) one day immediately prior to the date of this Agreement, and made available by Company to Parent and its Representatives in connection with the Transactions.

“Company Employment Agreements” shall mean the executive employment agreements between Company and the Company Officers listed on Schedule 2.10(a) of the Company Disclosure Letter.

“Company Intervening Event” shall mean a material event, fact, circumstance, development or occurrence that is not known or reasonably foreseeable (or, if known or reasonably foreseeable, the probability or magnitude of consequences of which are not known or reasonably foreseeable) to or by the Company Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Company Board prior to obtaining the Company Requisite Shareholder Vote; provided, however, that in no event shall any of the following constitute a Company Intervening Event: (a) the receipt, existence or terms of an actual or possible Company Acquisition Proposal or Company Superior Proposal, (b) any action taken by the Parties pursuant to the affirmative covenants set forth in Section 4.8(g) and Section 4.8(h) or any failure to obtain or delay in obtaining any Regulatory Approval in connection with the Transactions, (c) any change, in and of itself, in the price or trading volume of Company Common Shares or shares of Parent Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Intervening Event, to the extent otherwise permitted by this definition), (d) the fact that Company or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Intervening Event, to the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable Law) or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person.

“Company IT Assets” shall mean the IT Assets owned by or used by Company or Company’s Subsidiaries.

“Company Meeting” shall mean the meeting of the Company’s shareholders for the purpose of voting upon the approval of the Arrangement Resolution by holders of Company Common Shares, and includes any adjournment or postponement thereof in accordance with this Agreement.

“Company Reserve Engineers” shall mean Netherland, Sewell & Associates, Inc. and McDaniel & Associates Consultants Ltd.

“Company Senior Note Agreements” shall mean the definitive agreements providing for the issuance of the Company Senior Notes.

“Company Senior Notes” shall mean, collectively: (a) the remaining US$63.0 million principal amount of 3.79% senior unsecured notes of Company; and (b) the remaining US$59.6 million principal amount of 4.40% senior unsecured notes of Company.

“Company Superior Proposal” shall mean a Superior Proposal with respect to Company (substituting “Company Acquisition Proposal” for the term “Acquisition Proposal” set forth therein).

“Competition Act” shall mean the Competition Act (Canada), as amended.

“Competition Act Approval” shall mean, in respect of the Arrangement, the occurrence of one of the following:

(i) the receipt of an advance ruling certificate under subsection 102(1) of the Competition Act; or

(ii) the applicable waiting period under subsection 123(1) of the Competition Act, and any extension thereof, shall have expired or shall have been terminated under subsection 123(2) of the Competition Act, or the obligation to submit a notification under Part IX of the Competition Act shall have been waived by the Commissioner pursuant to paragraph 113(c) of the Competition Act, and the Commissioner shall have issued a No-Action Letter, and such shall remain in full force and effect.

“Consent” shall mean any filing, notice, report, registration, approval, consent, clearance, ratification, permit, permission, waiver, expiration or termination of a waiting period or authorization.

“Contract” shall mean any written or oral agreement, contract, loan or credit agreement, employment or severance agreement, note, mortgage, bond, indenture, lease, benefit plan, permit, franchise, license or other instrument, understanding or arrangement.

“Data Security Requirements” shall mean all of the following, to the extent relating to data privacy, information security or the processing of Personal Information and applicable to a Party and its Subsidiaries: (a) all applicable Laws, (b) all public-facing written policies of such Party and its Subsidiaries, (c) all industry standards to which such Party and its Subsidiaries are bound, and (d) the applicable terms of any material Contract.

“DGCL” shall mean the Delaware General Corporation Law.

“Depositary” shall mean such Person as Parent and Company agree to appoint to act as depositary of the Consideration.

“Derivative Transaction” shall mean a derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133, as issued by the Financial Accounting Standards Board, including any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transaction.

“Director DSU Plan” shall mean the Deferred Share Unit Plan for Directors of Company, effective December 31, 2010 (amended effective January 14, 2014, May 9, 2019 and March 1, 2023).

“Director RSU Plan” shall mean the Restricted Share Unit Plan for Directors of Company, effective November 6, 2019 (amended effective March 1, 2023).

“Dissent Rights” shall mean the rights of dissent in favor of the registered holders of Company Common Shares in respect of the Arrangement as described in Section 4.1 of the Plan of Arrangement.

“EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

“Effective Date” shall have the meaning set forth in the Plan of Arrangement.

“Effective Time” shall have the meaning set forth in the Plan of Arrangement.

“Employee Benefit Plans” shall mean all “employee benefit plans,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and all other employee benefit, compensation, severance pay, employment, consulting, transaction bonus, change in control bonus, bonus, matching gift, tuition reimbursement, retention, deferred compensation, incentive compensation, commission, employee loan, collective bargaining, stock purchase, stock option or other equity-based compensation, leave of absence, layoff, vacation, death benefit, welfare, medical, retiree medical, dental, disability, workers’ compensation or other insurance, accident, life, retiree life, Code §125 “cafeteria” or “flexible” benefit, pension, savings, profit-sharing, deferred compensation, retirement or supplemental retirement plans, Contracts, arrangements, agreements, perquisite programs or payroll practices, whether funded or unfunded, formal or informal, written or oral, registered or unregistered, that are sponsored or maintained by a Person or any ERISA Affiliate or to which such Person or any ERISA Affiliate is obligated to contribute, for current or former employees, officers directors, independent contractors or other service providers (or dependents or beneficiaries thereof) of such Person or any ERISA Affiliate or any predecessor of any of the foregoing.

“Encumbrances” shall mean liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, statutory or deemed trusts, security interests, restrictions, applicable rights of first refusal, prior assignment, license, sublicense, adverse interest in property, or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing (any action of correlative meaning, to “Encumber”).

“Enerplus NS” shall mean 3104613 Nova Scotia Limited, a Nova Scotia limited company.

“Environmental Laws” shall mean any and all Laws pertaining to pollution and remediation thereof, protection of the environment, natural resources and human health and safety (to the extent related to human exposure to Hazardous Materials) and the generation, handling, storage, transportation, Release, control, disposal or cleanup of Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) of which a Person is a member, an unincorporated trade or business under common control with such Person (as determined under Section 414(c) of the Code), or a member of an “affiliated service group” (within the meaning of Section 414(m) of the Code) of which such Person is a member.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchanges” shall mean the TSX, the NYSE and NASDAQ.

“Final Order” shall mean the final order of the Court approving the Arrangement pursuant to Section 193(4) of the ABCA in a form reasonably acceptable to Company and Parent, as such order may be amended by the Court (with the consent of both Company and Parent, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is reasonably acceptable to both Company and Parent) on appeal.

“Good Reason” shall mean, without the express written consent of the Continuing Employee, a material reduction in the Continuing Employee’s annual base salary or wage level, or to relocate to a new primary work location different from that of the Continuing Employee prior to the Effective Time, or otherwise as such term is defined or determined to apply under applicable common law.

“Governmental Entity” shall mean any supranational, national, provincial, tribal authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi-governmental, self-regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority.

“Hazardous Materials” shall mean any chemical, product, material, substance, waste, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under, or for which standards of conduct or liability may be imposed pursuant to, any Environmental Law, due to its hazardous or deleterious properties or characteristics, including any Hydrocarbons.

“HSR Act” shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Clearance” shall mean that all waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act shall have expired or been terminated.

“Hydrocarbons” shall mean crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith.

“ICA Approval” shall mean the Net Benefit Approval and National Security Approval.

“Indebtedness” of any Person shall mean, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include (i) accounts payable to trade creditors or service providers, or accrued expenses arising in the ordinary course of business, in each case, that are not yet due and payable, or are being disputed in good faith, (ii) the endorsement of negotiable instruments for collection in the ordinary course of business and (iii) obligations arising from treasury services, banking products and cash management services.

“Intellectual Property” shall mean rights in all intellectual property in any jurisdiction throughout the world, including: (a) all trademark rights, business identifiers, service marks, trade names and brand names, and all goodwill associated with any of the foregoing; (b) all copyrights and all other rights associated therewith and the underlying works of authorship; (c) all patents and all proprietary rights associated therewith; (d) all inventions, mask works and mask work registrations, know how, discoveries, improvements, designs, computer source code, programs and other software (including all machine readable code and related documentation), trade secrets, websites, domain names, shop and royalty rights and all other types of intellectual property; and (e) all registrations of any of the foregoing and all applications therefor.

“Interim Order” shall mean the interim order of the Court made pursuant to Subsection 193(4) of the ABCA in a form reasonably acceptable to Company and Parent, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended by the Court with the consent of Company and Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

“Investment Canada Act” shall mean the Investment Canada Act (Canada), R.S.C. 1985, c.28 (1st Supp.), as amended.

“IT Assets” shall mean computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“knowledge” shall mean the actual knowledge of, (a) in the case of Parent, the individuals listed in Schedule 7.16 of the Parent Disclosure Letter and (b) in the case of Company, the individuals listed in Schedule 7.16 of the Company Disclosure Letter.

“Labor Agreement” shall mean any collective bargaining agreement or other Contract with any Union.

“Law” shall mean any supernational, national, provincial, regional, state, municipal, local or foreign statute, law (including common law), ordinance, rule, regulation, code, Order, judgment, injunction, writ, decree, governmental guideline, or interpretation having force of law, in each case of or otherwise put into effect by or under authority of any Governmental Entity; and the term “applicable” with respect to any such Law and in a context that refers to one or more Persons, means such Laws as are applicable to such Persons or its business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

“Legacy Parent Warrants” shall mean those certain warrants issued pursuant to the Parent Warrant Agreements.

“Liens” shall mean mortgages, liens (statutory or otherwise), licenses, security interests, easements, encroachments, rights-of-way, rights of refusal or encumbrances of any nature whatsoever.

“Material Adverse Effect” shall mean, when used with respect to any Party, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (a) prevents, materially delays or materially impairs (or would reasonably be expected to prevent, materially delay or materially impair) the ability of such Party or its Subsidiaries to consummate the Transactions or (b) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of such Party and its Subsidiaries, taken as a whole; provided, however, that, in respect of clause (b) above, no fact, circumstance, effect, change, event or development (by itself or when aggregated or taken together with any and all other facts, circumstances, effects, changes, events or developments) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur:

(1)

changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

(2)	changes in general economic conditions in the oil and gas exploration and production industry;

(3)	the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

(4)	any hurricane, tornado, flood, earthquake or other natural disaster;

(5)	any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

(6)

any change in the market price or trading volume of the Parent Common Stock or the Company Common Shares (it being understood and agreed that the exception in this clause (6) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(7)

any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (7) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

(8)	changes in any Laws or regulations following the entry into this Agreement applicable to Parent or Company any of their respective Subsidiaries or their respective assets or operations;

(9)	changes in applicable accounting regulations or the interpretations thereof following the entry into this Agreement;

(10)

the execution and delivery of this Agreement and the public announcement of this Agreement and the Transactions (provided, that this clause 10 shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement or the pendency or consummation the Arrangement and the other Transactions);

(11)

any downgrade in rating of any Indebtedness or debt securities of Company or Parent or any of their respective Subsidiaries (it being understood and agreed that the exception in this clause (11) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect;

(12)	any actions taken (or omitted to be taken) at the written request or with the prior written consent of the other Party hereto;

(13)

any legal Proceedings commenced by any stockholder of Company or Parent (on its own behalf or on behalf of Company or Parent, as applicable) arising out of or related to this Agreement or the Arrangement or other Transactions contemplated hereby; and

(14)	any Proceeding commenced after the date hereof under any Regulatory Law in relation to the Transactions and any Remedy Action;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing clauses (1), (2), (3), (4) or (5) will, unless otherwise excluded, be taken into account for purposes of determining whether a Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Parent or Company and their respective Subsidiaries, in each case taken as a whole, relative to other similarly situated companies in the industries in which Parent and Parent’s Subsidiaries and Company and Company’s Subsidiaries respectively operate.

“Minister” shall mean the Minister of Innovation, Science and Industry.

“Multiemployer Plan” shall mean a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA.

“NASDAQ” shall mean the Nasdaq Global Select Market.

“National Security Approval” shall mean that more than 45 days shall have elapsed from the time that the Minister has certified the application for review filed pursuant to Section 4.8(d) as complete and the Parent or its Affiliates have not received a notice under section 25.2(1) of the Investment Canada Act or an order under section 25.3(1) of the Investment Canada Act in relation to the Transactions or, if such a notice has been sent or such an order has been made, the Parent or its Affiliates has subsequently received: (A) a notice under section 25.2 of the Investment Canada Act indicating that an order for the review of the Transactions on the grounds of national security shall not be made, (B) a notice under section 25.3(6) of the Investment Canada Act indicating that the Minister is satisfied that the Transactions would not be injurious to national security, or (C) a copy of an order under section 25.4(1)(b) of the Investment Canada Act authorizing the Transactions.

“Net Benefit Approval” shall mean that the Minister shall have sent a written notice pursuant under the Investment Canada Act to the Parent or its Affiliates stating that the Minister is satisfied that the Transactions are likely to be of net benefit to Canada, or alternatively, the time period provided for such notice under the Investment Canada Act shall have expired such that the Minister shall be deemed to be satisfied that the Transactions are of net benefit to Canada.

“No-Action Letter” shall mean a written confirmation from the Commissioner that he does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the Arrangement contemplated by this Agreement.

“NYSE” shall mean the New York Stock Exchange.

“Oil and Gas Contracts” shall mean any of the following Contracts to which the applicable Person or any of its Subsidiaries is a party (other than, in each case, an Oil and Gas Lease): all farm-in and farm-out agreements, exploration agreements, participation agreements, areas of mutual interest agreements, joint venture agreements, joint bidding agreements, development agreements, production sharing agreements, operating agreements, unitization, pooling and communitization agreements, declarations and orders, divisions orders, transfer orders, royalty deeds, oil and gas sales agreements, exchange agreements, gathering, processing and transportation Contracts and agreements, water supply, injection and disposal agreements, drilling, service and supply Contracts, geophysical and geological Contracts, land broker, title attorney and abstractor Contracts and all other Contracts relating to Hydrocarbons or revenues therefrom and claims and rights thereto, and, in each case, interests thereunder.

“Oil and Gas Interests” shall mean (a) direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working and leasehold interests and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, and other non-working interests and non-operating interests; (b) Hydrocarbons or revenues therefrom; (c) all Oil and Gas Leases and the leasehold estates created thereby and the lands covered by the Oil and Gas Leases or included in Units with which the Oil and Gas Leases may have been pooled or united; (d) all Oil and Gas Contracts; (e) surface interests, fee interests, reversionary interests, reservations and concessions; (f) all easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (g) all rights and interests in, under or derived from unitization and pooling agreements in effect with respect to clauses (a) and (b) above and the Units created thereby which accrue or are attributable to the interests of the holder thereof; (h) all interests in machinery equipment (including Wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), pumps, water plants, electric plants, gasoline and gas platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, and (i) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“Oil and Gas Leases” shall mean all leases, subleases, licenses or other occupancy or similar agreements under which Company or any of its Subsidiaries, or Parent and any of its Subsidiaries, as applicable, leases, subleases or licenses or otherwise acquires or obtains the right to explore for, prospect, drill, develop and/or produce Hydrocarbons or any other real property which is material to such Party’s business.

“Oil and Gas Properties” shall mean (a) all direct and indirect interests in and rights with respect to Hydrocarbon, mineral, water and similar properties of any kind and nature, including all Oil and Gas Leases and the interests in lands covered thereby or included in Units with which the Oil and Gas Leases may have been pooled, communitized or unitized, working, leasehold and mineral interests and estates and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, non-participating royalty interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), fee interests, reversionary interests, back-in interests, reservations, and concessions and (b) all Wells located on or producing from or injecting on any of the Oil and Gas Leases, Units or mineral interests and the rights to all Hydrocarbons and other minerals producing therefrom.

“Order” shall mean any order, writ, decision, injunction, judgment, or decree of any Governmental Entity.

“Organizational Documents” shall mean (a) with respect to a corporation, the articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Parent Acquisition Proposal” shall mean an Acquisition Proposal with respect to Parent.

“Parent Benefit Plan” shall mean any Employee Benefit Plan sponsored, maintained, or contributed to (or required to be contributed to) by Parent or any of its Subsidiaries, or under or with respect to which Parent or any of its Subsidiaries has any current or contingent liability or obligation.

“Parent Chapter 11 Plan” shall mean that certain Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc., and its Debtor Affiliates (as defined therein), as amended and supplemented.

“Parent Credit Facility” shall mean the Amended and Restated Credit Agreement, dated as of July 1, 2022, among Parent, Oasis Petroleum LLC, Oasis Petroleum North America LLC, as borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, as may be amended from time to time.

“Parent Data Room” shall mean the electronic data room, as it existed as of 5:00 p.m. (Calgary, Alberta time) one day immediately prior to the date of this Agreement, and made available by Parent to Company and its Representatives in connection with the Transactions.

“Parent Intervening Event” shall mean a material event, fact, circumstance, development or occurrence that is not known (or, if known, the consequences of which are not known or reasonably foreseeable) to or by the Parent Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Parent Board prior to obtaining the Parent Stockholder Approval; provided, however, that in no event shall any of the following constitute a Parent Intervening Event: (a) the receipt, existence or terms of an actual or possible Parent Acquisition Proposal or Parent Superior Proposal, (b) any action taken by the Parties pursuant to the affirmative covenants set forth in Section 4.8(g) and Section 4.8(h) or any failure to obtain or delay in obtaining any Regulatory Approval in connection with the Transactions, (c) any change, in and of itself, in the price or trading volume of shares of Parent Common Stock or Company Common Shares (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Parent Intervening Event, to the extent otherwise permitted by this definition), (d) the fact that Parent or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Parent Intervening Event, to the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable Law) or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person.

“Parent IT Assets” shall mean IT Assets owned by or used by Parent or Parent’s Subsidiaries.

“Parent LSU Awards” shall mean any restricted stock units granted under the Parent Equity Plan subject to vesting based on the overall performance of the Parent Common Stock as measured by shareholder return.

“Parent Meeting” shall mean the meeting of Parent’s stockholders for the purpose of voting upon the approval of the Stock Issuance by holders of shares of Parent Common Stock, and includes any adjournment or postponement thereof in accordance with this Agreement.

“Parent Proxy Statement” means a proxy statement on Schedule 14A, including all schedules, appendices and exhibits thereto and enclosed therewith, to be sent to the stockholders of Parent in connection with the Parent Meeting, as amended, supplemented or otherwise modified from time to time.

“Parent PSU Awards” shall mean any restricted stock units granted under the Parent Equity Plan subject to performance-based vesting.

“Parent Reserves Engineers” shall mean Netherland, Sewell & Associates, Inc.

“Parent RSU Awards” shall mean any restricted stock units granted under the Parent Equity Plan subject to time-based vesting.

“Parent Stockholder Approval” shall mean the approval of the Stock Issuance by the affirmative vote of a majority of the votes cast at the Parent Meeting in accordance with the rules and regulations of the NASDAQ and the Organizational Documents of Parent.

“Parent Superior Proposal” shall mean a Superior Proposal with respect to Parent (substituting “Parent Acquisition Proposal” for the term “Acquisition Proposal” set forth therein).

“Parent Warrant Agreements” shall mean that certain Warrant Agreement by and between Parent and Computershare Trust Company, N.A., as warrant agent, dated as of November 19, 2020, that certain Series A Warrant Agreement, dated as of September 1, 2020, by and among Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A., and that certain Series B Warrant Agreement, dated as of September 1, 2020, by and among Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A.

“Party” or “Parties” shall mean Parent and Parent Canadian Sub as one “Party,” and/or Company, as the case may be.

“Permitted Encumbrance” shall mean:

(a) to the extent waived prior to the Effective Time or not otherwise applicable to the transactions contemplated by this Agreement, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, stockholders or shareholders agreements (as applicable), organizational documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s, vendor’s repairmen’s, construction and carrier’s Encumbrances and other similar Encumbrances arising in the ordinary course of business for amounts not yet delinquent;

(c) Encumbrances for current period Taxes that are not yet due or delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established on the financial statements of Parent or Company, as applicable, in accordance with GAAP;

(d) lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Company Reserve Reports or the Parent Reserve Report, as applicable, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(e) (i) contractual or statutory Encumbrances securing obligations for labor, services, materials and supplies furnished to mineral interests, (ii) Encumbrances on pipeline or pipeline facilities which arise out of operation of Law, or (iii) Encumbrances arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, vehicle lease or financing agreements, office equipment lease or financing arrangements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business; provided, however, that, in the case of any Encumbrance described in the foregoing clauses (i), (ii) or (iii), such Encumbrance (A) secures obligations that are not Indebtedness and are not delinquent and (B) has no material adverse effect on the value, use or operation of the property encumbered thereby;

(f) Encumbrances incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

(g) customary Encumbrances for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement;

(h) such title defects as Parent (in the case of title defects with respect to properties or assets of Company or any of Company’s Subsidiaries) may have expressly waived in writing or Company (in the case of title defects with respect to properties or assets of Parent or any of Parent’s Subsidiaries) may have expressly waived in writing;

(i) Encumbrances in respect of cash collateral referenced in Section 4.22(a);

(j) rights reserved to or vested in any Governmental Entity to control or regulate any of Company’s or Parent’s or their respective Subsidiaries’ properties or assets in any manner;

(k) all easements, covenants, restrictions (including zoning restrictions), rights-of-way, servitudes, permits, surface leases and other similar rights or restrictions in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of Company Owned Real Property or Parent Owned Real Property or the properties of Company or Parent or any of their respective Subsidiaries that are of record and customarily granted in the oil and gas industry and (i) do not materially interfere with the operation, value, development, exploration or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Reports or the Parent Reserve Report, as applicable, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(l) the terms and conditions of the leases, subleases, licenses, sublicenses or other occupancy agreements pursuant to which the Company or any of its Subsidiaries is a tenant, subtenant or occupant (other than in connection with any breach thereof) that do not, and would not be reasonably expected to, materially impair or interfere with the use of the subject assets or otherwise materially impair business operations as presently conducted;

(m) any Encumbrances discharged at or prior to the Effective Time;

(n) all other Encumbrances, liens, charges, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on a current and accurate survey of any the Company real property or Parent real property, as applicable, that in each case does not materially interfere with the operation, value, development, exploration or use of the property or asset affected;

(o) any Encumbrances in respect of cash collateral granted in favor of (i) Canadian Imperial Bank of Commerce in connection with the Company Credit Facility referenced in clause (d) of the definition thereof, and (ii) ICE NGX Canada Inc.; and

(p) nonexclusive licenses with respect to Intellectual Property in the ordinary course of business.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an unlimited liability company, an association, a trust or any other entity or organization, including a Governmental Entity.

“Personal Information” shall mean any information that, alone or in combination with other information held by Company or any of its Subsidiaries, identifies or could reasonably be used to identify an individual or household, and/or any other information that is considered “personal information,” “personal data,” or any similar term under any applicable Laws.

“Proceeding” shall mean any actual or threatened claim (including a claim of a violation of applicable Law), cause of action, action, charge, complaint, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding at Law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, cause of action, action, charge, complaint, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Production Burden” shall mean all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.

“Registrar” shall mean the Registrar of Corporations duly appointed pursuant to Section 263 of the ABCA.

“Regulatory Approvals” shall mean, collectively, the HSR Clearance, the ICA Approval and, if required, the Competition Act Approval.

“Regulatory Law” shall mean the HSR Act, the Sherman Antitrust Act, the Clayton Antitrust Act, the Federal Trade Commission Act, the Competition Act, the Investment Canada Act and any other Law that is designed or intended to prohibit, restrict or regulate (a) foreign investment or (b) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition (including all antitrust, competition, merger control and similar Laws).

“Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

“Representatives” shall mean, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Authorities” shall mean the Canadian Securities Authorities and the SEC.

“SEDAR+” shall mean the System for Electronic Document Analysis and Retrieval maintained on behalf of the Canadian Securities Authorities.

“Series A Parent Warrants” shall mean those certain warrants issued pursuant to the Series A Warrant Agreement.

“Series B Parent Warrants” shall mean those certain warrants issued pursuant to the Series B Warrant Agreement.

“Share Award Incentive Plan” shall mean the Share Award Incentive Plan of Company, effective February 1, 2014, as amended and restated on March 1, 2023.

“Subsidiaries” of any Person shall mean any corporation or other form of legal entity (a) an amount of the outstanding voting securities of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting securities, 50% or more of the equity interests of which) is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or (b) with respect to which such Person or one or more of its Subsidiaries is the general partner or the managing member or has similar authority.

“Superior Proposal” with respect to a Party, shall mean any bona fide written Acquisition Proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, takeover bid, arrangement, exchange offer, merger, amalgamation, share exchange, consolidation, asset purchase or other business combination, (a) assets that constitutes 50% or more of the net revenues, net income or the assets (based on the fair market value thereof) of such Party and its Subsidiaries, taken as a whole, or (b) 50% or more of the equity securities or voting power of such Party, in each case on terms which a majority of the board of directors of such Party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all terms and conditions of the Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by the other Party in response to such Superior Proposal pursuant to Section 4.3 including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be (x) more favorable, from a financial point of view, to such party and its stockholders or shareholders (in their capacity as stockholders or shareholders, as applicable) as compared to the Arrangement and to any modifications to the terms of this Agreement proposed by the other Party hereto pursuant to Section 4.3, and (y) if accepted, reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, financing, timing, conditionality, legal, and other aspects of such proposal.

“Takeover Laws” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or other similar state antitakeover Laws.

“Tax Act” shall mean the Income Tax Act (Canada).

“Tax Return” shall mean any return, report, notice, filing, statement, declaration, claim for refund, information return or other document (including any related or supporting information and amendment thereof) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Taxes” shall mean any and all taxes and charges, levies or other assessments in the nature of a tax, including income, harmonized sales, provincial sales, gross receipts, license, payroll, employment, employer health, stamp, occupation, windfall profits, environmental, capital stock, social security, pension (including Canada Pension Plan and Quebec Pension Plan), unemployment, disability, transfer, registration, ad valorem, alternative or add-on minimum, estimated, corporate, capital, excise, property, sales, use, turnover, value-added and franchise taxes, deductions, contributions, withholdings, custom duties and other assessments in the nature of a tax, together with all interest, penalties and additions thereto, imposed by any Governmental Entity.

“Taxing Authority” shall mean any Governmental Entity having jurisdiction over the administration or imposition of any Tax.

“TSX” shall mean the Toronto Stock Exchange.

“U.S. Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“U.S. Securities Laws” shall mean all applicable United States federal and state securities Laws, including the U.S. Securities Act, the U.S. Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations and published policies under or relating to the foregoing securities Laws and applicable stock exchange rules and listing standards of the NASDAQ, with respect to Parent, or the NYSE, with respect to Company.

“Units” shall mean all pooled, communitized or unitized acreage that includes all or a part of any Oil and Gas Lease.

“Voting Debt” of a Person shall mean bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders or stockholders of such Person may vote (and for clarity, in respect of the Company, Company Voting Debt does not include the Company Credit Facilities or the Company Senior Notes).

“WARN Act” shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state and local Laws related to plant closings, relocations, mass layoffs and employment losses.

“Wells” shall mean all oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Leases or Unit or otherwise associated with an Oil and Gas Interest of the applicable Person or any of its Subsidiaries.

“Willful and Material Breach” shall mean a material breach that is a consequence of an intentional act or failure to take an act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) is reasonably likely to constitute a breach of this Agreement.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Arrangement Agreement as of the day and year first written above.

CHORD ENERGY CORPORATION

By:	/s/ Daniel E. Brown
Name:	Daniel E. Brown
Title:	President and Chief Executive Officer

SPARK ACQUISITION ULC

By:	/s/ Daniel E. Brown
Name:	Daniel E. Brown
Title:	Director

[Signature Page to Arrangement Agreement]

ENERPLUS CORPORATION

By:	/s/ Ian C. Dundas
Name:	Ian C. Dundas
Title:	President & Chief Executive Officer

[Signature Page to Arrangement Agreement]

EXHIBIT A

ARRANGEMENT RESOLUTION

BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.

The arrangement (the “Arrangement”) under section 193 of the Business Corporations Act (Alberta) (the “ABCA”) involving, among others, Enerplus Corporation (“Company”), Chord Energy Corporation (“Parent”), Spark Acquisition ULC (“Parent Canadian Sub”) and the holders of common shares of Company (the “Shareholders”), as more particularly described and set forth in the management information circular of Company dated [●], 2024, as the Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

2.

The plan of arrangement (the “Plan of Arrangement”) involving, among others, Company, Parent, Parent Canadian Sub and the Shareholders, the full text of which is set out as Exhibit B to the Arrangement Agreement dated effective as of February 21, 2024, among Company, Parent and Parent Canadian Sub (as may be modified or amended in accordance with its terms, the “Arrangement Agreement”), as the Plan of Arrangement may be modified or amended in accordance with its terms, is hereby authorized, approved and adopted.

3.

The Arrangement Agreement, the actions of the directors of Company in approving the Arrangement Agreement, the Arrangement and any related transactions, and the actions of the directors and officers of Company in executing and delivering the Arrangement Agreement and any amendments or modifications thereto in accordance with its terms, are hereby ratified, approved and confirmed in all respects.

4.

The Company is hereby authorized to apply for a final order from the Court of King’s Bench of Alberta to approve the Arrangement in accordance with and subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement.

5.

Any one director or officer of Company be and is hereby authorized and directed for and on behalf of Company to execute, under the corporate seal of Company or otherwise, and to deliver to the Registrar under the ABCA for filing, articles of arrangement and such other documents as are necessary or advisable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement.

6.

Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the Shareholders or that the Arrangement has been approved by the Court of King’s Bench of Alberta, the directors of Company are hereby authorized and empowered without further notice to or approval of the Shareholders: (a) to amend the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; and (b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

7.

Any one director or officer of Company is hereby authorized and directed for and on behalf of Company to execute or cause to be executed, under the corporate seal of Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or advisable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

EXHIBIT B

PLAN OF ARRANGEMENT

UNDER SECTION 193 OF THE

BUSINESS CORPORATIONS ACT (ALBERTA)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, the following defined terms shall have the meanings ascribed to them below:

“ABCA” means the Business Corporations Act (Alberta);

“Additional Dividend” means the sum of any dividends which may be declared by Company with a record date after March 4, 2024 but prior to the Effective Time, other than regularly quarterly dividends not exceeding $0.065 per Company Common Share;

“Affected Person” has the meaning ascribed thereto in Section 5.6 of this Plan of Arrangement;

“Arrangement” means the arrangement pursuant to Section 193 of the ABCA, on the terms set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement, or this Plan of Arrangement or made at the direction of the Court (provided, however, that any such amendment or variation is acceptable to both Company and Parent, each acting reasonably);

“Arrangement Agreement” means the arrangement agreement dated as of February 21, 2024 among Parent, Parent Canadian Sub and Company, with respect to the Arrangement, as further amended, amended and restated or supplemented in accordance with the terms thereof prior to the Effective Date;

“Arrangement Resolution” means the special resolution of the Company Shareholders , approving the Plan of Arrangement which is to be considered at the Meeting;

“Articles of Arrangement” means the articles of arrangement of Company in respect of the Arrangement (which shall include this Plan of Arrangement) required under section 193(4.1) of the ABCA to be sent to the Registrar after the Final Order has been granted and all other conditions precedent to the Arrangement set forth in the Arrangement Agreement have been satisfied or waived, giving effect to the Arrangement;

“Broker” shall have the meaning ascribed thereto in Section 5.6(a);

“Business Day” means any day on which banks are not required or authorized to close in Houston, Texas, U.S.A, and the Province of Alberta, Canada;

“Cash Consideration” means, in respect of each Company Common Share, $1.84 in cash, without interest, subject to adjustment in accordance with the Arrangement Agreement;

“Certificate” means the certificate or proof of filing to be issued by the Registrar pursuant to section 193(11) of the ABCA in respect of the Articles of Arrangement, giving effect to the Arrangement;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Company” means Enerplus Corporation, a corporation existing under the laws of the Province of Alberta, Canada;

“Company Common Shares” means the issued and outstanding common shares of Company;

“Company Shareholders” means the holders of Company Common Shares;

“Consideration” means, collectively, the Cash Consideration and the Share Consideration;

“Court” means the Court of King’s Bench of Alberta;

“Depositary” means such person as Parent and Company agree to appoint to act as depositary of Company Common Shares;

“Dissent Right” shall have the meaning ascribed thereto in Section 4.1(a);

“Dissenting Shareholder” means any registered holder of Company Common Shares who has validly exercised Dissent Rights in respect of the Arrangement in accordance with this Plan of Arrangement and the Interim Order, and has not withdrawn or been deemed to have withdrawn such exercise prior to the Effective Time;

“DRS Advice” means a Direct Registration System (DRS) Advice;

“Effective Date” means the date the Arrangement becomes effective under the ABCA, being the date shown on the Certificate;

“Effective Time” means 12:01 a.m. on the Effective Date, or such other time as Company and Parent agree in writing;

“Final Order” means the final order of the Court approving the Arrangement pursuant to section 193(4) of the ABCA, in a form reasonably acceptable to Company and Parent, as such order may be amended by the Court (with the consent of both Company and Parent, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is reasonably acceptable to both Company and Parent) on appeal;

“Governmental Entity” means any supranational, national, provincial, tribal, authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi-governmental, self-regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority;

“Interim Order” means the interim order of the Court in respect of the Arrangement made pursuant to section 193(4) of the ABCA, in a form reasonably acceptable to Company and Parent, providing for, among other things, the calling and holding of the Meeting, as the same may be amended by the Court with the consent of Company and Parent, which consent shall not be unreasonably withheld, conditioned or delayed;

“Law” shall mean any supernational, national, provincial, regional, state, municipal, local or foreign statute, law (including common law), ordinance, rule, regulation, code, order, judgment, injunction, writ, decree, governmental guideline, or interpretation having force of law, in each case of or otherwise put into effect by or under authority of any Governmental Entity; and the term “applicable” with respect to any such Law and in a context that refers to one or more persons, means such Laws as are applicable to such persons or its business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Letter of Transmittal” means the letter of transmittal to be sent to registered Company Shareholders prior to or promptly following the Effective Time for use in connection with the Arrangement;

“Liens” means any liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, statutory or deemed trusts, security interests, restrictions, rights of first refusal, defects in title, prior assignment, license sublicense or other third party interests or encumbrances of any kind or any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

“Meeting” means the special meeting of the Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the approval of the Arrangement Resolution;

“Parent” means Chord Energy Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A.;

“Parent Canadian Sub” means Spark Acquisition ULC, an unlimited liability company existing under the laws of the Province of Alberta, Canada, that is a direct or indirect wholly owned subsidiary of Parent;

“Parent Shares” means the shares of the common stock of Parent, $0.01 par value per share;

“Registrar” means Registrar of Corporations for the Province of Alberta or the Deputy Registrar of Corporations appointed under Section 263 of the ABCA;

“Share Consideration” means, in respect of each Company Common Share, a number of Parent Shares equal to the Share Exchange Ratio;

“Share Exchange Ratio” means 0.10125 of a Parent Share per Company Common Share, subject to adjustment in accordance with the Arrangement Agreement;

“Tax Act” means the Income Tax Act (Canada);

“Taxes” means any and all taxes and charges, levies or other assessments in the nature of a tax, including income, harmonized sales, provincial sales, gross receipts, license, payroll, employment, employer health, stamp, occupation, windfall profits, environmental, capital stock, social security, pension (including Canada Pension Plan and Quebec Pension Plan), unemployment, disability, transfer, registration, ad valorem, alternative or add-on minimum, estimated, corporate, capital, excise, property, sales, use, turnover, value-added and franchise taxes, deductions, contributions, withholdings, custom duties and other assessments in the nature of a tax, together with all interest, penalties and additions thereto, imposed by any Governmental Entity;

“Taxing Authority” means any Governmental Entity having jurisdiction over the administration or imposition of any Tax; and

“Withholding Obligation” shall have the meaning ascribed thereto in Section 5.6.

In addition, words and phrases used herein and defined in the ABCA but not otherwise defined herein shall have the same meaning as in the ABCA unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings

For the purposes of this Plan of Arrangement, except as otherwise expressly provided:

(a)

the words “hereof”, “herein”, “hereto” and “hereunder” and other words of similar import refer to this Plan of Arrangement as a whole and not to any particular Article, Section, Subsection, or other subdivision or recital hereof;

(b)

all references in this Plan of Arrangement to a designated “Article”, “Section”, “Subsection” or other subdivision or recital hereof are references to the designated Article, Section, Subsections or other subdivision or recital to, this Plan of Arrangement;

(c)

the division of this Plan of Arrangement into Article, Sections, Subsections and other subdivisions, recitals or Appendix, the inclusion of a table of contents and the insertion of headings and captions are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Plan of Arrangement or any provision hereof;

(d)	a reference to a statute in this Plan of Arrangement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments;

(e)	the word “including” is not limiting, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto; and

(f)	all references to “approval”, “authorization” or “consent” in this Plan of Arrangement means written approval, authorization or consent.

1.3	Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of any gender shall include all genders.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States and “$” refers to United States dollars.

1.6	Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in the Province of Alberta, Canada unless otherwise stipulated herein.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.

2.2	Filing of the Articles of Arrangement

The Articles of Arrangement shall be sent to the Registrar with the purpose and intent that none of the provisions of this Plan of Arrangement shall become effective unless all of the provisions of this Plan of Arrangement shall have become effective in the sequence provided for herein. The Certificate shall be conclusive evidence that the Arrangement has become effective at the Effective Time and that each of the provisions of Section 3.2 have become effective in the sequence, at the times and in the manner set out therein. If no Certificate is required to be issued by the Registrar pursuant to section 193(11) of the ABCA, the Arrangement shall become effective at the Effective Time on the date the Articles of Arrangement are sent to the Registrar pursuant to section 193(4.1) of the ABCA.

ARTICLE 3

THE ARRANGEMENT

Plan of Arrangement

3.1	This Plan of Arrangement, upon the sending of the Articles of Arrangement and the issuance of the Certificate, if any, shall become effective at, and be binding at and after, the Effective Time on:

(a)	Company;

(b)	Parent and Parent Canadian Sub;

(c)	all registered and beneficial holders of Company Common Shares, including Dissenting Shareholders; and

(d)	all other persons.

3.2

On the Effective Date, commencing at the Effective Time, the following events or transactions shall occur and be deemed to occur sequentially, in the following order in two minute increments, without any further act or formality required on the part of any person, except as expressly provided herein:

(a)

each issued and outstanding Company Common Share held by a Dissenting Shareholder immediately prior to the Effective Time shall be and shall be deemed to be transferred and assigned by such Dissenting Shareholder, without any further act or formality, to Parent Canadian Sub (free and clear of any Liens of any nature whatsoever), and:

(i)

such Dissenting Shareholder shall cease to be a holder of such Company Common Shares and to have any rights as a holder of Company Common Shares, other than to be paid the fair value of such Company Common Shares in accordance with Article 4; and

(ii)	the name of each Dissenting Shareholder shall be removed from the register of holders of Company Common Shares maintained by or on behalf of Company; and

(iii)

Parent Canadian Sub shall be the holder of all of Company Common Shares transferred in accordance with this Section 3.2(a) and the register of holders of Company Common Shares maintained by or on behalf of Company shall be revised accordingly; and

(b)

each Company Common Share (other than any Company Common Shares held by Parent, Parent Canadian Sub and any Dissenting Shareholder) shall be and shall be deemed to have been transferred and assigned without any further act or formality, to Parent Canadian Sub (free and clear of any Liens of any nature whatsoever) in exchange for the Consideration (which, in the case of the Share Consideration, shall be delivered in kind directly by the direct parent of Parent Canadian Sub to the Company Shareholders on behalf and for the benefit of Parent Canadian Sub),

(i)	such Company Shareholders shall cease to be holders of Company Common Shares and to have any rights as holders of Company Common Shares,

(ii)	the name of each such holder of Company Common Shares shall be removed from the register of holders of Company Common Shares maintained by or on behalf of Company; and

(iii)

Parent Canadian Sub shall be deemed the transferee and holder of all of Company Common Shares transferred in accordance with this Section 3.2(b) and the register of holders of Company Common Shares maintained by or on behalf of Company shall be revised accordingly.

3.3	No Liens

For greater certainty, any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens of any kind.

ARTICLE 4

DISSENT RIGHTS

4.1	Rights of Dissent

(a)

Each registered holder of Company Common Shares shall have the right to dissent with respect to the Arrangement pursuant to and in the manner set forth in Section 191 of the ABCA, as modified by this Article 4 and the Interim Order (“Dissent Rights”).

(b)

Notwithstanding Section 191(5) of the ABCA, the written notice setting forth the objection of such registered Company Shareholders to the Arrangement and exercise of Dissent Rights, must be received by Company not later than 5:00 p.m. on the Business Day that is five (5) Business Days before the Meeting or any date to which the Meeting may be postponed or adjourned.

(c)

Company Shareholders who validly exercise Dissent Rights shall be deemed to have transferred Company Common Shares held by them to Parent Canadian Sub as provided in Section 3.2(a) and if they are ultimately:

(i)

entitled to be paid fair value of such Company Common Shares, they shall: (A) be deemed not to have participated in the transactions set forth in Section 3.2 (other than Section 3.2(a)); (B) be entitled to be paid fair value for such Company Common Shares by Parent Canadian Sub, which fair value, notwithstanding anything to the contrary contained in the ABCA, (x) shall be determined as of close of business on the day before the Arrangement Resolution was adopted at the Meeting, and (y) shall be reduced by the portion of the Additional Dividend that the applicable Company Shareholder has received (or is entitled to receive), if any; and (C) not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised Dissent Rights in respect of such Company Common Shares; or

(ii)

not entitled, for any reason, to be paid fair value for their Company Common Shares, shall: (A) be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of Company Common Shares; and (B) shall be entitled to receive only the Consideration contemplated in Section 3.2(b) that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights;

(d)

In no circumstances shall Company, Parent, Parent Canadian Sub, or any other person be required to recognize a person purporting to exercise Dissent Rights: (i) unless, as of the deadline for exercising Dissent Rights (as set forth in Section 4.1(b)), such person is a registered holder of Company Common Shares in respect of which such rights are sought to be exercised; (ii) if such Company Shareholder has voted or instructed a proxyholder to vote such Company Common Shares in favour of the Arrangement Resolution; and (iii) unless such Company Shareholder has strictly complied with the procedures for exercising Dissent Rights and does not withdraw such exercise prior to the Effective Time.

(e)

For greater certainty, in no case shall Company, Parent, Parent Canadian Sub, or any other person be required to recognize Dissenting Shareholders as holders of Company Common Shares after the Effective Time and following completion of the transfer of Company Common Shares pursuant to Section 3.2(a), and the names of such Dissenting Shareholders shall be deleted from the register of holders of Company Common Shares as of the Effective Time.

(f)	In addition to any other restrictions under the Interim Order and Section 191 of the ABCA, none of the following shall be entitled to exercise Dissent Rights: (i) the Company

Shareholders who have voted or instructed a proxyholder to vote Company Common Shares in favour of the Arrangement Resolution; or (ii) any person who is not a registered Company Shareholder.

ARTICLE 5

DELIVERY OF PARENT SHARES AND OUTSTANDING CERTIFICATES

5.1	Deposit of Consideration with the Depositary

Following the receipt of the Final Order and in accordance with Section 1.11 of the Arrangement Agreement, prior to the sending of the Articles of Arrangement to the Registrar, Parent shall deposit, or cause to be deposited, in escrow with the Depositary (i) the aggregate Cash Consideration payable to former Company Shareholders pursuant to the Arrangement, and (ii) the aggregate Share Consideration in certificated or DRS Advice form required to be issued to former Company Shareholders pursuant to the Arrangement, which Consideration shall be held by the Depositary as agent and nominee for such former Company Shareholders for delivery to such former Company Shareholders in accordance with the provisions of this Article 5.

5.2	No Fractional Parent Shares; Rounding

In no event shall any holder of Company Common Shares be entitled to fractional Parent Shares. Where the aggregate number of Parent Shares to be issued to a Company Shareholder as Share Consideration pursuant to the Arrangement would result in a fraction of a Parent Share being issuable, such Company Shareholder shall receive the nearest whole number of Parent Shares. For greater certainty, where such fractional interest is greater than or equal to 0.5, the number of Parent Shares to be issued will be rounded up to the nearest whole number, and where such fractional interest is less than 0.5, the number of Parent Shares to be issued will be rounded down to the nearest whole number. In calculating such fractional interests all Company Common Shares and/or Parent Shares (as applicable) registered in the name of or beneficially held by such holder thereof or their nominee shall be aggregated. In any case where the aggregate Cash Consideration payable to a Company Shareholder under the Arrangement would, but for this provision, include a fraction of a cent, the Cash Consideration payable shall be rounded down to the nearest whole cent.

5.3	Delivery of Consideration

(a)

Upon return of a properly completed Letter of Transmittal by a registered former Company Shareholder together with the surrender to the Depositary for cancellation of a certificate or DRS Advice evidencing the surrender of such shares, that immediately before the Effective Time represented one or more outstanding Company Common Shares that were transferred to Parent Canadian Sub in exchange for the Consideration in accordance with Sections 3.2(b) and 4.1(c)(ii) hereof, as applicable, together with such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered Company Common Shares shall be entitled to receive in exchange therefore, and the Depositary shall deliver to such holder following the Effective Time, (i) the Cash Consideration that such holder is entitled to receive pursuant to the Arrangement, and (ii) a certificate or DRS Advice representing that number of Parent Shares that such holder is entitled to receive as Share Consideration pursuant to the Arrangement, less any amounts deducted or withheld therefrom in accordance with Section 5.6.

(b)

After the Effective Time and until surrendered for cancellation as contemplated by Section 5.3(a) but subject to Section 5.7, each Company Common Share shall be deemed at all times to represent only the right to receive in exchange therefor the Consideration that the holder is entitled to receive pursuant to the Arrangement and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment or distribution in connection therewith (other than as contemplated by Section 5.5).

5.4	Lost Certificates

If any certificate, that immediately prior to the Effective Time represented one or more outstanding Company Common Shares that were transferred to Parent Canadian Sub in exchange for the Consideration in accordance with Section 3.2, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the Consideration that such holder is entitled to receive pursuant to the Arrangement. When authorizing such delivery of Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to Parent and the Depositary in such amount as Parent and the Depositary may direct, or otherwise indemnify Parent and the Depositary in a manner satisfactory to Parent and the Depositary, against any claim that may be made against Parent or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

5.5	Distributions with Respect to Unsurrendered Company Common Shares

No dividend or other distribution declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be delivered to any Company Shareholder unless and until the holder shall have complied with the provisions of Section 5.3 or Section 5.4 hereof. All such dividends shall be paid or delivered to the Depositary to be held in trust for the former holder of such Company Common Shares and, subject to applicable Law, at the time of compliance with the provisions of Section 5.3 or Section 5.4 hereof, there shall, in addition to the delivery of Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Parent Shares, net of any amount deducted or withheld therefrom in accordance with Section 5.6 hereof.

5.6	Withholding Rights

Parent, Parent Canadian Sub, Company and the Depositary and their respective affiliates and agents shall be entitled to deduct and withhold from all distributions or payments otherwise payable to any former Company Shareholder, former holder of Company Compensatory Awards or other person (an “Affected Person”) such amounts as any of them is required to deduct and withhold with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Tax Law or treaty, in each case, as amended (a “Withholding Obligation”). To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the Affected Person in respect of which such deduction and withholding was made, provided that such deducted and withheld amounts are actually and reasonably timely remitted to the appropriate Taxing Authority. Parent, Parent Canadian Sub, Company and the Depositary and their respective affiliates and agents shall cooperate in good faith with one another and use their respective commercially reasonable efforts to obtain, upon request, a permitted reduction of or relief from any Withholding Obligation. Parent, Parent Canadian Sub, Company, the Depositary and their respective affiliates and agents shall also have the right to:

(a)	withhold and sell, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(b)

require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to Company, the Depositary, Parent Canadian Sub or Parent as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of Parent Shares issued or issuable to such Affected Person pursuant to the Arrangement Agreement as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other reasonable costs and expenses) sufficient to fund any Withholding Obligation. Any such sale of Parent Shares shall be effected in good faith at prevailing market prices employing commercially reasonable practices on a public market and as soon as practicable following the Effective Date. None of Parent, Parent Canadian Sub, Company, the Depositary, the Broker or their respective affiliates and agents will be liable for any loss arising out of any sale of such Parent Shares if such sale is made in accordance with this Section 5.6.

5.7	Outstanding Certificates and Cheques

To the extent that a former Company Shareholder shall not have complied with the provisions of Section 5.3 or Section 5.4 hereof on or before the day prior to the third anniversary of the Effective Date, such holder and all certificates or DRS Advice representing such Company Common Shares shall cease to have or represent any right or claim of any kind or nature against Parent, Parent Canadian Sub or Company to the Consideration. The Consideration to which such former Company Shareholder was entitled (together with any distributions paid in trust to the Depositary pursuant to Section 5.5), shall be paid or delivered by the Depositary to or as directed by Parent and certificates representing Parent Shares forming the Share Consideration shall be cancelled by Parent. Any payment made by way of cheque by the Depositary pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or after the third anniversary of the Effective Date, and any right or claim to payment hereunder that remains outstanding on the third anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to Parent or Parent Canadian Sub, as applicable, for no consideration.

5.8	Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Company Common Shares issued and outstanding immediately prior to the Effective Time; (ii) the rights and obligations of the registered holders of Company Common Shares, and Company, Parent, Parent Canadian Sub, the Depositary and any transfer agent or other depositary in relation thereto, shall be solely as provided for in this Plan of Arrangement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Company Common Shares; shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 6

AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)

Parent and Company reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided, however, that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by Parent and Company; (iii) filed with the Court and, if made following the Meeting, approved by the Court; and (iv) communicated to holders of Company Common Shares if and as required by the Court.

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Company at any time prior to the Meeting; provided, however, that Parent shall have consented thereto in writing, acting reasonably, with or without any other prior notice or communication, and, if so proposed and accepted in the manner contemplated and to the extent required by the Arrangement Agreement by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement made following the Meeting shall be effective only if: (i) it is consented to in writing by each of Parent and Company (each acting); (ii) it is filed with and approved by the Court (other than amendments contemplated in Section 6.1(d), which shall not require such filing or approval); and (iii) if required by the Court, it is consented to by holders of Company Common Shares voting in the manner directed by the Court.

(d)

Any amendment, modification or supplement to this Plan of Arrangement may be made by Company and Parent, including following the Effective Time, without the approval of or communication to the Court or the Company Shareholders, provided that it concerns a matter which, in the reasonable opinion of Company and Parent, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any current or former Company Shareholder.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 7

FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Company, Parent and Parent Canadian Sub shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

Annex B

CERTIFICATE OF SECOND AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHORD ENERGY CORPORATION

[DATE]

Chord Energy Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Chord Energy Corporation. The Certificate of Incorporation of the Corporation was originally filed on February 25, 2010 and subsequently amended and restated by the Amended and Restated Certificate of Incorporation on November 19, 2020 and amended on July 1, 2022 (collectively, the “Current Certificate of Incorporation”).

SECOND: The first sentence of the first paragraph (a) of Article FOURTH of the Current Certificate of Incorporation is hereby amended and restated as follows:

“Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is 245,000,000 shares of capital stock, classified as (i) 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) 240,000,000 shares of common stock, par value $0.01 per share (“Common Stock”).”

THIRD: Except as provided above, the Current Certificate of Incorporation is unchanged and remains in full force and effect.

FOURTH: The foregoing amendments were duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Second Amendment has been executed by a duly authorized officer of the Corporation as of the date first written above.

CHORD ENERGY CORPORATION

By:
Name:
Title:

Annex C

Opinion of Citigroup Global Markets Inc.

February 21, 2024

The Board of Directors

Chord Energy Corporation

1001 Fannin Street, Suite 1500

Houston, Texas 77002

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Chord Energy Corporation (“Chord”) of the Consideration (defined below) to be paid by Chord pursuant to the terms and subject to the conditions set forth in an Arrangement Agreement (the “Agreement”) proposed to be entered into among Chord, Spark Acquisition ULC, a wholly owned subsidiary of Chord (“Merger Sub”), and Enerplus Corporation (“Enerplus”). As more fully described in the Agreement, Merger Sub will acquire the outstanding common shares in the capital of Enerplus (“Enerplus Common Shares”) in a business combination by way of a plan of arrangement under the Business Corporations Act (Alberta) (the “Arrangement”) for per share consideration consisting of (i) 0.10125 of a share of the common stock, par value $0.01 per share, of Chord (“Chord Common Stock” and, such fraction of a share of Chord Common Stock, the “Stock Consideration”) and (ii) $1.84 in cash (such cash amount, the “Cash Consideration” and, together with the Stock Consideration, the “Consideration”), subject to certain adjustments (as to which adjustments we express no opinion) as set forth in the Agreement. The terms and conditions of the Arrangement are more fully set forth in the Agreement.

In arriving at our opinion, we reviewed a draft, dated February 21, 2024, of the Agreement and held discussions with certain senior officers, directors and other representatives of Chord and certain senior officers and other representatives of Enerplus concerning the businesses, operations and prospects of Chord and Enerplus. We reviewed certain publicly available and other business and financial information relating to Chord and Enerplus provided to or discussed with us by the managements of Chord and Enerplus, including certain financial forecasts and other information and data relating to Chord and Enerplus, and future commodity price estimates and assumptions, prepared by the management of Chord. We also reviewed certain information and data provided to or discussed with us by the management of Chord relating to potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such management to result from the Arrangement. We reviewed the financial terms of the Arrangement as set forth in the Agreement in relation to, among other things: current and historical market prices of Chord Common Stock and Enerplus Common Shares; the financial condition and certain historical and projected financial and operating data of Chord and Enerplus; and the capitalization of Chord and Enerplus. We also reviewed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations we considered relevant in evaluating those of Chord and Enerplus and we further reviewed, to the extent publicly available, financial terms of certain other transactions which we considered relevant in evaluating the Arrangement. We further reviewed certain potential pro forma financial effects of the Arrangement utilizing the financial forecasts and other information and data and potential strategic implications and financial and operational benefits referred to above. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements and other representatives of Chord and Enerplus that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data, including future commodity price estimates and assumptions, that we have been directed to utilize in our analyses, we have been advised by the management of Chord and we have assumed, with your consent, that they have been reasonably

The Board of Directors

Chord Energy Corporation

February 21, 2024

prepared on bases reflecting the best currently available estimates and judgments of the management of Chord as to, and are a reasonable basis upon which to evaluate, the future financial performance of Chord and Enerplus, the potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such management to result from, and other potential pro forma financial effects of, the Arrangement and the other matters covered thereby. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which they are based) provided to or otherwise reviewed by or discussed with us and we have assumed, with your consent, that the financial results, including with respect to the potential strategic implications and financial and operational benefits anticipated to result from the Arrangement, reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.

We have relied, at your direction, upon the assessments of the managements of Chord and Enerplus, as the case may be, as to, among other things, (i) the oil, natural gas and natural gas liquids reserves, reservoir characteristics, undeveloped well inventory, drilling and well development, gathering and transportation and other exploration, development and production activities, as applicable, of Chord and Enerplus, including related costs and expenditures and capital funding requirements, (ii) the potential impact on Chord and Enerplus of macroeconomic, geopolitical, market, competitive, seasonal and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil, natural gas and natural gas liquids industry, including with respect to the geographic regions and basins in which Chord and Enerplus operate, environmental regulations and commodity pricing and supply and demand for oil, natural gas and natural gas liquids, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (iii) existing and future agreements and other arrangements involving, and the ability to attract, retain and/or replace, key employees, customers, service providers, derivatives counterparties and other commercial relationships of Chord and Enerplus, and (iv) the ability of Chord to integrate the operations of Chord and Enerplus and to realize the potential strategic implications and financial and operational benefits as contemplated and as to tax matters relating to Chord and Enerplus both on a standalone and pro forma basis. We have assumed, with your consent, that there will be no developments with respect to any such matters, any pre-closing restructurings or entity dissolutions involving Enerplus or adjustments to the Consideration that would have an adverse effect on Chord, Enerplus or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

We have not made or, except for certain reserve reports relating to Chord and Enerplus, been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Chord, Enerplus or any other entity nor have we made any physical inspection of the properties or assets of Chord, Enerplus or any other entity. We express no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof and associated expenditures), of any properties of Chord, Enerplus or any other entity. We have not evaluated the solvency or fair value of Chord, Enerplus or any other entity under any state, federal, provincial or other laws relating to bankruptcy, insolvency or similar matters. We also express no view or opinion as to any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent decrees or other orders, audits or investigations or the potential impact thereof on Chord, Enerplus or any other entity or the Arrangement.

We have assumed, with your consent, that the Arrangement will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or

The Board of Directors

Chord Energy Corporation

February 21, 2024

amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Arrangement or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on Chord, Enerplus or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. Representatives of Chord have advised us, and we also have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. Our opinion, as set forth herein, relates to the relative values of Chord and Enerplus (taking into account the Cash Consideration). We are not expressing any view or opinion as to the actual value of Chord Common Stock when issued in connection with the Arrangement or the prices at which Chord Common Stock, Enerplus Common Shares or any other securities Chord or Enerplus may trade or otherwise be transferable at any time, including following the announcement or consummation of the Arrangement. We also are not expressing any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Arrangement or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Chord, Enerplus or the Arrangement (including the contemplated benefits thereof), and we have relied, with your consent, upon the assessments of representatives of Chord as to such matters.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to Chord of the Consideration (to the extent expressly specified herein), and does not address any other terms, aspects or implications of the Arrangement, including, without limitation, the form or structure of the Arrangement, any regular or additional dividends contemplated by the Agreement, adjustments to the Consideration, pre-closing restructurings or entity dissolutions or any other terms, aspects or implications of any agreement, arrangement or understanding to be entered into in connection with or contemplated by the Arrangement or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Chord to effect or enter into the Arrangement, the relative merits of the Arrangement as compared to any alternative business strategies that might exist for Chord or the effect of any other transaction that Chord might engage in or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Arrangement, or any class of such persons, relative to the Consideration or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the industries in which Chord and Enerplus operate (including commodity prices related to such industries) and the securities of Chord and Enerplus have experienced and may continue to experience volatility and disruptions, and we express no view or opinion as to any potential effects of such volatility or disruptions on Chord, Enerplus or the Arrangement (including the contemplated benefits thereof).

Citigroup Global Markets Inc. has acted as financial advisor to Chord in connection with the proposed Arrangement and will receive a fee for such services, of which a portion is payable upon the delivery of this opinion and the principal portion is contingent upon consummation of the Arrangement. We also may be entitled to an additional fee for such services payable at the discretion of Chord. In addition, Chord has agreed to reimburse our expenses and to indemnify us against certain liabilities arising from our engagement.

As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Chord and/or certain of

The Board of Directors

Chord Energy Corporation

February 21, 2024

its affiliates unrelated to the proposed Arrangement, for which services we and our affiliates have received and expect to receive compensation, including, during the past approximately two years, having acted or acting as a lender under a credit facility of an affiliate of Chord. Although we and our affiliates have not provided investment banking, commercial banking or other similar financial services during the past two years to Enerplus for which services we or our affiliates have received or expect to receive compensation, we and our affiliates in the future may provide such services to Enerplus and/or its affiliates for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of Chord, Enerplus and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Chord, Enerplus and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Chord (in its capacity as such) in its evaluation of the proposed Arrangement. Our opinion is not intended to be and does not constitute a recommendation as to how the Board of Directors of Chord or any securityholder should vote or act on any matters relating to the proposed Arrangement or otherwise.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration to be paid by Chord pursuant to the Agreement is fair, from a financial point of view, to Chord.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

CHORD ENERGY CORPORATION 1001 FANNIN STREET, SUITE 1500 HOUSTON, TX 77002

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on May 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/CHRD2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on May 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V41716-S86750       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHORD ENERGY CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1.

The Stock Issuance Proposal – to approve the issuance of shares of common stock of Chord Energy Corporation (“Chord”) to Enerplus Corporation’s (“Enerplus”) shareholders in connection with the transaction whereby Chord will acquire all of the issued and outstanding Enerplus common shares pursuant to a plan of arrangement with Enerplus becoming a wholly-owned subsidiary of Chord (the “stock issuance proposal”).

	☐	☐	☐

2.

Charter Amendment Proposal – to approve the amendment to the Amended and Restated Certificate of Incorporation, as amended, of Chord to increase the number of authorized shares of common stock from 120,000,000 shares to 240,000,000 shares.

	☐	☐	☐

3.

The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement, dated February 21, 2024, by and among Chord, Spark Acquisition ULC and Enerplus.

	☐	☐	☐

NOTE: To transact such other business as may properly come before the Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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V41717-S86750

CHORD ENERGY CORPORATION

Special Meeting of Stockholders

May 14, 2024, at 9:00 AM Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard N. Robuck and Shannon B. Kinney, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Chord Energy Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held entirely online at the following website:www.virtualshareholdermeeting.com/CHRD2024SM, on Tuesday, May 14, 2024, at 9:00 AM Central Time, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” ITEMS 1, 2 AND 3. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

Continued and to be signed on reverse side